      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 9, 1996


                                                       REGISTRATION NO. 333-4338
- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                                AMENDMENT NO. 2
                                       TO
                                    FORM S-1
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                             ---------------------
                       GRAY COMMUNICATIONS SYSTEMS, INC.
           (EXACT NAME OF CO-REGISTRANT AS SPECIFIED IN ITS CHARTER)

          GEORGIA                       4833                      58-0285030
      (State or other             (Primary Standard            (I.R.S. Employer
      jurisdiction of                Industrial             Identification Number)
     incorporation or        Classification Code Number)
       organization)

                          126 NORTH WASHINGTON STREET
                             ALBANY, GEORGIA 31701
                                 (912) 888-9390
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                        SUBSIDIARY GUARANTOR REGISTRANTS

    EXACT NAME OF
SUBSIDIARY GUARANTOR                 PRIMARY STANDARD      I.R.S
    REGISTRANT AS                       INDUSTRIAL        EMPLOYER
  SPECIFIED IN ITS       STATE OF     CLASSIFICATION    IDENTIFICATION
       CHARTER         INCORPORATION    CODE NUMBER        NUMBER
- ---------------------  ------------  -----------------  ------------
The Albany Herald
 Publishing Company,
 Inc.................  Georgia                2711       58-1020695
The Rockdale Citizen
 Publishing
 Company.............  Georgia                2711       58-2113856
WALB-TV, Inc.........  Georgia                4833       58-1048743
WJHG-TV, Inc.........  Georgia                4833       59-1233914
Gray Real Estate &
 Development
 Company.............  Georgia                6519       58-1653626
WKXT Licensee
 Corp................  Delaware               4833      Applied For
WCTV Operating
 Corp................  Georgia                4833      Applied For
WKXT-TV, Inc.........  Georgia                4833      Applied For
Gray Television
 Management, Inc.....  Delaware               4833      Applied For

    EXACT NAME OF
SUBSIDIARY GUARANTOR                 PRIMARY STANDARD      I.R.S
    REGISTRANT AS                       INDUSTRIAL        EMPLOYER
  SPECIFIED IN ITS       STATE OF     CLASSIFICATION    IDENTIFICATION
       CHARTER         INCORPORATION    CODE NUMBER        NUMBER
- ---------------------  ------------  -----------------  ------------

Gray Kentucky
 Television, Inc.....  Georgia                4833       61-1267738
The Southwest Georgia
 Shopper, Inc........  Georgia                2741       58-2135527
WRDW-TV, Inc.........  Georgia                4833       58-2165671
KTVE Inc.............  Arkansas               4833       71-0327940
Gray Transportation
 Company, Inc........  Georgia                4700       58-1162362
WALB Licensee
 Corp................  Delaware               4833      Applied For
WJHG Licensee
 Corp................  Delaware               4833      Applied For
WKYT Licensee
 Corp................  Delaware               4833      Applied For
WRDW Licensee
 Corp................  Delaware               4833      Applied For
WYMT Licensee
 Corp................  Delaware               4833      Applied For


                           --------------------------
                            WILLIAM A. FIELDER, III
                          126 NORTH WASHINGTON STREET
                             ALBANY, GEORGIA 31701
                                 (912) 434-8732
 (Name, address, including zip code, and telephone number, including area code, of agent for service)
                         ------------------------------
                          COPIES OF COMMUNICATIONS TO:

          Henry O. Smith III, Esq.                        Daniel J. Zubkoff, Esq.
    Proskauer Rose Goetz & Mendelsohn LLP                 Cahill Gordon & Reindel
                1585 Broadway                                 80 Pine Street
          New York, New York 10036                       New York, New York 10005
               (212) 969-3000                                 (212) 701-3000

                           --------------------------

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
 AS SOON AS PRACTICABLE AFTER THE EFFECTIVENESS OF THIS REGISTRATION STATEMENT.
                           --------------------------

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. / /

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /
- ----------------

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. / /
- ----------------

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /
                           --------------------------

    THE CO-REGISTRANTS HEREBY AMEND THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE CO-REGISTRANTS SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                       GRAY COMMUNICATIONS SYSTEMS, INC.
                             CROSS-REFERENCE SHEET
                  (PURSUANT TO ITEM 501(B) OF REGULATION S-K)

                          ITEM NUMBER AND CAPTION                           CAPTION OR LOCATION IN PROSPECTUS
           -----------------------------------------------------  -----------------------------------------------------
 1.        Forepart of the Registration Statement and Outside     Outside Front Cover Page of Prospectus and Outside
           Front Cover Page of Prospectus.......................  Front Cover Page

 2.        Inside Front and Outside Back Cover Pages of
           Prospectus...........................................  Inside Front Cover Page; Available Information

 3.        Summary Information, Risk Factors and Ratio of         Prospectus Summary; Risk Factors; Selected Historical
           Earnings to Fixed Charges............................  Financial Data

 4.        Use of Proceeds......................................  Prospectus Summary; The Phipps Acquisition, the KTVE
                                                                  Sale and the Financing

 5.        Determination of Offering Price......................  Not Applicable

 6.        Dilution.............................................  Not Applicable

 7.        Selling Security Holders.............................  Not Applicable

 8.        Plan of Distribution.................................  Outside Front Cover Page; Underwriting

 9.        Description of Securities to be Registered...........  Outside Front Cover Page; Description of the Notes

10.        Interests of Named Experts and Counsel...............  Not Applicable

11.        Information with Respect to the Registrant...........  Prospectus Summary; The Phipps Acquisition, the KTVE
                                                                  Sale and the Financing; Capitalization; Pro Forma
                                                                  Financial Data; Selected Historical Financial Data;
                                                                  Management's Discussion and Analysis of Financial
                                                                  Condition and Results of Operations; Business;
                                                                  Management; Security Ownership of Certain Beneficial
                                                                  Owners and Management; Certain Relationships and
                                                                  Related Transactions; Description of Certain
                                                                  Indebtedness

12.        Disclosure of Commission Position on Indemnification
           for Securities Act Liabilities.......................  Not Applicable

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

PROSPECTUS                   SUBJECT TO COMPLETION

                               DATED JULY 9, 1996

GRAY
COMMUNICATIONS SYSTEMS, INC.
$150,000,000
   % SENIOR SUBORDINATED NOTES DUE 2006
INTEREST PAYABLE        AND

ISSUE PRICE:      %

The    % Senior Subordinated Notes due 2006 (the "Notes") are being offered
(this "Offering") by Gray Communications Systems, Inc. (the "Company"). Concurrently herewith, the Company is offering (the "Concurrent Offering") 3,500,000 shares of its Class B Common Stock, no par value (the "Class B Common Stock"). The Concurrent Offering is being made by separate prospectus. The closing of this Offering is conditioned upon the consummation of the Concurrent Offering.


The Notes will be guaranteed, jointly and severally, fully and unconditionally by: Gray Kentucky Television, Inc., Gray Real Estate & Development Company, KTVE Inc., The Albany Herald Publishing Company, Inc., The Rockdale Citizen Publishing Company, The Southwest Georgia Shopper, Inc., WALB-TV, Inc., WJHG-TV, Inc., WRDW-TV, Inc., Gray Transportation Company, Inc., WALB Licensee Corp., WJHG Licensee Corp., WKYT Licensee Corp., WRDW Licensee Corp., WYMT Licensee Corp., WKXT Licensee Corp., WCTV Operating Corp., WKXT-TV, Inc. and Gray Television Management, Inc. (collectively, the "Subsidiary Guarantors"). The Subsidiary Guarantors constitute all of the Company's subsidiaries.


The Company expects to use the net proceeds of this Offering, together with the proceeds of the Concurrent Offering and certain other funds, to consummate the Phipps Acquisition (as defined) and to repay certain indebtedness. If the Phipps
Acquisition is not consummated prior to            , 1996, the Company will be
required to redeem (the "Special Redemption") the Notes on or prior to
           , 1996 (the "Special Redemption Date") at a redemption price (the "Special Redemption Price") equal to 101% of the principal amount of the Notes plus accrued and unpaid interest to the Special Redemption Date. At any time
prior to            , 1996, if the Phipps Acquisition has not been consummated, the Company may, at its option, redeem the Notes, in whole but not in part, at a redemption price equal to 101% of the principal amount thereof plus accrued and unpaid interest to the date fixed for redemption.

The Notes mature on            , 2006, unless previously redeemed. Interest on
the Notes is payable semiannually on         and            , commencing
           , 1996. The Notes are redeemable, in whole or in part, at the option
of the Company at any time on or after            , 2001, at the redemption
prices set forth herein, plus accrued and unpaid interest to the date fixed for
redemption. In addition, at any time prior to            1999, the Company, at
its option, may redeem up to 35% of the aggregate principal amount of the Notes originally issued with the cash proceeds received by the Company from one or more Public Equity Offerings (as defined), other than the Concurrent Offering,
at any time or from time to time, at a redemption price equal to     % of the
principal amount thereof, plus accrued and unpaid interest to the date fixed for redemption; PROVIDED, HOWEVER, that at least $97.5 million in aggregate principal amount of the Notes remain outstanding immediately after any such redemption. Upon a Change of Control (as defined), the Company has the obligation to offer to purchase all outstanding Notes at a price equal to 101% of the principal amount thereof, plus accrued and unpaid interest to the date of purchase.


The Notes are general unsecured obligations of the Company and are subordinated in right of payment to all existing and future Senior Debt (as defined) of the Company, including all indebtedness of the Company under the Senior Credit Facility (as defined). The Company does not currently have, and does not currently intend to issue, significant indebtedness to which the Notes would be senior. The Subsidiary Guarantees (as defined) are general unsecured obligations of the Subsidiary Guarantors and are subordinated in right of payment to all existing and future Guarantor Senior Debt (as defined) of the Subsidiary Guarantors. As of March 31, 1996, on a pro forma basis after giving effect to this Offering, the Concurrent Offering and the other transactions described herein, the Company would have had approximately $193.0 million of indebtedness outstanding, of which $43.0 million would be Senior Debt. There is currently no trading market for the Notes and the Company does not intend to list the Notes on any securities exchange.



SEE "RISK FACTORS" ON PAGE 17 FOR A DISCUSSION OF CERTAIN INFORMATION THAT SHOULD BE CONSIDERED BY PROSPECTIVE INVESTORS.


THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAS THE SECURITIES
AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
- --------------------------------------------------------------------------------

                                                                          PRICE TO     UNDERWRITING      PROCEEDS TO
                                                                          PUBLIC (1)   COMPENSATION (2)  COMPANY (3)
- ---------------------------------------------------------------------------------------------------------------------
Per Note                                                                  %            %                 %
- ---------------------------------------------------------------------------------------------------------------------
Total                                                                     $            $                 $
- ---------------------------------------------------------------------------------------------------------------------

(1) Plus accrued interest, if any, from the date of issuance.
(2) The Company and the Subsidiary Guarantors have agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the "Securities Act"). See "Underwriting."
(3) Before deducting expenses payable by the Company estimated at $     .

The Notes are being offered by the Underwriters, subject to prior sale, when, as and if delivered to and accepted by the Underwriters, and subject to approval of certain legal matters by Cahill Gordon & Reindel, counsel for the Underwriters, and certain other conditions. The Underwriters reserve the right to withdraw, cancel or modify such offer and to reject orders in whole or in part. It is expected that delivery of the Notes will be made against payment therefor on or
about            , 1996, at the offices of J.P. Morgan Securities Inc., 60 Wall
Street, New York, New York.

J.P. MORGAN & CO.
                     ALLEN & COMPANY
                   INCORPORATED
                                             THE ROBINSON-HUMPHREY COMPANY, INC.

           , 1996

IN CONNECTION WITH THIS OFFERING, THE UNDERWRITERS MAY OVER-ALLOT OR EFFECT TRANSACTIONS WHICH STABILIZE OR MAINTAIN THE MARKET PRICE OF THE NOTES AT A LEVEL ABOVE THAT WHICH MIGHT OTHERWISE PREVAIL IN THE OPEN MARKET. SUCH STABILIZING, IF COMMENCED, MAY BE DISCONTINUED AT ANY TIME.

No person has been authorized to give any information or to make any representation other than those contained in this Prospectus and, if given or made, such information or representation must not be relied upon as having been authorized by the Company or by any of the Underwriters. This Prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, the Notes in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of the Company since the date hereof.

                               TABLE OF CONTENTS

                                                     PAGE
Available Information...........................           3
Prospectus Summary..............................           4
Risk Factors....................................          17
The Phipps Acquisition, the KTVE Sale
    and the Financing...........................          23
Capitalization..................................          26
Pro Forma Financial Data........................          27
Selected Historical Financial Data..............          39
Management's Discussion and Analysis of
    Financial Condition and Results of
    Operations..................................          43

                                                     PAGE
Business........................................          56
Management......................................          82
Security Ownership of Certain Beneficial
    Owners and Management.......................          88
Certain Relationships and Related Transactions..          89
Description of Certain Indebtedness.............          91
Description of the Notes........................          92
Underwriting....................................         114
Legal Matters...................................         114
Experts.........................................         114
Index to Consolidated Financial Statements......         F-1

                             AVAILABLE INFORMATION

The Company has filed with the Securities and Exchange Commission (the "Commission") a Registration Statement on Form S-1 (the "Registration Statement") under the Securities Act. This Prospectus does not contain all of the information set forth in the Registration Statement and the schedules and exhibits thereto. For further information with respect to the Company and the Notes, reference is hereby made to the Registration Statement and to the schedules and exhibits thereto. Statements contained in this Prospectus as to the contents of any contract or other document referred to herein are not necessarily complete and where such contract or other document is an exhibit to the Registration Statement, each such statement is qualified in all respects by the provisions of such exhibit, to which reference is hereby made for a full statement of the provisions thereof.

The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and, in accordance therewith, files reports, proxy statements and other information with the Commission. Such Registration Statements, reports, proxy statements and other information filed by the Company with the Commission may be inspected and copied at the public reference facilities of the Commission at its principal office at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's regional offices at Seven World Trade Center, 13th Floor, New York, New York 10048 and at Room 3190, Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60061. Copies of each such document may be obtained at prescribed rates from the Public Reference Section of the Commission at its principal office at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549. The Company is required under the terms of the Indenture to furnish the holders of the Notes with copies of the annual reports and other reports and information required by Sections 13 and 15(d) of the Exchange Act for so long as any Notes remain outstanding.

The Company currently has outstanding Class A common stock, no par value (the "Class A Common Stock"), which is listed on the New York Stock Exchange (the "NYSE"). Reports, proxy statements and other information concerning the Company can be inspected at the offices of the NYSE, 20 Broad Street, New York, New York 10005. Prior to the closing of the Concurrent Offering, the Company intends to amend its Articles of Incorporation in order to provide that holders of the Class B Common Stock will be entitled to one vote per share and holders of the Class A Common Stock will be entitled to 10 votes per share.

                               PROSPECTUS SUMMARY


THE FOLLOWING INFORMATION IS QUALIFIED IN ITS ENTIRETY BY, AND SHOULD BE READ IN CONJUNCTION WITH, THE MORE DETAILED INFORMATION AND FINANCIAL STATEMENTS APPEARING ELSEWHERE IN THIS PROSPECTUS. AS USED HEREIN, UNLESS THE CONTEXT OTHERWISE REQUIRES, THE "COMPANY" MEANS GRAY COMMUNICATIONS SYSTEMS, INC. AND ITS SUBSIDIARIES. THE COMPANY HAS NOT YET CONSUMMATED THE PHIPPS ACQUISITION OR THE KTVE SALE (AS DEFINED) AND THERE CAN BE NO ASSURANCE THAT THE PHIPPS ACQUISITION OR THE KTVE SALE WILL BE CONSUMMATED. HOWEVER, EXCEPT WITH RESPECT TO HISTORICAL FINANCIAL STATEMENTS AND UNLESS THE CONTEXT INDICATES OTHERWISE, THE PHIPPS BUSINESS (AS DEFINED) IS INCLUDED IN, AND KTVE (AS DEFINED) IS EXCLUDED FROM, THE DESCRIPTION OF THE COMPANY. SEE "THE PHIPPS ACQUISITION, THE KTVE SALE AND THE FINANCING." UNLESS OTHERWISE INDICATED, THE INFORMATION IN THIS PROSPECTUS ASSUMES THAT THE UNDERWRITERS' OVER-ALLOTMENT OPTION GRANTED BY THE COMPANY TO THE UNDERWRITERS IN THE CONCURRENT OFFERING IS NOT EXERCISED. ALL INFORMATION IN THIS PROSPECTUS HAS BEEN ADJUSTED TO GIVE EFFECT TO A 3-FOR-2 SPLIT OF THE CLASS A COMMON STOCK, EFFECTED IN THE FORM OF A STOCK DIVIDEND DECLARED ON OCTOBER 2, 1995. UNLESS OTHERWISE INDICATED, ALL STATION RANK, IN-MARKET SHARE AND TELEVISION HOUSEHOLD DATA IN THIS PROSPECTUS ARE DERIVED FROM THE NIELSEN STATION INDEX, VIEWERS IN PROFILE, DATED NOVEMBER 1995, AS PREPARED BY A.C. NIELSEN COMPANY ("NIELSEN").


                                  THE COMPANY


The Company owns and operates seven network-affiliated television stations in medium-size markets in the southeastern United States, six of which are ranked number one in their respective markets. Five of the stations are affiliated with the CBS Television Network, a division of CBS, Inc. ("CBS") and two are affiliated with the NBC Television Network, a division of the National Broadcasting Company, Incorporated ("NBC"). In connection with the Phipps Acquisition (described below), the Company will be required under current regulations of the Federal Communications Commission (the "FCC") to divest its NBC affiliates in Albany, Georgia and Panama City, Florida. For a discussion of the Company's plans regarding such divestiture, see "Risk Factors -- FCC Divestiture Requirement" and "The Phipps Acquisition, the KTVE Sale and the Financing." The Company also owns and operates three daily newspapers, two weekly, advertising only publications ("shoppers"), and a paging business, all located in the Southeast. The Company derives significant operating advantages and cost saving synergies through the size of its television station group and the regional focus of its television and publishing operations. These advantages and synergies include (i) sharing television production facilities, equipment and regionally oriented programming, (ii) the ability to purchase television programming for the group as a whole, (iii) negotiating network affiliation agreements on a group basis and (iv) purchasing newsprint and other supplies in bulk. In addition, the Company believes that its regional focus can provide advertisers with an efficient network through which to advertise in the fast-growing Southeast.


In 1993, after the acquisition of a large block of Class A Common Stock by a new investor, the Company implemented a strategy to foster growth through strategic acquisitions. Since 1994, the Company's significant acquisitions have included three television stations and two newspapers, all located in the Southeast. As a result of the Company's acquisitions and in support of its growth strategy, the Company has added certain key members of management and has greatly expanded its operations in the television broadcasting and newspaper publishing businesses.


In January 1996, the Company acquired (the "Augusta Acquisition") WRDW-TV ("WRDW"), a CBS affiliate serving Augusta, Georgia (the "Augusta Business"). In December 1995, the Company entered into an asset purchase agreement to acquire (the "Phipps Acquisition") two CBS-affiliated stations, WCTV-TV ("WCTV") serving Tallahassee, Florida/Thomasville, Georgia and WKXT-TV ("WKXT") in Knoxville, Tennessee, a satellite broadcasting business and a paging business (collectively, the "Phipps Business"). The Company believes that the Phipps Acquisition will further enhance the Company's position as a major regional television broadcaster and is highly attractive for a number of reasons, including (i) the stations' strategic fit in the Southeast, (ii) WCTV's leading station market position and WKXT's significant growth potential, (iii) strong station broadcast cash flows, (iv) opportunities for revenue growth utilizing the Company's extensive management expertise with medium-size stations and (v) opportunities for synergies between WCTV and WKXT and the Company's existing stations with regard to revenue enhancement and cost controls. The consummation of the Phipps Acquisition is currently expected to occur by September 1996, although there can be no assurance with respect thereto.

In May 1996, the Company entered into an agreement to sell (the "KTVE Sale") KTVE, Inc. ("KTVE") serving Monroe, Louisiana/El Dorado, Arkansas for approximately $9.5 million in cash plus the amount of the accounts receivable on the date of the closing, which is expected to occur by September 1996, although there can be no assurance with respect thereto.



For the year ended December 31, 1995, on a pro forma basis, the Company had net revenues, Media Cash Flow (the sum of broadcast cash flow, publishing cash flow and paging cash flow), operating cash flow and net (loss) of $90.6 million, $30.3 million, $28.1 million and $(3.8) million, respectively. For the three months ended March 31, 1996, on a pro forma basis, the Company had net revenues, Media Cash Flow, operating cash flow and net (loss) of $22.5 million, $7.6 million, $6.8 million and $(810,000), respectively. Net revenues, Media Cash Flow and operating cash flow on a pro forma basis for the year ended December 31, 1995 increased 148.2%, 188.4% and 227.9%, respectively, while net income decreased 238.7% from the historical amounts for the year ended December 31, 1994. Net revenues, Media Cash Flow and operating cash flow on a pro forma basis for the three months ended March 31, 1996 increased 71.2%, 110.7% and 119.1%, respectively, while net income decreased 300.5% from the historical amounts for the three months ended March 31, 1995.


The following table sets forth certain information for each of the Company's television stations.


          ------------------------------------------------------------------------------------------------------------------
                                                                                                    PRO FORMA
                                                                                     ---------------------------------------
                                                                          IN-MARKET
                                                                            SHARE    YEAR ENDED DECEMBER  THREE MONTHS ENDED
                                                                 STATION     OF           31, 1995          MARCH 31, 1996
                                                                    RANK  HOUSEHOLDS -------------------  ------------------
          NETWORK                    YEAR       DMA  CHANNEL/         IN   VIEWING         NET  OPERATING      NET  OPERATING
STATION   AFFILIATION    MARKET   ACQUIRED  RANK(1)  FREQUENCY    DMA(2)     TV       REVENUES  INCOME(6) REVENUES  INCOME(6)
- --------  -------   ------------- -------  --------  ---------  --------  ---------  ---------  --------  --------  --------
                                                                                       (IN THOUSANDS)       (IN THOUSANDS)
WKYT        CBS     Lexington, KY    1994       68   27/UHF(3)         1        33%    $15,553    $5,247    $3,823    $1,130
WYMT        CBS        Hazard, KY    1994       68   57/UHF(3)       1(4)        24      3,721       831     1,042       230
WRDW        CBS       Augusta, GA    1996      111   12/VHF            1         36      8,888     1,853     2,080       482
WALB (5)    NBC        Albany, GA    1954      152   10/VHF            1         80      9,445     4,795     2,340     1,098
                     Panama City,
WJHG (5)    NBC                FL    1960      159    7/VHF            1         53      3,843       270     1,099       150
PHIPPS
 ACQUISITION
WKXT        CBS     Knoxville, TN               62    8/VHF            3         22      9,269     2,479     1,973       253
                     Tallahassee,
WCTV        CBS               FL/              116    6/VHF            1         60     11,862     3,953     2,801       835
                     Thomasville,
                               GA


- ------------------------------
(1) Ranking of designated market area as defined by Nielsen ("DMA") served by a station among all DMAs is measured by the number of television households within the DMA based on the November 1995 Nielsen estimates.

(2) Represents station rank in DMA as determined by November 1995 Nielsen estimates of the number of television sets tuned to the Company's station as a percentage of the number of television sets in use in the market for the Sunday through Saturday 6 a.m. to 2 a.m. time period.


(3)  All stations in the market are UHF stations.


(4) The market area served by WYMT is an 18-county trading area, as defined by Nielsen, and is included in the Lexington, Kentucky DMA. WYMT's station rank is based upon its position in the 18-county trading area.


(5) The Company will be required under current FCC regulations to divest WALB and WJHG in connection with the Phipps Acquisition. For a discussion of the Company's plans, see "Risk Factors-FCC Divestiture Requirement" and "The Phipps Acquisition, the KTVE Sale and the Financing."


(6) Represents pro forma income before miscellaneous income (expense), allocation of corporate overhead, interest expense and income taxes.



The Company's three newspapers, THE ALBANY HERALD, THE ROCKDALE CITIZEN and the GWINNETT DAILY POST and two shoppers, had net revenues and operating income (income before miscellaneous income (expense), allocation of corporate overhead, interest expense and income taxes) of $21.9 million and $660,000, respectively, for the year ended December 31, 1995, and $5.6 million and $402,000 for the three months ended March 31, 1996, respectively. The satellite broadcasting business and paging business, which are a part of the Phipps Business, had net revenues and operating income (income before miscellaneous income (expense), allocation of corporate overhead, interest expense and income taxes) of $6.2 million and $542,000 for the year ended December 31, 1995 and $1.8 million and $242,000 for the three months ended March 31, 1996, respectively.

BUSINESS STRATEGY

The Company's business strategy includes the following key elements:

    - STRONG LOCAL PRESENCE. Each of the Company's television stations seeks to achieve a distinct identity through its emphasis on local programming. A key objective is to build audience loyalty through the development of a strong local news franchise. Strong local news generates high viewership and results in higher ratings both for programs preceding and following the news, which increases revenues and Media Cash Flow.

    - REGIONAL FOCUS. The Company believes its regional focus has competitive advantages, including the ability to purchase and produce programming that can be used by multiple Company-owned stations as well as the opportunity to sell advertising on multiple stations as a single buy. In addition, the proximity of the Company's operations allows the sharing of equipment, management and marketing expertise.

    - TARGETED MARKETING. The Company seeks to increase its advertising revenues and Media Cash Flow by expanding existing relationships with local and national advertisers and by attracting new advertisers through targeted marketing techniques and carefully tailored programming. The Company works closely with advertisers to develop advertising campaigns that match specifically targeted audience segments including sponsoring and staging various special events such as fishing tournaments, boat shows and bridal expositions.

    - COST CONTROLS. Through its strategic planning and annual budgeting processes, the Company continually seeks to identify and implement cost savings opportunities at each of its stations and publications in order to increase Media Cash Flow. The Company's ownership of multiple stations and publications also benefits each operation in negotiating favorable terms with programming syndicators, newsprint suppliers, national sales representatives and other vendors.

    - SELECTIVE ACQUISITIONS. The Company has focused on acquiring television stations where the Company believes there is the potential for improvements in revenue share, audience share and cost control. The Company focuses on southeastern markets of medium size because the Company believes these markets offer superior opportunities in terms of projected population and economic growth, leading to higher advertising and circulation revenues. In assessing acquisitions, the Company targets stations and publications where it sees specific opportunities for revenue enhancement while controlling expenditures, utilizing management's significant experience with local and national advertising sales and in operating similar businesses. In appropriate circumstances, the Company will dispose of assets that it deems non-essential to its operating or growth strategy.

            THE PHIPPS ACQUISITION, THE KTVE SALE AND THE FINANCING


The Company has entered into an agreement to acquire WCTV and WKXT, a satellite broadcasting business and a paging business in the Southeast. The purchase price for the Phipps Acquisition is approximately $185 million, including fees, expenses and working capital and other adjustments. The consummation of the Phipps Acquisition is expected to occur by September 1996, although there can be no assurance with respect thereto.



The Company has entered into an agreement, dated as of May 15, 1996 (the "KTVE Agreement"), with GOCOM Television of Ouachita, L.P. to sell KTVE for approximately $9.5 million in cash plus the amount of the accounts receivable on the date of the closing (estimated to be approximately $750,000), to the extent collected by the buyer, to be paid to the Company 150 days following the date of closing. The closing of the KTVE Sale is expected to occur by September 1996, although there can be no assurance with respect thereto. For the year ended December 31, 1995, KTVE had net revenues, Media Cash Flow and operating income (income before miscellaneous income (expense), allocation of corporate overhead, interest expense and income taxes) of $4.2 million, $916,000 and $279,000, respectively and $1.1 million, $213,000 and $59,000 for the three months ended March 31, 1996. See "Risk Factors-Possible Non-Consummation of the KTVE Sale."



In addition to the consummation of the Phipps Acquisition and the KTVE Sale, the Company intends to implement a financing plan (the "Financing") to increase liquidity and improve operating and financial flexibility. Pursuant to the Financing, the Company will (i) retire approximately $52.6 million aggregate principal amount of outstanding indebtedness under its senior secured bank credit facility (the "Old Credit Facility"), together with accrued interest thereon, (ii) retire approximately $25.0 million aggregate principal amount of outstanding indebtedness under its senior note due 2003 (the "Senior Note"), together with accrued interest thereon and a prepayment fee, (iii) issue $10 million liquidation preference of its Series A preferred stock (the "Series A Preferred Stock") in exchange for its outstanding $10 million aggregate principal amount 8% subordinated note (the "8% Note") issued to Bull Run Corporation ("Bull Run"), a principal shareholder of the Company, (iv) issue to Bull Run $10.0 million liquidation preference of its Series B preferred stock (the "Series B Preferred Stock" and together with the Series A Preferred Stock, the "Preferred Stock") with warrants to purchase up to 500,000 shares of Class A Common Stock (representing 10.1% of the currently issued and outstanding Class A Common Stock after giving effect to the exercise of such warrants) for cash proceeds of $10.0 million and (v) enter into a new senior secured bank credit facility (the "Senior Credit Facility") to provide for a term loan and revolving credit facility aggregating $125.0 million. The cash required for the consummation of the Phipps Acquisition, the repayment of indebtedness and related transaction costs will be provided by the net proceeds of this Offering, the Concurrent Offering, the sale of the Series B Preferred Stock and the warrants and the KTVE Sale. For a description of the Senior Credit Facility and the Preferred Stock, see "Description of Certain Indebtedness" and "Certain Relationships and Related Transactions-Issuances of Preferred Stock." The consummation of this Offering is conditioned upon the consummation of the Financing and the Concurrent Offering but is not conditioned upon the consummation of the Phipps Acquisition or the KTVE Sale. However, the Notes are subject to a mandatory redemption on the Special Redemption Date at the Special
Redemption Price if the Phipps Acquisition is not consummated prior to         ,
1996. See "Description of the Notes-Redemption-Special Redemption."


The following table sets forth the estimated sources and uses of funds relating to the KTVE Sale, the Phipps Acquisition and the Financing:


                                                              ----------
(IN MILLIONS)                                                     AMOUNT
                                                              ----------
SOURCES OF FUNDS:
The Notes offered hereby                                          $150.0
The Concurrent Offering                                             66.5
Sale of Series B Preferred Stock and Warrants                       10.0
Borrowings under the Senior Credit Facility                         42.2
The KTVE Sale                                                        9.5
                                                              ----------
  TOTAL                                                           $278.2
                                                              ----------
                                                              ----------
USES OF FUNDS:
Consummation of Phipps Acquisition                                $185.0
Retire indebtedness under the Old Credit Facility (1)               52.6
Retire indebtedness under the Senior Note(2)                        25.0
Fees and expenses (3)                                               15.6
                                                              ----------
  TOTAL                                                           $278.2
                                                              ----------
                                                              ----------


- ------------------------------

(1) Borrowings under the Old Credit Facility bear interest at formula rates based upon the applicable London inter-bank offered rate ("LIBOR") or prime rate at the time of borrowing plus a fixed spread and have a final maturity of 2003. As of March 31, 1996, the interest rate was 8.96%.



(2)  The indebtedness under the Senior Note bears interest at 10.7%.



(3) Fees and expenses include underwriting costs for the Notes and the Concurrent Offering, fees payable in connection with the negotiation and execution of the Senior Credit Facility, fees payable in connection with the retirement of the Senior Note and legal, accounting and other transaction fees. Does not include estimated taxes of $2.8 million with respect to the KTVE Sale.



Prior to the consummation of the Phipps Acquisition, the net proceeds of this Offering, together with an amount sufficient to permit the Company to redeem the Notes on the Special Redemption Date at the Special Redemption Price, will be held by and pledged to the Trustee for the benefit of the holders of the Notes. The Trust Funds will be invested in cash equivalents. Prior to the consummation of the Phipps Acquisition, the proceeds of the Concurrent Offering will be used to fund part of the Trust Funds and to repay indebtedness under the Old Credit Facility.

                                  THE OFFERING

SECURITIES OFFERED..........................  $150,000,000 aggregate principal amount of   %
                                              Senior Subordinated Notes due 2006.
MATURITY DATE...............................  , 2006.

INTEREST PAYMENT DATES......................  and     , commencing     , 1996.

SPECIAL REDEMPTION BY THE COMPANY...........  If the Phipps Acquisition is not consummated
                                              prior to           , 1996, the Company will be
                                              required to redeem (the "Special Redemption")
                                              the Notes on or prior to           , 1996 (the
                                              "Special Redemption Date") at a redemption
                                              price (the "Special Redemption Price") equal
                                              to 101% of the principal amount of the Notes
                                              plus accrued and unpaid interest to the
                                              Special Redemption Date. At any time prior to
                                                        , 1996, if the Phipps Acquisition
                                              has not been consummated, the Company may, at
                                              its option, redeem the Notes, in whole but not
                                              in part, at a redemption price equal to 101%
                                              of the principal amount thereof plus accrued
                                              and unpaid interest to the date fixed for
                                              redemption. Prior to the consummation of the
                                              Phipps Acquisition, the net proceeds of this
                                              Offering, together with an amount sufficient
                                              to permit the Company to redeem the Notes on
                                              the Special Redemption Date at the Special
                                              Redemption Price, will be held by and pledged
                                              to the Trustee for the benefit of the holders
                                              of the Notes and the obligation of the Company
                                              to consummate the Special Redemption will be
                                              secured by such funds (the "Trust Funds").

OPTIONAL REDEMPTION BY THE COMPANY..........  The Notes will be redeemable, in whole or in part, at the option of the Company at any time
                                              on or after           , 2001, at the
                                              redemption prices set forth herein, plus
                                              accrued and unpaid interest to the date fixed
                                              for redemption. In addition, at any time prior
                                              to           , 1999, the Company, at its
                                              option, may redeem up to 35% of the aggregate
                                              principal amount of the Notes originally
                                              issued with the cash proceeds received by the
                                              Company from one or more Public Equity
                                              Offerings, other than the Concurrent Offering,
                                              at any time or from time to time, at a
                                              redemption price equal to   % of the principal
                                              amount thereof, plus accrued and unpaid
                                              interest to the date fixed for redemption;
                                              PROVIDED, HOWEVER, that at least $97.5 million
                                              in aggregate principal amount of the Notes
                                              remain outstanding immediately after any such
                                              redemption.

CHANGE OF CONTROL OFFER.....................  Upon a Change of Control, the Company has the
                                              obligation to offer to purchase all the
                                              outstanding Notes at a price equal to 101% of
                                              the principal amount thereof, plus accrued and
                                              unpaid interest to the date of purchase. See
                                              "Description of the Notes -- Change of
                                              Control" for a discussion of the circumstances
                                              in which the Company may not be required to
                                              make a Change of Control Offer (as defined).

OFFERS TO PURCHASE..........................  In the event of certain asset sales, the
                                              Company will be required to offer to
                                              repurchase the Notes at 100% of their
                                              principal amount plus accrued and unpaid
                                              interest, if any, to the date of repurchase
                                              with the net proceeds of such asset sales.

SUBORDINATION...............................  The Notes will be general unsecured obligations of the Company and will be
                                              subordinated in right of payment to all
                                              existing and future Senior Debt of the
                                              Company, including all indebtedness of the
                                              Company under the Senior Credit Facility. As
                                              of March 31, 1996, on a pro forma basis after
                                              giving effect to this Offering, the Concurrent
                                              Offering, and the application of the net
                                              proceeds therefrom, and to the Augusta
                                              Acquisition, the KTVE Sale, the Financing and
                                              the Phipps Acquisition, the Company would have
                                              had approximately $193.0 million of
                                              indebtedness outstanding, of which $43.0
                                              million would be Senior Debt.

SUBSIDIARY GUARANTEES.......................  The Notes will be guaranteed, jointly and severally, fully and unconditionally, on a
                                              senior subordinated basis by the Subsidiary
                                              Guarantors (the "Subsidiary Guarantees"). The
                                              obligations of any Subsidiary Guarantor with
                                              respect to its Subsidiary Guarantee will be
                                              subordinated in right of payment, to the same
                                              extent as the obligations of the Company in
                                              respect of the Notes, to all existing and
                                              future Guarantor Senior Debt of such
                                              Subsidiary Guarantor, which will include any
                                              guarantee by such Subsidiary Guarantor of the
                                              Company's indebtedness under the Senior Credit
                                              Facility.

PRINCIPAL COVENANTS.........................  The Indenture for the Notes (the "Indenture")
                                              will impose certain limitations on the ability
                                              of the Company and its subsidiaries to, among
                                              other things, incur additional indebtedness,
                                              pay dividends or make certain other restricted
                                              payments, consummate certain asset sales,
                                              enter into certain transactions with
                                              affiliates, incur indebtedness that is
                                              subordinate in right of payment to any Senior
                                              Debt or Guarantor Senior Debt and senior in
                                              right of payment to the Notes or any
                                              Subsidiary Guarantee, incur liens, impose
                                              restrictions on the ability of a subsidiary to
                                              pay dividends or make certain payments to the
                                              Company, merge or consolidate with any other
                                              person or sell, assign, transfer, lease,
                                              convey or otherwise dispose of all or
                                              substantially all of the assets of the
                                              Company.

USE OF PROCEEDS.............................  The Company intends to use the proceeds from the sale of the Notes, together with the
                                              proceeds of the Concurrent Offering and the
                                              other proceeds of the Financing and the KTVE
                                              Sale, to (i) consummate the Phipps
                                              Acquisition, (ii) retire indebtedness under
                                              the Old Credit Facility and the Senior Note
                                              and (iii) pay related fees and expenses.
                                              However, in the event the Phipps Acquisition
                                              is not consummated prior to           , 1996,
                                              the Company will be obligated to redeem the
                                              Notes. See "The Phipps Acquisition, the KTVE
                                              Sale and the Financing" and "Description of
                                              the Notes-Redemption-Special Redemption."


                                  RISK FACTORS


See "Risk Factors" for a discussion of certain information that should be considered by prospective investors.

                            ------------------------

The Company was incorporated in Georgia in 1897. The principal executive offices of the Company are located at 126 North Washington Street, Albany, Georgia 31701, telephone number (912) 888-9390.

                        SUMMARY PRO FORMA FINANCIAL DATA


The following table sets forth (i) unaudited condensed consolidated historical financial information of the Company and certain data derived therefrom and (ii) unaudited condensed consolidated pro forma combined financial information of the Company and certain data derived therefrom. The unaudited condensed consolidated pro forma combined financial statements of the Company give effect to the Augusta Acquisition, the KTVE Sale, the Concurrent Offering, the Phipps Acquisition, the Financing and this Offering as if such transactions had occurred as of January 1, 1995 with respect to the statement of operations and data derived therefrom for the year ended December 31, 1995 and as of January 1, 1996 with respect to the statement of operations and data derived therefrom for the three months ended March 31, 1996 and as of December 31, 1995 and March 31, 1996 with respect to the balance sheet data derived therefrom as of such dates.


The Augusta Acquisition and the Phipps Acquisition are reflected using the purchase method of accounting for business combinations. The pro forma financial information is provided for comparative purposes only and does not purport to be indicative of the results that actually would have been obtained if the events set forth above had been effected on the dates indicated or of those results that may be obtained in the future. The pro forma financial statements are based on preliminary estimates of values and transaction costs. The actual recording of the transactions will be based on final appraisals, values and transaction costs. Accordingly, the actual recording of the transactions can be expected to differ from these pro forma financial statements.


                                                    ---------------------------------------------
                                                     YEAR ENDED DECEMBER     THREE MONTHS ENDED
                                                          31, 1995             MARCH 31, 1996
                                                    ---------------------  ----------------------
                                                    HISTORICAL  PRO FORMA  HISTORICAL   PRO FORMA
(IN THOUSANDS EXCEPT RATIOS AND PER SHARE DATA)        COMPANY   COMBINED     COMPANY    COMBINED
                                                    ----------  ---------  ----------  ----------
STATEMENT OF OPERATIONS DATA:
Operating revenues:
    Broadcasting (less agency commissions)          $   36,750  $  63,874  $   11,450  $   15,592
    Publishing                                          21,866     21,866       5,577       5,577
    Paging                                                  --      4,897          --       1,338
                                                    ----------  ---------  ----------  ----------
Total revenues                                          58,616     90,637      17,027      22,507
Total expenses                                          51,756     75,224      14,349      18,534
                                                    ----------  ---------  ----------  ----------
Operating income                                         6,860     15,413       2,678       3,973
Miscellaneous income (expense), net                        143         36          63          71
                                                    ----------  ---------  ----------  ----------
Income before interest expense and income taxes          7,003     15,449       2,741       4,044
Interest expense                                         5,438     21,252       2,157       5,272
                                                    ----------  ---------  ----------  ----------
Income (loss) before income taxes                        1,565     (5,803)        584      (1,228)
Income tax expense (benefit)                               634     (1,967)        229        (418)
                                                    ----------  ---------  ----------  ----------
Net income (loss)                                          931     (3,836)        355        (810)
Preferred stock dividends                                   --      1,400          --         350
                                                    ----------  ---------  ----------  ----------
Net income (loss) available to common stockholders  $      931  $  (5,236) $      355  $   (1,160)
                                                    ----------  ---------  ----------  ----------
                                                    ----------  ---------  ----------  ----------
Average shares outstanding                               4,481      7,854       4,607       7,944
                                                    ----------  ---------  ----------  ----------
Earnings (loss) per common share                    $     0.21  $   (0.67) $     0.08  $    (0.15)
                                                    ----------  ---------  ----------  ----------
                                                    ----------  ---------  ----------  ----------

BALANCE SHEET DATA (AT END OF PERIOD):
Working capital (deficiency)                        $     (221) $   4,462  $    3,056  $    5,814
Total assets                                            78,240    299,786     113,517     300,123
Total debt                                              54,325    192,653      88,440     193,040
Total stockholders' equity                          $    8,986  $  89,059  $    9,719  $   89,893

                                                    ---------------------------------------------
                                                     YEAR ENDED DECEMBER     THREE MONTHS ENDED
                                                          31, 1995             MARCH 31, 1996
                                                    ---------------------  ----------------------
                                                    HISTORICAL  PRO FORMA  HISTORICAL   PRO FORMA
(IN THOUSANDS EXCEPT RATIOS AND PER SHARE DATA)        COMPANY   COMBINED     COMPANY    COMBINED
                                                    ----------  ---------  ----------  ----------
OTHER DATA:
Media Cash Flow (1)                                 $   15,559  $  30,345  $    4,965  $    7,553
Operating cash flow (2)                                 13,309     28,094       4,197       6,784
EBITDA (3)                                              13,140     28,134       4,133       6,744
Cash flows provided by (used in):
    Operating activities                                 7,600      8,943       3,119       3,379
    Investing activities                                (8,929)    (8,477)    (36,013)     (2,024)
    Financing activities                                 1,331     (2,945)     34,416         337
Capital expenditures                                $    3,280  $   6,390  $      814  $    1,524
Ratio of Media Cash Flow to interest expense               2.9        1.4         2.3         1.4
Ratio of operating cash flow to interest expense           2.4        1.3         1.9         1.3
Ratio of total debt to Media Cash Flow                     3.5        6.3         5.2(5)      6.2(5)
Ratio of total debt to operating cash flow                 4.1        6.9         6.1(5)      6.7(5)
Ratio of earnings to fixed charges (4)                     1.3         --         1.3          --


- ------------------------------
(1) Media Cash Flow represents operating income plus depreciation and amortization (including amortization of program license rights), non-cash compensation and corporate overhead, less payments of program license liabilities.
(2) Operating cash flow represents operating income plus depreciation, amortization (including amortization of program license rights) and non-cash compensation less payments for program license liabilities.
(3) EBITDA represents operating income plus (i) depreciation and amortization (excluding amortization of program license rights) and (ii) non-cash compensation paid in common stock (excluding such payments made to the 401(k) plan). EBITDA is presented not as a measure of operating results, but rather to provide additional information related to the Company's ability to service debt. EBITDA should not be considered as an alternative to either
    (x) operating income determined in accordance with generally accepted accounting principles ("GAAP") as an indicator of operating performance or
    (y) cash flows from operating activities (determined in accordance with GAAP) as a measure of liquidity.

(4) For purposes of this item "fixed charges" represent interest, the interest element of rental expense, capitalized interest and amortization of debt issuance costs and "earnings" represent income (loss) before income taxes, discontinued operations, extraordinary items, cumulative effect of change in accounting principles and fixed charges. Pro forma combined earnings would be insufficient to cover fixed charges for the year ended December 31, 1995 and the three months ended March 31, 1996 by $5.8 million and $1.2 million, respectively.


(5) Represents applicable ratios for the 12 month period ended March 31, 1996.

                       SUMMARY HISTORICAL FINANCIAL DATA
               GRAY COMMUNICATIONS SYSTEMS, INC. AND SUBSIDIARIES


Set forth below are certain selected historical consolidated financial data of the Company. This information should be read in conjunction with the consolidated financial statements of the Company and related notes thereto appearing elsewhere herein and "Management's Discussion and Analysis of Financial Condition and Results of Operations-Results of Operations of the Company." The selected consolidated financial data for, and as of the end of, each of the years in the four-year period ended December 31, 1995 are derived from the audited consolidated financial statements of the Company. The selected consolidated financial data for, and as of the year ended December 31, 1991 are derived from unaudited financial statements since the Company had a June 30 fiscal year end. The selected consolidated financial data for, and as of the three months ended March 31, 1995 and 1996 are derived from the unaudited consolidated financial statements of the Company and have been prepared on the same basis as the audited consolidated financial statements and, in the opinion of the management of the Company, include all normal and recurring adjustments and accruals necessary for a fair presentation of such information.



                                            ------------------------------------------------------------------------------------
                                                                                                            THREE MONTHS ENDED
                                                               YEAR ENDED DECEMBER 31                            MARCH 31
                                                    1991        1992        1993        1994        1995        1995        1996
                                            ------------  ----------  ----------  ----------  ----------  ----------  ----------
(IN THOUSANDS EXCEPT RATIO AND PER SHARE
 DATA)                                      (UNAUDITED)                                                        (UNAUDITED)
STATEMENT OF INCOME DATA:
Operating revenues:
  Broadcasting (less agency commissions)     $    13,553   $  15,131   $  15,004   $  22,826   $  36,750   $   8,350   $  11,450
  Publishing                                       8,968       9,512      10,109      13,692      21,866       4,800       5,577
                                            ------------  ----------  ----------  ----------  ----------  ----------  ----------
Total revenues                                    22,521      24,643      25,113      36,518      58,616      13,150      17,027
Expenses:
  Broadcasting                                     9,672       9,753      10,029      14,864      23,202       5,590       7,310
  Publishing                                       6,444       6,752       7,662      11,198      20,016       3,961       4,808
  Corporate and administrative                     1,889       2,627       2,326       1,959       2,258         493         776
  Depreciation                                     1,487       1,197       1,388       1,745       2,633         585         848
  Amortization of intangible assets                   14          44         177         396       1,326         294         547
  Non-cash compensation paid in common
   stock                                              --          --          --          80       2,321         236          60
                                            ------------  ----------  ----------  ----------  ----------  ----------  ----------
Total expenses                                    19,506      20,373      21,582      30,242      51,756      11,159      14,349
                                            ------------  ----------  ----------  ----------  ----------  ----------  ----------
Operating income                                   3,015       4,270       3,531       6,276       6,860       1,991       2,678
Miscellaneous income (expense), net                  778      (1,519)        202         189         143          43          63
                                            ------------  ----------  ----------  ----------  ----------  ----------  ----------
Income from continuing operations before
 interest expense and income taxes                 3,793       2,751       3,733       6,465       7,003       2,034       2,741
Interest expense                                     787       1,486         985       1,923       5,438       1,376       2,157
                                            ------------  ----------  ----------  ----------  ----------  ----------  ----------
Income from continuing operations before
 income taxes                                      3,006       1,265       2,748       4,542       1,565         658         584
Income tax expense                                 1,156         869       1,068       1,776         634         254         229
                                            ------------  ----------  ----------  ----------  ----------  ----------  ----------
Income from continuing operations                  1,850         396       1,680       2,766         931         404         355
Discontinued business:
  Income (loss) from operations of
   discontinued business, net of
   applicable income tax expense (benefit)
   of ($55), ($79) and $30, respectively             (90)       (129)         48          --          --          --          --
  Gain on disposal of discontinued
   business, net of applicable income tax
   expense of $501                                    --          --         818          --          --          --          --
                                            ------------  ----------  ----------  ----------  ----------  ----------  ----------
Net income                                   $     1,760   $     267   $   2,546   $   2,766   $     931   $     404   $     355
                                            ------------  ----------  ----------  ----------  ----------  ----------  ----------
                                            ------------  ----------  ----------  ----------  ----------  ----------  ----------

BALANCE SHEET DATA (AT END OF PERIOD):
Working capital (deficiency)                 $     6,740   $   2,976   $   2,579   $   1,075   $    (221)  $     177   $   3,056
Total assets                                      31,548      24,173      21,372      68,789      78,240      71,094     113,517
Total debt                                        20,378      12,412       7,759      52,940      54,325      53,606      88,440
Total stockholders' equity                   $     5,853   $   4,850   $   7,118   $   5,001   $   8,986   $   6,067   $   9,719

                                            ------------------------------------------------------------------------------------
                                                                                                            THREE MONTHS ENDED
                                                               YEAR ENDED DECEMBER 31                            MARCH 31
                                                    1991        1992        1993        1994        1995        1995        1996
                                            ------------  ----------  ----------  ----------  ----------  ----------  ----------
(IN THOUSANDS EXCEPT RATIO AND PER SHARE
 DATA)                                      (UNAUDITED)                                                        (UNAUDITED)
OTHER DATA:
Media Cash Flow (1)                          $     6,405   $   8,079   $   7,371   $  10,522   $  15,559   $   3,585   $   4,965
Operating cash flow (2)                            4,516       5,452       5,044       8,567      13,309       3,097       4,197
EBITDA (3)                                         4,516       5,512       5,095       8,498      13,140       3,106       4,133
Cash flows provided by (used in):
    Operating activities                     $     3,499   $   4,832   $   1,324   $   5,798   $   7,600   $   1,520   $   3,119
    Investing activities                          (2,073)     (1,041)      3,062     (42,770)     (8,929)     (2,369)    (36,013)
    Financing activities                         (10,424)     (9,300)     (4,932)     37,200       1,331         582      34,416
Capital expenditures                         $     2,235   $   2,216   $   2,582   $   1,768   $   3,280   $     973   $     814
Ratio of Media Cash Flow to interest
 expense                                             8.1         5.4         7.5         5.5         2.9         2.6         2.3
Ratio of operating cash flow to interest
 expense                                             5.7         3.7         5.1         4.5         2.4         2.2         1.9
Ratio of total debt to Media Cash Flow               3.2         1.5         1.1         5.0         3.5         4.2(5)      5.2(5)
Ratio of total debt to operating cash flow           4.5         2.3         1.5         6.2         4.1         5.1(5)      6.1(5)
Ratio of earnings to fixed charges (4)               4.7         1.8         3.4         3.1         1.3         1.5         1.3


- ------------------------------
(1) Media Cash Flow represents operating income plus depreciation and amortization (including amortization of program license rights), non-cash compensation and corporate overhead, less payments of program license liabilities.

(2) Operating cash flow represents operating income plus depreciation, amortization (including amortization of program license rights) and non-cash compensation less payments for program license liabilities.

(3) EBITDA represents operating income plus (i) depreciation and amortization (excluding amortization of program license rights) and (ii) non-cash compensation paid in common stock (excluding such payments made to the 401(k) plan). EBITDA is presented not as a measure of operating results, but rather to provide additional information related to the Company's ability to service debt. EBITDA should not be considered as an alternative to either (x) operating income determined in accordance with GAAP as an indicator of operating performance or (y) cash flows from operating activities (determined in accordance with GAAP) as a measure of liquidity.


(4) For purposes of this item, "fixed charges" represent interest, the interest element of rental expense, capitalized interest and amortization of debt issuance costs and "earnings" represent income (loss) before income taxes, discontinued operations, extraordinary items, cumulative effect of change in accounting principles and fixed charges.



(5) Represents applicable ratios for the 12 month periods ended March 31, 1995 and 1996.

                              THE PHIPPS BUSINESS


Set forth below are certain selected historical financial data of the Phipps Business. This information should be read in conjunction with the Financial Statements of the Phipps Business and related notes thereto appearing elsewhere herein and "Management's Discussion and Analysis of Financial Condition and Results of Operations-Results of Operations of the Phipps Business." The selected financial data for, and as of the end of, each of the years in the three-year period ended December 31, 1995 are derived from the audited financial statements of the Phipps Business. The selected financial data for, and as of the end of, each of the years ended December 31, 1991 and 1992 are derived from the unaudited accounting records of the Phipps Business. The selected financial data for, and as of the three months ended March 31, 1995 and 1996 are derived from the unaudited financial statements of the Phipps Business and have been prepared on the same basis as the audited financial statements and, in the opinion of management of the Phipps Business, include all normal and recurring adjustments and accruals necessary for a fair presentation of such information.



                                                ----------------------------------------------------------------------------------
                                                                                                              THREE MONTHS ENDED
                                                                  YEAR ENDED DECEMBER 31                          MARCH 31,
(IN THOUSANDS EXCEPT RATIOS)                          1991     1992(1)        1993        1994        1995        1995        1996
                                                ----------  ----------  ----------  ----------  ----------  ----------  ----------
                                                     (UNAUDITED)                                                 (UNAUDITED)
STATEMENT OF INCOME DATA:
Operating revenues:
  Broadcasting (less agency commission)         $   10,492  $   14,523  $   19,460  $   21,524  $   22,424  $    4,801  $    5,208
  Paging                                             3,369       3,646       3,788       4,277       4,897       1,238       1,338
                                                ----------  ----------  ----------  ----------  ----------  ----------  ----------
Total revenues                                      13,861      18,169      23,248      25,801      27,321       6,039       6,546
Expenses:
  Broadcasting                                       5,298       7,518      10,734      10,211      10,487       2,451       2,694
  Paging                                             2,356       2,298       2,529       2,764       3,052         695         835
  Management fee                                       579         973       2,462       2,486       3,280         769         371
  Depreciation and amortization                      1,513       1,734       2,836       2,672       3,120         700         759
                                                ----------  ----------  ----------  ----------  ----------  ----------  ----------
Total expenses                                       9,746      12,523      18,561      18,133      19,939       4,615       4,659
                                                ----------  ----------  ----------  ----------  ----------  ----------  ----------
Operating income                                     4,115       5,646       4,687       7,668       7,382       1,424       1,887
Miscellaneous income (expense), net                      5           8          16         666          12          (4)         11
                                                ----------  ----------  ----------  ----------  ----------  ----------  ----------
Income before interest expense and minority
 interests                                           4,120       5,654       4,703       8,334       7,394       1,420       1,898
Interest expense                                       162         442         632         480         499         114          92
                                                ----------  ----------  ----------  ----------  ----------  ----------  ----------
Income before minority interests                     3,958       5,212       4,071       7,854       6,895       1,306       1,806
Minority interests                                      --         331         140         635         547          58          80
                                                ----------  ----------  ----------  ----------  ----------  ----------  ----------
Net income                                      $    3,958  $    4,881  $    3,931  $    7,219  $    6,348  $    1,248  $    1,726
                                                ----------  ----------  ----------  ----------  ----------  ----------  ----------
                                                ----------  ----------  ----------  ----------  ----------  ----------  ----------
Supplemental unaudited pro forma information:
 (2)
  Net income, as above                          $    3,958  $    4,881  $    3,931  $    7,219  $    6,348  $    1,248  $    1,726
  Pro forma provision for income tax expense         1,504       1,855       1,500       2,743       2,413         474         656
                                                ----------  ----------  ----------  ----------  ----------  ----------  ----------
Pro forma net income                            $    2,454  $    3,026  $    2,431  $    4,476  $    3,935  $      774  $    1,070
                                                ----------  ----------  ----------  ----------  ----------  ----------  ----------
                                                ----------  ----------  ----------  ----------  ----------  ----------  ----------

BALANCE SHEET DATA (AT END OF PERIOD):
Working capital                                 $      595  $      615  $    1,127  $    1,421  $    2,622  $    1,308  $    1,528
Total assets                                         8,931      25,068      24,819      25,298      27,562      25,626      25,769
Total debt                                           1,388       7,697       6,542       6,065       4,810       5,731       4,071
Minority interests                                      --       1,154         824         728         586         671         438
Owner's equity                                  $    6,351  $   13,276  $   14,306  $   15,465  $   18,794  $   16,071  $   18,015

                                                                                THREE MONTHS ENDED
                                                  YEAR ENDED DECEMBER 31            MARCH 31,
(IN THOUSANDS)                                     1993       1994       1995       1995       1996
                                              ---------  ---------  ---------  ---------  ---------
                                                                                   (UNAUDITED)

OTHER DATA:
Media Cash Flow (3)                           $  10,466  $  12,983  $  13,696  $   2,867  $   3,001
Operating cash flow (4)                           8,003     10,498     10,416      2,097      2,629
EBITDA (5)                                        7,523     10,340     10,502      2,115      2,646
Cash flows provided by (used in):
    Operating activities                          7,397      9,808      9,259      2,094      3,337
    Investing activities                         (2,953)    (2,506)    (3,828)      (965)      (295)
    Financing activities                         (4,418)    (7,233)    (4,906)    (1,092)    (3,476)
Capital expenditures                          $   3,538  $   3,353  $   3,188  $   1,239  $     710


- ------------------------------
(1) Includes the acquisition of a majority interest in WKXT in July 1992, which was accounted for using the purchase method of accounting.

(2) John H. Phipps, Inc. and its subsidiaries file a consolidated federal income tax return and separate state tax returns. Income tax expense for the Phipps Business is not presented in the financial statements as such amounts are computed and paid by John H. Phipps, Inc. Pro forma federal and state income taxes for the Phipps Business are calculated on a pro forma, separate return basis.

(3) Media Cash Flow represents operating income plus depreciation, amortization (including amortization of program license rights) and corporate overhead, less payments of program license liabilities.

(4) Operating cash flow represents operating income plus depreciation and amortization (including amortization of program license rights) less payments for program license liabilities.

(5) EBITDA represents operating income plus depreciation and amortization (excluding amortization of program license rights). EBITDA is presented not as a measure of operating results, but rather to provide additional information related to the Company's ability to service debt. EBITDA should not be considered as an alternative to either (x) operating income determined in accordance with GAAP as an indicator of operating performance or (y) cash flows from operating activities (determined in accordance with GAAP) as a measure of liquidity.

                                  RISK FACTORS

IN ADDITION TO CONSIDERING THE OTHER INFORMATION SET FORTH IN THIS PROSPECTUS, PROSPECTIVE PURCHASERS OF THE NOTES SHOULD CONSIDER CAREFULLY THE FOLLOWING FACTORS BEFORE DECIDING TO INVEST IN THE NOTES.


SUBSTANTIAL LEVERAGE. The Company will have substantial indebtedness upon the consummation of this Offering and the Concurrent Offering. As of March 31, 1996, on a pro forma basis after giving effect to the KTVE Sale, the Concurrent Offering, the Financing, the Phipps Acquisition and this Offering, the Company and the Subsidiary Guarantors, on a consolidated basis, would have had outstanding $193.0 million of indebtedness, of which $43.0 million would have ranked senior to the Notes, and stockholders' equity of $89.9 million, with the ability, subject to certain limitations described herein, to incur approximately $82.8 million of additional indebtedness pursuant to the Senior Credit Facility, none of which could have been borrowed thereunder due to the covenant restrictions contained in the Senior Credit Facility. As part of the Financing and as a condition of this Offering, the Company will replace the Old Credit Facility with the Senior Credit Facility and the Company has entered into a commitment letter with respect thereto. See "Description of Certain Indebtedness." On a pro forma basis after giving effect to the Augusta Acquisition, the KTVE Sale, the Concurrent Offering, the Financing, the Phipps Acquisition and this Offering for the year ended December 31, 1995 and the three months ended March 31, 1996, the Company's pro forma combined earnings would have been insufficient to cover fixed charges by $5.9 million and $1.2 million, respectively. In addition, upon the consummation of this Offering, the Company will issue Series A and Series B Preferred Stock having annual dividend requirements of $800,000 and $600,000, respectively, which in the case of the Series B Preferred Stock, may, at the option of the Company, be paid in shares of Series B Preferred Stock. See "Certain Relationships and Related Transactions--Issuances of Preferred Stock."


The Company intends to pursue additional acquisitions of television stations, publications or related businesses and, in connection therewith, may incur substantial additional indebtedness or issue substantial additional preferred stock.

The degree to which the Company will be leveraged could have important consequences to holders of the Notes, including the following: (i) the Company's ability to obtain financing in the future for working capital, capital expenditures and general corporate purposes may be impaired; (ii) a substantial portion of the Company's cash flow from operations must be dedicated to the payment of principal and interest on its indebtedness and the payment of cash dividends on the Series A Preferred Stock; and (iii) a high degree of leverage may limit the Company's ability to react to changes in the industry, make the Company more vulnerable to economic downturns and limit its ability to withstand competitive pressures.


The Company's ability to pay interest on the Notes and to service its other debt and dividend obligations will depend upon its future operating performance which will be affected by prevailing economic conditions and financial and business factors, many of which are beyond the Company's control. If the Company cannot generate sufficient cash flow from operations to meet its obligations, then the Company may be required to restructure or refinance its debt, raise additional capital or take other actions such as selling assets or reducing or delaying capital expenditures. There can be no assurance, however, that any of such actions could be effected on satisfactory terms, if at all, or would be permitted by the terms of the Senior Credit Facility, the Indenture or the Company's other credit arrangements.


Certain of the Company's Senior Debt and the Notes contain restrictive covenants that, among other things, limit the Company's ability to incur additional indebtedness, create liens and make investments and capital expenditures. Such Senior Debt also requires the Company to comply with certain financial ratios and tests, under which the Company is required to achieve certain financial and operating results. The Company's ability to meet these financial ratios and tests may be affected by events beyond its control, and there can be no assurance that they will be met. In the event of a default under such Senior Debt, the lenders thereunder may terminate their lending commitments and declare the indebtedness immediately due and payable, resulting in a default under the Notes. As a result of the priority afforded the Senior Debt, there can be no assurance that the Company would have sufficient assets to pay indebtedness then outstanding thereunder and under the Notes.

SUBORDINATION OF THE NOTES. The Notes will be subordinated in right of payment to all Senior Debt of the Company. In the event of the bankruptcy, liquidation or reorganization of the Company, the assets of the Company will be available to pay obligations on the Notes only after all Senior Debt has been paid in full and sufficient assets may not remain to pay amounts due on any or all of the Notes then outstanding. Similarly, the Subsidiary Guarantees will be subordinated in right of payment to all Guarantor Senior Debt of the respective Subsidiary Guarantors. In certain circumstances, provisions of the Senior Debt could prohibit payments of amounts due to holders of the Notes. As of March 31, 1996, on a pro forma basis after giving effect to the KTVE Sale, the Concurrent Offering, the Financing, the Phipps Acquisition and this Offering, the Company and the Subsidiary Guarantors would have had Senior Debt in an aggregate amount of approximately $43.0 million. Additional Senior Debt may be incurred by the Company from time to time, subject to certain limitations. See "Description of the Notes-Covenants-Limitation on Incurrence of Indebtedness."



CONSUMMATION OF THE PHIPPS ACQUISITION PRIOR TO FINAL FCC APPROVAL. If the requisite FCC approval is obtained, the Company intends to consummate the Phipps Acquisition prior to the time such approval becomes "final" (that is, during the time a third party may file a petition for reconsideration of, or the FCC itself may reconsider, such approval) and the Company may cause the Trustee to release the proceeds of the Trust Funds for such purpose. If any such appeals are filed, the FCC may, under certain circumstances, reconsider its approval of the Phipps Acquisition. If any such appeal is successful, the FCC may impose a variety of remedies, including, among other things, requiring the Company to divest one or both of the acquired stations.


FCC DIVESTITURE REQUIREMENT. In connection with the Phipps Acquisition, the Company is seeking FCC approval granting the assignment of the television broadcast licenses for WCTV, which serves Tallahassee, Florida/Thomasville, Georgia, and WKXT, which serves Knoxville, Tennessee. The television broadcast signal of WCTV overlaps with the Company's existing stations, WALB-TV ("WALB") and WJHG-TV ("WJHG"). Due to such overlap, common ownership of such stations is prohibited by current FCC regulations. Such regulations will require the Company to divest its ownership interest in WALB and WJHG in connection with the Phipps Acquisition. However, these rules may be revised by the FCC upon conclusion of pending rulemaking proceedings. The Company has applied for six month waivers of such regulations. There can be no assurance that these waivers will be granted. Opposition to such waiver requests has been filed by a competing television station in Panama City, Florida. If granted, the waivers will afford the Company six months to divest WALB and WJHG following the consummation of the Phipps Acquisition (if such divestiture is necessary in order to comply with FCC rules in effect at the expiration of the waiver period).


In order to satisfy applicable FCC requirements, the Company, subject to FCC approval, intends to swap such assets for assets of one or more television stations of comparable value and with comparable broadcast cash flow in a transaction qualifying for deferred capital gains treatment under the "like-kind exchange" provision of Section 1033 of the Internal Revenue Code of 1986, as amended (the "Code"). If the Company is unable to effect such a swap on satisfactory terms within the time period granted by the FCC under the waivers, the Company may transfer such assets to a trust with a view towards the trustee effecting a swap or sale of such assets. Any such trust arrangement would be subject to the approval of the FCC. It is anticipated that the Company would be required to relinquish operating control of such assets to a trustee while retaining the economic risks and benefits of ownership. If the Company or such trust is required to effect a sale of WALB, the Company would incur a significant gain and related tax liability, the payment of which could have a material adverse effect on the Company's ability to acquire comparable assets without incurring additional indebtedness. WALB and WJHG accounted for 10.4% and 4.3%, respectively, of the Company's pro forma total revenues and 16.8% and 1.8%, respectively, of the Company's pro forma Media Cash Flow for the year ended December 31, 1995. On a pro forma basis for the year ended December 31, 1995, the stations had net income of $2.6 million and $51,000, respectively, while the Company had a net (loss) of $(3.8) million. WALB and WJHG accounted for 10.4% and 4.9%, respectively of the Company's pro forma total revenues and 15.5% and 2.9%, respectively of the Company's pro forma Media Cash Flow for the three months ended March 31, 1996. On a pro forma basis for the three months ended March 31, 1996, the stations had net income of $686,000 and $103,000, respectively, while the Company had a net (loss) of $(810,000). No assurance can be given that the Company will be able to identify or enter into arrangements regarding suitable assets for a swap or sale satisfying the FCC divestiture requirements. In addition, there can be no assurance that the Company could effect a sale or swap on a timely basis or establish a trust on satisfactory terms. See "Pro Forma Financial Data" and "Business-Federal Regulation of the Company's Business."


POSSIBLE NON-CONSUMMATION OF THE PHIPPS ACQUISITION. The consummation of the Phipps Acquisition, which is anticipated to occur by September 1996, is subject to certain closing conditions, including receipt of FCC approval. There can be no assurance that FCC approval will be obtained or that the other closing conditions will be satisfied or waived. The Notes will be subject to a mandatory redemption on the Special Redemption Date at the Special Redemption Price if the Phipps Acquisition is not
consummated prior to               , 1996. See "Description of the
Notes-Redemption-Special Redemption."


POSSIBLE NON-CONSUMMATION OF THE KTVE SALE. The Company has entered into the KTVE Agreement with respect to the KTVE Sale, filed an application with the FCC to approve the assignment of KTVE's television broadcast license to the purchaser and has received preliminary approval thereof. The KTVE Agreement includes a number of closing conditions, including final FCC approval, and there can be no assurance that such closing conditions can be satisfied or waived. Neither the consummation of this Offering nor the release of the Trust Funds is conditioned upon the KTVE Sale.


DEPENDENCE ON ADVERTISING REVENUES; EFFECT OF ECONOMIC CONDITIONS. The television and newspaper industries are cyclical in nature and are affected by prevailing economic conditions. Since the Company relies on sales of advertising time at its television stations and in its publications for substantially all of its revenues, the Company's operating results are sensitive to general economic conditions and regional conditions in each of the local markets served by its television stations and publications. In addition, all of the Company's stations and publications are located in the Southeast. As a result, the Company's results of operations may be adversely affected by recessionary economic conditions either in the Southeast, nationally or, due to the substantial portion of revenues derived from local advertisers, the local economies in areas served by its television stations and publications. See "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Business."

DEPENDENCE ON NETWORK AFFILIATIONS. Five of the Company's television stations are affiliated with CBS and two are affiliated with NBC. The television viewership levels for each of the stations are materially dependent upon programming provided by the network with which each station is affiliated. There can be no assurance that such programming will achieve or maintain satisfactory viewership levels in the future. Although the Company expects to continue to be able to renew these affiliation agreements, no assurance can be given that such renewals will be obtained. Some of the Company's network affiliation agreements are to be renewed during the term of the Notes. The non-renewal or termination of one or more of the Company's stations' network affiliation agreements may have a material adverse effect on the Company's results of operations. See "Business-Network Affiliation of the Stations."

COMPETITIVE NATURE OF AND RISK OF CHANGES IN THE TELEVISION INDUSTRY. The television industry is highly competitive and the Company's stations compete with other television stations as well as other media for viewers and advertising revenues, such as newspapers, radio stations, magazines, outdoor advertising, transit advertising, yellow page directories, direct mail and local cable systems. During the past decade, the entry of strong independent broadcast stations and programming alternatives such as cable television, home satellite delivery, home video and, more recently, direct broadcast satellite ("DBS") television and video signals delivered over telephone lines have subjected traditional network-affiliated television stations to new types of competition. Competition for programming involves negotiating with national program distributors or syndicators for exclusive rights to broadcast first-run or rerun packages of programming in a particular DMA.

The ability of each of the Company's stations to generate advertising revenues is dependent, to a significant degree, upon its audience ratings which, in turn, are dependent upon successful programming. There can be no assurance that any of the Company's stations will be able to maintain or increase its current quality of programming, audience share or advertising revenues. To the extent that certain of the Company's competitors have, or may in the future obtain, greater resources than the Company, the Company's ability to compete successfully in its broadcasting markets may be impeded. See "Business-Competition."

Further advances in technology and changes in the regulatory climate may increase competition for household audiences, programs and advertisers. In addition, the Warner Brothers Network ("WB") and the United Paramount Network ("UPN") recently have begun operations. Video compression technology currently under development, as well as other technological developments, have the potential to provide vastly expanded programming to highly targeted audiences. In addition, competition in the television industry in the future may come from interactive video and data services that may provide two-way interaction. The Company is unable to predict the effect that these or other technological changes will have on the television industry or the future results of the Company's operations.

The FCC has proposed the adoption of rules for implementing advanced (including high-definition television or HDTV) television service ("ATV") in the United States. Implementation of ATV will improve the technical quality of television. Under certain circumstances, however, conversion to ATV operations may reduce a station's geographical coverage area. While implementation of ATV will impose additional costs on the Company's television stations providing the new service primarily due to increased equipment costs, there is a potential for increased revenues. On July 26, 1995, the FCC announced the issuance of a Notice of Proposed Rule Making ("NPRM") to invite comment on a broad range of issues related to the implementation of ATV, particularly the transition to digital broadcasting. The FCC also stated that the NPRM would be followed by two additional proceedings and that a Final Report and Order which will launch the ATV system is anticipated sometime in 1997.


The Company cannot predict how the combination of business, regulatory and technological change will affect the broadcast industry or the Company's results of operations. See "Business-Federal Regulation of the Company's Business."

COMPETITIVE NATURE OF THE NEWSPAPER INDUSTRY. Revenue in the newspaper industry is derived primarily from advertising revenue and paid circulation. Competition for advertising and circulation revenue comes from local and regional newspapers, radio, broadcast and cable television, direct mail and other communications and advertising media. The extent and nature of such competition is in large part determined by the demographics and location of the markets and the media alternatives in those markets. To the extent that certain of the Company's competitors have, or may in the future obtain, greater resources than the Company, the Company's ability to compete successfully in its publishing markets may be impeded. See "Business-Competition."

The newspaper industry requires the availability of significant quantities of newsprint. The variability of newsprint costs in recent years has been a material factor in the profitability of the newspaper industry generally and has affected the results of the Company's newspaper operations.

REGULATORY MATTERS. The broadcasting and paging industries are subject to regulation by the FCC under the Communications Act of 1934, as amended (the "Communications Act") and the Telecommunications Act of 1996 (the "Telecommunications Act"). Approval by the FCC is required for the issuance, renewal, transfer or assignment of television station operating licenses. In particular, the Company's television business is dependent upon its continuing ability to hold television broadcast licenses from the FCC, which generally are issued for five-year terms. However, the Telecommunications Act now directs the FCC to extend the term of television broadcast licenses to eight years for license applications filed after May 1, 1995. The Company's existing television station licenses expire between 1997 and 1999. Although in the vast majority of cases such licenses are renewed by the FCC, there can be no assurance that any of the Company's television broadcast licenses will be renewed at their expiration dates for the full terms or at all. The non-renewal or limitation of one or more of the Company's television broadcast licenses could have a material adverse effect on the Company. The Telecommunications Act also addresses a wide variety of matters (including technological changes) that affect the operation and ownership of the Company's television stations. The Telecommunications Act eliminates the restrictions on the number of television stations an entity may own, operate or control and increases the national audience reach limitations to 35%. The FCC has been directed to adopt rules relating to the retention, modification or elimination of local ownership limitations and spectrum flexibility, including how to establish and collect fees from broadcasters for the implementation of ancillary and supplementary services.

The FCC has been directed to revise its rules to permit cross-ownership interests between a broadcast network and a cable system, and if necessary, to revise its rules to ensure carriage, channel positioning and non-discriminatory treatment of non-affiliated broadcast stations by cable systems affiliated with a broadcast network. The FCC has been directed to review all of its ownership rules every two years and currently has several broadcast related rulemaking proceedings underway. There can be no assurance that any such rulemakings or resulting changes would not materially adversely affect the Company.

The Company's paging operations are also subject to regulation by the FCC. The FCC licenses granted to the Company are for varying terms of up to 10 years, at the end of which renewal applications must be approved by the FCC. Although the Company is unaware of any circumstances which could prevent the grant of renewal applications, no assurance can be given that any of the Company's licenses will be free of competing applications or will be renewed by the FCC. Futhermore, the FCC has the authority to restrict the operation of licensed facilities or to revoke or modify licenses. See "Business-Federal Regulation of the Company's Business."

RECENT ACQUISITION OF TELEVISION STATIONS AND PUBLICATIONS. The Company acquired one newspaper and three shoppers in 1995 and consummated the Augusta Acquisition in 1996. The Phipps Acquisition and the KTVE Sale are pending and the Company will be required under current FCC regulations to divest WALB and WJHG in connection with the Phipps Acquisition. As a result, the majority of the Company's assets have, or will have been, recently acquired. Accordingly, there is no meaningful opportunity for prospective purchasers of the Notes to evaluate the performance of these assets under the Company's management and there can be no assurance that the Company's operating strategy can be successfully implemented with respect to its newly acquired assets. See "Business."

RISK OF INABILITY TO FINANCE CHANGE OF CONTROL OFFER. A Change of Control under the Indenture would require the Company to refinance substantial amounts of indebtedness. In the event of a Change of Control, the Company has the obligation to offer to purchase all the outstanding Notes at a price equal to 101% of the principal amount thereof, plus accrued and unpaid interest to the date of purchase. On a pro forma basis after giving effect to the Augusta Acquisition, the KTVE Sale, the Concurrent Offering, the Financing, the Phipps Acquisition and this Offering, the Company would not have sufficient funds available to purchase all of the outstanding Notes if they were tendered as a result of a Change of Control. In addition, covenants in the Senior Credit Facility would restrict the Company's ability to make any such purchase. In the event of a Change of Control, there can be no assurance that the Company would have available, or be able to obtain, sufficient funds through a refinancing of the Notes to be purchased or otherwise, or that the lenders under the Senior Credit Facility would permit any such purchase. A Change of Control of the Company also may cause an acceleration under other Senior Debt (including the Senior Credit Facility), in which case the subordination provisions of the Notes would require payment in full of all such accelerated Senior Debt before repurchase of the Notes. The inability to repay Senior Debt, if accelerated, and to effect an offer to repurchase the Notes upon a Change of Control would constitute events of default under the Indenture. Also, the requirement that the Company offer to repurchase the Notes and the obligation to prepay the amounts owing under the Company's existing indebtedness and the reduction of the commitments thereunder to zero in the event of a Change of Control may have the effect of deterring a third party from acquiring the Company in a transaction that would constitute a Change of Control. See "Description of the Notes-Change of Control."

FRAUDULENT CONVEYANCE RISKS. The Company's obligations under the Notes will be guaranteed, jointly and severally, on a senior subordinated basis by each of the Subsidiary Guarantors. Various fraudulent conveyance laws have been enacted for the protection of creditors and may be applied by a court on behalf of any unpaid creditor or a representative of the Company's creditors in a lawsuit to subordinate or avoid the Notes or any Subsidiary Guarantee in favor of other existing or future creditors of the Company or a Subsidiary Guarantor. To the extent that a court were to find that: (i) the Notes or a Subsidiary Guarantee was incurred with intent to hinder, delay or defraud any present or future creditor of the Company or the Subsidiary Guarantor, as the case may be, or contemplated insolvency with a design to prefer one or more creditors to the exclusion in whole or in part of others or (ii) the Company or a Subsidiary Guarantor did not receive fair consideration or reasonably equivalent value for issuing the Notes or a Subsidiary Guarantee, as the case may be, and the Company or a Subsidiary Guarantor (a) was insolvent, (b) was rendered insolvent by reason of the issuance of the Notes or a Subsidiary Guarantee, (c) was engaged or about to engage in a business or transaction for which the remaining assets of the Company or such Subsidiary Guarantor constituted unreasonably small capital to carry on its business, (d) intended to incur, or believed that it would incur, debts beyond its ability to pay such debts as they mature or (e) was a defendant in an action for money damages or had a judgment for money damages docketed against it (if in either case, after final judgment, the judgment is unsatisfied), then in each such case, a court could avoid or subordinate the Notes or a Subsidiary Guarantee in favor of other creditors of the Company or a Subsidiary Guarantor, as the case may be. Among other things, a legal challenge of the Notes or a Subsidiary Guarantee on fraudulent conveyance grounds may focus on the benefits, if any, realized by the Company or the Subsidiary Guarantor as a result of the issuance by the Company of the Notes.

To the extent that any Subsidiary Guarantee were to be avoided as a fraudulent conveyance or held unenforceable for any other reason, holders of the Notes would cease to have any claim in respect of such Subsidiary Guarantor and would be creditors solely of the Company and any Subsidiary Guarantor whose Subsidiary Guarantee was not avoided or held unenforceable. In such event, the claims of the holders of the Notes against the issuer of an invalid Subsidiary Guarantee would be subject to the prior payment of all liabilities of such Subsidiary Guarantor. There can be no assurance that, after providing for all prior claims, there would be sufficient assets to satisfy the claims of the holders of the Notes relating to any voided Subsidiary Guarantee.

Based upon financial and other information currently available to it, the Company believes that the Notes and the Subsidiary Guarantees are being incurred for proper purposes and in good faith, and that the Company and each of the Subsidiary Guarantors (i) is solvent and will continue to be solvent after issuing the Notes or its Subsidiary Guarantee, as the case may be, (ii) will have sufficient capital for carrying on its business after such issuance and
(iii) will be able to pay its debts as they mature. There can be no assurance that the assumptions and methodologies used by the Company in reaching its conclusions about its solvency would be adopted by a court or that a court would concur with those conclusions. See "Management's Discussion and Analysis of Financial Condition and Results of Operations-Liquidity and Capital Resources."


VOTING RIGHTS; POSSIBLE ANTI-TAKEOVER EFFECT.  Bull Run and its affiliates
collectively beneficially own   % of the outstanding shares of Class A Common
Stock representing approximately   % of the total voting power of the Company's
common stock after giving effect to the Concurrent Offering. In connection with certain FCC applications, Bull Run and its affiliates have (i) agreed not to cause more than three of its designees to be elected to the Board of Directors of the Company, (ii) stated that Bull Run and its affiliates have acquired the common stock of the Company for investment purposes only and not with the intent to control the Company and (iii) agreed not to solicit proxies for votes on matters before the Company's shareholders. However, if such agreement is terminated for any reason, subject to applicable FCC regulations that require the FCC's prior consent, Bull Run and its affiliates could effectively control the election of a majority of the Company's directors and, thus, the operations and business of the Company as a whole. In addition, such stockholders may have the ability to prevent certain types of material transactions, including a change of control of the Company.


The disproportionate voting rights of the Class A Common Stock relative to the Class B Common Stock may make the Company a less attractive target for a takeover than it otherwise might be, or render more difficult or discourage a merger proposal or a tender offer.

POTENTIAL CONFLICTS OF INTEREST. Bull Run is in the business of making significant investments in existing companies and may from time to time acquire and hold controlling or noncontrolling interests in broadcasting or broadcasting-related businesses other than through the Company, some of which may compete with the Company. Bull Run and its affiliates may from time to time identify, pursue and consummate acquisitions of television stations or other broadcasting related businesses that would be complementary to the business of the Company and therefore such acquisition opportunities will not be available to the Company. In addition, Bull Run may from time to time identify and structure acquisitions for the Company and may receive customary finders fees in connection with such transactions. Certain affiliates of Bull Run have entered, and in the future may enter, into business relationships with the Company or its subsidiaries. See "Certain Relationship and Related Transactions."

LACK OF PUBLIC MARKET. There is currently no trading market for the Notes. The Company does not intend to list the Notes on any securities exchange. The Company has been advised by the Underwriters that the Underwriters currently intend to make a market in the Notes; however, the Underwriters are not obligated to do so and may discontinue any such market making activities at any time without notice. No assurance can be given as to the development or liquidity of any trading market for the Notes.

            THE PHIPPS ACQUISITION, THE KTVE SALE AND THE FINANCING

THE PHIPPS ACQUISITION

GENERAL

The Company has entered into an agreement (the "Asset Purchase Agreement") to acquire two CBS-affiliated television stations, WCTV and WKXT, a satellite broadcasting business and a paging business in the Southeast. The consummation of the Phipps Acquisition is subject to certain closing conditions, including FCC approval. The Phipps Acquisition is currently expected to occur by September 1996; however, there can be no assurance that FCC approval will be obtained, that the other closing conditions will be satisfied or waived or that the Phipps Acquisition will be consummated. However, the Notes are subject to mandatory redemption on the Special Redemption Date at the Special Redemption Price if the
Phipps Acquisition is not consummated prior to     , 1996. See "Description of
the Notes-Redemption-Special Redemption."

THE ASSET PURCHASE AGREEMENT


On December 15, 1995 the Company entered into the Asset Purchase Agreement, which was amended on March 15, 1996 and provides for the purchase of the Phipps Business from Media Acquisition Partners, L.P. ("MAP"). The purchase price for the Phipps Acquisition is approximately $185 million, including fees, expenses and working capital and certain other adjustments. Upon execution of the Asset Purchase Agreement, the Company deposited $200,000 with MAP, which will be credited toward the purchase price or, if the Phipps Acquisition is not consummated, refunded to the Company net of MAP's out-of-pocket expenses incurred in connection with the transaction. The parties have agreed that $15 million of the purchase price will be deposited into an escrow account to fund indemnification payments under the Asset Purchase Agreement. To the extent not utilized to fund such payments, the escrow funds shall be released to MAP over a seven-year period.


Pursuant to the Asset Purchase Agreement, the Company will acquire the assets constituting the Phipps Business and assume certain liabilities relating to the Phipps Business. MAP has agreed to indemnify the Company for certain liabilities incurred by the Company relating to the Phipps Business, including taxes, liabilities relating to certain employee benefit plans, certain environmental matters and undisclosed liabilities. However, the Asset Purchase Agreement provides that no party thereto shall be liable for indemnification (which is the exclusive legal remedy thereunder) in an amount in excess of the balance of escrowed funds. There can be no assurance that the escrowed funds will be sufficient to satisfy liabilities of the Phipps Business assumed by the Company.

Simultaneously with the execution of the Asset Purchase Agreement, MAP entered into agreements (the "Stock Purchase Agreements") to acquire all of the capital stock of John H. Phipps, Inc. ("Phipps"), which currently owns and operates the Phipps Business, together with certain limited partnership interests in the partnership that owns and operates WKXT (the general partner of which is Phipps), for an aggregate purchase price of approximately $166 million, subject to working capital and certain other adjustments (of approximately $10 million). The Company established a $10 million standby letter of credit which may be drawn upon in full as liquidated damages if the Phipps Acquisition is not consummated as a result of a default by the Company.


The Asset Purchase Agreement and the Stock Purchase Agreements include representations and warranties with respect to the condition and operation of the Phipps Business, covenants as to the conduct of the Phipps Business prior to the closing and various closing conditions (including approval by the FCC). The Indenture provides that the Trust Funds will be released to the Company on the date of the closing under the Stock Purchase Agreements.


DIVESTITURE REQUIREMENTS

In connection with the Phipps Acquisition, the Company will be required to divest WALB and WJHG under current FCC regulations due to common ownership restrictions on stations with overlapping signals. However, these rules may be revised by the FCC upon conclusion of pending rulemaking proceedings. In order to satisfy applicable FCC requirements, the Company, subject to FCC approval, intends to swap such assets for assets of one or more television stations of comparable value and with comparable broadcast cash flow in a transaction qualifying for deferred capital gains treatment under the "like-kind exchange" provision of Section 1033 of the Code. If the Company is unable to effect such a swap on satisfactory terms within the time period granted by the FCC under the waivers, the Company may transfer such assets to a trust with a view towards the trustee effecting a swap or sale of such assets. Any such trust arrangement would be subject to the approval of the FCC. It is anticipated that the Company would be required to relinquish operating control of such assets to a trustee while retaining the economic risks and benefits of ownership. If the Company or such trust is required to effect a sale of WALB, the Company would incur a significant gain and related tax liability, the payment of which could have a material adverse effect on the Company's ability to acquire comparable assets without incurring additional indebtedness. No assurance can be given that the Company will be able to identify or enter into arrangements regarding suitable assets for a swap or sale satisfying the FCC divestiture requirements. In addition, there can be no assurance that the Company could effect a sale or swap on a timely basis or establish a trust on satisfactory terms.

THE KTVE SALE


The Company has entered into the KTVE Agreement to sell KTVE, the Company's NBC-affiliated station serving Monroe, Louisiana/El Dorado, Arkansas for approximately $9.5 million in cash plus the amount of the accounts receivable on the date of closing (estimated to be approximately $750,000), to the extent collected by the buyer, to be paid to the Company 150 days following the date of closing. The KTVE Agreement includes a number of closing conditions, including final FCC approval, and there can be no assurance that such closing conditions can be satisfied or waived. The closing of the KTVE Sale is expected to occur by September 1996. See "Risk Factors-Possible Non-Consummation of the KTVE Sale."


THE FINANCING


In addition to the consummation of the Phipps Acquisition and the KTVE Sale, the Company intends to implement the Financing to increase liquidity and improve operating and financial flexibility. Pursuant to the Financing, the Company will
(i) retire approximately $52.6 million aggregate principal amount of outstanding indebtedness under the Old Credit Facility, together with accrued interest thereon, (ii) retire approximately $25.0 million aggregate principal amount of outstanding indebtedness under the Senior Note, together with accrued interest thereon and a prepayment fee, (iii) issue $10.0 million liquidation preference of its Series A Preferred Stock in exchange for the 8% Note issued to Bull Run,
(iv) issue to Bull Run $10.0 million liquidation preference of its Series B Preferred Stock with warrants to purchase up to 500,000 shares of Class A Common Stock (representing 10.1% of the currently issued and outstanding Class A Common Stock after giving effect to the exercise of such warrants) for cash proceeds of $10.0 million and (v) enter into the Senior Credit Facility to provide for a term loan and revolving credit facility aggregating $125.0 million. The cash required for the consummation of the Phipps Acquisition, the repayment of indebtedness and related transaction costs will be provided by the net proceeds of this Offering, the Concurrent Offering, the sale of Series B Preferred Stock and the KTVE Sale. For a description of the Senior Credit Facility and the Preferred Stock, see "Description of Certain Indebtedness" and "Certain Relationships and Related Transactions-Issuances of Preferred Stock." The consummation of this Offering is conditioned upon the consummation of the Financing and the Concurrent Offering but is not conditioned upon the consummation of the Phipps Acquisition or the KTVE Sale. However, the Notes are subject to a mandatory redemption on the Special Redemption Date at the Special Redemption Price if the Phipps Acquisition is not consummated prior to
              , 1996. See "Description of the Notes-Redemption-Special Redemption."

SOURCES AND USES OF FUNDS FOR THE PHIPPS ACQUISITION, THE KTVE SALE AND THE FINANCING


The following table sets forth the estimated sources and uses of funds relating to the KTVE Sale, the Phipps Acquisition and the Financing. The actual amounts of sources and uses of funds may differ at the closing due to, among other things, the actual amount payable under the Asset Purchase Agreement and the amount of indebtedness outstanding under the Old Credit Facility.



                                                                       ------------
SOURCES OF FUNDS                                                             AMOUNT
                                                                       ------------
(IN MILLIONS)
The Notes offered hereby                                                     $150.0
The Concurrent Offering                                                        66.5
Sale of Series B Preferred Stock and Warrants                                  10.0
Borrowings under the Senior Credit Facility                                    42.2
The KTVE Sale                                                                   9.5
                                                                       ------------
  TOTAL                                                                      $278.2
                                                                       ------------
                                                                       ------------



                                                                       ------------
USES OF FUNDS                                                                AMOUNT
                                                                       ------------
(IN MILLIONS)
Consummation of Phipps Acquisition                                           $185.0
Retire indebtedness under the Old Credit Facility (1)                          52.6
Retire indebtedness under the Senior Note (2)                                  25.0
Fees and expenses (3)                                                          15.6
                                                                       ------------
  TOTAL                                                                      $278.2
                                                                       ------------
                                                                       ------------


- ------------------------------

(1) Borrowings under the Old Credit Facility bear interest at formula rates based upon the applicable LIBOR or prime rate at the time of borrowing plus a fixed spread and have a final maturity of 2003. As of March 31, 1996, the interest rate was 8.96%.


(2)  The indebtedness under the Senior Note bears interest at 10.7%


(3) Fees and expenses include underwriting costs for the Notes and the Concurrent Offering, fees payable in connection with the negotiation and execution of the Senior Credit Facility, fees payable in connection with the retirement of the Senior Note and legal, accounting and other transaction fees. Does not include estimated taxes of $2.8 million with respect to the KTVE Sale.



Prior to the consummation of the Phipps Acquisition, the net proceeds of this Offering, together with an amount sufficient to permit the Company to redeem the Notes on the Special Redemption Date at the Special Redemption Price, will be held by and pledged to the Trustee for the benefit of the holders of the Notes. The Trust Funds will be invested in cash equivalents. Prior to the consummation of the Phipps Acquisition, the proceeds of the Concurrent Offering will be used to fund part of the Trust Funds and to repay indebtedness under the Old Credit Facility.

                                 CAPITALIZATION


The following table sets forth: (i) the historical consolidated capitalization of the Company as of March 31, 1996 and (ii) the historical consolidated capitalization of the Company as adjusted to give effect, as of March 31, 1996, to the KTVE Sale, the Concurrent Offering, the Financing, the Phipps Acquisition and this Offering. This table should be read in conjunction with the consolidated financial statements of the Company, including the notes thereto, and the Pro Forma Financial Statements and other information contained in this Prospectus.



                                                            --------------------------------
                                                                  AS OF MARCH 31, 1996
                                                                                  PRO FORMA,
                                                                 HISTORICAL         COMBINED
                                                                    COMPANY      AS ADJUSTED
                                                            ---------------  ---------------
(IN THOUSANDS, EXCEPT SHARE AMOUNTS)
LONG-TERM DEBT:
    Old Credit Facility                                             $52,600               --
    Senior Credit Facility                                               --          $42,200
    Senior Note due 2003                                             25,000               --
    The Notes                                                            --          150,000
    The 8% Note                                                      10,000               --
    Other                                                               840              840
                                                            ---------------  ---------------
      Total long-term debt (including current portion)               88,440          193,040
                                                            ---------------  ---------------

STOCKHOLDERS' EQUITY:
    Series A Preferred Stock                                             --           10,000
    Series B Preferred Stock                                             --           10,000
    Class A Common Stock, no par value; authorized
     10,000,000 shares; historical Company and pro forma
     as adjusted 5,126,012 shares                                     7,263            7,263
    Class B Common Stock, no par value; authorized
     10,000,000 shares; historical Company no shares; pro
     forma as adjusted 3,500,000 shares                                  --           61,050
    Retained earnings                                                 9,094            8,218
    Treasury stock, 663,180 shares of Class A Common Stock           (6,638)          (6,638)
                                                            ---------------  ---------------
      Total stockholders' equity                                      9,719           89,893
                                                            ---------------  ---------------
      Total capitalization                                          $98,159         $282,933
                                                            ---------------  ---------------
                                                            ---------------  ---------------

                            PRO FORMA FINANCIAL DATA


The following unaudited condensed combined pro forma financial statements of the Company give effect to the Augusta Acquisition, the KTVE Sale, the Concurrent Offering, the Phipps Acquisition, the Financing and this Offering as if such transactions had occurred (i) with respect to the statement of operations, as of January 1, 1995 for the year ended December 31, 1995, as of April 1, 1995 for the 12 months ended March 31, 1996, and as of January 1, 1996 for the three months ended March 31, 1996 and (ii) with respect to the balance sheet, as of March 31, 1996. The Augusta Acquisition and the Phipps Acquisition are reflected using the purchase method of accounting for business combinations. The pro forma financial information is provided for comparative purposes only and does not purport to be indicative of the results that actually would have been obtained if the events set forth above had been effected on the dates indicated or of those results that may be obtained in the future. The pro forma financial statements are based on preliminary estimates of values and transaction costs. The actual recording of the transactions will be based on final appraisals, values and transaction costs. Accordingly, the actual recording of the transactions can be expected to differ from these pro forma financial statements.

                                                       UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                                            -------------------------------------------------------------------------------------
                                                                        YEAR ENDED DECEMBER 31, 1995
                                                  HISTORICAL              PRO FORMA
                                            -----------------------     ADJUSTMENTS          PRO
                                                            AUGUSTA     FOR AUGUSTA        FORMA      CONCURRENT        PRO FORMA
                                             COMPANY       BUSINESS     ACQUISITION      COMPANY        OFFERING          COMPANY
                                            --------    -----------     -----------     --------     -----------     ------------
(IN THOUSANDS EXCEPT PER SHARE DATA)
STATEMENT OF OPERATIONS DATA:
Operating revenues:
  Broadcasting (less agency commissions)    $36,750         $8,660      $   228(1)      $45,638      $    --             $45,638
  Publishing                                 21,866             --           --          21,866           --              21,866
  Paging                                         --             --           --              --           --                  --
                                            --------    -----------     -----------     --------     -----------     ------------
Total revenues                               58,616          8,660          228          67,504           --              67,504
Expenses:
  Broadcasting                               23,202          5,774          228(1)       29,204           --              29,204
  Publishing                                 20,016             --           --          20,016           --              20,016
  Paging                                         --             --           --              --           --                  --
  Corporate and administrative                2,258             --           --           2,258           --               2,258
  Depreciation                                2,633            272          (52)(2)       2,853           --               2,853
  Amortization of intangible assets           1,326            152          769(3)        2,247          (97)(7)           2,150
  Non-cash compensation paid in common
    stock                                     2,321             --           --           2,321           --               2,321
  Management fee                                 --             --           --              --           --                  --
                                            --------    -----------     -----------     --------     -----------     ------------
Total expenses                               51,756          6,198          945          58,899          (97)             58,802
                                            --------    -----------     -----------     --------     -----------     ------------
Operating income                              6,860          2,462         (717)          8,605           97               8,702
Miscellaneous income (expense), net             143           (220)         128(4)           51           --                  51
                                            --------    -----------     -----------     --------     -----------     ------------
Income before interest expense, minority
 interests and income taxes                   7,003          2,242         (589)          8,656           97               8,753
Interest expense                              5,438             --        3,355(5)        8,793       (7,296) (7)          1,497
                                            --------    -----------     -----------     --------     -----------     ------------
Income (loss) before minority interests
 and income taxes                             1,565          2,242       (3,944)           (137)       7,393               7,256
Minority interests                               --             --           --              --           --                  --
                                            --------    -----------     -----------     --------     -----------     ------------
Income (loss) before income taxes             1,565          2,242       (3,944)           (137)       7,393               7,256
Income tax expense (benefit)                    634             --         (675) (6)        (41)       2,950(6)            2,909
                                            --------    -----------     -----------     --------     -----------     ------------
  Net income (loss)                             931          2,242       (3,269)            (96)       4,443               4,347
Preferred stock dividends                        --             --           --              --        1,400(8)            1,400
                                            --------    -----------     -----------     --------     -----------     ------------
  Net income (loss) available to common
    stockholders                            $   931         $2,242      $(3,269)        $   (96)     $ 3,043             $ 2,947
                                            --------    -----------     -----------     --------     -----------     ------------
                                            --------    -----------     -----------     --------     -----------     ------------
Average shares outstanding (19)               4,481                                       4,354                            7,999
                                            --------                                    --------                     ------------
                                            --------                                    --------                     ------------
Earnings (loss) per share (20)              $  0.21                                     $ (0.02)                         $  0.37
                                            --------                                    --------                     ------------
                                            --------                                    --------                     ------------


                                                            PRO FORMA        PHIPPS         PRO FORMA        PRO FORMA
                                          KTVE SALE(9)       COMPANY        BUSINESS       ADJUSTMENTS      COMBINED(21)
                                          ------------     ------------    -----------    -------------     ------------
(IN THOUSANDS EXCEPT PER SHARE DATA)
STATEMENT OF OPERATIONS DATA:
Operating revenues:
  Broadcasting (less agency commissions)      $(4,188)         $41,450         $22,424    $     --              $63,874
  Publishing                                       --           21,866             --           --               21,866
  Paging                                           --               --          4,897           --                4,897
                                               ------      ------------    -----------    -------------     ------------
Total revenues                                 (4,188)          63,316         27,321           --               90,637
Expenses:
  Broadcasting                                 (3,313)          25,891         10,487          220(10)           37,034
                                                                                               436(11)
  Publishing                                       --           20,016             --           --               20,016
  Paging                                           --               --          3,052          143(11)            3,195
  Corporate and administrative                     --            2,258             --           --                2,258
  Depreciation                                   (438)           2,415          2,385         (625)(12)           4,175
  Amortization of intangible assets                --            2,150            735        3,514(13)            6,225
                                                                                              (174)(14)
  Non-cash compensation paid in common
    stock                                          --            2,321             --           --                2,321
  Management fee                                   --               --          3,280       (3,280)(15)              --
                                               ------      ------------    -----------    -------------     ------------
Total expenses                                 (3,751)          55,051         19,939          234               75,224
                                               ------      ------------    -----------    -------------     ------------
Operating income                                 (437)           8,265          7,382         (234)              15,413
Miscellaneous income (expense), net               (27)              24             12           --                   36
                                               ------      ------------    -----------    -------------     ------------
Income before interest expense, minority
 interests and income taxes                      (464)           8,289          7,394         (234)              15,449
Interest expense                                   --            1,497            499         (499)(16)          21,252
                                                                                            19,755(17)
                                               ------      ------------    -----------    -------------     ------------
Income (loss) before minority interests
 and income taxes                                (464)           6,792          6,895      (19,490)              (5,803)
Minority interests                                 --               --            547         (547)(18)              --
                                               ------      ------------    -----------    -------------     ------------
Income (loss) before income taxes                (464)           6,792          6,348      (18,943)              (5,803)
Income tax expense (benefit)                     (185)           2,724             --       (4,691)(6)           (1,967)
                                               ------      ------------    -----------    -------------     ------------
  Net income (loss)                              (279)           4,068          6,348      (14,252)              (3,836)
Preferred stock dividends                          --            1,400             --           --                1,400
                                               ------      ------------    -----------    -------------     ------------
  Net income (loss) available to common
    stockholders                              $  (279)         $ 2,668         $6,348     $(14,252)             $(5,236)
                                               ------      ------------    -----------    -------------     ------------
                                               ------      ------------    -----------    -------------     ------------
Average shares outstanding (19)                                  7,999                                            7,854
                                                           ------------                                     ------------
                                                           ------------                                     ------------
Earnings (loss) per share (20)                                 $  0.33                                          $ (0.67)
                                                           ------------                                     ------------
                                                           ------------                                     ------------

The pro forma adjustments to reflect the Augusta Acquisition, the Concurrent Offering, the KTVE Sale, the Phipps Acquisition, the Financing and this Offering are as follows:

STATEMENT OF OPERATIONS -- YEAR ENDED DECEMBER 31, 1995

1. Reflects the classification of national sales representative commissions as an expense consistent with the presentation by the Company.

2. Reflects decreased annual depreciation resulting from the change in asset lives in connection with the preliminary allocation of the Augusta Acquisition purchase price to the newly acquired property and equipment, at fair market value.


3. Reflects annual amortization of $107,000 on the Augusta Business' financing costs over a seven-year period. Also reflects the annual amortization of $813,000 on the intangible assets associated with the Augusta Acquisition over a 40-year period.


4. Reflects the elimination of the corporate allocation to the Augusta Business by its previous owner which will not be incurred by the Company.


5. Reflects increased annual interest expense of $155,000 for an interest rate adjustment on the Senior Note; increased annual interest expense of $2.4 million on the Old Credit Facility at LIBOR plus 3.5%, based on an increase in the debt level subsequent to the Augusta Acquisition; and annual interest expense of $800,000 on the 8% Note. Three month LIBOR on January 4, 1996 was approximately 5.625%.


6. Reflects the adjustment of the income tax provision to the estimated effective tax rate.


7. Reflects decreased annual amortization of deferred financing costs in connection with retirement of the Senior Note. Also reflects decreased annual interest expense of $3.8 million on the Old Credit Facility resulting from the repayment of $42.6 million in principal on the Old Credit Facility, bearing interest at an estimated rate of 8.96% per annum with the proceeds of the Concurrent Offering. Also reflects a reduction of annual interest expense of $2.7 million resulting from the retirement of the Senior Note and a reduction of annual interest expense of $800,000 on the 8% Note which will be converted into Series A Preferred Stock. The pro forma statement of operations for the year ended December 31, 1995 does not include an extraordinary loss relating to a prepayment fee associated with the retirement of the Senior Note. See Pro Forma Statement of Operations for the Three Months Ended March 31, 1996. Also see "The Phipps Acquisition, the KTVE Sale and the Financing -- The Financing" with respect to the retirement of the Senior Note.



8.   Reflects annual dividends on the Series A and Series B Preferred Stock.



9. Reflects the elimination of the results of operations of KTVE. The pro forma adjustments exclude an estimated gain of $5.4 million and estimated income taxes of $2.8 million from the KTVE Sale.


10. Reflects additional accounting and administrative expenses associated with the Phipps Business.

11. Reflects increased pension expense for the Phipps Business subsequent to the Phipps Acquisition. Historical pension expense for the Phipps Business was a credit of $449,000 while pension expense for these operations subsequent to the Phipps Acquisition is expected to be an expense of approximately $130,000.

12. Reflects decreased annual depreciation resulting from the change in asset lives in connection with the newly acquired property and equipment (at fair market value) of the Phipps Acquisition.

13. Reflects annual amortization of intangible assets associated with the Phipps Acquisition over a 40-year period.


14. Reflects decreased annual amortization of debt acquisition costs resulting from the retirement of the Old Credit Facility. The pro forma statement of operations for the year ended December 31, 1995 does not include an extraordinary loss relating to deferred financing costs associated with the assumed retirement of the Old Credit Facility. See Pro Forma Statement of Operations for the Three Months Ended March 31, 1996. Also see "The Phipps Acquisition, the KTVE Sale and the Financing--The Financing" with respect to the retirement of the Old Credit Facility.



15. Reflects elimination of the corporate allocation to the Phipps Business. Such amounts will not be incurred by the Company in connection with its operations of the Phipps Business.



16. Reflects the elimination of interest expense associated with borrowings of the Phipps Business which will not be assumed by the Company.



17. Reflects increased annual interest expense of $16.7 million on the Notes, which includes annual amortization expense of $525,000 resulting from the transaction costs relating to the issuance of the Notes, annual interest expense of $2.9 million relating to additional borrowings of $32.3 million at an estimated interest rate of 8.96% plus amortization of additional deferred financing costs of $214,000. See "The Phipps Acquisition, the KTVE Sale and the Financing -- The Financing" with respect to the retirement of the Old Credit Facility.



18. Reflects the elimination of minority interests associated with the Phipps Business, because such minority interests will be acquired as a part of the Phipps Acquisition.



19. Average outstanding shares used to calculate pro forma earnings (loss) per share are based on weighted average common shares outstanding during the period, adjusted for the Concurrent Offering.



20. If the issuance of Class B Common Stock and retirement of indebtedness to the extent outstanding, had taken place at January 1, 1995, or when issued if later, pro forma net income (historical earnings for the year ended December 31, 1995 adjusted for interest expense in connection with the payment of debt, to the extent outstanding, net of income tax) would have been $4.5 million, or $0.56 per share.

21. In connection with the Phipps Acquisition, the Company is seeking FCC approval of the assignment of the television broadcast licenses for WCTV and WKXT. Current FCC regulations will require the Company to divest its ownership interest in WALB and WJHG. In order to satisfy applicable FCC requirements, the Company, subject to FCC approval, intends to swap such assets for assets of one or more television stations of comparable value and with comparable broadcast cash flow in a transaction qualifying for deferred capital gains treatment under the "like-kind exchange" provision of Section 1033 of the Code. If the Company is unable to effect such a swap on satisfactory terms within the time period granted by the FCC, the Company may transfer such assets to a trust with a view towards the trustee effecting a swap or sale of such assets. Any such trust arrangement would be subject to the approval of the FCC. See "Risk Factors--FCC Divestiture Requirement" and "Business--Federal Regulation of the Company's Business."


     Condensed income statement data of WALB and WJHG are as follows:


                                                            ----------------------
                                                                  YEAR ENDED
                                                              DECEMBER 31, 1995
(IN THOUSANDS)                                                WALB        WJHG
                                                            ---------  -----------

Broadcasting revenues                                       $   9,445   $   3,843
Expenses                                                        4,650       3,573
                                                            ---------  -----------
Operating income                                                4,795         270
Other income                                                       17          60
                                                            ---------  -----------
Income before income taxes                                      4,812         330
                                                            ---------  -----------
                                                            ---------  -----------
Net income                                                  $   2,984   $     205
                                                            ---------  -----------
                                                            ---------  -----------
Media Cash Flow                                             $   5,103   $     549
                                                            ---------  -----------
                                                            ---------  -----------

                                                         UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                                            ----------------------------------------------------------------------------------------

                                                                             THREE MONTHS ENDED MARCH 31, 1996
                                            HISTORICAL   CONCURRENT        PRO FORMA                      PRO FORMA        PHIPPS
                                             COMPANY       OFFERING          COMPANY    KTVE SALE(4)       COMPANY        BUSINESS
                                            --------    -----------     ------------    ------------     ------------    -----------
(IN THOUSANDS EXCEPT PER SHARE DATA)
STATEMENT OF OPERATIONS DATA:
Operating revenues:
  Broadcasting (less agency commissions)    $11,450     $    --             $11,450         $(1,066)         $10,384         $ 5,208
  Publishing                                  5,577          --               5,577              --            5,577              --
  Paging                                         --          --                  --              --               --           1,338
                                            --------    -----------     ------------         ------      ------------    -----------
Total revenues                               17,027          --              17,027          (1,066)          15,961           6,546
Expenses:
  Broadcasting                                7,310          --               7,310            (860)           6,450           2,694
  Publishing                                  4,808          --               4,808              --            4,808              --
  Paging                                         --          --                  --              --               --             835
  Corporate and administrative                  776          --                 776              --              776              --
  Depreciation                                  848          --                 848            (110)             738             575
  Amortization of intangible assets             547         (24)(1)             523              --              523             184
  Non-cash compensation paid in common
    stock                                        60          --                  60              --               60              --
  Management fee                                 --          --                  --              --               --             371
                                            --------    -----------     ------------         ------      ------------    -----------
Total expenses                               14,349         (24)             14,325            (970)          13,355           4,659
                                            --------    -----------     ------------         ------      ------------    -----------
Operating income                              2,678          24               2,702             (96)           2,606           1,887
Miscellaneous income (expense), net              63          --                  63              (3)              60              11
                                            --------    -----------     ------------         ------      ------------    -----------
Income before interest expense, minority
 interests and income taxes                   2,741          24               2,765             (99)           2,666           1,898
Interest expense                              2,157      (1,824) (1)            333              --              333              92
                                            --------    -----------     ------------         ------      ------------    -----------
Income (loss) before minority interests
 and income taxes                               584       1,848               2,432             (99)           2,333           1,806
Minority interests                               --          --                  --              --               --              80
                                            --------    -----------     ------------         ------      ------------    -----------
Income (loss) before income taxes               584       1,848               2,432              --            2,333           1,726
Income tax expense (benefit)                    229         744(2)              973             (40)             933              --
                                            --------    -----------     ------------         ------      ------------    -----------
  Net income (loss)                             355       1,104               1,459             (59)           1,400           1,726
Preferred stock dividends                        --         350(3)              350              --              350              --
                                            --------    -----------     ------------         ------      ------------    -----------
  Net income (loss) available to common
    stockholders                            $   355     $   754             $ 1,109         $   (59)         $ 1,050         $ 1,726
                                            --------    -----------     ------------         ------      ------------    -----------
                                            --------    -----------     ------------         ------      ------------    -----------
Average shares outstanding (14)               4,607                           8,107                            8,107
                                            --------                    ------------                     ------------
                                            --------                    ------------                     ------------
Earnings (loss) per share (15)              $  0.08                         $  0.14                          $  0.13
                                            --------                    ------------                     ------------
                                            --------                    ------------                     ------------



                                            PRO FORMA        PRO FORMA
                                           ADJUSTMENTS      COMBINED(16)
                                          -------------     ------------
(IN THOUSANDS EXCEPT PER SHARE DATA)
STATEMENT OF OPERATIONS DATA:
Operating revenues:
  Broadcasting (less agency commissions)  $     --              $15,592
  Publishing                                    --                5,577
  Paging                                        --                1,338
                                          -------------     ------------
Total revenues                                  --               22,507
Expenses:
  Broadcasting                                  55(5)             9,308
                                               109(6)
  Publishing                                    --                4,808
  Paging                                        36(6)               871
  Corporate and administrative                  --                  776
  Depreciation                                (156)(7)            1,157
  Amortization of intangible assets            884(8)             1,554
                                               (37)(9)
  Non-cash compensation paid in common
    stock                                                            60
  Management fee                              (371)(10)              --
                                          -------------     ------------
Total expenses                                 520               18,534
                                          -------------     ------------
Operating income                              (520)               3,973
Miscellaneous income (expense), net             --                   71
                                          -------------     ------------
Income before interest expense, minority
 interests and income taxes                   (520)               4,044
Interest expense                               (92)(11)           5,272
                                             4,939(12)
                                          -------------     ------------
Income (loss) before minority interests
 and income taxes                           (5,367)              (1,228)
Minority interests                             (80)(13)              --
                                          -------------     ------------
Income (loss) before income taxes           (5,287)              (1,228)
Income tax expense (benefit)                (1,351)(1)             (418)
                                          -------------     ------------
  Net income (loss)                         (3,936)                (810)
Preferred stock dividends                       --                  350
                                          -------------     ------------
  Net income (loss) available to common
    stockholders                          $ (3,936)             $(1,160)
                                          -------------     ------------
                                          -------------     ------------
Average shares outstanding (14)                                   7,944
                                                            ------------
                                                            ------------
Earnings (loss) per share (15)                                  $ (0.15)
                                                            ------------
                                                            ------------

The pro forma adjustments to reflect the Concurrent Offering, the KTVE Sale, the Phipps Acquisition, the Financing and this Offering are as follows:



STATEMENT OF OPERATIONS -- THREE MONTHS ENDED MARCH 31, 1996



1. Reflects decreased quarterly amortization of deferred financing costs in connection with retirement of the Senior Note. Also reflects decreased quarterly interest expense of $955,000 on the Old Credit Facility resulting from repayment from the proceeds of the Concurrent Offering of $42.6 million in principal at an estimated rate of 8.96% per annum; decreased quarterly interest expense of $669,000 resulting from the retirement of the Senior Note; and a reduction of quarterly interest expense of $200,000 on the 8% Note which will be converted into Series A Preferred Stock. The Pro Forma Statement of Operations for the Three Months Ended March 31, 1996 does not include an extraordinary loss of approximately $2.8 million (net of estimated income tax benefit of $1.4 million) relating to deferred financing costs and a prepayment fee associated with the assumed retirement of the Senior Note. See "The Phipps Acquisition, the KTVE Sale and the Financing -- The Financing" with respect to the retirement of the Senior Note.



2. Reflects the adjustment of the income tax provision to the estimated effective tax rate.



3.   Reflects quarterly dividends on the Series A and Series B Preferred Stock.



4. Reflects the elimination of the results of operations of KTVE. The pro forma adjustments exclude an estimated gain of $5.4 million and estimated income taxes of $2.8 million from the KTVE Sale.



5. Reflects accounting and administrative expenses associated with the Phipps Business.



6. Reflects increased pension expense for the Phipps Business subsequent to the Phipps Acquisition. Historical quarterly pension expense for the Phipps Business was a credit of $113,000 while pension expense for the Phipps Business subsequent to the Phipps Acquisition is expected to be a quarterly expense of approximately $32,000.



7. Reflects decreased quarterly depreciation resulting from the change in asset lives in connection with the newly acquired property and equipment (at fair market value) of the Phipps Acquisition.



8. Reflects quarterly amortization of intangible assets associated with the Phipps Acquisition over a 40-year period.



9. Reflects decreased quarterly amortization of debt acquisition costs resulting from the retirement of the Old Credit Facility. The pro forma statement of operations for the three months ended March 31, 1996 does not include an extraordinary loss of approximately $752,000 (net of estimated tax benefit of $387,000) relating to deferred financing costs associated with the assumed retirement of the Old Credit Facility. See "The Phipps Acquisition, the KTVE Sale and the Financing -- The Financing" with respect to the retirement of the Old Credit Facility.



10. Reflects elimination of the corporate allocation to the Phipps Business. Such amounts will not be incurred by the Company in connection with its operations of the Phipps Business.



11. Reflects the elimination of interest expense associated with the Phipps Business which will not be incurred by the Company.



12. Reflects increased quarterly interest expense of $4.2 million on the Notes, which includes quarterly amortization expense of $131,000 resulting from the transaction costs relating to the issuance of the Notes, and increased quarterly interest expense of $722,000 relating to additional borrowings under the Senior Credit Facility at an estimated interest rate of 8.96% plus amortization of additional deferred financing costs of $54,000. See "The Phipps Acquisition, the KTVE Sale and the Financing -- The Financing" with respect to the retirement of the Old Credit Facility.



13. Reflects the elimination of minority interests associated with the Phipps Business, because such minority interests will be acquired as part of the Phipps Acquisition.



14. Average outstanding shares used to calculate pro forma earnings (loss) per share are based on weighted average common shares outstanding during the period, adjusted for the Concurrent Offering.



15. If the net proceeds from the issuance of Class B Common Stock and retirement of indebtedness had taken place at the beginning of the three months ended March 31, 1996, pro forma net income (historical earnings for the three months ended March 31, 1996 adjusted for interest expense in connection with the payment of debt, net of income taxes) would have been $1.2 million, or $0.15 per share.



16. In connection with the Phipps Acquisition, the Company is seeking FCC approval of the assignment of the television broadcast licenses for WCTV and WKXT. Current FCC regulations will require the Company to divest its ownership interest in WALB and WJHG. In order to satisfy applicable FCC requirements, the Company, subject to FCC approval, intends to swap such assets for assets of one or more television stations of comparable value and with comparable broadcast cash flow in a transaction qualifying for deferred capital gains treatment under the "like-kind exchange" provision of Section 1033 of the Code. If the Company is unable to effect such a swap on satisfactory terms within the time period granted by the FCC, the Company may transfer such assets to a trust with a view towards the trustee effecting a swap or sale of such assets. Any such trust arrangement would be subject to the approval of the FCC. See "Risk Factors -- FCC Divestiture Requirement" and "Business -- Federal Regulation of the Company's Business."



     Condensed income statement data of WALB and WJHG are as follows:



                                                                       ----------------------
                                                                         THREE MONTHS ENDED
                                                                           MARCH 31, 1996
(IN THOUSANDS)                                                           WALB        WJHG
                                                                       ---------  -----------
Broadcasting revenues                                                  $   2,340   $   1,099
Expenses                                                                   1,242         949
                                                                       ---------  -----------
Operating income                                                           1,098         150
Other income                                                                   9          16
                                                                       ---------  -----------
Income before income taxes                                             $   1,107   $     166
                                                                       ---------  -----------
                                                                       ---------  -----------
Net income                                                             $     686   $     103
                                                                       ---------  -----------
                                                                       ---------  -----------
Media Cash Flow                                                        $   1,173   $     222
                                                                       ---------  -----------
                                                                       ---------  -----------

                                                       UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                                            -------------------------------------------------------------------------------------

                                                                     TWELVE MONTHS ENDED MARCH 31, 1996
                                                  HISTORICAL              PRO FORMA
                                            -----------------------     ADJUSTMENTS          PRO
                                                            AUGUSTA     FOR AUGUSTA        FORMA      CONCURRENT        PRO FORMA
                                             COMPANY       BUSINESS     ACQUISITION      COMPANY        OFFERING          COMPANY
                                            --------    -----------     -----------     --------     -----------     ------------
(IN THOUSANDS EXCEPT PER SHARE DATA)
STATEMENT OF OPERATIONS DATA:
Operating revenues:
  Broadcasting (less agency commissions)    $39,850         $6,763      $   169(1)      $46,782      $    --             $46,782
  Publishing                                 22,643             --           --          22,643           --              22,643
  Paging                                         --             --           --              --           --                  --
                                            --------    -----------     -----------     --------     -----------     ------------
Total revenues                               62,493          6,763          169          69,425           --              69,425
Expenses:
  Broadcasting                               24,922          4,371          169(1)       29,462           --              29,462
  Publishing                                 20,863             --           --          20,863           --              20,863
  Paging                                         --             --           --              --           --                  --
  Corporate and administrative                2,541             --           --           2,541           --               2,541
  Depreciation                                2,897            204          (39)(2)       3,062           --               3,062
  Amortization of intangible assets           1,579            114          577(3)        2,270          (97)(7)           2,173
  Non-cash compensation paid in common
    stock                                     2,145             --           --           2,145           --               2,145
  Management fee                                 --             --           --              --           --                  --
                                            --------    -----------     -----------     --------     -----------     ------------
Total expenses                               54,947          4,689          707          60,343          (97)             60,246
                                            --------    -----------     -----------     --------     -----------     ------------
Operating income                              7,546          2,074         (538)          9,082           97               9,179
Miscellaneous income (expense), net             164           (208)         114(4)           70           --                  70
                                            --------    -----------     -----------     --------     -----------     ------------
Income before interest expense, minority
 interests and income taxes                   7,710          1,866         (424)          9,152           97               9,249
Interest expense                              6,219             --        2,535(5)        8,754       (7,296) (7)          1,458
                                            --------    -----------     -----------     --------     -----------     ------------
Income (loss) before minority interests
 and income taxes                             1,491          1,866       (2,959)            398        7,393               7,791
Minority interests                               --             --           --              --           --                  --
                                            --------    -----------     -----------     --------     -----------     ------------
Income (loss) before income taxes             1,491          1,866       (2,959)            398        7,393               7,791
Income tax expense (benefit)                    609             --         (442) (6)        167        2,957(6)            3,124
                                            --------    -----------     -----------     --------     -----------     ------------
  Net income (loss)                             882          1,866       (2,517)            231        4,436               4,667
Preferred stock dividends                        --             --           --              --        1,400(8)            1,400
                                            --------    -----------     -----------     --------     -----------     ------------
  Net income (loss) available to common
    stockholders                            $   882         $1,866      $(2,517)        $   231      $ 3,036             $ 3,267
                                            --------    -----------     -----------     --------     -----------     ------------
                                            --------    -----------     -----------     --------     -----------     ------------
Average shares outstanding (19)               4,549                                       4,567                            8,067
                                            --------                                    --------                     ------------
                                            --------                                    --------                     ------------
Earnings (loss) per share (20)              $  0.19                                     $  0.05                          $  0.41
                                            --------                                    --------                     ------------
                                            --------                                    --------                     ------------



                                                            PRO FORMA        PHIPPS         PRO FORMA        PRO FORMA
                                          KTVE SALE(9)       COMPANY        BUSINESS       ADJUSTMENTS      COMBINED(21)
                                          ------------     ------------    -----------    -------------     ------------
(IN THOUSANDS EXCEPT PER SHARE DATA)
STATEMENT OF OPERATIONS DATA:
Operating revenues:
  Broadcasting (less agency commissions)      $(4,335)         $42,447         $22,840    $     --              $65,287
  Publishing                                       --           22,643             --           --               22,643
  Paging                                           --               --          4,998           --                4,998
                                               ------      ------------    -----------    -------------     ------------
Total revenues                                 (4,335)          65,090         27,838           --               92,928
Expenses:
  Broadcasting                                 (3,384)          26,078         10,731          220(10)           37,465
                                                                                               436(11)
  Publishing                                       --           20,863             --           --               20,863
  Paging                                           --               --          3,192          143(11)            3,335
  Corporate and administrative                     --            2,541             --           --                2,541
  Depreciation                                   (444)           2,618          2,444         (625)(12)           4,437
  Amortization of intangible assets                --            2,173            735        3,519(13)            6,261
                                                                                              (166)(14)
  Non-cash compensation paid in common
    stock                                          --            2,145             --           --                2,145
  Management fee                                   --               --          2,882       (2,882)(15)              --
                                               ------      ------------    -----------    -------------     ------------
Total expenses                                 (3,828)          56,418         19,984          645               77,047
                                               ------      ------------    -----------    -------------     ------------
Operating income                                 (507)           8,672          7,854         (645)              15,881
Miscellaneous income (expense), net               (27)              43             19           --                   62
                                               ------      ------------    -----------    -------------     ------------
Income before interest expense, minority
 interests and income taxes                      (534)           8,715          7,873         (645)              15,943
Interest expense                                   --            1,458            477         (477)(16)          21,213
                                                                                            19,755(17)
                                               ------      ------------    -----------    -------------     ------------
Income (loss) before minority interests
 and income taxes                                (534)           7,257          7,396      (19,923)              (5,270)
Minority interests                                 --               --            569         (569)(18)              --
                                               ------      ------------    -----------    -------------     ------------
Income (loss) before income taxes                (534)           7,257          6,827      (19,354)              (5,270)
Income tax expense (benefit)                     (213)           2,910             --       (4,696)(6)           (1,786)
                                               ------      ------------    -----------    -------------     ------------
  Net income (loss)                              (321)           4,347          6,827      (14,658)              (3,484)
Preferred stock dividends                          --            1,400             --           --                1,400
                                               ------      ------------    -----------    -------------     ------------
  Net income (loss) available to common
    stockholders                              $  (321)         $ 2,947         $6,827     $(14,658)             $(4,884)
                                               ------      ------------    -----------    -------------     ------------
                                               ------      ------------    -----------    -------------     ------------
Average shares outstanding (19)                                  8,067                                            7,899
                                                           ------------                                     ------------
                                                           ------------                                     ------------
Earnings (loss) per share (20)                                 $  0.37                                          $ (0.62)
                                                           ------------                                     ------------
                                                           ------------                                     ------------

The pro forma adjustments to reflect the Concurrent Offering, the KTVE Sale, the Phipps Acquisition, the Financing and this Offering are as follows:



STATEMENT OF OPERATIONS -- TWELVE MONTHS ENDED MARCH 31, 1996



1. Reflects the classification of national sales representative commissions as an expense consistent with the presentation by the Company.



2. Reflects decreased depreciation prior to acquisition resulting from the change in asset lives in connection with the preliminary allocation of the Augusta Acquisition purchase price to the newly acquired property and equipment, at fair market value, for the nine months ended December 31, 1995.



3. Reflects amortization prior to acquisition of $81,000 on the Augusta Business' financing costs over a seven-year period. Also reflects the amortization prior to acquisition of $610,000 on the intangible assets associated with the Augusta Acquisition over a 40-year period.



4. Reflects the elimination of overhead allocated to the Augusta Business prior to acquisition by its previous owner which will not be incurred by the Company.



5. Reflects increased interest expense prior to the acquisition of the Augusta Business of $116,000 for an interest rate adjustment on the Senior Note; increased interest expense prior to the acquisition of the Augusta Business of $1.8 million on the Old Credit Facility at LIBOR plus 3.5%, based on an increase in the debt level subsequent to the Augusta Acquisition; and interest expense prior to the acquisition of the Augusta Business of $600,000 on the 8% Note.



6. Reflects the adjustment of the income tax provision to the estimated effective tax rate.



7. Reflects decreased annual amortization of deferred financing costs in connection with retirement of the Senior Note. Also reflects decreased annual interest expense of $3.8 million on the Old Credit Facility resulting from repayment of $42.6 million in principal at an estimated rate of 8.96% per annum from the proceeds of the Concurrent Offering; decreased annual interest expense of $2.7 million resulting from the retirement of the Senior Note; and a reduction of annual interest expense of $800,000 on the 8% Note which will be converted to Series A Preferred Stock. The Pro Forma Statement of Operations for the Twelve Months Ended March 31, 1996 does not include an extraordinary loss of approximately $2.8 million (net of estimated income tax benefit of $1.4 milion) relating to deferred financing costs and a prepayment fee associated with the assumed retirement of the Senior Note. See "The Phipps Acquisition, the KTVE Sale and the Financing -- The Financing" with respect to the retirement of the Senior Note.



8.   Reflects annual dividends on the Series A and Series B Preferred Stock.



9. Reflects the elimination of the results of operations of KTVE. The pro forma adjustments exclude an estimated gain of $5.4 million and estimated income taxes of $2.8 million from the KTVE Sale.



10. Reflects accounting and administrative expenses associated with the Phipps Business.



11. Reflects increased pension expense for the Phipps Business subsequent to the Phipps Acquisition. Historical pension expense for the Phipps Business was a credit of $449,000 while pension expense for these operations subsequent to the Phipps Acquisition is expected to be an expense of approximately $130,000.



12. Reflects decreased annual depreciation resulting from the change in asset lives in connection with the newly acquired property and equipment (at fair market value) of the Phipps Acquisition.



13. Reflects annual amortization of intangible assets associated with the Phipps Acquisition over a 40-year period.



14. Reflects decreased annual amortization of debt acquisition costs resulting from the retirement of the Old Credit Facility at March 31, 1996. The Pro Forma Statement of Operations for the Twelve Months Ended March 31, 1996 does not include an extraordinary loss of approximately $752,000 (net of estimated tax benefit of $387,000) relating to deferred financing costs associated with the assumed retirement of the Old Credit Facility. See "The Phipps Acquisition, the KTVE Sale and the Financing -- The Financing" with respect to the retirement of the Old Credit Facility.



15. Reflects elimination of the corporate allocation to the Phipps Business. Such amounts will not be incurred by the Company in connection with its operations of the Phipps Business.



16. Reflects the elimination of interest expense associated with the Phipps Business which will not be assumed by the Company.



17. Reflects increased annual interest expense of $16.7 million on the Notes, which includes annual amortization expense of $525,000 resulting from the transaction costs relating to the issuance of the Notes, annual interest expense of $2.9 million relating to the additional borrowings under the Senior Credit Facility at an estimated interest rate of 8.96% plus amortization of additional deferred financing costs of $214,000. See "The Phipps Acquisition, the KTVE Sale and the Financing -- The Financing" with respect to the retirement of the Old Credit Facility.



18. Reflects the elimination of minority interests associated with the Phipps Business, because such minority interests will be acquired as a part of the Phipps Acquisition.



19. Average outstanding shares used to calculate pro forma earnings (loss) per share are based on weighted average common shares outstanding during the period, adjusted for the Concurrent Offering.

20. If the net proceeds from the issuance of Class B Common Stock and retirement of indebtedness had taken place at the beginning of the 12 months ended March 31, 1996 or when issued if later, pro forma net income (historical earnings for the twelve months ended March 31, 1996 adjusted for interest expense in connection with the payment of debt, to the extent outstanding, net of income taxes) would have been $4.2 million, or $0.53 per share.



21. In connection with the Phipps Acquisition, the Company is seeking FCC approval of the assignment of the television broadcast licenses for WCTV and WKXT. Current FCC regulations will require the Company to divest its ownership interest in WALB and WJHG. In order to satisfy applicable FCC requirements, the Company, subject to FCC approval, intends to swap such assets for assets of one or more television stations of comparable value and with comparable broadcast cash flow in a transaction qualifying for deferred capital gains treatment under the "like-kind exchange" provision of Section 1033 of the Code. If the Company is unable to effect such a swap on satisfactory terms within the time period granted by the FCC, the Company may transfer such assets to a trust with a view towards the trustee effecting a swap or sale of such assets. Any such trust arrangement would be subject to the approval of the FCC. See "Risk Factors -- FCC Divestiture Requirement" and "Business -- Federal Regulation of the Company's Business."



     Condensed income statement data of WALB and WJHG are as follows:



                                                           ----------------------
                                                            TWELVE MONTHS ENDED
                                                               MARCH 31, 1996
(IN THOUSANDS)                                               WALB        WJHG
                                                           ---------  -----------

Broadcasting revenues                                      $   9,603   $   4,091
Expenses                                                       4,702       3,719
                                                           ---------  -----------
Operating income                                               4,901         372
Other income                                                      20          61
                                                           ---------  -----------
Income before income taxes                                 $   4,921   $     433
                                                           ---------  -----------
                                                           ---------  -----------
Net income                                                 $   3,049   $     269
                                                           ---------  -----------
                                                           ---------  -----------
Media Cash Flow                                            $   5,221   $     663
                                                           ---------  -----------
                                                           ---------  -----------

                                                          UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
                                            --------------------------------------------------------------------------------

                                                                                    MARCH 31, 1996
                                            HISTORICAL    CONCURRENT     PRO FORMA           KTVE     PRO FORMA       PHIPPS
                                              COMPANY       OFFERING       COMPANY        SALE(4)       COMPANY     BUSINESS
                                            ---------     ----------     ---------    -----------     ---------     --------
(DOLLARS IN THOUSANDS)
ASSETS:
Cash                                          $2,082            $--        $2,082         $9,500       $11,582          $187
Trade accounts receivable                     10,145             --        10,145             --        10,145         4,611
Recoverable income taxes                         957          1,428(1)      2,385         (2,385)           --            --
Inventories                                      232             --           232             --           232            --
Current portion of program broadcast
 rights                                        1,327             --         1,327           (130)        1,197           927
Prepaid expenses and other current
 assets                                          651             --           651            (72)          579           266
                                            ---------     ----------     ---------    -----------     ---------     --------
Total current assets                          15,394          1,428        16,822          6,913        23,735         5,991
Property and equipment-net                    19,098             --        19,098         (1,638)       17,460        10,156
Other assets
Deferred acquisition costs                     1,951             --         1,951             --         1,951            --
Deferred loan costs                            1,939           (800)(1)     1,139             --         1,139            --
Goodwill and other intangibles                73,939             --        73,939         (2,322)       71,617         9,279
Other                                          1,196             --         1,196            (14)        1,182           343
                                            ---------     ----------     ---------    -----------     ---------     --------
Total other assets                            79,025           (800)       78,225         (2,336)       75,889         9,622
                                            ---------     ----------     ---------    -----------     ---------     --------
  Total assets                              $113,517           $628      $114,145         $2,939      $117,084       $25,769
                                            ---------     ----------     ---------    -----------     ---------     --------
                                            ---------     ----------     ---------    -----------     ---------     --------
LIABILITIES AND STOCKHOLDERS' EQUITY:
Trade accounts payable                        $3,373            $--        $3,373            $--        $3,373          $461
Employee compensation and benefits             4,383             --         4,383             --         4,383            --
Accrued expenses                                 459             --           459             --           459           856
Accrued interest                               1,384             --         1,384             --         1,384            --
Income taxes payable                              --             --            --            423           423            --
Current portion of broadcast program
 obligations                                   1,223             --         1,223           (129)        1,094           805
Deferred paging service income                    --             --            --             --            --           909
Current portion of long-term debt              1,516             --         1,516             --         1,516         1,432
                                            ---------     ----------     ---------    -----------     ---------     --------
Total current liabilities                     12,338             --        12,338            294        12,632         4,463
Long-term debt                                86,924        (10,000)(2)     9,274             --         9,274         2,639
                                                            (67,650)(3)
Deferred credits                               4,536             --         4,536             (3)        4,533           214
Minority interests                                --             --            --             --            --           438
Stockholders' equity
Series A Preferred Stock                          --         10,000(2)     10,000             --        10,000            --
Series B Preferred Stock                          --         10,000(2)     10,000             --        10,000            --
Class A Common Stock, no par value             7,263             --         7,263             --         7,263            --
Class B Common Stock, no par value                --         61,050(2)     61,050             --        61,050            --
Retained earnings                              9,094         (2,772)(1)     6,322          2,648         8,970            --
Net equity of acquired operations                 --             --            --             --            --        18,015
                                            ---------     ----------     ---------    -----------     ---------     --------
                                              16,357         78,278        94,635          2,648        97,283        18,015
Treasury stock                                (6,638)            --        (6,638 )           --        (6,638)           --
                                            ---------     ----------     ---------    -----------     ---------     --------
                                               9,719         78,278        87,997          2,648        90,645        18,015
                                            ---------     ----------     ---------    -----------     ---------     --------
  Total liabilities and stockholders'
   equity                                   $113,517           $628      $114,115         $2,939      $117,084       $25,769
                                            ---------     ----------     ---------    -----------     ---------     --------
                                            ---------     ----------     ---------    -----------     ---------     --------



                                            PRO FORMA          PRO FORMA
                                           ADJUSTMENTS        COMBINED(10)
                                          --------------     --------------
(DOLLARS IN THOUSANDS)
ASSETS:
Cash                                      $(185,000)(5)             $2,082
                                            144,750(7)
                                             30,750(8)
                                               (187)(6)
Trade accounts receivable                        --                 14,756
Recoverable income taxes                         --                     --
Inventories                                      --                    232
Current portion of program broadcast
 rights                                          --                  2,124
Prepaid expenses and other current
 assets                                        (266)(6)                579
                                          --------------     --------------
Total current assets                         (9,953)                19,773
Property and equipment-net                       --                 27,616
Other assets
Deferred acquisition costs                       --                  1,951
Deferred loan costs                           5,250(7)               6,750
                                              1,500(8)
                                             (1,139)(9)
Goodwill and other intangibles               (9,279) (6)           242,508
                                            170,891(5)
Other                                            --                  1,525
                                          --------------     --------------
Total other assets                          167,223                252,734
                                          --------------     --------------
  Total assets                             $157,270               $300,123
                                          --------------     --------------
                                          --------------     --------------
LIABILITIES AND STOCKHOLDERS' EQUITY:
Trade accounts payable                        $(461)(6)             $3,373
Employee compensation and benefits               --                  4,383
Accrued expenses                               (856)(6)                459
Accrued interest                                 --                  1,384
Income taxes payable                           (387)(9)                 36
Current portion of broadcast program
 obligations                                     --                  1,899
Deferred paging service income                   --                    909
Current portion of long-term debt            (1,432)(6)              1,516
                                          --------------     --------------
Total current liabilities                    (3,136)                13,959
Long-term debt                               (2,639)(6)            191,524
                                             32,250(8)
                                            150,000(7)
Deferred credits                                 --                  4,747
Minority interests                             (438)(6)                 --
Stockholders' equity
Series A Preferred Stock                         --                 10,000
Series B Preferred Stock                         --                 10,000
Class A Common Stock, no par value               --                  7,263
Class B Common Stock, no par value               --                 61,050
Retained earnings                              (752)(9)              8,218
Net equity of acquired operations           (18,015)(5)                 --
                                          --------------     --------------
                                            (18,767)                96,531
Treasury stock                                   --                 (6,638)
                                          --------------     --------------
                                            (18,767)                89,893
                                          --------------     --------------
  Total liabilities and stockholders'
   equity                                  $157,270               $300,123
                                          --------------     --------------
                                          --------------     --------------

The pro forma adjustments to reflect the Concurrent Offering, the KTVE Sale, the Phipps Acquisition, the Financing and this Offering are as follows:



BALANCE SHEET - MARCH 31, 1996



1. Reflects the prepayment fee associated with the retirement of the Senior Note, the write-off of deferred loan costs in connection with the retirement of the Senior Note and the income tax benefit associated with the prepayment fee and write-off of deferred loan costs.



2. Reflects the issuances, net of fees and expenses, of (i) approximately 3,500,000 shares of Class B Common Stock at an estimated $19 per share pursuant to the Concurrent Offering, (ii) Series A Preferred Stock in exchange for the 8% Note and (iii) $10.0 million of Series B Preferred Stock to certain affiliates of the Company.



3. Reflects retirement of $25.0 million in aggregate principal amount and a prepayment fee of $3.4 million on the Senior Note and a retirement of $42.6 million on the Old Credit Facility with the net proceeds from the Concurrent Offering and the sale of Series B Preferred Stock of $71.0 million.



4. Reflects the proposed KTVE Sale for $9.5 million plus the amount of the accounts receivable on the date of the closing. The transaction is subject to regulatory approval and is expected to close by September 1996, although there can be no assurance with respect thereto. See "Risk Factors--Possible Non-Consummation of the KTVE Sale."



5. Reflects the purchase of the Phipps Business and a preliminary allocation of the purchase price of $185.0 million to the tangible assets and liabilities based upon estimates of fair market value at March 31, 1996 as follows:



(IN THOUSANDS)
  Trade accounts receivable                                                             $    4,611
  Current portion of program broadcast rights                                                  927
  Property and equipment                                                                    10,156
  Goodwill and other intangibles                                                           170,891
  Other                                                                                        343
  Current portion of program broadcast obligations                                            (805)
  Deferred paging service income                                                              (909)
  Deferred credits                                                                            (214)
                                                                                        ----------
  Purchase price of Phipps Business including expenses                                  $  185,000
                                                                                        ----------
                                                                                        ----------
  Historical book value of Phipps Business                                              $  (18,015)
  Assets not acquired and liabilities not assumed--net                                       3,906
                                                                                        ----------
  Net assets acquired                                                                      (14,109)
  Purchase price of Phipps Business                                                        185,000
                                                                                        ----------
  Goodwill and other intangibles                                                        $  170,891
                                                                                        ----------
                                                                                        ----------


     The excess of purchase price over amounts allocated to net tangible assets will be amortized on a straight-line basis over a 40-year period. The allocation of the purchase price is subject to adjustment based upon the results of pending appraisals.


6. Reflects the elimination of certain of the assets and liabilities of the Phipps Business, which were not included in the Phipps Acquisition.



7. Reflects the issuance of the Notes pursuant to this Offering and fees and expenses associated with this Offering.



8. Reflects borrowings of $32.3 million under the Senior Credit Facility in order to complete the Phipps Acquisition and estimated expenses of $1.5 million in connection with the negotiation and execution of Senior Credit Facility. See "Description of Certain Indebtedness -- Senior Credit Facility."



9. Reflects the write-off of debt acquisition costs and related tax benefit resulting from the retirement of the Old Credit Facility at March 31, 1996.



10. In connection with the Phipps Acquisition, the Company is seeking FCC approval of the assignment of the television broadcast licenses for WCTV and WKXT. Current FCC regulations will require the Company to divest its ownership interest in WALB and WJHG. In order to satisfy applicable FCC requirements, the Company, subject to FCC approval, intends to swap such assets for assets of one or more television stations of comparable value and with comparable broadcast cash flow in a transaction qualifying for deferred capital gains treatment under the "like-kind exchange" provision of Section 1033 of the Code. If the Company is unable to effect such a swap on satisfactory terms within the time period granted by the FCC, the Company may transfer such assets to a trust with a view towards the trustee effecting a swap or sale of such assets. Any such trust arrangement would be subject to the approval of the FCC. See "Risk Factors--FCC Divestiture Requirement" and "Business--Federal Regulation of the Company's Business."

    Condensed balance sheets of WALB and WJHG are as follows:



                                                                                       ----------------------
                                                                                           MARCH 31, 1996
(IN THOUSANDS)                                                                           WALB        WJHG
                                                                                       ---------  -----------

Current assets                                                                         $   1,667   $     855
Property and equipment                                                                     1,769       1,078
Other assets                                                                                  76           3
                                                                                       ---------  -----------
Total assets                                                                           $   3,512   $   1,936
                                                                                       ---------  -----------
                                                                                       ---------  -----------
Current liabilities                                                                    $   1,127   $     428
Other liabilities                                                                            228      --
Stockholder's equity                                                                       2,157       1,508
                                                                                       ---------  -----------
Total liabilities and stockholder's equity                                             $   3,512   $   1,936
                                                                                       ---------  -----------
                                                                                       ---------  -----------

                       SELECTED HISTORICAL FINANCIAL DATA

SELECTED FINANCIAL DATA OF THE COMPANY


Set forth below are certain selected historical consolidated financial data of the Company. This information should be read in conjunction with the consolidated financial statements of the Company and related notes thereto appearing elsewhere herein and "Management's Discussion and Analysis of Financial Condition and Results of Operations-Results of Operations of the Company." The selected consolidated financial data for, and as of the end of, each of the years in the four-year period ended December 31, 1995 are derived from the audited consolidated financial statements of the Company. The selected consolidated financial data for, and as of the year ended December 31, 1991 are derived from unaudited financial statements, since the Company had a June 30 fiscal year end. The selected consolidated financial data for, and as of the three months ended March 31, 1995 and 1996 are derived from the unaudited consolidated financial statements of the Company and have been prepared on the same basis as the audited consolidated financial statements and in the opinion of the management of the Company include all normal and recurring adjustments and accruals necessary for a fair presentation of such information.



                                                ----------------------------------------------------------------------------------
                                                                                                              THREE MONTHS ENDED
                                                                  YEAR ENDED DECEMBER 31                           MARCH 31
                                                      1991        1992        1993        1994        1995        1995        1996
                                                ----------  ----------  ----------  ----------  ----------  ----------  ----------
(IN THOUSANDS, EXCEPT RATIOS AND PER SHARE
 DATA)                                          (UNAUDITED)                                                      (UNAUDITED)
STATEMENT OF INCOME DATA:
Operating revenues:
  Broadcasting (less agency commissions)        $   13,553  $   15,131  $   15,004  $   22,826  $   36,750  $    8,350  $   11,450
  Publishing                                         8,968       9,512      10,109      13,692      21,866       4,800       5,577
                                                ----------  ----------  ----------  ----------  ----------  ----------  ----------
Total revenues                                      22,521      24,643      25,113      36,518      58,616      13,150      17,027
Expenses:
  Broadcasting                                       9,672       9,753      10,029      14,864      23,202       5,590       7,310
  Publishing                                         6,444       6,752       7,662      11,198      20,016       3,961       4,808
  Corporate and administrative                       1,889       2,627       2,326       1,959       2,258         493         776
  Depreciation                                       1,487       1,197       1,388       1,745       2,633         585         848
  Amortization of intangible assets                     14          44         177         396       1,326         294         547
  Non-cash compensation paid in common stock            --          --          --          80       2,321         236          60
                                                ----------  ----------  ----------  ----------  ----------  ----------  ----------
Total expenses                                      19,506      20,373      21,582      30,242      51,756      11,159      14,349
                                                ----------  ----------  ----------  ----------  ----------  ----------  ----------
Operating income                                     3,015       4,270       3,531       6,276       6,860       1,991       2,678
                                                ----------  ----------  ----------  ----------  ----------  ----------  ----------
Miscellaneous income (expense), net                    778      (1,519)        202         189         143          43          63
                                                ----------  ----------  ----------  ----------  ----------  ----------  ----------
Income from continuing operations before
 interest expense and income taxes                   3,793       2,751       3,733       6,465       7,003       2,034       2,741
Interest expense                                       787       1,486         985       1,923       5,438       1,376       2,157
                                                ----------  ----------  ----------  ----------  ----------  ----------  ----------
Income from continuing operations before
 income taxes                                        3,006       1,265       2,748       4,542       1,565         658         584
Federal and state income taxes                       1,156         869       1,068       1,776         634         254         229
                                                ----------  ----------  ----------  ----------  ----------  ----------  ----------
Income from continuing operations                    1,850         396       1,680       2,766         931         404         355
Discontinued business:
  Income (loss) from operations of
   discontinued business, net of applicable
   income tax expense (benefit) of ($55),
   ($79) and $30, respectively                         (90)       (129)         48          --          --          --          --
  Gain on disposal of discontinued business,
   net of applicable income tax expense of
   $501                                                 --          --         818          --          --          --          --
                                                ----------  ----------  ----------  ----------  ----------  ----------  ----------
Net income                                      $    1,760  $      267  $    2,546  $    2,766  $      931  $      404  $      355
                                                ----------  ----------  ----------  ----------  ----------  ----------  ----------
                                                ----------  ----------  ----------  ----------  ----------  ----------  ----------
Average outstanding common shares                    6,469       4,668       4,611       4,689       4,481       4,308       4,607
                                                ----------  ----------  ----------  ----------  ----------  ----------  ----------
                                                ----------  ----------  ----------  ----------  ----------  ----------  ----------
Income from continuing operations per common
 share                                          $     0.29  $     0.09  $     0.36  $     0.59  $     0.21  $     0.09  $     0.08
                                                ----------  ----------  ----------  ----------  ----------  ----------  ----------
                                                ----------  ----------  ----------  ----------  ----------  ----------  ----------
Cash dividends per common share                 $     0.05  $     0.07  $     0.07  $     0.07  $     0.08  $     0.02  $     0.02
                                                ----------  ----------  ----------  ----------  ----------  ----------  ----------
                                                ----------  ----------  ----------  ----------  ----------  ----------  ----------

                                                ----------------------------------------------------------------------------------
                                                                                                              THREE MONTHS ENDED
                                                               YEAR ENDED DECEMBER 31                           MARCH 31
                                                   1991        1992        1993        1994        1995        1995        1996
                                              ----------  ----------  ----------  ----------  ----------  ----------  ----------
(IN THOUSANDS, EXCEPT RATIOS AND PER SHARE
 DATA)                                       (UNAUDITED)                                                      (UNAUDITED)
BALANCE SHEET DATA (AT END OF PERIOD):
Working capital (deficiency)                 $    6,740  $    2,976  $    2,579  $    1,075  $     (221) $      177  $    3,056
Total assets                                     31,548      24,173      21,372      68,789      78,240      71,094     113,517
Total debt                                       20,378      12,412       7,759      52,940      54,325      53,606      88,440
Total stockholders' equity                   $    5,853  $    4,850  $    7,118  $    5,001  $    8,986  $    6,067  $    9,719

OTHER DATA:
Media Cash Flow (1)                          $    6,405  $    8,079  $    7,371  $   10,522  $   15,559  $    3,585  $    4,965
Operating cash flow (2)                           4,516       5,452       5,044       8,567      13,309       3,097       4,197
EBITDA (3)                                        4,516       5,512       5,095       8,498      13,140       3,106       4,133
Cash flows provided by (used in):
  Operating activities                            3,499       4,832       1,324       5,798       7,600       1,520       3,119
  Investing activities                           (2,073)     (1,041)      3,062     (42,770)     (8,929)     (2,369)    (36,013)
  Financing activities                          (10,424)     (9,300)     (4,932)     37,200       1,331         582      34,416
Capital expenditures                         $    2,235  $    2,216  $    2,582  $    1,768  $    3,280  $      973  $      814
Ratio of Media Cash Flow to interest expense        8.1         5.4         7.5         5.5         2.9         2.6         2.3
Ratio of operating cash flow to interest
 expense                                            5.7         3.7         5.1         4.5         2.4         2.2         1.9
Ratio of total debt to Media Cash Flow              3.2         1.5         1.1         5.0         3.5         4.2(5)      5.2(5)
Ratio of total debt to operating cash flow          4.5         2.3         1.5         6.2         4.1         5.1(5)      6.1(5)
Ratio of earnings to fixed charges (4)              4.7         1.8         3.4         3.1         1.3         1.5         1.3


- ------------------------------
(1) Media Cash Flow represents operating income plus depreciation and amortization (including amortization of program license rights), non-cash compensation and corporate overhead, less payments of program license liabilities.
(2) Operating cash flow represents operating income plus depreciation, amortization (including amortization of program license rights) and non-cash compensation, less payments for program license liabilities.
(3) EBITDA represents operating income plus (i) depreciation and amortization (excluding amortization of program license rights) and (ii) non-cash compensation paid in common stock (excluding stock payments made to the 401(k) plan). EBITDA is presented not as a measure of operating results, but rather to provide additional information related to the Company's ability to service debt. EBITDA should not be considered as an alternative to either (x) operating income determined in accordance with GAAP as an indicator of operating performance or (y) cash flows from operating activities (determined in accordance with GAAP) as a measure of liquidity.

(4) For purposes of this item, "fixed charges" represent interest, the interest element of rental expense, capitalized interest and amortization of debt issuance costs and "earnings" represent net income (loss) before income taxes, discontinued operations, extraordinary items, cumulative effect of change in accounting principles and fixed charges.


(5) Represents applicable ratios for the 12 month periods ended March 31, 1995 and 1996.

SELECTED FINANCIAL DATA OF THE PHIPPS BUSINESS


Set forth below are certain selected historical financial data of the Phipps Business. This information should be read in conjunction with the financial statements of the Phipps Business and related notes thereto appearing elsewhere herein and "Management's Discussion and Analysis of Financial Condition and Results of Operations--Results of Operations of the Phipps Business." The selected historical financial data for, and as of the end of, each of the years in the three-year period ended December 31, 1995 are derived from the audited financial statements of the Phipps Business. The selected financial data for, and as of the end of, each of the years ended December 31, 1991 and 1992 are derived from the unaudited accounting records of the Phipps Business. The selected financial data for, and as of the three months ended March 31, 1995 and 1996 are derived from the unaudited financial statements of the Phipps Business and have been prepared on the same basis as the audited financial statements and in the opinion of management of the Phipps Business include all normal and recurring adjustments and accruals necessary for a fair presentation of such information.



                                       ----------------------------------------------------------------------------------
                                                                                                     THREE MONTHS ENDED
                                                         YEAR ENDED DECEMBER 31                           MARCH 31
                                             1991     1992(1)        1993        1994        1995        1995        1996
                                       ----------  ----------  ----------  ----------  ----------  ----------  ----------
(IN THOUSANDS EXCEPT RATIOS)                (UNAUDITED)                                                 (UNAUDITED)
STATEMENT OF INCOME DATA:
Operating revenues:
  Broadcasting (less agency
   commissions)                        $   10,492  $   14,523  $   19,460  $   21,524  $   22,424  $    4,801  $    5,208
  Paging                                    3,369       3,646       3,788       4,277       4,897       1,238       1,338
                                       ----------  ----------  ----------  ----------  ----------  ----------  ----------
Total revenues                             13,861      18,169      23,248      25,801      27,321       6,039       6,546
Expenses:
  Broadcasting                              5,298       7,518      10,734      10,211      10,487       2,451       2,694
  Paging                                    2,356       2,298       2,529       2,764       3,052         695         835
  Management fees                             579         973       2,462       2,486       3,280         769         371
  Depreciation and amortization             1,513       1,734       2,836       2,672       3,120         700         759
                                       ----------  ----------  ----------  ----------  ----------  ----------  ----------
Total expenses                              9,746      12,523      18,561      18,133      19,939       4,615       4,659
                                       ----------  ----------  ----------  ----------  ----------  ----------  ----------
Operating income                            4,115       5,646       4,687       7,668       7,382       1,424       1,887
Miscellaneous income (expense), net             5           8          16         666          12          (4)         11
                                       ----------  ----------  ----------  ----------  ----------  ----------  ----------
Income before interest expense and
 minority interests                         4,120       5,654       4,703       8,334       7,394       1,420       1,898
Interest expense                              162         442         632         480         499         114          92
                                       ----------  ----------  ----------  ----------  ----------  ----------  ----------
Income before minority interests            3,958       5,212       4,071       7,854       6,895       1,306       1,806
Minority interests                             --         331         140         635         547          58          80
                                       ----------  ----------  ----------  ----------  ----------  ----------  ----------
Net income                             $    3,958  $    4,881  $    3,931  $    7,219  $    6,348  $    1,248  $    1,726
                                       ----------  ----------  ----------  ----------  ----------  ----------  ----------
                                       ----------  ----------  ----------  ----------  ----------  ----------  ----------
Supplemental unaudited pro forma
 information: (2)
  Net income, as above                 $    3,958  $    4,881  $    3,931  $    7,219  $    6,348  $    1,248  $    1,726
  Pro forma provision for income tax
   expense                                  1,504       1,855       1,500       2,743       2,413         474         656
                                       ----------  ----------  ----------  ----------  ----------  ----------  ----------
Pro forma net income                   $    2,454  $    3,026  $    2,431  $    4,476  $    3,935  $      774  $    1,070
                                       ----------  ----------  ----------  ----------  ----------  ----------  ----------
                                       ----------  ----------  ----------  ----------  ----------  ----------  ----------

BALANCE SHEET DATA (AT END OF
 PERIOD):
Working capital                        $      595  $      615  $    1,127  $    1,421  $    2,622  $    1,308  $    1,528
Total assets                                8,931      25,068      24,819      25,298      27,562      25,626      25,769
Total debt                                  1,388       7,697       6,542       6,065       4,810       5,731       4,071
Minority interests                             --       1,154         824         728         586         671         438
Owner's equity                         $    6,351  $   13,276  $   14,306  $   15,465  $   18,794  $   16,071  $   18,015

                                                           ----------------------------------------------------------
                                                                                                 THREE MONTHS ENDED
                                                                 YEAR ENDED DECEMBER 31               MARCH 31
                                                                 1993        1994        1995        1995        1996
                                                           ----------  ----------  ----------  ----------  ----------
(IN THOUSANDS EXCEPT RATIOS)                                                                        (UNAUDITED)
OTHER DATA:
Media Cash Flow (3)                                         $  10,466   $  12,983   $  13,696   $   2,867   $   3,001
Operating cash flow (4)                                         8,003      10,498      10,416       2,097       2,629
EBITDA (5)                                                      7,523      10,340      10,502       2,115       2,646
Net cash flows provided by (used in):
  Operating activities                                          7,397       9,808       9,259       2,094       3,337
  Investing activities                                         (2,953)     (2,506)     (3,828)       (965)       (295)
  Financing activities                                         (4,418)     (7,233)     (4,906)     (1,092)     (3,476)
Capital expenditures                                        $   3,538   $   3,353   $   3,188   $   1,239   $     710


- ------------------------------
(1) Includes the acquisition of a majority interest in WKXT in July 1992, which was accounted for using the purchase method of accounting.

(2) John H. Phipps, Inc. and its subsidiaries file a consolidated federal income tax return and separate state tax returns. Income tax expense for the Phipps Business is not presented in the financial statements as such amounts are computed and paid by John H. Phipps, Inc. Pro forma federal and state income taxes for the Phipps Business are calculated on a pro forma, separate return basis.

(3) Media Cash Flow represents operating income plus depreciation, amortization (including amortization of program license rights) and corporate overhead less payments of program license liabilities.

(4) Operating cash flow represents operating income plus depreciation and amortization (including amortization of program license rights) less payments for program license liabilities.

(5) EBITDA represents operating income plus depreciation and amortization (excluding amortization of program license rights). EBITDA is presented not as a measure of operating results, but rather to provide additional information related to the Company's ability to service debt. EBITDA should not be considered as an alternative to either (x) operating income determined in accordance with GAAP as an indicator of operating performance or (y) cash flows from operating activities (determined in accordance with GAAP) as a measure of liquidity.

                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS

RESULTS OF OPERATIONS OF THE COMPANY

INTRODUCTION

The following analysis of the financial condition and results of operations of the Company should be read in conjunction with the Company's consolidated financial statements and notes thereto included elsewhere in this Prospectus.


The Company derives its revenues from its television broadcasting and publishing operations. As a result of the Kentucky Acquisition (as defined) in 1994 and the Augusta Acquisition, which was completed in January 1996, the proportion of the Company's revenues derived from television broadcasting has increased and this proportion will continue to increase as a result of the Phipps Acquisition, which is expected to occur by September 1996. As a result of the higher operating margins associated with the Company's television broadcasting operations, the profit contribution of these operations as a percentage of revenues, has exceeded, and is expected to continue to exceed, the profit contribution of the Company's publishing operations. Set forth below, for the periods indicated, is certain information concerning the relative contributions of the Company's television broadcasting and publishing operations.



                ------------------------------------------------------------------------------------------------------------
                                     YEAR ENDED DECEMBER 31                              THREE MONTHS ENDED MARCH 31
                        1993                  1994                  1995                  1995                  1996
                --------------------  --------------------  --------------------  --------------------  --------------------
(DOLLARS IN                  PERCENT               PERCENT               PERCENT               PERCENT               PERCENT
 THOUSANDS)        AMOUNT   OF TOTAL     AMOUNT   OF TOTAL     AMOUNT   OF TOTAL     AMOUNT   OF TOTAL     AMOUNT   OF TOTAL
                ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------
TELEVISION
 BROADCASTING
Revenues        $15,003.7      59.8%  $22,826.4      62.5%  $36,750.0      62.7%  $ 8,349.7      63.5%  $11,449.6      67.2%
Operating
 income (1)       4,070.6      66.9     6,556.0      78.4    10,585.2      94.1     2,067.4      77.4     3,127.4      88.6

PUBLISHING
Revenues        $10,109.4      40.2%  $13,692.0      37.5%  $21,866.2      37.3%  $ 4,800.6      36.5%  $ 5,576.9      32.8%
Operating
 income (1)       2,009.1      33.1     1,804.0      21.6       660.2       5.9       603.9      22.6       401.3      11.4


- ------------------------

(1)  Excludes any allocation of corporate and administrative expenses.


TELEVISION BROADCASTING

Set forth below are the principal types of broadcasting revenues earned by the Company's television stations for the periods indicated and the percentage contribution of each to total Company revenues:


                ------------------------------------------------------------------------------------------------------------
                                     YEAR ENDED DECEMBER 31                              THREE MONTHS ENDED MARCH 31
                        1993                  1994                  1995                  1995                  1996
                --------------------  --------------------  --------------------  --------------------  --------------------
                             PERCENT               PERCENT               PERCENT               PERCENT               PERCENT
                            OF TOTAL              OF TOTAL              OF TOTAL              OF TOTAL              OF TOTAL
(DOLLARS IN                  COMPANY               COMPANY               COMPANY               COMPANY               COMPANY
 THOUSANDS)        AMOUNT   REVENUES     AMOUNT   REVENUES     AMOUNT   REVENUES     AMOUNT   REVENUES     AMOUNT   REVENUES
                ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------
Net revenues:
  Local         $ 7,312.3      29.2%  $12,191.4      33.4%  $20,888.1      35.6%  $ 4,964.4      37.7%  $ 6,675.4      39.2%
  National        6,102.8      24.3     7,804.4      21.4    10,881.1      18.6     2,470.0      18.9     3,089.3      18.1
  Network
   compensation   1,286.1       5.1     1,297.5       3.5     2,486.8       4.2       595.7       4.5       866.6       5.1
  Political          17.7       0.1     1,029.0       2.8     1,174.2       2.0        25.4       0.2       212.9       1.2
  Production
   and other        284.8       1.1       504.1       1.4     1,319.8       2.3       294.2       2.2       605.4       3.6
                ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------
                $15,003.7      59.8%  $22,826.4      62.5%  $36,750.0      62.7%  $ 8,349.7      63.5%  $11,449.6      67.2%
                ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------
                ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------



In the Company's broadcasting operations, broadcast advertising is sold for placement either preceding or following a television stations' network programming and within local and syndicated programming. Broadcast advertising is sold in time increments and is priced primarily on the basis of a program's popularity among the specific audience an advertiser desires to reach, as measured by Nielsen. In addition, broadcast advertising rates are affected by the number of advertisers competing for the available time, the size and demographic makeup of the market served by the station and the availability of alternative advertising media in the market area. Broadcast advertising rates are the highest during the most desirable viewing hours, with corresponding reductions during other hours. The ratings of a local station affiliated with a major network can be affected by ratings of network programming.


Most broadcast advertising contracts are short-term, and generally run only for a few weeks. The Company estimates that approximately 56.5% and 57.6%, respectively, of the gross revenues of the Company's television stations for the year ended December 31, 1995 and the three months ended March 31, 1996, were generated from local advertising, which is sold by a station's sales staff directly to local accounts, and the remainder represents national advertising, which is sold by a station's national advertising sales representative. The stations generally pay commissions to advertising agencies on local, regional and national advertising and the stations also pay commissions to the national sales representative on national advertising.


Broadcast advertising revenues are generally highest in the second and fourth quarters of each year, due in part to increases in retail advertising in the spring and in the period leading up to and including the holiday season. In addition, broadcast advertising revenues are generally higher during even numbered election years due to spending by political candidates, which spending typically is heaviest during the fourth quarter.

The broadcasting operations' primary operating expenses are employee compensation, related benefits and programming costs. In addition, the broadcasting operations incur overhead expenses such as maintenance, supplies, insurance, rent and utilities. A large portion of the operating expenses of the broadcasting operations is fixed.

PUBLISHING

Set forth below are the principal types of publishing revenues earned by the Company's publishing operations for the periods indicated and the percentage contribution of each to total Company revenues.


                ------------------------------------------------------------------------------------------------------------
                                     YEAR ENDED DECEMBER 31                              THREE MONTHS ENDED MARCH 31
                        1993                  1994                  1995                  1995                  1996
                --------------------  --------------------  --------------------  --------------------  --------------------
                             PERCENT               PERCENT               PERCENT               PERCENT               PERCENT
                            OF TOTAL              OF TOTAL              OF TOTAL              OF TOTAL              OF TOTAL
                             COMPANY               COMPANY               COMPANY               COMPANY               COMPANY
                   AMOUNT   REVENUES     AMOUNT   REVENUES     AMOUNT   REVENUES   AMOUNT     REVENUES     AMOUNT   REVENUES
                ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------
(DOLLARS IN
 THOUSANDS)
Revenues:
  Retail
   advertising  $ 5,734.3      22.8%  $ 7,460.3      20.4%  $11,044.2      18.8%  $ 2,443.7      18.6%  $ 2,607.6      15.3%
  Classified      2,336.5       9.3     3,174.2       8.7     5,323.8       9.1     1,175.4       8.9     1,482.2       8.7
  Circulation     2,011.8       8.0     2,628.9       7.2     3,783.8       6.5       928.3       7.1     1,114.9       6.6
  Other              26.8       0.1       428.6       1.2     1,714.4       2.9       253.2       1.9       372.2       7.2
                ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------
                $10,109.4      40.2%  $13,692.0      37.5%  $21,866.2      37.3%  $ 4,800.6      36.5%  $ 5,576.9      32.8%
                ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------
                ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------



In the Company's publishing operations, advertising contracts are generally annual and primarily provide for a commitment as to the volume of advertising purchased by a customer. The publishing operations' advertising revenues are primarily generated from retail advertising. As with the broadcasting operations, the publishing operations' revenues are generally highest in the second and fourth quarters of each year.


The publishing operations' primary operating expenses are employee compensation, related benefits and newsprint costs. In addition, publishing operations incur overhead expenses such as maintenance, supplies, insurance, rent and utilities. A large portion of the operating expenses of the publishing operations is fixed, although the Company has experienced significant variability in its newsprint costs in recent years.

MEDIA CASH FLOW


The following table sets forth certain operating data for both the broadcast and publishing operations for the years ended December 31, 1993, 1994 and 1995, and the three months ended March 31, 1995 and 1996.



                   ---------------------------------------------------------
                                                        THREE MONTHS ENDED
(DOLLARS IN             YEAR ENDED DECEMBER 31               MARCH 31
 THOUSANDS)             1993        1994        1995        1995        1996
                   ---------   ---------   ---------   ---------   ---------
Operating income    $3,530.7   $ 6,276.4   $ 6,859.7    $1,991.1    $2,677.8
Add:
  Amortization of
   program
   license rights      924.9     1,218.0     1,647.0       401.8       646.8
  Depreciation
   and
   amortization      1,564.8     2,141.6     3,958.9       878.7     1,395.3
  Corporate
   overhead          2,326.7     1,958.4     2,258.3       493.0       775.6
  Non-cash
   compensation
   and
   contributions
   to the
   Company's
   401(k) plan,
   paid in common
   stock                   -       109.5     2,612.2       301.4       131.5
Less:
  Payments for
   program
   license
   liabilities        (976.2)   (1,181.6)   (1,776.8)     (481.3)     (661.6)
                   ---------   ---------   ---------   ---------   ---------
Media Cash Flow
 (1)                $7,370.9   $10,522.3   $15,559.3    $3,584.7    $4,965.4
                   ---------   ---------   ---------   ---------   ---------
                   ---------   ---------   ---------   ---------   ---------


- ------------------------

(1) Of Media Cash Flow, $4.9 million, $8.0 million and $13.6 million was attributable to the Company's broadcasting operations in 1993, 1994 and 1995, respectively; and $2.7 million and $4.2 million was attributable to the Company's broadcasting operations during the three months ended March 31, 1995 and 1996, respectively.


"Media Cash Flow" is defined as operating income from broadcast and publishing operations (and includes paging with regard to the Phipps Business) before income taxes and interest expense, plus depreciation and amortization (including amortization of program license rights), non-cash compensation and corporate overhead, less payments for program license liabilities. The Company has included Media Cash Flow data because such data are commonly used as a measure of performance for broadcast companies and are also used by investors to measure a company's ability to service debt. Media Cash Flow is not, and should not be used as, an indicator or alternative to operating income, net income or cash flow as reflected in the consolidated financial statements of the Company and is not a measure of financial performance under GAAP and should not be considered in isolation or as a substitute for measures of performance prepared in accordance with GAAP.

ACQUISITIONS


Since 1994, the Company has completed several broadcasting and publishing acquisitions. The operating results of the Company reflect significant increases in substantially all line items between the three months ended March 31, 1995 and 1996, and the years ended December 31, 1994 and 1995. The principal reason for these increases is the acquisition by the Company in January 1996 of the Augusta Business for $35.9 million and the assumption of $1.3 million of liabilities, and in September 1994 of WKYT and WYMT (together, the "Kentucky Business") for $38.1 million and the assumption of $2.3 million of liabilities (the "Kentucky Acquisition"). In addition, during 1994 the Company acquired THE ROCKDALE CITIZEN for approximately $4.8 million (May 1994) and four shoppers for approximately $1.5 million (October 1994) (collectively the "1994 Publishing Acquisitions"), and during 1995 the Company acquired the GWINNETT DAILY POST for approximately $3.7 million (January 1995) and three shoppers for an aggregate purchase price of approximately $1.4 million (September 1995) (collectively the "1995 Publishing Acquisitions"). The 1994 Publishing Acquisitions and the 1995 Publishing Acquisitions are collectively referred to as the "Publishing Acquisitions."

CASH FLOW PROVIDED BY (USED IN) OPERATING, INVESTING AND FINANCING ACTIVITIES.



The following table sets forth certain operating data for the Company for the years ended December 31, 1993, 1994 and 1995 and for the three months ended March 31, 1995 and 1996.



                      ---------------------------------------------------------
                                                           THREE MONTHS ENDED
(DOLLARS IN                YEAR ENDED DECEMBER 31               MARCH 31
THOUSANDS)                 1993        1994        1995        1995        1996
                      ---------   ---------   ---------   ---------   ---------
Cash flows provided
 by (used in):
    Operating
     activities          $1,324      $5,798      $7,600      $1,520      $3,119
    Investing
     activities           3,062     (42,770)     (8,929)     (2,369)    (36,013)
    Financing
     activities          (4,932)     37,200       1,331         582      34,416



THREE MONTHS ENDED MARCH 31, 1996 COMPARED TO THREE MONTHS ENDED MARCH 31, 1995



REVENUES. Total revenues for the three months ended March 31, 1996 increased $3.9 million, or 29.5%, over the three months ended March 31, 1995, from $13.1 million to $17.0 million. This increase was attributable to (i) the Augusta Acquisition, which occurred on January 4, 1996 and (ii) increases in publishing and broadcasting (excluding the Augusta Acquisition) revenues. The Augusta Acquisition accounted for $2.1 million, or 53.6%, of the revenue increase.



Broadcast net revenues increased $3.1 million, or 37.1%, over the same period of the prior year, from $8.3 million to $11.4 million. Revenues generated by the Augusta Acquisition accounted for $2.1 million, or 67.1%, of the increase. On a pro forma basis, broadcast net revenues for WRDW for the three months ended March 31, 1996 increased $125,000, or 6.4%, over the same period of the prior year. Broadcast net revenues, excluding the Augusta Acquisition, increased $1.0 million, or 12.2%, over the three months ended March 31, 1995. Approximately $627,000 and $117,000 of the $1.0 million increase in total broadcast net revenues, excluding the Augusta Acquisition, were due to higher local and political advertising spending, respectively. The Company's broadcast operations also experienced increased revenues of approximately $200,000 associated with a sports programming joint venture which covered the University of Kentucky's NCAA basketball championship.



Publishing revenues increased $776,000, or 16.2%, over the three months ended March 31, 1995, from $4.8 million to $5.6 million. Advertising and circulation revenues comprised $471,000 and $187,000, respectively, of the revenue increase. The increase in advertising revenue was primarily the result of rate and linage increases in classified advertising. The increase in circulation revenue can be attributed primarily to price increases over the same period of the prior year and the conversion of the GWINNETT DAILY POST to a five-day-a-week paper. Approximately $95,000 of the publishing revenue increase was the result of higher special events revenue.



OPERATING EXPENSES. Operating expenses for the three months ended March 31, 1996 increased $3.2 million, or 28.6%, over the three months ended March 31, 1995, from $11.2 million to $14.4 million, due to the Augusta Acquisition and increased expenses at the broadcasting and publishing operations.



Broadcasting expenses for the three months ended March 31, 1996 increased $1.7 million, or 30.8%, over the same period of the prior year, from $5.6 million to $7.3 million. This increase was primarily attributable to the Augusta Acquisition. On a pro forma basis, broadcast expenses for the Augusta Acquisition for the three months ended March 31, 1996 decreased $133,000, or 9.1%, over the same period of 1995, from $1.4 million to $1.3 million. Broadcasting expenses, excluding the Augusta Acquisition, increased $391,000, or 7.0%, primarily as a result of higher payroll related costs.



Publishing expenses for the three months ended March 31, 1996 increased $846,000, or 21.4%, over the same period of the prior year, from $4.0 million to $4.8 million. This increase resulted primarily from the conversion of the GWINNETT DAILY POST to a five-day-a-week paper and the acquisition of shoppers in September 1995. Newsprint costs increased 27% while consumption of newsprint increased 11%. Payroll related costs, promotional costs, product delivery costs and outside service costs increased over the same quarter of the prior year.



Corporate and administrative expenses for the three months ended March 31, 1996 increased $283,000, or 57.3%, over the same period of the prior year, from $493,000 to $776,000. This increase was attributable primarily to the addition of several new officers.

Depreciation of property and equipment and amorization of intangible assets was $1.4 million for the three months ended March 31, 1996 compared to $879,000 for the same period of the prior year, an increase of $516,000, or 58.8%. This increase was primarily the result of higher depreciation and amorization costs related to the Augusta Acquisition and $3.3 million of capital expenditures made in 1995.



Non-cash compensation paid in Class A Common Stock resulting from the Company's employment agreements with its current President and its former chief executive officer decreased $176,000, or 74.6%, for the three months ended March 31, 1996, from $236,000 to $60,000. This decrease resulted from the Company's award in 1995 of 150,000 shares of Class A Common Stock to its former chief executive officer, the expense for such award was recognized in 1995 (including $176,000 recognized in the quarter ended March 31, 1995).



INTEREST EXPENSE. Interest expense increased $780,000, or 56.7%, from $1.4 million for the three months ended March 31, 1995 to $2.2 million for the three months ended March 31, 1996. This increase was attributable primarily to increased levels of debt resulting from the financing of the Augusta Acquisition.



NET INCOME. Net income for the Company was $355,000 for the three months ended March 31, 1996, compared with $404,000 for the same period in 1995, a decrease of $49,000.


YEAR ENDED DECEMBER 31, 1995 COMPARED TO YEAR ENDED DECEMBER 31, 1994


REVENUES. Total revenues for the year ended December 31, 1995 increased $22.1 million, or 60.5%, over the year ended December 31, 1994, from $36.5 million to $58.6 million. This increase was attributable to (i) the effect of owning the Kentucky Business for all of 1995 versus the last four months of 1994 ($12.9 million), (ii) the Publishing Acquisitions ($6.4 million) and (iii) increases in total revenues of the Company of $2.8 million (excluding the Kentucky Business and the Publishing Acquisitions). The Kentucky Acquisition and the Publishing Acquisitions accounted for $19.3 million, or 87.3%, of the revenue increase.



Broadcast net revenues increased $13.9 million, or 61.0%, over the prior year, from $22.8 million to $36.7 million. Revenues generated by the Kentucky Acquisition accounted for $12.9 million, or 92.8%, of the increase. On a pro forma basis, broadcast net revenues for the Kentucky Business for the year ended December 31, 1995 increased $2.7 million, or 16.1%, over the year ended December 31, 1994, from $16.6 million to $19.3 million. Broadcast net revenues, excluding the Kentucky Acquisition, increased 6.1%, or $1.0 million, over the prior year. Approximately $889,000 and $304,000 of the $1.0 million increase in total broadcast net revenues, excluding the Kentucky Acquisition, were due to higher local and national advertising spending, respectively. Approximately $417,000 of the $1.0 million increase in total broadcast net revenues, excluding the Kentucky Acquisition, is a result of higher network compensation negotiated by the Company with CBS and NBC. These increases were offset by a $617,000 decrease in political advertising revenues associated with cyclical political activity.



Publishing revenues increased $8.2 million, or 59.7%, over the prior year, from $13.7 million to $21.9 million. Approximately $6.4 million, or 77.8%, of the increase was due to the Publishing Acquisitions. Publishing revenues, excluding the Publishing Acquisitions, increased $1.8 million, or 15.5%, over the prior year. Advertising and circulation revenue, excluding the Publishing Acquisitions, comprised approximately $885,000 and $511,000, respectively, of the revenue increase. This increase in circulation revenue can be attributed primarily to price increases over the prior year. This increase in classified advertising, excluding the Publishing Acquisitions, was primarily the result of rate and linage increases. Approximately $417,000 of the revenue increase, excluding the Publishing Acquisitions, was the result of higher special events and commercial printing revenues.



OPERATING EXPENSES. Operating expenses for the year ended December 31, 1995 increased $21.5 million, or 71.1%, over the year ended December 31, 1994, from $30.2 million to $51.7 million, primarily due to the Kentucky Acquisition ($9.8 million) and the Publishing Acquisitions ($7.6 million).



Broadcasting expenses increased $8.3 million, or 56.1%, over the prior year, from $14.9 million to $23.2 million. The increase was attributable primarily to the Kentucky Acquisition. On a pro forma basis, broadcast expenses for the Kentucky Business for the year ended December 31, 1995 increased $1.5 million, or 14.3%, over the year ended December 31, 1994, from $10.7 million to $12.2 million. The increase in broadcast expenses for the Kentucky

Business can be attributed primarily to increased payroll related costs and sales commissions. Broadcasting expenses, excluding the Kentucky Acquisition, remained relatively constant primarily as a result of lower syndicated film programming costs offset by higher payroll related costs.


Publishing expenses increased $8.8 million, or 78.7%, over the prior year, from $11.2 million to $20.0 million. Approximately $7.1 million, or 80.6%, of the increase was due to the Publishing Acquisitions. Publishing expenses, excluding the Publishing Acquisitions, increased $1.7 million, or 18.5%, primarily due to a 40% increase in newsprint cost, increased payroll related costs and product delivery and promotion costs.



Corporate and administrative expenses increased $300,000, or 15.3%, over the prior year, from $2.0 million to $2.3 million. This increase was attributable primarily to the amendment of an employment agreement with the Company's former chief executive officer, which resulted in a $440,000 charge to expense.



Depreciation of property and equipment and amortization of intangible assets was $3.9 million for the year ended December 31, 1995, compared to $2.1 million for the prior year, an increase of $1.8 million, or 84.9%. This increase was primarily the result of higher depreciation and amortization costs related to the Kentucky Acquisition and the Publishing Acquisitions.


Non-cash compensation paid in Class A Common Stock resulted from the Company's employment agreements with its current President and its former chief executive officer. The current President's employment agreement provides him with 122,034 shares of Class A Common Stock if his employment continues until September 1999. The Company will recognize $1.2 million of compensation expense for this award ratably over such five-year period. This agreement resulted in a charge to expense of $240,000 for the year ended December 31, 1995 as compared to $80,000 for the year ended December 31, 1994. In addition, the Company awarded 150,000 shares of Class A Common Stock, pursuant to the amended employment agreement with its former chief executive officer, which resulted in an expense of $2.1 million, all of which was recognized in 1995.


INTEREST EXPENSE. Interest expense increased $3.5 million, or 182.8%, from $1.9 million for the year ended December 31, 1994 to $5.4 million for the year ended December 31, 1995. This increase was attributable primarily to increased levels of debt resulting from the financing of the Kentucky Acquisition and the Publishing Acquisitions. The Company entered into a $25 million notional amount five year interest rate swap agreement on June 2, 1995, to effectively convert a portion of its floating rate debt to a fixed rate basis. The interest rate swap fixed the LIBOR base rate of the Old Credit Facility at 6.105% for the notional amount. Additional interest was due to or received from the bank based upon a comparison of the fixed base rate to the bank's three-month LIBOR rate on a quarterly basis. The Company recorded approximately $34,000 of interest expense relative to the interest rate swap in 1995. The effective interest rate of the Old Credit Facility and interest rate swap at December 31, 1995 was approximately 8.64% and 9.10%, respectively.



NET INCOME. Net income for the Company was $931,000 for the year ended December 31, 1995, compared with $2.8 million for the year ended December 31, 1994, a decrease of $1.9 million.


YEAR ENDED DECEMBER 31, 1994 COMPARED TO YEAR ENDED DECEMBER 31, 1993

REVENUES. Total revenues for the year ended December 31, 1994 increased $11.4 million or 45.4% over the year ended December 31, 1993, from $25.1 million to $36.5 million. Excluding the Kentucky Acquisition and the 1994 Publishing Acquisitions, the increase was $3.1 million or 12.3%.

Broadcast net revenues increased $7.8 million or 52.1% over the prior year, from $15.0 million to $22.8 million. Broadcast net revenues, excluding the Kentucky Acquisition, increased 9.8% or $1.5 million over the prior year. The Kentucky Acquisition contributed $6.3 million to this increase. Excluding the Kentucky Acquisition, approximately $921,000 of the $1.5 million increase was a result of higher levels of political advertising spending due to cyclical election activity in the Company's broadcast markets. Excluding the Kentucky Acquisition, local and national advertising contributed an additional $668,000 to the revenue increase. These increases were offset by decreased network compensation related to the preemption of network programming in favor of local advertising.

Publishing revenues increased $3.6 million or 35.4% over the prior year, from $10.1 million to $13.7 million. The 1994 Publishing Acquisitions contributed $2.0 million to this increase. Publishing revenues, excluding the 1994

Publishing Acquisitions, increased $1.6 million over the prior year. Advertising and circulation revenues comprised $833,000 and $436,000, respectively, of the revenue increase. Special events and commercial printing services accounted for $344,000 of the revenue increase.


OPERATING EXPENSES. Operating expenses for the year ended December 31, 1994 increased $8.7 million or 40.1% over the year ended December 31, 1993, from $21.6 million to $30.3 million, attributable primarily to the Kentucky Acquisition ($4.4 million) and the 1994 Publishing Acquisitions ($2.1 million).


Broadcasting expenses increased $4.8 million or 48.2% over the prior year, from $10.0 million to $14.8 million primarily due to the Kentucky Acquisition. Broadcasting expenses, excluding the Kentucky Acquisition, increased approximately $1.0 million, or 10.0%, over the prior year from $10.0 million to $11.0 million. This increase was attributable to increased payroll related costs associated with improvement of news programming, costs associated with coverage of the 1994 flood in Albany, Georgia and other costs related to on-air product upgrades at the stations.

Publishing expenses increased $3.5 million or 46.1% over the prior year, from $7.7 million to $11.2 million primarily as a result of the 1994 Publishing Acquisitions. Publishing expenses, excluding the 1994 Publishing Acquisitions, increased approximately $1.6 million or 20.9% during the year ended December 31, 1994, as compared to the prior year. This increase was primarily attributable to an 11.9% increase in newsprint usage, payroll related costs and other product improvement costs associated with format changes and expanded market coverage of THE ALBANY HERALD.

Corporate and administrative expenses decreased $368,000 or 15.8% during the year ended December 31, 1994, from $2.3 million to $1.9 million. This decrease can be attributed to lower professional fees and related expenses.

Depreciation of property and equipment and amortization of intangible assets was $2.2 million for the year ended December 31, 1994 compared to $1.6 million for the prior year, an increase of $577,000 or 36.9%. This increase was due principally from the depreciation and amortization expense related to the assets acquired in the Kentucky Acquisition and 1994 Publishing Acquisitions.

INTEREST EXPENSE. Interest expense was $1.9 million for the year ended December 31, 1994 compared to $985,000 for the prior year, an increase of $938,000 or 95.3%. This increase was due primarily to increased levels of debt resulting from the financing of the Kentucky Acquisition and the 1994 Publishing Acquisitions. At December 31, 1993 and 1994 the Company's outstanding debt was $7.3 million and $52.9 million, respectively.


NET INCOME. Net income for the Company was $2.8 million for the year ended December 31, 1994, compared with $2.5 million for the year ended December 31, 1993, an increase of $300,000.


RESULTS OF OPERATIONS OF THE PHIPPS BUSINESS

INTRODUCTION

The following analysis of the financial condition and results of operations of the Phipps Business should be read in conjunction with the Phipps Business's consolidated financial statements and notes thereto included elsewhere in this Prospectus.

The Phipps Business derives its revenues from its television broadcasting operations which consist of two CBS-affiliated television stations serving Tallahassee, Florida/Thomasville, Georgia and Knoxville, Tennessee, a satellite broadcasting business based in Tallahassee, Florida and a paging business also based in Tallahassee, Florida.

Set forth below, for the periods indicated, is certain information concerning the relative contributions of the Phipps Business's broadcasting (including satellite broadcasting) and paging operations.


                          ------------------------------------------------------------------------------------------------
                                            YEAR ENDED DECEMBER 31                        THREE MONTHS ENDED MARCH 31
                                 1993                1994                1995               1995               1996
                          ------------------  ------------------  ------------------  -----------------  -----------------
                                     PERCENT             PERCENT             PERCENT            PERCENT            PERCENT
(DOLLARS IN THOUSANDS)       AMOUNT OF TOTAL     AMOUNT OF TOTAL     AMOUNT OF TOTAL    AMOUNT OF TOTAL    AMOUNT OF TOTAL
                          --------- --------  --------- --------  --------- --------  -------- --------  -------- --------
TELEVISION BROADCASTING
Revenues                  $19,460.1    83.7%  $21,524.3    83.4%  $22,424.1    82.1%  $4,801.3    79.5%  $5,207.8    79.6%
Operating income (1)        6,636.4    92.8     9,298.1    91.6     9,635.3    90.4    1,828.8    83.7    1,918.2    84.9

PAGING
Revenues                  $ 3,787.9    16.3%  $ 4,276.6    16.6%  $ 4,897.5    17.9%  $1,238.4    20.5%  $1,338.8    20.4%
Operating income (1)          512.7     7.2       854.9     8.4     1,026.9     9.6      355.2    16.3      340.0    15.1


- ------------------------

(1)  Excludes any allocation of corporate and administrative expenses.


TELEVISION BROADCASTING AND PAGING REVENUES

Set forth below are the principal types of broadcast net revenues earned by the Phipps Business's television stations (including the satellite broadcasting operation) for the periods indicated and the percentage contribution of each to the Phipps Business's total revenues.


                          ------------------------------------------------------------------------------------------------
                                            YEAR ENDED DECEMBER 31                        THREE MONTHS ENDED MARCH 31
                                 1993                1994                1995               1995               1996
                          ------------------  ------------------  ------------------  -----------------  -----------------
                                     PERCENT             PERCENT             PERCENT            PERCENT            PERCENT
                                    OF TOTAL            OF TOTAL            OF TOTAL           OF TOTAL           OF TOTAL
                                    REVENUES            REVENUES            REVENUES           REVENUES           REVENUES
                                          OF                  OF                  OF                 OF                 OF
                                      PHIPPS              PHIPPS              PHIPPS             PHIPPS             PHIPPS
(DOLLARS IN THOUSANDS)       AMOUNT BUSINESS     AMOUNT BUSINESS     AMOUNT BUSINESS    AMOUNT BUSINESS    AMOUNT BUSINESS
                          --------- --------  --------- --------  --------- --------  -------- --------  -------- --------
TELEVISION BROADCASTING
Net revenues:
  Local                   $ 9,732.8    41.9%  $10,412.2    40.4%  $11,149.2    40.8%  $2,370.2    39.3%  $2,558.3    39.1%
  National                  7,057.2    30.4     7,217.0    27.9     7,844.9    28.7    1,646.7    27.3    1,691.2    25.8
  Network compensation      1,164.6     5.0     1,433.2     5.6     1,740.1     6.4      425.6     7.1      393.1     6.0
  Political                     9.1     0.0     1,147.1     4.4        33.9     0.1         --      --       50.8     0.8
  Production and other
   (1)                      1,496.4     6.4     1,314.8     5.1     1,656.0     6.1      358.8     5.8      514.4     7.9
                          --------- --------  --------- --------  --------- --------  -------- --------  -------- --------
                          $19,460.1    83.7%  $21,524.3    83.4%  $22,424.1    82.1%  $4,801.3    79.5%  $5,207.8    79.6%
                          --------- --------  --------- --------  --------- --------  -------- --------  -------- --------
                          --------- --------  --------- --------  --------- --------  -------- --------  -------- --------


- ------------------------

(1)  Includes satellite broadcasting business.


Set forth below are the principal types of revenues earned by the Phipps Business's paging operations for the periods indicated and the percentage contribution of each to the Phipps Business's total revenues.


                          ------------------------------------------------------------------------------------------------
                                            YEAR ENDED DECEMBER 31                        THREE MONTHS ENDED MARCH 31
                                 1993                1994                1995               1995               1996
                          ------------------  ------------------  ------------------  -----------------  -----------------
                                     PERCENT             PERCENT             PERCENT            PERCENT            PERCENT
                                    OF TOTAL            OF TOTAL            OF TOTAL           OF TOTAL           OF TOTAL
                                    REVENUES            REVENUES            REVENUES           REVENUES           REVENUES
                                          OF                  OF                  OF                 OF                 OF
                                      PHIPPS              PHIPPS              PHIPPS             PHIPPS             PHIPPS
(DOLLARS IN THOUSANDS)       AMOUNT BUSINESS     AMOUNT BUSINESS     AMOUNT BUSINESS    AMOUNT BUSINESS    AMOUNT BUSINESS
                          --------- --------  --------- --------  --------- --------  -------- --------  -------- --------
PAGING
Net revenues:
  Paging lease and
   service                $ 3,741.6    16.1%  $ 4,201.4    16.3%  $ 5,004.9    18.3%  $1,214.9    20.1%  $1,391.9    21.2%
  Other                        46.3     0.2        75.2     0.3      (107.4)     (.4)     23.5     0.4      (53.1)    (0.8)
                          --------- --------  --------- --------  --------- --------  -------- --------  -------- --------
                          $ 3,787.9    16.3%  $ 4,276.6    16.6%  $ 4,897.5    17.9%  $1,238.4    20.5%  $1,338.8    20.4%
                          --------- --------  --------- --------  --------- --------  -------- --------  -------- --------
                          --------- --------  --------- --------  --------- --------  -------- --------  -------- --------

MEDIA CASH FLOW



The following table sets forth certain operating data for the broadcast and paging operations for the years ended December 31, 1993, 1994 and 1995 and for the three months ended March 31, 1995 and 1996.



                           -------------------------------------------------------------------------
                                                                       THREE MONTHS ENDED MARCH 31
                                   YEAR ENDED DECEMBER 31
(DOLLARS IN THOUSANDS)            1993          1994          1995            1995              1996
                           -----------   -----------   -----------   -------------     -------------
Operating income              $4,686.9      $7,667.6      $7,381.8        $1,414.7          $1,887.1
Add:
  Amortization of program
   license rights              1,552.4       1,021.4         844.8           211.2             231.9
  Depreciation and
   amortization                2,836.0       2,672.2       3,120.4           700.3             758.8
  Corporate overhead           2,462.2       2,485.4       3,280.4           769.4             371.2
Less:
  Payments for program
   license liabilities        (1,072.0)       (863.3)       (931.0)         (229.0)           (248.3)
                           -----------   -----------   -----------   -------------     -------------
Media Cash Flow (1)          $10,465.5     $12,983.3     $13,696.4        $2,866.6          $3,000.6
                           -----------   -----------   -----------   -------------     -------------
                           -----------   -----------   -----------   -------------     -------------


- ------------------------

(1) Of Media Cash Flow, $9.2 million, $11.5 million and $11.9 million was attributable to the Phipps Business's broadcasting operations in 1993, 1994 and 1995, respectively. Of Media Cash Flow, $2.3 million and $2.5 million was attributable to the Phipps Business's broadcasting operations for the three months ended March 31, 1995 and 1996, respectively.



CASH FLOW PROVIDED BY (USED IN) OPERATING, INVESTING AND FINANCING ACTIVITIES



The following table sets forth certain operating data for the Phipps Business for the years ended December 31, 1993, 1994 and 1995 and for the three months ended March 31, 1995 and 1996.



                           -------------------------------------------------------------------------
                                                                           THREE MONTHS ENDED
                                   YEAR ENDED DECEMBER 31                       MARCH 31
(DOLLARS IN THOUSANDS)            1993          1994          1995            1995              1996
                           -----------   -----------   -----------   -------------     -------------
Cash flows provided by
 (used in):
  Operating activities          $7,397        $9,808        $9,259          $2,094            $3,337
  Investing activities          (2,953)       (2,506)       (3,828)           (965)             (295)
  Financing activities          (4,418)       (7,233)       (4,906)         (1,092)           (3,476)



THREE MONTHS ENDED MARCH 31, 1996 COMPARED TO THREE MONTHS ENDED MARCH 31 1995



REVENUES. Total revenues for the three months ended March 31, 1996 increased $507,000, or 8.4%, over the three months ended March 31, 1995, from $6.0 million to $6.5 million. This increase was attributable to an improvement in local, national and political advertising revenue in the broadcasting operations and the implementation of a reseller program in the paging operations.



Broadcast net revenues, including production and other, increased $406,000, or 8.5%, over the same period of the prior year, from $4.8 million to $5.2 million. Approximately $188,000, $44,000, $51,000 and $155,000 of the increase in total broadcast net revenues was due to higher local advertising revenue, national advertising revenue, political advertising revenue and production revenues, respectively, offset by a $32,000 decrease in network compensation. In addition, revenues generated from satellite broadcasting operations increased due to additional equipment coming on line.



Net paging revenues increased $100,000, or 8.1%, over the same period of the prior year, from $1.2 million to $1.3 million. The increase was attributable primarily to higher sales volume generated by a reseller program implemented during 1995.



OPERATING EXPENSES. Broadcasting expenses increased $243,000, or 9.9%, over the same period of the prior year, from $2.5 million to $2.7 million. The increase was attributable primarily to higher payroll and related costs, higher levels of other expenditures in the sales and news departments and additional costs associated with new equipment.

Paging expenses increased $140,000, or 20.2%, over the same period of the prior year, from $695,000 to $835,000. The increase was attributable primarily to higher payroll, sales and operating costs associated with revenue growth.



Corporate and administrative expenses for the three months ended March 31, 1996 decreased $398,000, or 51.8%, from the same period of the prior year, from $769,000 to $371,000. The decrease was attributable to lower personnel costs and the termination of certain executive benefit plans.



Depreciation of property and equipment and amortization of intangible assets for the three months ended March 31, 1996 increased $59,000, or 8.4%, over the same period as the prior year, from $700,000 to $759,000. This increase was primarily the result of higher depreciation costs relating to property and equipment purchases and higher amortization of intangible assets in connection with the purchase of certain minority interests of WKXT in Knoxville, Tennessee.



INTEREST EXPENSE. Interest expense decreased $22,000, or 19.3% from the same period of the prior year from $114,000 to $92,000.



NET INCOME. The net income for the Phipps Business was $1.7 million for the three months ended March 31, 1996 compared with $1.2 million for the three months ended March 31, 1995, an increase of $478,000 or 38.3%.



YEAR ENDED DECEMBER 31, 1995 COMPARED TO YEAR ENDED DECEMBER 31, 1994



REVENUES. Total revenues for the year ended December 31, 1995 increased $1.5 million, or 5.9%, over the year ended December 31, 1994, from $25.8 million to $27.3 million. This increase was attributable to an improvement in local and national advertising revenue in the broadcasting operations and the implementation of a reseller program in the paging operations.



Broadcast net revenues increased $900,000, or 4.2%, over the prior year, from $21.5 million to $22.4 million. Approximately $737,000, $628,000, $307,000 and
$341,000 of the increase in total broadcast net revenues was due to higher local advertising revenue, national advertising revenue, network compensation and production revenues, respectively, offset by a $1.1 million decrease in political advertising spending associated with cyclical political activity. In addition, revenues generated from satellite broadcasting operations increased due to additional equipment coming on line.



Net paging revenues increased $621,000, or 14.5%, over the prior year, from $4.3 million to $4.9 million. The increase was attributable primarily to higher sales volume generated by a reseller program implemented during 1995.



OPERATING EXPENSES. Operating expenses for the year ended December 31, 1995 increased $1.8 million, or 10.0%, over the year ended December 31, 1994, from $18.1 million to $19.9 million. The increase was attributable primarily to higher payroll and related costs and sales expenses and commissions associated with higher sales volumes, increased corporate overhead and depreciation and amortization costs.



Broadcasting expenses increased $276,000, or 2.7%, over the prior year, from $10.2 million to $10.5 million. The increase was attributable primarily to higher payroll and related costs offset by lower syndicated film programming costs.



Paging expenses increased $288,000, or 10.4%, over the prior year, from $2.8 million to $3.1 million. The increase was attributable primarily to higher payroll, sales and operating costs associated with revenue growth.



Corporate and administrative expenses for the year ended December 31, 1995 increased $794,000, or 32.0%, over the year ended December 31, 1994, from $2.5 million to $3.3 million. The increase was attributable to higher personnel costs and overhead allocation.



Depreciation of property and equipment and amortization of intangible assets for the year ended December 31, 1995 increased $448,000, or 16.8%, over the year ended December 31, 1994, from $2.7 million to $3.1 million. This increase was primarily the result of higher depreciation costs relating to property and equipment purchases and higher amortization of intangible assets in connection with the purchase of certain minority interests of WKXT in Knoxville, Tennessee.


INTEREST EXPENSE. Interest expense remained relatively unchanged from year to year.

NET INCOME. Net income for the Phipps broadcasting and paging operations was $6.3 million for the year ended December 31, 1995 compared with $7.2 million for the year ended December 31, 1994, a decrease of $900,000.


YEAR ENDED DECEMBER 31, 1994 COMPARED TO YEAR ENDED DECEMBER 31, 1993


REVENUES. Total revenues for the year ended December 31, 1994 increased $2.6 million, or 11.0%, over the year ended December 31, 1993, from $23.2 million to $25.8 million. This increase was attributable to higher local, national and political advertising as well as an increase in network compensation. In addition, paging revenues increased as geographic coverage expanded.



Broadcast net revenues increased $2.1 million, or 10.6%, over the prior year, from $19.5 million to $21.5 million. Approximately $679,000 and $160,000 of the $2.1 million increase in total broadcast net revenues is due to higher local and national advertising spending, respectively. Approximately $269,000 and $1.1 million of the $2.1 million increase is due to higher network compensation and political advertising revenues associated with cyclical political activity, respectively, offset by a $182,000 decrease in satellite broadcasting revenues.



Net paging revenues increased $489,000, or 12.9%, over the prior year, from $3.8 million to $4.3 million. The increase was attributable primarily to higher sales volume due to increased geographical coverage.



OPERATING EXPENSES. Operating expenses for the year ended December 31, 1994 decreased $428,000, or 2.3%, from the year ended December 31, 1993, from $18.6 million to $18.2 million. The decrease was attributable primarily to lower syndicated programming costs, offset by slightly higher paging expenses due to higher sales volume and lower depreciation.



Broadcasting expenses decreased $523,000, or 4.9%, from the prior year, from $10.7 million to $10.2 million. The decrease was attributable primarily to the write-off of certain syndicated programming in 1993 that was not being utilized.



Paging expenses increased $235,000, or 9.3%, over the prior year, from $2.5 million to $2.8 million. The increase was attributable primarily to costs associated with higher sales volume.


Corporate and administrative expenses remained relatively unchanged from year to year.


Depreciation of property and equipment and amortization of intangible assets for the year ended December 31, 1994 decreased $164,000, or 5.8%, from the year ended December 31, 1993, from $2.8 million to $2.7 million. This decrease was primarily the result of the completion of depreciation for certain items of equipment purchased in 1988.



INTEREST EXPENSE. Interest expense for the year ended December 31, 1994 decreased $152,000, or 24.0%, from the year ended December 31, 1993, from $632,000 to $480,000. This decrease was attributable primarily to lower levels of debt associated with WKXT.



NET INCOME. Net income for the Phipps Business was $7.2 million for the year ended December 31, 1994, compared with $3.9 million for the year ended December 31, 1993, an increase of $3.3 million.


LIQUIDITY AND CAPITAL RESOURCES


Following the consummation of the KTVE Sale, the Phipps Acquisition, the Financing, the Offering and the Concurrent Offering, the Company will be highly leveraged. The Company anticipates that its principal uses of cash for the next several years will be working capital and debt service requirements, cash dividends, capital expenditures and expenditures related to additional acquisitions. The Company anticipates that its operating cash flow, together with borrowings available under the Senior Credit Facility, will be sufficient for such purposes for the remainder of 1996 and for 1997.



The Company's working capital (deficiency) was $1.1 million, $(221,000) and $3.1 million at December 31, 1994 and 1995, and March 31, 1996, respectively. The working capital of the Phipps Business was $1.4 million, $2.6 million and $1.5 million at December 31, 1994 and 1995, and March 31, 1996, respectively. The Company's cash provided from operations was $5.8 million and $7.6 million for the years ended December 31, 1994 and 1995, respectively, and $1.5 million and $3.1 million for the three months ended March 31, 1995 and 1996, respectively.

The Phipps Business's cash provided from operations was $9.8 million and $9.3 million for the years ended December 31, 1994 and 1995, respectively, and $2.1 million and $3.3 million for the three months ended March 31, 1995 and 1996, respectively.



The Company was provided $3.0 million in cash in 1993 from investing activities and used $42.8 million and $8.9 million of cash in investing activities in 1994 and 1995, respectively. The change of $45.9 million from 1993 to 1994 was due primarily to the Kentucky Acquisition and the 1994 Publishing Acquisitions. The change of $33.9 million from 1994 to 1995 was due primarily to the Kentucky Acquisition and the 1994 Publishing Acquisitions, partially offset by the 1995 Publishing Acquisitions and the deferred costs related to the Augusta Acquisition. The Phipps Business's cash used in investing activities was $2.5 million and $3.8 million in 1994 and 1995, respectively. The Company's cash used in investing activities was $2.4 million and $36.0 million for the three months ended March 31, 1995 and 1996, respectively. The increased usage of $33.6 million was due primarily to the Augusta Acquisition. The Phipps Business's cash used in investing activities was $965,000 and $295,000 for the three months ended March 31, 1995 and 1996, respectively.



The Company used $4.9 million in cash in 1993, and was provided $37.2 million and $1.3 million in cash by financing activities in 1994 and 1995, respectively. The use of cash in 1993 resulted primarily from the repayment of debt while cash provided by financing activities in 1994 and 1995 was principally due to increased borrowings in 1994 to finance the Kentucky Acquisition and the 1994 Publishing Acquisitions, as well as increased borrowings in 1995 to finance the 1995 Publishing Acquisitions and the funding of the deposit for the Augusta Acquisition. On January 4, 1996, the Company acquired the Augusta Business. The cash consideration of approximately $35.9 million, including acquisition costs of approximately $600,000, was financed primarily through long-term borrowings under the Old Credit Facility and through the sale of the 8% Note to Bull Run. Long-term debt was $54.3 million and $88.4 million at December 31, 1995 and March 31, 1996, respectively. The balance of the Old Credit Facility was $28.4 million and $52.6 million, at December 31, 1995 and March 31, 1996, respectively. The effective interest rate of the Old Credit Facility was 8.96% at March 31, 1996. Principal maturities on long-term debt at December 31, 1995 included $2.9 million and $5.0 million for the years ended 1996 and 1997 respectively. The Company anticipates that its operating cash flows, together with borrowings available under the Senior Credit Facility will be sufficient to provide for such payments. For the year ended December 31, 1995, the Augusta Business reported net revenues and broadcast cash flow of $8.7 million and $2.8 million, respectively. The Phipps Business used $7.2 million and $4.9 million in cash for financing activities in 1994 and 1995, respectively. The Company was provided $582,000 and $34.4 million in cash by financing activities for the three months ended March 31, 1995 and 1996, respectively, due primarily to the funding of the Gwinnett Acquisition in 1995 and the Augusta Acquisition in 1996. The Phipps Business used $1.1 million and $3.5 million in cash for financing activities for the three months ended March 31, 1995 and 1996, respectively.



Under the terms of the Old Credit Facility, the Company had additional borrowing capacity at March 31, 1996 of approximately $4.0 million. Under the Old Credit Facility, after giving effect to the consummation of this Offering, the Concurrent Offering, the KTVE Sale and the Phipps Acquisition, the Company would not have been able to incur additional indebtedness as of March 31, 1996. Under the terms of the Old Credit Facility, the Company is allowed to make $3.0 million of capital expenditures annually. The terms of the Senior Credit Facility allow for $5.0 million of capital expenditures annually. The Company believes that cash flow from operations will be sufficient to fund such expenditures, which will be adequate for the Company's normal replacement requirements.



The Company regularly enters into program contracts for the right to broadcast television programs produced by others and program commitments for the right to broadcast programs in the future. Such programming commitments are generally made to replace expiring or canceled program rights. Payments under such contracts are made in cash or the concession of advertising spots for the program provider to resell, or a combination of both. At December 31, 1995, payments on program license liabilities due in 1996 and 1997, which will be paid with cash from operations, were $491,000 and $1.4 million, respectively.



In 1995, the Company made $3.3 million in capital expenditures, relating primarily to the broadcasting operations and paid $1.8 million for program broadcast rights. During the three months ended March 31, 1996, the Company made $814,000 in capital expenditures, relating primarily to broadcasting operations, and paid $662,000 for program broadcast rights. During 1995, the Phipps Business made $3.2 million in capital expenditures and paid $931,000 for program broadcast rights. During the three months ended March 31, 1996, the Phipps Business made $710,000 in capital expenditures and paid $248,000 for program broadcast rights. The Company anticipates making an aggregate of $3.0 million in capital expenditures and $2.7 million in payments for program broadcast rights during 1996. Subsequent to the consummation of the Phipps Acquisition, the Company anticipates that its annual capital expenditures will approximate $5.0 million.



In addition to the consummation of the Phipps Acquisition, the Company intends to implement the Financing to increase liquidity and improve operating and financial flexibility. Pursuant to the Financing, the Company will (i) retire approximately $52.6 million principal amount of outstanding indebtedness under the Old Credit Facility, together with accrued interest thereon, (ii) retire approximately $25.0 million aggregate principal amount of outstanding indebtedness under the Senior Note, together with accrued interest thereon and a prepayment fee, (iii) issue $10.0 million liquidation preference of its Series A Preferred Stock in exchange for the 8% Note issued to Bull Run, (iv) issue to Bull Run $10.0 million liquidation preference of its Series B Preferred Stock with warrants to purchase up to 500,000 shares of Class A Common Stock (representing 10.1% of the currently issued and outstanding Class A Common Stock, after giving effect to the exercise of such warrants) for cash proceeds of $10.0 million and (v) enter into the Senior Credit Facility which will provide for a term loan and revolving credit facility aggregating $125.0 million. See "The Phipps Acquisition, the KTVE Sale and the Financing-The Financing."



The Old Credit Facility is a $55.0 million line of credit available for working capital requirements and general corporate purposes. The Old Credit Facility matures in March 2003, provides for increasing quarterly amortization, includes certain customary financial covenants and bears interest at a rate of 3.5% over LIBOR, subject to adjustment based on the Company's leverage ratio. The Old Credit Facility also requires the Company to use its annual Excess Cash Flow (as defined) to repay indebtedness thereunder at the end of each year. The Senior Credit Facility is guaranteed by each of the Company's subsidiaries and is secured by liens on substantially all of the assets of the Company and its subsidiaries. As part of the Financing and as a condition of this Offering, the Company will replace the Old Credit Facility with the Senior Credit Facility and the Company has entered into a commitment letter with respect thereto. See "Description of Certain Indebtedness -- The Senior Credit Facility."



The Company has entered into the KTVE Agreement to sell KTVE for approximately $9.5 million in cash plus the amount of the accounts receivable on the date of the closing, which is expected to occur by September 1996, although there can be no assurance with respect thereto. The Company anticipates the taxes for the KTVE Sale will aggregate approximately $2.8 million.


In connection with the Phipps Acquisition, the Company will be required to divest WALB and WJHG under current FCC regulations. However, these rules may be revised by the FCC upon conclusion of pending rulemaking proceedings. In order to satisfy applicable FCC requirements, the Company, subject to FCC approval, intends to swap such assets for assets of one or more television stations of comparable value and with comparable broadcast cash flow in a transaction qualifying for deferred capital gains treatment under the "like-kind exchange" provision of Section 1033 of the Code. If the Company is unable to effect such a swap on satisfactory terms within the time period granted by the FCC under the waivers, the Company may transfer such assets to a trust with a view towards the trustee effecting a swap or sale of such assets. Any such trust arrangement would be subject to the approval of the FCC. It is anticipated that the Company would be required to relinquish operating control of such assets to a trustee while retaining the economic risks and benefits of ownership. If the Company or such trust is required to effect a sale of WALB, the Company would incur a significant gain and related tax liability, the payment of which could have a material adverse effect on the Company's ability to acquire comparable assets without incurring additional indebtedness.

The Company and its subsidiaries file a consolidated federal income tax return and such state or local tax returns as are required. On a pro forma basis after giving effect to the Augusta Acquisition, the KTVE Sale, the Concurrent Offering, the Financing, the Phipps Acquisition and this Offering, the Company anticipates that it will generate taxable operating losses for the foreseeable future.

The Company does not believe that inflation in past years has had a significant impact on the Company's results of operations nor is inflation expected to have a significant effect upon the Company's business in the near future.

                                    BUSINESS


The Company owns and operates seven network-affiliated television stations in medium-size markets in the southeastern United States, six of which are ranked number one in their respective markets. Five of the stations are affiliated with CBS and two are affiliated with NBC. In connection with the Phipps Acquisition, the Company will be required under current regulations of the FCC to divest its NBC affiliates in Albany, Georgia and Panama City, Florida. For a discussion of the Company's plans regarding such divestiture, see "Risk Factors -- FCC Divestiture Requirement" and "The Phipps Acquisition, the KTVE Sale and the Financing." The Company also owns and operates three daily newspapers, two shoppers and a paging business, all located in the Southeast. The Company derives significant operating advantages and cost saving synergies through the size of its television station group and the regional focus of its television and publishing operations. These advantages and synergies include (i) sharing television production facilities, equipment and regionally oriented programming,
(ii) the ability to purchase television programming for the group as a whole,
(iii) negotiating network affiliation agreements on a group basis and (iv) purchasing newsprint and other supplies in bulk. In addition, the Company believes that its regional focus can provide advertisers with an efficient network through which to advertise in the fast-growing Southeast.


In 1993, after the acquisition of a large block of Class A Common Stock by a new investor, the Company implemented a strategy to foster growth through strategic acquisitions. Since 1994, the Company's significant acquisitions have included three television stations and two newspapers, all located in the Southeast. As a result of the Company's acquisitions and in support of its growth strategy, the Company has added certain key members of management and has greatly expanded its operations in the television broadcasting and newspaper publishing businesses.


In January 1996, the Company acquired WRDW serving Augusta, Georgia for approximately $35.9 million in cash, including acquisition costs of approximately $600,000, but excluding assumed liabilities of approximately $4.0 million. In December 1995, the Company entered into an asset purchase agreement to acquire two CBS-affiliated stations, WCTV serving Tallahassee, Florida/Thomasville, Georgia and WKXT in Knoxville, Tennessee, a satellite broadcasting business and a paging business. The Company believes that the Phipps Acquisition will further enhance the Company's position as a major regional television broadcaster and is highly attractive for a number of reasons, including (i) the stations' strategic fit within the Southeast, (ii) WCTV's leading station market position and WKXT's significant growth potential,
(iii) strong station broadcast cash flows, (iv) opportunities for revenue growth utilizing the Company's extensive management expertise with medium-size stations and (v) opportunities for synergies between WCTV and WKXT and the Company's existing stations with regard to revenue enhancement and cost controls. The consummation of the Phipps Acquisition is currently expected to occur by September 1996, although there can be no assurance with respect thereto.



In May 1996, the Company entered into the KTVE Agreement to sell KTVE serving Monroe, Louisiana/El Dorado, Arkansas for approximately $9.5 million in cash plus the amount of the accounts receivable on the date of the closing, which is expected to occur by September 1996, although there can be no assurance with respect thereto.



For the year ended December 31, 1995, on a pro forma basis, the Company had net revenues, Media Cash Flow, operating cash flow and net (loss) of $90.6 million, $30.3 million, $28.1 million and $(3.8) million, respectively. For the three months ended March 31, 1996, on a pro forma basis, the Company had net revenues, Media Cash Flow, operating cash flow and net (loss) of $22.5 million, $7.6 million, $6.8 million and $(810,000), respectively. Net revenues, Media Cash Flow and operating cash flow on a pro forma basis for the year ended December 31, 1995 increased 148.2%, 188.4%, and 227.9% respectively, while net income decreased 238.7% from the historical amounts for the year ended December 31, 1994. Net revenues, Media Cash Flow and operating cash flow on a pro forma basis for the three months ended March 31, 1996 increased 71.2%, 110.9% and 119.1 %, respectively, while net income decreased 300.5% from the historical amounts for the three months ended March 31, 1995.

The following table sets forth certain information for each of the Company's television stations.

- --------------------------------------------------------------------------------

                                                                                                          PRO FORMA
                                                                                               -------------------------------
                                                                                   IN-MARKET             YEAR ENDED
                                                                                   SHARE OF           DECEMBER 31, 1995
                                                                         STATION   HOUSEHOLDS  -------------------------------
              NETWORK                       YEAR       DMA  CHANNEL/     RANK IN    VIEWING                          OPERATING
STATION   AFFILIATION           MARKET  ACQUIRED   RANK(1)  FREQUENCY     DMA(2)      TV         NET REVENUES       INCOME (6)
- --------  ----------- ----------------  --------  --------  ----------   -------   ---------   --------------   --------------
                                                                                                       (IN THOUSANDS)
WKYT          CBS        Lexington, KY      1994     68     27/UHF   (3)     1           33%          $15,553           $5,247
WYMT          CBS           Hazard, KY      1994     68     57/UHF   (3)     1(4)         24            3,721              831
WRDW          CBS          Augusta, GA      1996    111     12/VHF           1            36            8,888            1,853
WALB(5)       NBC           Albany, GA      1954    152     10/VHF           1            80            9,445            4,795
WJHG(5)       NBC      Panama City, FL      1960    159     7/VHF            1            53            3,843              270
PHIPPS ACQUISITION
WKXT          CBS        Knoxville, TN               62     8/VHF            3            22            9,269            2,479
WCTV          CBS      Tallahassee, FL              116     6/VHF            1            60           11,862            3,953
                       Thomasville, GA

           THREE MONTHS ENDED MARCH 31,
                       1996
          -------------------------------
                                OPERATING
STATION     NET REVENUES       INCOME (6)
- --------  --------------   --------------
                  (IN THOUSANDS)
WKYT              $3,823           $1,130
WYMT               1,042              230
WRDW               2,080              482
WALB(5)            2,340            1,098
WJHG(5)            1,099              150
PHIPPS A
WKXT               1,973              253
WCTV               2,801              835


- ------------------------
(1) Ranking of DMA served by a station among all DMAs is measured by the number of television households within the DMA based on the November 1995 Nielsen estimates.

(2) Represents station rank in DMA as determined by November 1995 Nielsen estimates of the number of television sets tuned to the Company's station as a percentage of the number of television sets in use in the market for the Sunday through Saturday 6 a.m. to 2 a.m. time period.

(3)  All stations in the market are UHF stations.
(4) The market area served by WYMT is an 18-county trading area, as defined by Nielsen, and is included in the Lexington, Kentucky DMA. WYMT's station rank is based upon its position in the 18-county trading area.

(5) The Company will be required under current FCC regulations to divest WALB and WJHG in connection with the Phipps Acquisition. For a discussion of the Company's plans, see "Risk Factors-FCC Divestiture Requirement" and "The Phipps Acquisition, the KTVE Sale and the Financing."


(6) Represents pro forma income before allocation of miscellaneous income (expense), corporate overhead, interest expense and income taxes.



The Company's three newspapers, THE ALBANY HERALD, THE ROCKDALE CITIZEN and the GWINNETT DAILY POST and two shoppers had net revenues and operating income (income before miscellaneous income (expense), allocation of corporate overhead, interest expense and income taxes) of $21.9 million and $660,000, respectively, for the year ended December 31, 1995, $5.6 million and $402,000 for the three months ended March 31, 1996, respectively. The satellite broadcasting business and paging business, which are part of the Phipps Business, had net revenues and operating income (income before the allocation of miscellaneous income (expense), corporate overhead, interest expense and income taxes) of $6.2 million and $542,000 for the year ended December 31, 1995 and $1.8 million and $242,000 for the three months ended March 31, 1996, respectively.


The following table sets forth certain information for each of the Company's publications:


                      ------------------------------------------------------------------------------------------------
                                                                                           PRO FORMA
                                                                          --------------------------------------------
                                                                                                   THREE MONTHS ENDED
                                                                           YEAR ENDED DECEMBER
                                                                                 31, 1995            MARCH 31, 1996
                                                                          ----------------------  --------------------
                                                                                       OPERATING             OPERATING
                                                                                          INCOME                INCOME
                                                               PUBLISHED          NET     (LOSS)        NET     (LOSS)
PUBLICATION                      COVERAGE AREA    CIRCULATION   PER WEEK     REVENUES        (1)   REVENUES        (1)
- --------------------  ------------------------  -------------  ---------  -----------  ---------  ---------  ---------
                                                                                         (IN THOUSANDS)
THE ALBANY HERALD     25 counties in Southwest   34,000 daily          7      $13,535     $2,010     $3,518      $ 820
                                       Georgia  40,000 Sunday
THE ROCKDALE CITIZEN     2 counties in Georgia         10,000          5        3,854      (212)        795       (69)
                               (metro Atlanta)
GWINNETT DAILY POST        1 county in Georgia         13,000          5        2,432      (913)        695      (191)
                               (metro Atlanta)
SOUTHWEST GEORGIA     10 counties in Southwest         52,000          1        2,045      (224)        569      (158)
SHOPPERS               Georgia and 10 counties
                              in North Florida


- ------------------------------

(1) Represents pro forma income before miscellaneous income (expense), allocation of corporate overhead, interest expense and income taxes.

REGIONAL FOCUS

The Company's television stations and publications are all located in the fast-growing southeastern United States. The Company believes that this regional focus provides it with significant competitive advantages and has enabled it to develop an expertise in serving medium-size southeastern markets. As a result of its ownership of seven network-affiliated television stations in the Southeast, the Company believes that there are opportunities to sell advertising to certain sponsors on all or several of its stations as a single buy. Further, the Company's ownership of multiple publications in several adjacent southeastern communities provides an attractive and efficient channel through which to sell local print advertising. The Company capitalizes on its regional presence by transferring management personnel, equipment, programming and news content among its stations and publications.

OPERATING STRATEGY

The Company has begun to introduce various operating strategies that have been successfully implemented at WKYT in Lexington, Kentucky throughout its station group. The Company's current President served as the general manager of WKYT from 1989 to 1995 and developed and successfully implemented many of the strategies being adopted at the Company's other stations. Set forth below are the Company's operating strategies.

STRONG LOCAL PRESENCE. Each of the Company's television stations seeks to achieve a distinct local identity principally through the depth and focus of its local news programming and by targeting specific audience groups with special programs and marketing events. Each station's local news franchise is the core component of the Company's strategy to strengthen audience loyalty and increase revenues and Media Cash Flow for each station. Strong local news generates high viewership and results in higher ratings both for programs preceding and following the news. All of the Company's stations that offer comprehensive local news coverage are the dominant local broadcast news source. WKXT in Knoxville, Tennessee currently does not offer significant local news coverage; the Company intends to significantly expand the news broadcast at this station after the consummation of the Phipps Acquisition.

Strong local news product also differentiates local broadcast stations from cable system competitors, which generally do not provide this service. The cost of producing local news programming generally is lower than other sources of programming and the amount of such local news programming can be increased or decreased on very short notice, providing the Company with greater programming flexibility.

The Company believes that its strong commitment to local broadcasting is integral to its ability to serve each of the communities in which it operates. In each of its markets, the Company develops information-oriented programming which expands the Company's hours of commercially valuable local programming with relatively small increases in operating expenses. In addition, each station utilizes special programming and marketing events, such as prime-time programming of local interest or sponsored community events, to strengthen community relations and increase advertising revenues. For example, certain of the Company's stations offer state governor call-in shows, local medical shows and cover local sporting events. The Company requires its senior staff to become actively involved in community affairs in an effort to better understand the issues in each community in which it operates.

A key component of the Company's publishing strategy is an emphasis on strong local content in its publications. Consequently, the Company focuses on local news, sports and lifestyle issues in order to foster reader loyalty with the objective of raising circulation and advertising rates. The Company's publications also sponsor community events such as bridal expositions with the objective of strengthening community relationships and building advertising revenues.


TARGETED MARKETING. The Company seeks to increase its advertising revenues and Media Cash Flow by expanding existing relationships with local and national advertisers and by attracting new advertisers through targeted marketing techniques and carefully tailored programming. The Company sells advertising locally through its sales employees and nationally through representative firms with which the Company enters into representation agreements. The Company works closely with advertisers to develop advertising campaigns that match specifically targeted audience segments with the advertisers' overall marketing strategies. With this information, the Company regularly refines its programming mix among network, syndicated and locally-produced shows in a focused effort to attract audiences with demographic characteristics desirable to advertisers. As a result of implementing this strategy, WKYT's share of advertising dollars exceeded its in-market share of households viewing television by 15% in 1995.


The Company's success in increasing advertising revenues at both its stations and publications is also attributable, in part, to the implementation of training programs for its marketing consultants that focus on innovative sales techniques, such as events marketing and demographic-specific projects, that target specific advertisers. The Company trains its marketing consultants to sell not only advertising spots, but also non-traditional advertising such as billboards for sponsored sports events and weather forecasts within newscasts. In addition, performance based compensation arrangements and performance accountability systems have contributed to the Company's success in increasing local advertising revenues. The Company has also benefitted from sharing ideas and information for increasing advertising revenues among its station group and publications. The Company's targeted marketing focus also includes the following key elements:

    -NON-TRADITIONAL REVENUE SOURCES. The Company uses its stations' and publications' local promotional power in order to increase revenues from non-traditional sources by sponsoring and staging various special events, such as boat shows, fitness shows, bridal expositions and fishing tournaments. The Company derives revenues through the promotion, production and advertising sales generated by these events.

    -VENDOR MARKETING. The Company engages in targeted vendor marketing whereby it contacts major vendors that supply a particular store or retail chain, and the management at a particular store or retail chain in order to arrange for the vendors to purchase local television advertising. The store or retail chain in turn agrees to purchase additional products from the vendor and also benefits from the increased local television advertising presence. As a result of this vendor marketing, the Company's stations are able to sell advertising to promote a local retailer, which the local retailer would not normally have purchased for itself.

COST CONTROLS. Through its strategic planning and annual budgeting processes, the Company continually seeks to identify and implement cost savings opportunities at each of its stations and publications in order to increase Media Cash Flow. The Company closely monitors expenses incurred by each of its stations and publications and continually reviews their performance and productivity. Additionally, the Company seeks to minimize its use of outside firms and consultants by relying on its in-house production and design capability.

In order to further reduce costs, the Company capitalizes on its regional focus through its ability to produce programming at one station which can be used by many of the Company's other stations. Further, the size of the Company's station group and its ownership of multiple publications gives it the ability to negotiate favorable terms with programming syndicators, newsprint suppliers, national sales representatives and other vendors. For example, the Company recently entered into a new agreement with its national sales representative, which significantly reduced the commissions payable by the Company for national advertising. Due to the proximity of the Company's operations, the Company's stations and publications share equipment, programming and management expertise. In addition, each station and publication reduces its corporate overhead costs by utilizing group benefits such as insurance and employee benefit plans provided by the Company.

ACQUISITION STRATEGY

The Company focuses on medium-size markets in the Southeast because the Company believes these markets offer superior opportunities in terms of projected population and economic growth, leading to higher advertising and circulation revenues. The Company intends to continue to consider additional acquisitions of television stations and publications that serve these markets. The Company has focused on acquiring television stations where it believes there is potential for improvements in revenue share, audience share and cost control. In assessing acquisitions, the Company targets stations where it sees specific opportunities for revenue enhancement utilizing management's significant experience in local and national advertising sales and in operating similar stations in the Southeast. In addition, projections of growth in the particular market are taken into account. The Company also targets stations and publications for which it can control expenditures as it expands the operation's revenue base. Typical cost savings arise from (i) reducing staffing levels and sharing management with other stations and publications, (ii) utilizing in-house production and design expertise, (iii) substituting more cost effective employee benefit programs,
(iv) reducing travel and other non-essential expenses and (v) optimizing the purchase of newsprint and other supplies. Other than the Phipps Acquisition, the Company does not presently have any agreements to acquire any television stations or publications. See "The Phipps Acquisition, the KTVE Sale and the Financing." In appropriate circumstances, the Company will dispose of assets that it deems non-essential to its operating or growth strategy.

[Map of certain states in the southeast United States that sets forth state capitals and locations of the Company's stations]

TELEVISION BROADCASTING

THE COMPANY'S STATIONS AND THEIR MARKETS

AS USED IN THE TABLES FOR EACH OF THE COMPANY'S STATIONS IN THE FOLLOWING SECTION (I) "GROSS REVENUES" REPRESENT ALL OPERATING REVENUES EXCLUDING BARTER REVENUES; (II) "MARKET REVENUES" REPRESENT GROSS ADVERTISING REVENUES, EXCLUDING

BARTER REVENUES, FOR ALL COMMERCIAL TELEVISION STATIONS IN THE MARKET, AS REPORTED IN INVESTING IN TELEVISION 1995 MARKET REPORT, 4TH EDITION JULY 1995 RATINGS PUBLISHED BY BIA PUBLICATIONS, INC., EXCEPT FOR REVENUES IN WYMT-TV'S ("WYMT") 18-COUNTY TRADING AREA WHICH IS NOT SEPARATELY REPORTED IN SUCH BIA PUBLICATIONS, INC.'S REPORT; (III) "IN-MARKET SHARE OF HOUSEHOLDS VIEWING TELEVISION" REPRESENTS THE PERCENTAGE OF THE STATION'S AUDIENCE AS A PERCENTAGE OF ALL VIEWING BY HOUSEHOLDS IN THE MARKET FROM 6 A.M. TO 2 A.M. SUNDAY THROUGH SATURDAY, INCLUDING VIEWING OF NON-COMMERCIAL STATIONS, NATIONAL CABLE CHANNELS AND OUT-OF-MARKET STATIONS BROADCAST OR CARRIED BY CABLE IN THE MARKET; AND (IV) "STATION RANK IN DMA" IS BASED ON NIELSEN ESTIMATES FOR NOVEMBER OF EACH YEAR FOR THE PERIOD FROM 6 A.M. TO 2 A.M. SUNDAY THROUGH SATURDAY.

          ------------------------------------------------------------------------------------------
                                                                                           IN-MARKET
                                     COMMERCIAL  STATION                                    SHARE OF
                                DMA    STATIONS  RANK IN     TELEVISION  MARKET REVENUES  HOUSEHOLDS
STATION             MARKET  RANK(1)   IN DMA(2)      DMA  HOUSEHOLDS(3)  IN DMA FOR 1995  VIEWING TV
- --------  ----------------  -------  ----------  -------  -------------  ---------------  ----------
                                                                          (IN THOUSANDS)
WKYT         Lexington, KY       68           5        1        387,000          $46,100         33%
WYMT (4)        Hazard, KY       68         N/A        1        169,000            4,100          24
WRDW           Augusta, GA      111           4        1        221,000           26,300          36
WALB (5)        Albany, GA      152           3        1        132,000           12,200          80
WJHG (5)   Panama City, FL      159           4        1        110,000            8,500          53
PHIPPS ACQUISITION(6)
WKXT         Knoxville, TN       62           4        3        429,000           57,900          22
WCTV      Tallahassee, FL/      116           4        1        210,000           19,900          60
           Thomasville, GA

- ------------------------------
(1) Ranking of DMA served by a station among all DMAs is measured by the number of television households based within the DMA on the November 1995 Nielsen estimates.

(2) Includes independent broadcasting stations.

(3) Based upon the approximate number of television households in the DMA as reported by the November 1995 Nielsen index.

(4) The market area served by WYMT is an 18-county trading area, as defined by Nielsen, and is included in the Lexington, Kentucky DMA. WYMT's station rank is based upon its position in the 18-county trading area.

(5) The Company will be required to divest WALB and WJHG in connection with the Phipps Acquisition. For a discussion of the Company's plans, see "Risk Factors-FCC Divestiture Requirement" and "The Phipps Acquisition, the KTVE Sale and the Financing."


(6) The closing of the Phipps Acquisition is expected to occur by September 1996, although there can be no assurance with respect thereto.


The following is a description of each of the Company's stations:

WKYT, THE CBS AFFILIATE IN LEXINGTON, KENTUCKY


WKYT, acquired by the Company in September 1994, began operations in 1957. Lexington, Kentucky is the 68th largest DMA in the United States, with approximately 387,000 television households and a total population of approximately 1.1 million. Total Market Revenues in the Lexington DMA in 1995 were approximately $46.1 million, a 6% increase over 1994. WKYT's gross revenues for the year ended December 31, 1995 and the three months ended March 31, 1996 was approximately $17.6 million and $4.3 million, respectively, an increase of 14.6% and 9.4% from the corresponding prior periods. WKYT's net income (before the allocation of corporate and administrative expenses and after estimated income taxes computed at statutory rates) for the year ended December 31, 1995 and the three months ended March 31, 1996 was approximately $1.2 million and $187,000, respectively, an increase of 93.8% and 3.7%, respectively, for the corresponding prior periods. The Lexington DMA has five licensed commercial television stations, including WYMT, WKYT's sister station, all of which are affiliated with major networks. The Lexington DMA also has one public television station.

The following table sets forth Market Revenues for the Lexington DMA and in-market share and ranking information for WKYT:


                                                                -------------------------------------
                                                                       YEAR ENDED DECEMBER 31
(DOLLARS IN THOUSANDS)                                                 1993         1994         1995
                                                                -----------  -----------  -----------
Market Revenues in DMA                                              $39,500      $43,500      $46,100
Market Revenues growth over prior year                                   13%          10%           6%
In-market share of households viewing television                         38%          37%          33%
Rank in market                                                            1            1            1


MARKET DESCRIPTION. The Lexington DMA consists of 38 counties in central and eastern Kentucky. The Lexington area is a regional hub for shopping, business, healthcare, education, and cultural activities and has a comprehensive transportation network and low commercial utility rates. Major employers in the Lexington area include Toyota Motor Corp., Lexmark International, Inc., GTE Corporation, Square D Company, Ashland, Inc. and International Business Machines Corporation. Toyota Motor Corp. operates a large production facility near Lexington, employing 6,000 people and in May 1995 announced plans to build its next generation mini-van at this facility. Eight hospitals and numerous medical clinics are located in Lexington, reinforcing Lexington's position as a regional medical center. The University of Kentucky which is located in Lexington, is also a major employer with approximately 10,000 employees, and has a full time enrollment of approximately 24,000 students. In addition, Lexington is an international center of the equine industry with the Kentucky Horse Park, a 1,000 acre park that attracts approximately 700,000 visitors annually.

STATION PERFORMANCE. WKYT, which operates on channel 27, is a CBS affiliate. WKYT can be viewed on 86 cable systems in its DMA and 51 cable systems outside its DMA. In 1995, WKYT celebrated its 20th consecutive year as the Lexington DMA's most watched local news program. Every broadcast of "27 Newsfirst"-at 6 a.m., noon, 5 p.m., 5:30 p.m., 6 p.m. and 11 p.m.-continues to be the number one rated program in its time period. WKYT's news programs also provide support and coverage of local events through public service announcements, on-air bulletin boards and special reports, such as CRIMESTOPPERS, 27 ON THE TOWN and HOMETOWN HEROES. Based on the November 1995 Nielsen index, WKYT is ranked number one in its market, with a 33% in-market share of households viewing television, which is five percentage points ahead of the competition. WKYT received 38% of the Lexington DMA's Market Revenues in 1995. The station attributes its success to the experience of its senior management and local sales staff, which focus on developing strong relationships with local advertisers and devoting significant attention to the quality and content of WKYT's local news programming.

Since the 1970's WKYT has been the flagship station for the University of Kentucky Sports Network, producing sports events and coaches' shows, such as the RICK PITINO COACH'S SHOW a half-hour show featuring the University of Kentucky Basketball coach, that air on a 10-station network across Kentucky. Although WKYT focuses on the most popular University of Kentucky Wildcat sports, basketball and football, the station also features other intercollegiate sports, such as baseball, tennis and swimming/diving.

WKYT has a full mobile production unit that produces a variety of events, including sports events, beauty pageants and horse racing. In addition, WKYT has a Doppler Weather Radar System, the latest technology available in weather forecasting. In 1995, WKYT spent over $1.3 million on capital improvements, including a complete studio and master control room renovation and the addition of Maxigrid, an inventory management system.

Cross-promotion and partnerships with radio, newspapers and businesses are a source of non-traditional revenue as well as a means of community involvement. WKYT is also party to the first joint venture in the Lexington market through its production of a 10 p.m. newscast for WDKY-TV, an affiliate of the Fox Broadcasting Company ("Fox") in Lexington, which provides additional exposure for the station's news talent as well as a new source of revenue for WKYT.

Local programming produced by WKYT includes SCOTT'S PLACE, a weekly half-hour children's show which is carried on WALB, WJHG and WRDW, and DIRECTIONS and 27 NEWSMAKERS, two weekly public affairs programs dealing with minority and government and political issues, respectively. In addition, WKYT also carries programming provided by CBS and syndicated programming, including OPRAH!, JEOPARDY!, WHEEL OF FORTUNE and THE ANDY GRIFFITH SHOW.

The Company's President and the current station manager at WALB are both former members of senior management at WKYT.

WYMT, THE CBS AFFILIATE IN HAZARD, KENTUCKY

WYMT, acquired by the Company in September 1994, began operations in 1985. WYMT has carved out a niche trading area comprising 18 counties in eastern and southeastern Kentucky. This trading area is a separate market area of the Lexington,

Kentucky DMA with approximately 169,000 television households and a total population of approximately 463,000. WYMT is the only commercial television station in this 18-county trading area. Total Market Revenues in the 18-county trading area and WYMT's gross revenues in the 18-county trading area for the year ended December 31, 1995 and the three months ended March 31, 1996 was approximately $4.1 million and $1.2 million, respectively, an increase of 9% and 15%, respectively, from the corresponding prior periods. WYMT's net income (before the allocation of corporate and administrative expenses and after estimated income taxes computed at statutory rates) for the year ended December 31, 1995 and the three months ended March 31, 1996 was approximately $32,000 and $19,000, respectively, a decrease of 38.1% and 46.1%, respectively, from the corresponding prior periods. WYMT is the sister station of WKYT and shares many resources and simulcasts some local programming with WKYT.


The following table sets forth Market Revenues for the 18-county trading area and ranking information for WYMT (based upon its position in its 18-county trading area):


                                                                -------------------------------------
                                                                       YEAR ENDED DECEMBER 31
(DOLLARS IN THOUSANDS)                                                 1993         1994         1995
                                                                -----------  -----------  -----------
Market Revenues in the 18-county trading area (1)                    $3,500       $3,800       $4,100
Market Revenues growth over prior year                                   12%           8%           9%
In-market share of households viewing television                         25%          20%          24%
Rank in market                                                            1            1            1


(1) Represents the gross revenues of WYMT, which is the only commercial television station in the 18-county trading area. The Company is unable to determine the amount of Market Revenue for the 18-county trading area which may be attributable to other television stations serving the Lexington DMA.

MARKET DESCRIPTION. The mountain region of eastern and southeastern Kentucky where Hazard is located is on the outer edges of four separate markets:
Bristol-Kingsport-Johnson City, Charleston-Huntington, Knoxville and Lexington. Prior to 1985, mountain residents relied primarily on satellite dishes and cable television carrying distant signals for their television entertainment and news. Established in 1985, WYMT is the only broadcast station which can be received over the air in a large portion of its 18-county trading area and may now be viewed on 100 cable systems.

The trading area's economy is centered around coal and related industries and some light manufacturing. In recent years, the coal industry has undergone a major restructuring due to consolidation in the industry and advances in technology. Approximately 10,700 manufacturing jobs exist in the Hazard trading area, most of which are concentrated in the Cumberland Valley area, a Kentucky Area Development District located in the southern portion of the 18-county trading area.

STATION PERFORMANCE. WYMT, which operates on channel 57, is a CBS affiliate. WYMT is ranked number one, based on November 1995 Nielsen estimates, in its trading area with a 24% in-market share of households viewing television, which is nine points ahead of the competition. WYMT's Mountain News at 6:30 a.m., 6 p.m. and 11 p.m. is ranked number one in the 18-county trading area. WYMT's Mountain News at 6 p.m. is ranked number two in the entire Lexington DMA by Nielsen, behind only its sister station WKYT. In addition to the Mountain News, WYMT simulcasts WKYT's 6 a.m., noon, 5 p.m. and 5:30 p.m. newscasts Monday through Friday, all of which rank number one in the 18-county trading area. WYMT includes local inserts into these simulcasted news programs in order to add an enhanced degree of local content. The station attributes its success to its position as the only commercial broadcaster in the 18-county trading area and to customer and community loyalty.

WYMT considers its news department to be a key component of its operations. The station is strategically positioned with a central newsroom in Hazard and two satellite news bureaus, one in Middlesboro, Kentucky (the Cumberland Valley) and one in Harold, Kentucky (the Big Sandy region). Microwave links to these regional news bureaus and to WYMT's sister station WKYT in Lexington, Kentucky, provide the news operation with the ability to report on, coordinate and share the latest news information and coverage throughout the mountain region and from Lexington.

In 1994 WYMT installed a state-of-the-art digital playback system in its master control room. This new system has allowed WYMT to adopt a computer-based playback format that has resulted in significant cost savings and an improved on-air appearance.

Strong local business and general community relations are an important component of WYMT's success. WYMT continues to develop partnerships with current and potential new clients through the production of various special annual events that also serve to strengthen community ties and enhance advertising revenue. Examples of such events include the Mountain Basketball Classic, the Charity Golf Classic and the Boat and RV Show.

WRDW, THE CBS AFFILIATE IN AUGUSTA, GEORGIA


WRDW, acquired by the Company in January 1996, began operations in 1954. Augusta, Georgia is the 111th largest DMA in the United States, with approximately 221,000 television households and a total population of approximately 627,000. Total Market Revenues in the Augusta DMA in 1995 were approximately $26.3 million, a 6% increase over 1994. WRDW's gross revenues for the year ended December 31, 1995 and the three months ended March 31, 1996 were approximately $9.6 million and $2.4 million, respectively, an increase of 5.7% and 12.0%, respectively, from the corresponding prior periods. WRDW's net income
(loss) (before the allocation of corporate and administrative expenses and after estimated income taxes computed at statutory rates) for the year ended December 31, 1995 and the three months ended March 31, 1996 was approximately $2.2 million and $(187,000), an increase of 4.9% and a decrease of 149.7%, respectively, from the corresponding prior periods. The Augusta DMA has four licensed commercial television stations, all of which are affiliated with a major network. The Augusta DMA also has two public television stations.


The following table sets forth Market Revenues for the Augusta DMA and in-market share and ranking information for WRDW:


                                                                -------------------------------------
                                                                       YEAR ENDED DECEMBER 31
(DOLLARS IN THOUSANDS)                                                 1993         1994         1995
                                                                -----------  -----------  -----------
Market Revenues in DMA                                              $22,800      $24,800      $26,300
Market Revenues growth over prior year                                    8%           9%           6%
In-market share of households viewing television                         36%          36%          36%
Rank in market                                                            1            1            1


MARKET DESCRIPTION. The Augusta DMA consists of 19 counties in eastern Georgia and western South Carolina, including the cities of Augusta, Georgia and North Augusta and Aiken, South Carolina. The Augusta, Georgia area is one of Georgia's major metropolitan/regional centers, with a particular emphasis on health services, manufacturing and the military. The Federal government employs over 12,500 military and 4,600 civilian personnel at the Department of Energy's Savannah River Site, a nuclear processing plant, and Fort Gordon, a U.S. Army military installation. Augusta has eight large hospitals which collectively employ 20,000 and reinforce Augusta's status as a regional healthcare center. Augusta is also home to the Masters Golf Tournament, which has been broadcast by CBS for 41 years.

STATION PERFORMANCE. WRDW, which operates on channel 12, is a CBS affiliate. Based on November 1995 Nielsen estimates, WRDW is ranked number one in its market, with a 36% in-market share of households viewing television, which is one share point ahead of the competition. WRDW also received 36% of the Augusta DMA's Market Revenues in 1995. WRDW can be viewed on all 29 cable systems in its DMA and nine cable systems outside of its DMA. Since 1992, WRDW has risen from a weak second-place ranking to the number one position. WRDW's weekday news programs at 6 a.m., noon, 5 p.m., 11 p.m., and four weekend slots are ranked number one in household rating and share. WRDW attributes its number one position in the market to its strong syndicated programming which leads into and out of its weekly news programs as well as its expanded local news coverage. WRDW was also the leader in prime time in the November 1995 Nielsen estimates. WRDW has positioned itself as "Your 24 Hour News Source" in the DMA. In January 1996, WRDW began providing local cut-ins to the CNN news slots on cable, with all revenues from commercial inserts going to the station. In addition, as the local CBS affiliate in the DMA, WRDW produces local Masters programming, such as THE GREEN JACKET PROGRAM, a show hosted by Paul Davis that includes interviews with many golf celebrities.

The station also produces its own local programming, including INSIDE AGRICULTURE, a weekly program and PAINE COLLEGE PRESENTS, a bi-monthly local public affairs show. In addition to carrying the programming provided by CBS, WRDW carries syndicated programming including: OPRAH!, INSIDE EDITION, WHEEL OF FORTUNE and JEOPARDY!

WALB, THE NBC AFFILIATE IN ALBANY, GEORGIA

WALB was founded by the Company and began operations in 1954. Albany, Georgia is the 152nd largest DMA in the United States with approximately 132,000 television households and a total population of approximately 380,000. Total Market Revenues in the Albany DMA in 1995 were approximately $12.2 million, a 5% increase over 1994. WALB's gross revenues for the year ended December 31, 1995 and for three months ended March 31, 1996 was approximately $10.5 million and $2.6 million, respectively, an increase of 3.5% and 6.7%, respectively, from the corresponding prior periods. WALB's net income (before the allocation of corporate and administrative expenses and after estimated income taxes computed at statutory rates) for the year ended December 31, 1995 and for three months ended March 31, 1996 was approximately $3.0 million and $686,000, respectively, a decrease of 14.6% and an increase 8.0%, respectively, from the corresponding prior periods. The Albany DMA has three licensed commercial television stations, two of which are affiliated with major networks. The Albany DMA also has two public television stations.


The following table sets forth Market Revenues for the Albany DMA and in-market share and ranking information for WALB:

                                                                -------------------------------------
                                                                       YEAR ENDED DECEMBER 31
(DOLLARS IN THOUSANDS)                                                 1993         1994         1995
                                                                -----------  -----------  -----------
Market Revenues in DMA                                              $10,900      $11,600      $12,200
Market Revenues growth over prior year                                    8%           6%           5%
In-market share of households viewing television                         81%          80%          80%
Rank in market                                                            1            1            1

MARKET DESCRIPTION. The Albany DMA, consists of 17 counties in southwest Georgia. Albany, 170 miles south of Atlanta, is a regional center for manufacturing, agriculture, education, health care and military service. Leading employers in the area include: The Marine Corps Logistics Base, Phoebe Putney Memorial Hospital, The Proctor & Gamble Company, Miller Brewing Company, Cooper Tire & Rubber Company, Bob's Candies, Coats and Clark Inc., Merck & Co., Inc., MacGregor (USA) Inc. and M&M/ Mars. Albany State College, Darton College and Albany Technical Institute are located within this area.

STATION PERFORMANCE. WALB, which operates on channel 10, is the only VHF station in the Albany DMA and is an NBC affiliate. Based on the November 1995 Nielsen estimates, WALB is ranked number one in its market, with an 80% in-market share of households viewing television, which is 63 share points ahead of the competition. WALB has the strongest signal in its DMA and can be viewed on all of the 26 cable systems in its DMA and 51 cable systems outside of its DMA. WALB received 86% of the Albany DMA's Market Revenues in 1995.

WALB is known as "South Georgia's Number One News Source." The station's news is its primary focus. WALB is the number one local news source in all of its time slots. WALB is the only station in its market with both electronic and satellite news gathering trucks, allowing the Company to provide live coverage. WALB broadcasts three hours and 20 minutes of news weekdays and one hour of news each weekend day.

WALB considers its dedication to the community to be a key component of its operations. For example, WALB devoted substantial resources in 1994 to expand its local news coverage and programming. Such investment allowed WALB to provide the most extensive flood coverage available to viewers during the flood in July 1994, which was one of the largest natural disasters to occur in Georgia in recent history. This coverage made WALB one of the top-rated stations in the United States in terms of in-market share of households viewing television in July 1994, as measured by Nielsen. In addition, the Georgia Broadcasters Association presented WALB with two of its top awards in 1994: the "1994 TV Community Service Award" for its dedication to providing local community service and the "1994 TV Station Promotion of the Year" award for the station's nearly year long broadcast of its "Learn to Read" program.

The station produces its own local programming including TOWN AND COUNTRY, a live morning show that travels to various locations in Georgia and DIALOG, a weekly public affairs show focusing on minority issues. In addition to carrying programming supplied by NBC, WALB carries syndicated programming, including OPRAH!, ENTERTAINMENT TONIGHT, THE ANDY GRIFFITH SHOW, MONTEL WILLIAMS, RICKI LAKE, AMERICAN JOURNAL, and HARD COPY.

The Company will be required to divest this station pursuant to existing FCC regulations. See "Risk Factors-FCC Divestiture Requirement" and "The Phipps Acquisition, the KTVE Sale and the Financing."

WJHG, THE NBC AFFILIATE IN PANAMA CITY, FLORIDA


WJHG, acquired by the Company in 1960, began operations in 1953. Panama City, Florida is the 159th largest DMA in the United States, with approximately 110,000 television households and a total population of approximately 298,000. Total Market Revenues in the Panama City DMA in 1995 were approximately $8.5 million, a 6% increase over 1994. WJHG's gross revenues for the year ended December 31, 1995 and for the three months ended March 31,

1996 were approximately $4.3 million and $1.2 million, respectively, an increase of 7.7% and 28.1%, respectively, from the corresponding prior periods. WJHG's net income (before the allocation of corporate and administrative expenses and after estimated income taxes computed at statutory rates) for the year ended December 31, 1995 and for the three months ended March 31, 1996 was approximately $205,000 and $103,000, respectively, a decrease of 1.4% and an increase of 134.8%, respectively, from the corresponding prior periods. The Panama City DMA has four licensed commercial television stations, three of which are affiliated with major networks. In addition, a CBS signal is provided by a station in Dothan, Alabama, an adjacent DMA. The Panama City DMA also has one public television station.

The following table sets forth Market Revenues for the Panama City DMA and in-market share and ranking information for WJHG:


                                                          ----------------------------------
                                                                YEAR ENDED DECEMBER 31
(DOLLARS IN THOUSANDS)                                          1993        1994        1995
                                                          ----------  ----------  ----------
Market Revenues in DMA                                        $7,400      $8,000      $8,500
Market Revenues growth over prior year                            11%          8%          6%
In-market share of households viewing television                  51%         46%         53%
Rank in market                                                     1           1           1


MARKET DESCRIPTION. The Panama City DMA consists of nine counties in northwest Florida. The Panama City market stretches north from Florida's Gulf Coast to Alabama's southern border. The Panama City economy centers around tourism, military bases, manufacturing, education and financial services. Panama City is the county seat and principal city of Bay County. Leading employers in the area include: Tyndall Air Force Base, the Navy Coastal Systems Station, Sallie Mae Servicing Corp., Stone Container Corporation, Arizona Chemical Corporation, Russell Corporation and Gulf Coast Community College. Panama City is also a spring break destination for college students and drew approximately 550,000 students during 1995.

STATION PERFORMANCE. WJHG, which operates on channel 7, is an NBC affiliate. Based on November 1995 Nielsen estimates, WJHG is ranked number one in its market, with a 53% in-market share of households viewing television, which is 17 share points ahead of the competition. WJHG received 50% of the Panama City DMA's Market Revenues in 1995. WJHG can be viewed on all of the 36 cable systems in its DMA and on 29 cable systems outside its DMA.

WJHG dominates the Panama City market in all popular news time periods and has twice the audience viewership at 5 p.m. and 10 p.m. as does the competition. WJHG also has the number one news ranking in its market at 6:30 a.m., 6 p.m. and on weekends. WJHG's ratings success in its newscasts have allowed it to increase its overall unit rates and to negotiate for larger shares of advertisers' national budgets. WJHG considers its news department to be a key component of its operations and in 1994, devoted substantial resources to redesign the set, purchase new cameras, add new graphics, develop a new logo and reformat newscasts. As part of the continuing growth of its news product, WJHG recently introduced the first noon newscast in Panama City.

WJHG has also launched a direct mail campaign to attract new advertisers to the station. As a result of these factors, WJHG increased its gross revenues by 7.7% in 1995. WJHG is also focusing on other non-traditional revenue sources, such as developing a health exposition, a children's fair and a wedding show, all of which are scheduled to occur in 1996.

In addition to carrying programming provided by NBC, WJHG carries syndicated programming, including WHEEL OF FORTUNE, JEOPARDY!, HARD COPY, MAURY POVICH, JENNY JONES and RICKI LAKE.

The Company will be required to divest this station pursuant to existing FCC regulations. See "Risk Factors-FCC Divestiture Requirement" and "The Phipps Acquisition, the KTVE Sale and the Financing."

WKXT, THE CBS AFFILIATE IN KNOXVILLE, TENNESSEE


WKXT, which will be acquired pursuant to the Phipps Acquisition, began operations in 1988. Knoxville, Tennessee is the 62nd largest DMA in the United States, with approximately 429,000 television households and a total population of approximately 1.1 million. Total Market Revenues in the Knoxville DMA in 1995 were approximately $57.9 million, a 6% increase over 1994. WKXT's gross revenues for the year ended December 31, 1995 and the three months ended March 31, 1996 were approximately $10.6 million and $1.9 million, respectively, an increase of 2.3% and a decrease of 0.4%, respectively, from the corresponding prior periods. WKXT's net income (before the allocation of corporate and administrative expenses and after estimated income taxes computed at statutory rates) for the year ended December 31, 1995 and the three months ended March 31, 1996 was approximately $1.4 million and $256,000, respectively, an increase of 15.2% and a decrease of 0.6%, respectively, from the corresponding prior periods. The Knoxville DMA has four licensed commercial television stations, all of which are affiliated with major networks. The Knoxville DMA also has two public broadcasting stations.


The following table sets forth Market Revenues for the Knoxville DMA and in-market share and ranking information for WKXT:

                                                          ----------------------------------
                                                                YEAR ENDED DECEMBER 31
(DOLLARS IN THOUSANDS)                                          1993        1994        1995
                                                          ----------  ----------  ----------
Market Revenues in DMA                                       $47,900     $54,600     $57,900
Market Revenues growth over prior year                            14%         14%          6%
In-market share of households viewing television                  24%         23%         22%
Rank in market                                                     3           3           3

MARKET DESCRIPTION. The Knoxville DMA, consisting of 22 counties in eastern Tennessee and southeastern Kentucky, includes the cities of Knoxville, Oak Ridge and Gatlinburg, Tennessee. The Knoxville area is a center for education, manufacturing, healthcare and tourism. The University of Tennessee's main campus is located within the city of Knoxville. It employs approximately 6,400 people and has an enrollment of approximately 26,000 students. Leading manufacturing employers in the area include: Lockheed Martin Energy Systems, Inc., Levi Strauss & Company, DeRoyal Industries, Aluminum Company of North America, Phillips Consumer Electronics North America Corp., Clayton Homes and Sea Ray Boats, Inc. which employ approximately 26,800 people, collectively. The Knoxville area also has eight hospitals which employ approximately 16,900 employees. Area tourist attractions are the Great Smokey Mountains National Park and Dollywood, a country-western theme park sponsored by Dolly Parton. The Great Smokey Mountains National Park and Dollywood had approximately 9.1 million and
2.2 million visitors, respectively during 1995. Dollywood employs approximately 1,800 people.

STATION PERFORMANCE. WKXT is a CBS affiliate and operates on channel 8. WKXT is one of three commercial VHF stations in the Knoxville DMA. Based on November 1995 Nielsen estimates, WKXT is ranked third in its market, with a 22% in-market share of households viewing television. WKXT can be viewed on 52 cable systems in its DMA and on 15 cable systems outside its DMA. WKXT received 18% of the Knoxville DMA's Market Revenues in 1995.

WKXT produces only one hour of news each day. The Company plans to implement its operating strategy at WKXT by developing comprehensive news programming upon consummation of the Phipps Acquisition.

In addition to carrying network programming supplied by CBS, WKXT carries syndicated programming including BAYWATCH, NORTHERN EXPOSURE, REGIS & KATHIE LEE, MAURY POVICH, AMERICAN JOURNAL, ENTERTAINMENT TONIGHT, HARD COPY, and THE ANDY GRIFFITH SHOW.

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
WCTV, THE CBS AFFILIATE IN TALLAHASSEE, FLORIDA/THOMASVILLE, GEORGIA


WCTV, which will be acquired pursuant to the Phipps Acquisition, began operations in 1955. Tallahassee, Florida/ Thomasville, Georgia is the 116th largest DMA in the United States, with approximately 210,000 television households and total population of approximately 586,000. Total Market Revenues in the Tallahassee/Thomasville DMA in 1995 were approximately $19.9 million, a 5% increase over 1994. WCTV's gross revenues for the year ended December 31, 1995 and the three months ended March 31, 1996 were approximately $13.3 million and $4.8 million, respectively, an increase of 3.2% and a decrease of 2.9%, respectively, from the corresponding prior periods. WCTV's net income (before the allocation of corporate and administrative expenses and after estimated income taxes computed at statutory rates) for the year ended December 31, 1995 and the three months ended March 31, 1996 was approximately $3.7 million and $784,000, respectively, an increase of 1.4% and 5.8%, respectively, from the corresponding prior periods. The Tallahassee/Thomasville DMA has four licensed commercial television stations, all of which are affiliated with major networks. The Tallahassee/Thomasville DMA also has one public station that is owned by the Florida State University Board of Regents.


The following table sets forth Market Revenues in the Tallahassee/Thomasville DMA and in-market share and ranking information for WCTV:

                                                          ----------------------------------
                                                                YEAR ENDED DECEMBER 31
(DOLLARS IN THOUSANDS)                                          1993        1994        1995
                                                          ----------  ----------  ----------
Market Revenues in DMA                                       $17,200     $18,900     $19,900
Market Revenues growth over prior year                             4%         10%          5%
In-market share of households viewing television                  64%         65%         60%
Rank in market                                                     1           1           1

MARKET DESCRIPTION. The Tallahassee/Thomasville DMA, consisting of 18 counties in the panhandle of Florida and southwest Georgia, includes Tallahassee, the capital of Florida, and Thomasville, Valdosta and Bainbridge, Georgia. The Tallahassee/Thomasville economy centers around state and local government as well as state and local universities which include Florida State University, Florida A&M, Tallahassee Community College and Valdosta State College. Florida State University is the largest university located in the DMA with total enrollment of approximately 29,000 students. Florida State University's main campus is located within the city of Tallahassee. State and local government agencies employ approximately 36,700 and 8,500 people, respectively, in the Tallahassee area.

STATION PERFORMANCE. WCTV is a CBS affiliate and operates on channel 6. WCTV is the only VHF station in the Tallahassee/Thomasville DMA. Based on November 1995 Nielsen estimates, WCTV is ranked number one in its market, with a 60% in-market share of households viewing television. WCTV can be viewed on 47 cable systems in its DMA and 32 cable systems outside of its DMA. WCTV received 67% of the Tallahassee/Thomasville DMA's Market Revenues in 1995.

WCTV considers its news department to be a key component of its operations; approximately 43% of its employees are devoted to its news department and approximately 40% of the WCTV's revenues are generated by news programming. The station attributes its successful news programming in part to its bureaus in Tallahassee, Valdosta and Thomasville and its news gathering vehicle. WCTV produces five news programs and six news cut-ins each day which total three and one-half hours of news per weekday. All news programs are closed-captioned. The station has the number one in-market share in news at 6 a.m., noon, 5:30 p.m., 6 p.m. and 11 p.m. on weekdays and 6 p.m. and 11 p.m. on weekends.

The station produces the BOBBY BOWDEN SHOW, a coach's show for Florida State University. In addition to carrying network programming supplied by CBS, WCTV carries syndicated programming including WHEEL OF FORTUNE, JEOPARDY!, OPRAH! and SEINFELD.

INDUSTRY BACKGROUND

There are currently a limited number of channels available for broadcasting in any one geographic area, and the license to operate a television station is granted by the FCC. Television stations which broadcast over the very high frequency ("VHF") band (channels 2-13) of the spectrum generally have some competitive advantage over television stations which broadcast over the ultra-high frequency ("UHF") band (channels above 13) of the spectrum, because the former usually have better signal coverage and operate at a lower transmission cost. However, the improvement of UHF transmitters and receivers, the complete elimination from the marketplace of VHF-only receivers and the expansion of cable television systems have reduced the VHF signal advantage.

Television station revenues are primarily derived from local, regional and national advertising and, to a much lesser extent, from network compensation and revenues from studio and tower space rental and commercial production activities. Advertising rates are based upon a variety of factors, including a program's popularity among the viewers an advertiser wishes to attract, the number of advertisers competing for the available time, the size and demographic makeup of the market served by the station and the availability of alternative advertising media in the market area. Rates are also determined by a station's overall ratings and in-market share, as well as the station's ratings and share among particular demographic groups which an advertiser may be targeting. Because broadcast stations rely on advertising revenues, they are sensitive to cyclical changes in the economy. The size of advertisers' budgets, which are affected by broad economic trends, affect the broadcast industry in general and the revenues of individual broadcast television stations.

All television stations in the country are grouped by Nielsen, a national audience measuring service, into approximately 210 generally recognized television markets that are ranked in size according to various formulae based upon actual or potential audience. Each DMA is an exclusive geographic area consisting of all counties in which the home-market commercial stations receive the greatest percentage of total viewing hours. Nielsen periodically publishes data on estimated audiences for the television stations in the various television markets throughout the country. The estimates are expressed in terms of the percentage of the total potential audience in the market viewing a station (the station's "rating") and of the percentage of households using television actually viewing the station (the station's "share"). Nielsen provides such data on the basis of total television households and selected demographic groupings in the market. Nielsen uses two methods of determining a station's ability to attract viewers. In larger geographic markets, ratings are determined by a combination of meters connected directly to selected television sets and weekly diaries of television viewing, while in smaller markets only weekly diaries are utilized. All of the Company's stations operate in markets where only weekly diaries are used.

Historically, three major broadcast networks, Capital Cities/ABC, Inc. ("ABC"), NBC and CBS, dominated broadcast television. In recent years, Fox has evolved into the fourth major network by establishing a network of independent stations whose operating characteristics are similar to the major network affiliate stations, although the number of hours of network programming produced by Fox for its affiliates is less than that of the three major networks. In addition, UPN and WB recently have been launched as new television networks. An affiliate of UPN or WB receives a smaller portion of each day's programming from its network compared to an affiliate of a major network. Currently, UPN and WB provide 10 and 11.5 hours of programming per week to their affiliates, respectively.

The affiliation of a station with one of the four major networks has a significant impact on the composition of the station's programming, revenues, expenses and operations. A typical affiliate of a major network receives the majority of each day's programming from the network. This programming, along with cash payments ("network compensation"), is provided to the affiliate by the network in exchange for a substantial majority of the advertising time sold during the airing of network programs. The network then sells this advertising time and retains the revenues. The affiliate retains the revenues from time sold during breaks in and between network programs and programs the affiliate produces or purchases from non-network sources. In acquiring programming to supplement programming supplied by the affiliated network, network affiliates compete primarily with other affiliates and independent stations in their markets. Cable systems generally do not compete with local stations for programming, although various national cable networks from time to time have acquired programs that would have otherwise been offered to local television stations. In addition, a television station may acquire programming through barter arrangements. Under barter arrangements, which are becoming increasingly popular with both network affiliates and independents, a national program distributor may receive advertising time in exchange for the programming it supplies, with the station paying a reduced fee for such programming.

In contrast to a station affiliated with a network, a fully independent station purchases or produces all of the programming that it broadcasts, resulting in generally higher programming costs. An independent station, however, retains its entire inventory of advertising time and all of the revenues obtained therefrom. As a result of the smaller amount of programming provided by its network, an affiliate of UPN or WB must purchase or produce a greater amount of its programming, resulting in generally higher programming costs. These affiliate stations, however, retain a larger portion of the inventory of advertising time and the revenues obtained therefrom compared to stations affiliated with the major networks.

Through the 1970s, network television broadcasting enjoyed virtual dominance in viewership and television advertising revenues, because network-affiliated stations competed only with each other in most local markets. Beginning in the 1980s, this level of dominance began to change as the FCC authorized more local stations and marketplace choices expanded with the growth of independent stations and cable television services. See "-Federal Regulation of the Company's Business."

Cable television systems were first installed in significant numbers in the 1970s and were initially used to retransmit broadcast television programming to paying subscribers in areas with poor broadcast signal reception. In the aggregate, cable-originated programming has emerged as a significant competitor for viewers of broadcast television programming, although no single cable programming network regularly attains audience levels amounting to more than a small fraction of any single major broadcast network. The advertising share of cable networks increased during the 1970s and 1980s as a result of the growth in cable penetration (the percentage of television households which are connected to a cable system). Notwithstanding such increases in cable viewership and advertising, over-the-air broadcasting remains the dominant distribution system for mass market television advertising.

NEWSPAPER PUBLISHING

The Company owns and operates five publications comprising three newspapers and two shoppers, all located in the Southeast.

THE ALBANY HERALD

THE ALBANY HERALD, located in Albany, Georgia, is the only seven-day-a-week newspaper that serves southwestern Georgia. The Company changed THE ALBANY HERALD from an afternoon newspaper to a morning newspaper in 1993 and improved its graphics and layout. These changes enabled the Company to increase THE ALBANY HERALD's newsstand and subscription prices as well as its advertising rates, resulting in an increase of revenues from $10.1 million in 1993 to $13.5 million in 1995, a 33.8% increase. The Company intends to increase selectively the price and advertising rates of THE ALBANY HERALD in the future. The Albany market has four other daily newspapers with a limited circulation and market area.


THE ALBANY HERALD also publishes three other weekly editions in Georgia, THE LEE COUNTY HERALD, THE WORTH COUNTY HERALD and THE CALHOUN-CLAY HERALD, all of which provide regional news coverage. Other niche publications include (i) FARM AND PLANTATION, an agricultural paper, (ii) a monthly COUPON CLIPPER, (iii) a quarterly, direct mail coupon book called CASH CUTTERS, (iv) an annual dining guide and (v) an annual bridal book. The Company introduced these weeklies and other niche product publications in order to better utilize THE ALBANY HERALD's printing presses and infrastructure (such as sales and advertising). The printing press is approximately 19 years old and is in good working order. THE ALBANY HERALD cross-merchandises its publications, thereby increasing total revenues with only a small increase in related expenditures. The Company also seeks to increase THE ALBANY HERALD's circulation and revenues through its sponsorship of special events of local interest, such as bass fishing tournaments.


THE ROCKDALE CITIZEN AND THE GWINNETT DAILY POST

THE ROCKDALE CITIZEN and the GWINNETT DAILY POST are five-day-a-week newspapers that serve communities in the metro Atlanta area with complete local news, sports and lifestyles coverage together with national stories that directly impact their local communities.

THE ROCKDALE CITIZEN is located in Conyers, Georgia, the county seat of Rockdale County, which is 19 miles east of downtown Atlanta. Rockdale County's population is estimated to be 64,000 in 1996. Conyers is the site of the 1996 Olympic equestrian competition.

The GWINNETT DAILY POST, which was purchased by the Company in January 1995, is located north of Atlanta in Gwinnett County, one of the fastest growing areas in the nation. Gwinnett's population, which has more than doubled during each of the past two census periods, was estimated at 457,000 in 1995. In September 1995, the Company increased the frequency of publication of the GWINNETT DAILY POST from three to five days per week in an effort to increase circulation.

The Company's operating strategy with respect to THE ROCKDALE CITIZEN and the GWINNETT DAILY POST is to increase circulation by improving the print quality, increasing the local news content and increasing its telemarketing and promotional efforts. The Rockdale Citizen's printing press is approximately 24 years old and is in good working order. The Company has hired a new president of publishing for THE ROCKDALE CITIZEN and the GWINNETT DAILY POST in order to implement its operating strategy at these newspapers.


SOUTHWEST GEORGIA SHOPPER

The Southwest Georgia Shopper, Inc., prints and distributes two shoppers, which are direct mailed and rack distributed throughout north Florida and southwest Georgia. These two shoppers represent a consolidation of the seven shoppers that the Company purchased in 1994 and 1995. The Company believes that print quality is an important criterion to advertisers and consumers and, since their acquisition, the Company has accordingly improved the graphics of the shoppers.

INDUSTRY BACKGROUND

Newspaper publishing is the oldest segment of the media industry and, as a result of the focus on local news, newspapers in general, remain one of the leading media for local advertising. Newspaper advertising revenues are cyclical and have generally been affected by changes in national and regional economic conditions. Financial instability in the retail industry, including bankruptcies of large retailers and consolidations among large retail chains has recently resulted in reduced retail advertising expenditures. Classified advertising, which makes up approximately one-third of newspaper advertising expenditures, can be affected by an economic slowdown and its effect on employment, real estate transactions and automotive sales. However, growth in housing starts and automotive sales, although cyclical in nature, generally provide continued growth in newspaper advertising expenditures.

PAGERS AND PAGING SERVICES


THE PAGING BUSINESS



The paging business, which is a part of the Phipps Business, is based in Tallahassee, Florida and operates in Columbus, Macon, Albany and Valdosta, Georgia, in Dothan, Alabama, in Tallahassee and Panama City, Florida and in certain contiguous areas. In 1995 the population of this geographic coverage area was approximately 2.3 million. In June 1996, the Company's paging business had approximately 44,000 units in service, representing a penetration rate of approximately 1.9%.



The Company's paging system operates by connecting a telephone call placed to a local telephone number with a local paging switch. The paging switch processes a caller's information and sends the information to a link transmitter which relays the processed information to paging transmitters, which in turn alert an individual pager by means of a coded radio signal. This process provides service to a "local coverage area." To enhance coverage further to its customer base, all of the Company's local coverage areas are interconnected or networked, providing for "wide area coverage" or "network coverage." A pager's coverage area is programmable and can be customized to include or exclude any particular paging switch and its respective geographic coverage area, thereby allowing the Company's paging customers a choice of coverage areas. In addition, the Company is able to network with other paging companies which share the Company's paging frequencies in other markets, by means of an industry standard network paging protocol, in order to increase the geographic coverage area in which the Company's customers can receive paging service.



A subscriber to the Company's paging services either owns a pager, thereby paying solely for the use of the Company's paging services, or leases a pager, thereby paying a periodic charge for both the pager and the paging services. Of the Company's pagers currently in service, approximately 72% are owned and maintained by subscribers ("COAM") with the remainder being leased. In recent years, prices for pagers have fallen considerably, and thus there has been a trend toward subscriber ownership of pagers, allowing the Company to maintain lower inventory and fixed asset levels. COAM customers historically stay on service longer, thus enhancing the stability of the subscriber base and earnings. The Company is focusing its marketing efforts on increasing its base of COAM users. The Company purchases all of its pagers from two suppliers, Panasonic and Motorola, with Motorola supplying a majority of such pagers. Due to the high demand from the Company's customers for Motorola pagers, the Company believes that its ability to offer Motorola pagers is important to its business.

The Company's goal is to increase the number of pagers in service, revenues and cash flow from operations by implementing a plan that focuses on improved operating methods and controls and innovative marketing programs. The Company's paging business has grown in recent years by: (i) increasing the number of business customers; (ii) expanding its resale program; (iii) increasing its retail operations; and (iv) increasing geographical coverage.

INDUSTRY BACKGROUND.

Paging is a method of wireless communication which uses an assigned radio frequency to contact a paging subscriber within a designated service area. A subscriber carries a pager which receives messages by the broadcast of a radio signal. To contact a subscriber, a message is usually sent by placing a telephone call to the subscriber's designated telephone number. The telephone call is received by an electronic paging switch which generates a signal that is sent to radio transmitters in the subscriber's service area. The transmitters broadcast a coded signal that is unique to the pager carried by the subscriber and alerts the subscriber through a tone or vibration that there is a voice, numeric, alphanumeric or other message. Depending upon the topography of the service area, the operating radius of a radio transmitter typically ranges from three to 20 miles.


Three tiers of carriers have emerged in the paging industry: (i) large nationwide providers serving multiple markets throughout the United States; (ii) regional carriers, like the Company's paging business, which operate in regional markets such as several contiguous states in one geographic region of the United States; and (iii) small, single market operators. The Company believes that the paging industry is undergoing consolidation.


The paging industry has traditionally marketed its services through direct distribution by sales representatives. In recent years, additional channels of distribution have evolved, including: (i) carrier-operated retail stores; (ii) resellers, who purchase paging services on a wholesale basis from carriers and resell those services on a retail basis to their own customers; (iii) independent sales agents who solicit customers for carriers and are compensated on a commission basis; and (iv) retail outlets that often sell a variety of merchandise, including pagers and other telecommunications equipment.

SATELLITE BROADCASTING

The Company's satellite broadcasting business provides broadcast and production services through mobile and fixed production units as well as C-band and Ku-band satellite transmission facilities. Clients include The Walt Disney Company, The Golf Channel, USA Network, Turner Broadcasting System, CBS, ABC, PGA Tour Productions and The Children's Miracle Network.


ADDITIONAL INFORMATION ON BUSINESS SEGMENTS



Reference is made to Note J of Notes to Consolidated Financial Statements of the Company for additional information regarding business segments. Reference is made to Note 11 of Notes to Financial Statements of the Phipps Business for additional information regarding business segments.


COMPETITION

TELEVISION INDUSTRY

Competition in the television industry exists on several levels: competition for audience, competition for programming (including news) and competition for advertisers. Additional factors that are material to a television station's competitive position include signal coverage and assigned frequency. The broadcasting industry is faced continually with technological change and innovation, the possible rise in popularity of competing entertainment and communications media and governmental restrictions or actions of federal regulatory bodies, including the FCC and the Federal Trade Commission, any of which could have a material effect on the Company's operations. In addition, since early 1994, there have been a number of network affiliation changes in many of the top 100 television markets. As a result, the major networks have sought longer terms in their affiliation agreements with local stations and generally have increased the compensation payable to the local stations in return for such longer term agreements. During the same time period, the rate of change of ownership of local television stations has increased over past periods.

AUDIENCE. Stations compete for audience on the basis of program popularity, which has a direct effect on advertising rates. A substantial portion of the daily programming on each of the Company's stations is supplied by the network with which each station is affiliated. During those periods, the stations are totally dependent upon the performance of the network programs to attract viewers. There can be no assurance that such programming will achieve or maintain satisfactory viewership levels in the future. Non-network time periods are programmed by the station with a combination of self-produced news, public affairs and other entertainment programming, including news and syndicated programs purchased for cash, cash and barter, or barter only.

Independent stations, whose number has increased significantly over the past decade, have also emerged as viable competitors for television viewership shares. In addition, UPN and WB have been launched recently as new television networks. The Company is unable to predict the effect, if any, that such networks will have on the future results of the Company's operations.

In addition, the development of methods of television transmission of video programming other than over-the-air broadcasting, and in particular cable television, has significantly altered competition for audience in the television industry. These other transmission methods can increase competition for a broadcasting station by bringing into its market distant broadcasting signals not otherwise available to the station's audience and also by serving as a distribution system for non-broadcast programming. Through the 1970s, television broadcasting enjoyed virtual dominance in viewership and television advertising revenues because network-affiliated stations competed only with each other in most local markets. Although cable television systems initially retransmitted broadcast television programming to paying subscribers in areas with poor broadcast signal reception, significant increases in cable television penetration in areas that did not have signal reception problems occurred throughout the 1970s and 1980s. As the technology of satellite program delivery to cable systems advanced in the late 1970s, development of programming for cable television accelerated dramatically, resulting in the emergence of multiple, national-scale program alternatives and the rapid expansion of cable television and higher subscriber growth rates. Historically, cable operators have not sought to compete with broadcast stations for a share of the local news audience. Recently, however, certain cable operators have elected to compete for such audiences and the increased competition could have an adverse effect on the Company's advertising revenues.

Other sources of competition include home entertainment systems (including video cassette recorder and playback systems, video discs and television game devices), "wireless cable" services, satellite master antenna television systems, low power television stations, television translator stations and, more recently, DBS video distribution services, which transmit programming directly to homes equipped with special receiving antennas, and video signals delivered over telephone lines. Public broadcasting outlets in most communities compete with commercial television stations for audience but not for advertising dollars, although this may change as the United States Congress considers alternative means for the support of public television.

Further advances in technology may increase competition for household audiences and advertisers. Video compression techniques are expected to reduce the bandwidth required for television signal transmission. These compression techniques, as well as other technological developments, are applicable to all video delivery systems, including over-the-air broadcasting, and have the potential to provide vastly expanded programming to highly targeted audiences. Reduction in the cost of creating additional channel capacity could lower entry barriers for new channels and encourage the development of increasingly specialized "niche" programming. This ability to reach very narrowly defined audiences is expected to alter the competitive dynamics for advertising expenditures. In addition, competition in the television industry in the future may come from interactive video and information and data services that may be delivered by commercial television stations, cable television, DBS, multipoint distribution systems, multichannel multipoint distribution systems or other video delivery systems. The Company is unable to predict the effect that these or other technological changes will have on the broadcast television industry or the future results of the Company's operations.

PROGRAMMING. Competition for programming involves negotiating with national program distributors or syndicators that sell first-run and rerun packages of programming. Each station competes against the broadcast station competitors in its market for exclusive access to off-network reruns (such as ROSEANNE) and first-run product (such as ENTERTAINMENT TONIGHT). Cable systems generally do not compete with local stations for programming, although various national cable networks from time to time have acquired programs that would have otherwise been offered to local television stations. Competition exists for exclusive news stories and features as well.

ADVERTISING. Advertising rates are based upon the size of the market in which the station operates, a program's popularity among the viewers that an advertiser wishes to attract, the number of advertisers competing for the

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available time, the demographic makeup of the market served by the station, the availability of alternative advertising media in the market area, aggressive and knowledgeable sales forces and the development of projects, features and programs that tie advertiser messages to programming. Advertising revenues comprise the primary source of revenues for the Company's stations. The Company's stations compete for such advertising revenues with other television stations and other media in their respective markets. Typically, independent stations achieve a greater proportion of the television market advertising revenues than network affiliated stations relative to their share of the market's audience, because independent stations have greater amounts of available advertising time. The stations also compete for advertising revenues with other media, such as newspapers, radio stations, magazines, outdoor advertising, transit advertising, yellow page directories, direct mail and local cable systems. Competition for advertising dollars in the broadcasting industry occurs primarily within individual markets.

NEWSPAPER INDUSTRY

The Company's newspapers compete for advertisers with a number of other media outlets, including magazines, radio and television, as well as other newspapers, which also compete for readers with the Company's publications. Many of the Company's newspaper competitors are significantly larger than the Company. The Company attempts to differentiate its publications from other newspapers by focusing on local news and local sports coverage in order to compete with its larger competitors. The Company also seeks to establish its publications as the local newspaper by sponsoring special events of particular community interest.

PAGING INDUSTRY

The paging industry is highly competitive. Companies in the industry compete on the basis of price, coverage area offered to subscribers, available services offered in addition to basic numeric or tone paging, transmission quality, system reliability and customer service. The Company competes by maintaining competitive pricing of its product and service offerings, by providing high-quality, reliable transmission networks and by furnishing subscribers a superior level of customer service.

The Company's primary competitors include those paging companies that provide wireless service in the same geographic areas in which the Company operates. The Company experiences competition from one or more competitors in all locations in which it operates. Some of the Company's competitors have greater financial and other resources than the Company.

The Company's paging services also compete with other wireless communications services such as cellular service. The typical customer uses paging as a low cost wireless communications alternative either on a stand-alone basis or in conjunction with cellular services. Future technological developments in the wireless communications industry and enhancements of current technology, however, could create new products and services, such as personal communications services and mobile satellite services, which are competitive with the paging services currently offered by the Company. Recent and proposed regulatory changes by the FCC are aimed at encouraging such technological developments and new services and promoting competition. There can be no assurance that the Company's paging business would not be adversely affected by such technological developments or regulatory changes.

NETWORK AFFILIATION OF THE STATIONS

Each of the Company's stations is affiliated with a major network pursuant to an affiliation agreement. Each affiliation agreement provides the affiliated station with the right to broadcast all programs transmitted by the network with which the station is affiliated. In return, the network has the right to sell a substantial majority of the advertising time during such broadcasts. In exchange for every hour that a station elects to broadcast network programming, the network pays the station a specific network compensation payment which varies with the time of day. Typically, prime-time programming generates the highest hourly network compensation payments. Such payments are subject to increase or decrease by the network during the term of an affiliation agreement with provisions for advance notices and right of termination by the station in the event of a reduction in such payments. The NBC affiliation agreements for WALB and WJHG are renewed automatically every five years on September 1 unless the station notifies NBC otherwise. The CBS affiliation agreements for WKYT, WYMT, WRDW, WCTV and WKXT expire on December 31, 2004, December 31, 2004, March 31, 2005, December 31, 1999, and December 31, 1999, respectively.

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FEDERAL REGULATION OF THE COMPANY'S BUSINESS

TELEVISION BROADCASTING

EXISTING REGULATION. Television broadcasting is subject to the jurisdiction of the FCC under the Communications Act and the Telecommunications Act. The Communications Act prohibits the operation of television broadcasting stations except under a license issued by the FCC and empowers the FCC, among other things, to issue, revoke and modify broadcasting licenses, determine the locations of stations, regulate the equipment used by stations, adopt regulations to carry out the provisions of the Communications Act and the Telecommunications Act and impose penalties for violation of such regulations. The Communications Act prohibits the assignment of a license or the transfer of control of a licensee without prior approval of the FCC.

LICENSE GRANT AND RENEWAL. Television broadcasting licenses generally are granted or renewed for a period of five years; recently extended to eight years by the Telecommunications Act, but may be renewed for a shorter period upon a finding by the FCC that the "public interest, convenience, and necessity" would be served thereby. The broadcast licenses for WALB, WJHG, WKYT, WYMT, WRDW, WCTV and WKXT are effective until April 1, 1997, February 1, 1997, August 1, 1997, August 1, 1997, April 1, 1997, February 1, 1997 and August 1, 1997, respectively. The Telecommunications Act requires a broadcast license to be renewed if the FCC finds that: (i) the station has served the public interest, convenience and necessity; (ii) there have been no serious violations of either the Telecommunications Act or the FCC's rules and regulations by the licensee; and (iii) there have been no other violations, which taken together would constitute a pattern of abuse. At the time an application is made for renewal of a television license, parties in interest may file petitions to deny, and such parties, including members of the public, may comment upon the service the station has provided during the preceding license term and urge denial of the application. If the FCC finds that the licensee has failed to meet the above-mentioned requirements, it could deny the renewal application or grant a conditional approval, including renewal for a lesser term. The FCC will not consider competing applications contemporaneously with a renewal application. Only after denying a renewal application can the FCC accept and consider competing applications for the license. Although in the vast majority of cases broadcast licenses are renewed by the FCC even when petitions to deny or competing applications are filed against broadcast license renewal applications, there can be no assurance that the Company's stations' licenses will be renewed. The Company is not aware of any facts or circumstances that could prevent the renewal of the licenses for its stations at the end of their respective license terms.

MULTIPLE OWNERSHIP RESTRICTIONS. Currently, the FCC has rules that limit the ability of individuals and entities to own or have an ownership interest above a certain level (an "attributable" interest, as defined more fully below) in broadcast stations, as well as other mass media entities. The current rules limit the number of radio and television stations that may be owned both on a national and a local basis. On a national basis, the rules preclude any individual or entity from having an attributable interest in more than 12 television stations. Moreover, the aggregate audience reach of co-owned television stations may not exceed 25% of all United States households. An individual or entity may hold an attributable interest in up to 14 television stations (or stations with an aggregate audience reach of 30% of all United States households) if at least two of the stations are controlled by a member of an ethnic minority. The Telecommunications Act directs the FCC to eliminate the restriction on the number of television stations which may be owned or controlled nationally and to increase the national audience reach limitation for television stations to 35%.

On a local basis, FCC rules currently allow an individual or entity to have an attributable interest in only one television station in a market. In addition, FCC rules and the Telecommunications Act generally prohibit an individual or entity from having an attributable interest in a television station and a radio station, daily newspaper or cable television system that is located in the same local market area served by the television station. Proposals currently before the FCC could substantially alter these standards. For example, in a recently initiated rulemaking proceeding, the FCC suggested narrowing the geographic scope of the local television cross-ownership rule (the so-called "duopoly rule") from Grade B to Grade A contours and possibly permitting some two-station combinations in certain markets. The FCC has also proposed eliminating the TV/radio cross-ownership restriction (the so-called "one-to-a-market" rule) entirely or at least exempting larger markets. In addition, the FCC is seeking comment on issues of control and attribution with respect to local marketing agreements entered into by television stations. It is unlikely that this rulemaking will be concluded until late 1996 or later, and there can be no assurance that any of these rules will be changed or what will be the effect of any such change. The Telecommunications Act expressly does not

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prohibit any local marketing agreements in compliance with FCC regulations.
Furthermore, the Telecommunications Act directs the FCC to conduct a rulemaking proceeding to determine whether restricting ownership of more than one television station in the same area should be retained, modified or eliminated. It is the intent of Congress that if the FCC revises the multiple ownership rules, it should permit co-located VHF-VHF combinations only in compelling circumstances, where competition and diversity will not be harmed.

The Telecommunications Act also directs the FCC to extend its one-to-a-market waiver policy from the top 25 to any of the top 50 markets. In addition, the Telecommunications Act directs the FCC to permit a television station to affiliate with two or more networks unless such dual or multiple networks are composed of (i) two or more of the four existing networks (ABC, CBS, NBC or Fox) or, (ii) any of the four existing networks and one of the two emerging networks (UPN or WBN). The Company believes that Congress does not intend for these limitations to apply if such networks are not operated simultaneously, or if there is no substantial overlap in the territory served by the group of stations comprising each of such networks. The Telecommunications Act also directs the FCC to revise its rules to permit cross-ownership interests between a broadcast network and a cable system. The Telecommunications Act further authorizes the FCC to consider revising its rules to permit common ownership of co-located broadcast stations and cable systems.

Expansion of the Company's broadcast operations in particular areas and nationwide will continue to be subject to the FCC's ownership rules and any changes the FCC or Congress may adopt. Any relaxation of the FCC's ownership rules may increase the level of competition in one or more of the markets in which the Company's stations are located, particularly to the extent that the Company's competitors may have greater resources and thereby be in a better position to capitalize on such changes.

Under the FCC's ownership rules, a direct or indirect purchaser of certain types of securities of the Company (but not including the Notes offered hereby) could violate FCC regulations if that purchaser owned or acquired an "attributable" or "meaningful" interest in other media properties in the same areas as stations owned by the Company or in a manner otherwise prohibited by the FCC. All officers and directors of a licensee, as well as general partners, uninsulated limited partners and stockholders who own five percent or more of the voting power of the outstanding common stock of a licensee (either directly or indirectly), generally will be deemed to have an "attributable" interest in the licensee. Certain institutional investors which exert no control or influence over a licensee may own up to 10% of the voting power of the outstanding common stock before attribution occurs. Under current FCC regulations, debt instruments, non-voting stock, certain limited partnership interests (provided the licensee certifies that the limited partners are not "materially involved" in the management and operation of the subject media property) and voting stock held by minority stockholders in cases in which there is a single majority stockholder generally are not subject to attribution. The FCC's cross-interest policy, which precludes an individual or entity from having a "meaningful" (even though not "attributable") interest in one media property and an "attributable" interest in a broadcast, cable or newspaper property in the same area, may be invoked in certain circumstances to reach interests not expressly covered by the multiple ownership rules.

In January 1995, the FCC released a NPRM designed to permit a "thorough review of [its] broadcast media attribution rules." Among the issues on which comment was sought are (i) whether to change the voting stock attribution benchmarks from five percent to 10% and, for passive investors, from 10% to 20%; (ii) whether there are any circumstances in which non-voting stock interests, which are currently considered non-attributable, should be considered attributable;
(iii) whether the FCC should eliminate its single majority shareholder exception (pursuant to which voting interests in excess of five percent are not considered cognizable if a single majority shareholder owns more than 50% of the voting power); (iv) whether to relax insulation standards for business development companies and other widely-held limited partnerships; (v) how to treat limited liability companies and other new business forms for attribution purposes; (vi) whether to eliminate or codify the cross-interest policy; and, (vii) whether to adopt a new policy which would consider whether multiple "cross interests" or other significant business relationships (such as time brokerage agreements, debt relationships or holdings of nonattributable interests), which individually do not raise concerns, raise issues with respect to diversity and competition. It is unlikely that this inquiry will be concluded until late 1996 at the earliest and there can be no assurance that any of these standards will be changed. Should the attribution rules be changed, the Company is unable to predict what, if any, effect it would have on the Company or

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its activities. To the best of the Company's knowledge, no officer, director or five percent stockholder of the Company currently holds an interest in another television station, radio station, cable television system or daily newspaper that is inconsistent with the FCC's ownership rules and policies or with ownership by the Company of its stations.

ALIEN OWNERSHIP RESTRICTIONS. The Communications Act restricts the ability of foreign entities or individuals to own or hold interests in broadcast licenses. Foreign governments, representatives of foreign governments, non-citizens, representatives of non-citizens, and corporations or partnerships organized under the laws of a foreign nation are barred from holding broadcast licenses. Non-citizens, collectively, may directly or indirectly own or vote up to 20% of the capital stock of a licensee but are prohibited from serving as officers or directors of such licensee. In addition, a broadcast license may not be granted to or held by any corporation that is controlled, directly or indirectly, by any other corporation (i) that has a non-citizen as an officer, (ii) more than one-fourth of whose directors are non-citizens or (iii) more than one-fourth of whose capital stock is owned or voted by non-citizens or their representatives or by foreign governments or their representatives, or by non-U.S. corporations, if the FCC finds that the public interest will be served by the refusal or revocation of such license. The Company has been advised that the FCC staff has interpreted this provision of the Communications Act to require an affirmative public interest finding before a broadcast license may be granted to or held by any such corporation and the FCC has made such an affirmative public interest finding before a broadcast license may be granted to or held by any such corporation and the FCC has made such an affirmative finding only in limited circumstances. The Company, which serves as a holding company for wholly-owned subsidiaries that are licensees for its stations, therefore may be restricted from having (i) more than one-fourth of its stock owned or voted directly or indirectly by non-citizens, foreign governments, representatives of non-citizens or foreign governments, or foreign corporations; (ii) an officer who is a non-citizen; or (iii) more than one-fourth of its board of directors consisting of non-citizens.

RECENT DEVELOPMENTS. The FCC recently decided to eliminate the prime time access rule ("PTAR"), effective August 30, 1996. PTAR currently limits a station's ability to broadcast network programming (including syndicated programming previously broadcast over a network) during prime time hours. The elimination of PTAR could increase the amount of network programming broadcast over a station affiliated with ABC, NBC, CBS or Fox. Such elimination also could result in (i) an increase in the compensation paid by the network (due to the additional prime time during which network programming could be aired by a network-affiliated station) and (ii) increased competition for syndicated network programming that previously was unavailable for broadcast by network affiliates during prime time. The FCC also recently announced that it was rescinding its remaining financial interest and syndication ("fin\syn") rules. The original rules, first adopted in 1970, severely restricted the ability of a network to obtain financial interests in, or participate in syndication of, prime-time entertainment programming created by independent producers for airing during the networks' evening schedules. The FCC previously lifted the financial interest rules and restraints on foreign syndication.

Congress has recently enacted legislation and the FCC currently has under consideration or is implementing new regulations and policies regarding a wide variety of matters that could affect, directly or indirectly, the operation and ownership of the Company's broadcast properties. In addition to the proposed changes noted above, such matters include, for example, the license renewal process (particularly the weight to be given to the expectancy of renewal for an incumbent broadcast licensee and the criteria to be applied in deciding contested renewal applications), spectrum use fees, political advertising rates, potential advertising restrictions on the advertising of certain products (beer and wine, for example), the rules and policies to be applied in enforcing the FCC's equal employment opportunity regulations, reinstitution of the Fairness Doctrine (which requires broadcasters airing programming concerning controversial issues of public importance to afford a reasonable opportunity for the expression of contrasting viewpoints), and the standards to govern evaluation of television programming directed toward children and violent and indecent programming (including the possible requirement of what is commonly referred to as the "v-chip," which would permit parents to program television sets so that certain programming would not be accessible by children). Other matters that could affect the Company's broadcast properties include technological innovations and developments generally affecting competition in the mass communications industry, such as the recent initiation of direct broadcast satellite service, and the continued establishment of wireless cable systems and low power television stations.

The FCC presently is seeking comment on its policies designed to increase minority ownership of mass media facilities. Congress also recently enacted legislation that eliminated the minority tax certificate program of the FCC,

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which gave favorable tax treatment to entities selling broadcast stations to entities controlled by an ethnic minority. In addition, a recent Supreme Court decision has cast doubt upon the continued validity of many of the congressional programs designed to increase minority ownership of mass media facilities.

DISTRIBUTION OF VIDEO SERVICES BY TELEPHONE COMPANIES. Recent actions by the FCC, Congress and the courts all presage significant future involvement in the provision of video services by telephone companies. The Company cannot predict either the timing or the extent of such involvement.

THE 1992 CABLE ACT. On October 5, 1992, Congress enacted the Cable Television Consumer Protection and Competition Act of 1992 (the "1992 Cable Act"). The FCC began implementing the requirements of the 1992 Cable Act in 1993 and final implementation proceedings remain pending regarding certain of the rules and regulations previously adopted. Certain statutory provisions, such as signal carriage, retransmission consent and equal employment opportunity requirements, have a direct effect on television broadcasting. Other provisions are focused exclusively on the regulation of cable television but can still be expected to have an indirect effect on the Company because of the competition between over-the-air television stations and cable systems.

The signal carriage, or "must carry," provisions of the 1992 Cable Act require cable operators to carry the signals of local commercial and non-commercial television stations and certain low power television stations. Systems with 12 or fewer usable activated channels and more than 300 subscribers must carry the signals of at least three local commercial television stations. A cable system with more than 12 usable activated channels, regardless of the number of subscribers, must carry the signals of all local commercial television stations, up to one-third of the aggregate number of usable activated channels of such system. The 1992 Cable Act also includes a retransmission consent provision that prohibits cable operators and other multi-channel video programming distributors from carrying broadcast stations without obtaining their consent in certain circumstances. The "must carry" and retransmission consent provisions are related in that a local television broadcaster, on a cable system-by-cable system basis, must make a choice once every three years whether to proceed under the "must carry" rules or to waive that right to mandatory but uncompensated carriage and negotiate a grant of retransmission consent to permit the cable system to carry the station's signal, in most cases in exchange for some form of consideration from the cable operator. Cable systems must obtain retransmission consent to carry all distant commercial stations other than "super stations" delivered via satellite.

Under rules adopted to implement these "must carry" and retransmission consent provisions, local television stations were required to make an initial election of "must carry" or retransmission consent by June 17, 1993. Stations that failed to elect were deemed to have elected carriage under the "must carry" provisions. Other issues addressed in the FCC rules were market designations, the scope of retransmission consent and procedural requirements for implementing the signal carriage provisions. Each of the Company's stations elected "must carry" status on certain cable systems in its DMA. This election entitles the Company's stations to carriage on those systems until at least December 31, 1996. In certain other situations, the Company's stations entered into "retransmission consent" agreements with cable systems. The Company is unable to predict whether or not these retransmission consent agreements will be extended and, if so, on what terms.

On April 8, 1993, a special three-judge panel of the U.S. District Court for the District of Columbia upheld the constitutionality of the "must carry" provisions of the 1992 Cable Act. However, on June 27, 1994, the United States Supreme Court in a 5-4 decision vacated the lower court's judgment and remanded the case to the District Court for further proceedings. Although the Supreme Court found the "must carry" rules to be content-neutral and supported by legitimate governmental interests under appropriate constitutional tests, it also found that genuine issues of material fact still remained that must be resolved in a more detailed evidentiary record. On December 12, 1995, the United States District Court for the District of Columbia upheld the "must carry" requirements compelling cable systems to carry broadcast signals. The cable industry plans to appeal this decision. In the meantime, however, the FCC's new "must carry" regulations implementing the 1992 Cable Act remain in effect.

The 1992 Cable Act also codified the FCC's basic equal employment opportunity ("EEO") rules and the use of certain EEO reporting forms currently filed by television broadcast stations. In addition, pursuant to the 1992 Cable Act's requirements, the FCC has adopted new rules providing for a review of the EEO performance of each television station at the mid-point of its license term (in addition to renewal time). Such a review will give the FCC an opportunity to evaluate whether the licensee is in compliance with the FCC's processing criteria and notify the

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licensee of any deficiency in its employment profile. Among the other rulemaking proceedings conducted by the FCC to implement provisions of the 1992 Cable Act have been those concerning cable rate regulation, cable technical standards, cable multiple ownership limits and competitive access to programming.

Among other provisions, the Telecommunications Act redefines the term "cable system" as "a facility that serves subscribers without using any public right of way." It eliminates a single subscriber's ability to initiate a rate complaint proceeding at the FCC and allows a cable operator to move any service off the basic tier in its discretion, other than local broadcast signals and access channels required to be carried on the basic tier.

ADVANCED TELEVISION SERVICE. The FCC has proposed the adoption of rules for implementing advanced television ("ATV") service in the United States. Implementation of digital ATV will improve the technical quality of television signals receivable by viewers and will provide broadcasters the flexibility to offer new services, including high-definition television ("HDTV"), simultaneous broadcasting of multiple programs of standard definition television ("SDTV") and data broadcasting.

The FCC must adopt ATV service rules and a table of ATV allotments before broadcasters can provide these services enabled by the new technology. On July 28, 1995, the FCC announced the issuance of a NPRM to invite comment on a broad range of issues related to the implementation of ATV, particularly the transition to digital broadcasting. The FCC announced that the anticipated role of digital broadcasting will cause it to revisit certain decisions made in an earlier order. The FCC also announced that broadcasters will be allowed greater flexibility in responding to market demand by transmitting a mix of HDTV, SDTV and perhaps other services. The FCC also stated that the NPRM would be followed by two additional proceedings and that a Final Report and Order which will launch the ATV system is anticipated in 1996.

The Telecommunications Act directs the FCC, if it issues licenses for ATV, to limit the initial eligibility for such licenses to incumbent broadcast licensees. It also authorizes the FCC to adopt regulations that would permit broadcasters to use such spectrum for ancillary or supplementary services. It is expected that the FCC will assign all existing television licensees a second channel on which to provide ATV simultaneously with their current NTSC service. It is possible after a period of years that broadcasters would be required to cease NTSC operations, return the NTSC channel to the FCC, and broadcast only with the newer digital technology. Some members of Congress have advocated authorizing the FCC to auction either NTSC or ATV channels; however, the Telecommunications Act allows the FCC to determine when such licenses will be returned and how to allocate returned spectrum.

Under certain circumstances, conversion to ATV operations would reduce a station's geographical coverage area but the majority of stations will obtain service areas that match or exceed the limits of existing operations. Due to additional equipment costs, implementation of ATV will impose some near-term financial burdens on television stations providing the service. At the same time, there is a potential for increased revenues to be derived from ATV. Although the Company believes the FCC will authorize ATV in the United States, the Company cannot predict precisely when or under what conditions such authorization might be given, when NTSC operations must cease, or the overall effect the transition to ATV might have on the Company's business.

DIRECT BROADCASTING SATELLITE SYSTEMS. The FCC has authorized DBS, a service which provides video programming via satellite directly to home subscribers. Local broadcast stations and broadcast network programming are not carried on DBS systems. Proposals recently advanced in the Telecommunications Act include a prohibition on restrictions that inhibit a viewer's ability to receive video programming through DBS services. The FCC has exclusive jurisdiction over the regulation of DBS service. The Company cannot predict the impact of this new service upon the Company's business.

PAGING

FEDERAL REGULATION. The Company's paging operations are subject to regulation by the FCC under the Communications Act. The FCC has granted the Company licenses to use the radio frequencies necessary to conduct its paging operations. Licenses issued by the FCC to the Company set forth the technical parameters, such as signal strength and tower height, under which the Company is authorized to use those frequencies.


LICENSE GRANT AND RENEWAL. The FCC licenses granted to the Company are for varying terms of up to 10 years, at the end of which renewal applications must be approved by the FCC. The Company currently has 23 FCC licenses


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for its paging business. Five of such licenses will expire in 1997, 12 will expire in 1999, four will expire in 2000, one will expire in 2001 and one is currently awaiting renewal. In the past, paging license renewal applications generally have been granted by the FCC in most cases upon a demonstration of compliance with FCC regulations and adequate service to the public. Although the Company is unaware of any circumstances which could prevent the grant of renewal applications, no assurance can be given that any of the Company's licenses will be free of competing applications or will be renewed by the FCC. Furthermore, the FCC has the authority to restrict the operation of licensed facilities or to revoke or modify licenses. None of the Company's licenses has ever been revoked or modified involuntarily.


The FCC has enacted regulations regarding auctions for the award of radio spectrum licenses. Pursuant to such rules, the FCC at any time may require auctions for new or existing services prior to the award of any license. Accordingly, there can be no assurance that the Company will be able to procure additional frequencies, or to expand existing paging networks operating on frequencies for which the Company is currently licensed into new geographical areas. In March 1994, the FCC adopted rules pursuant to which the FCC will utilize competitive bidding to select Commercial Mobile Radio Service ("CMRS") licensees when more than one entity has filed a timely application for the same license. These competitive bidding rules could require that FCC licensees make significant investments in order to obtain spectrum. While the FCC has not yet applied these rules to paging licenses, it could do so at any time. The Company also believes that this rule change may increase the number of competitors which have significant financial resources and may provide an added incentive to build out their systems quickly.

RECENT DEVELOPMENTS. On February 8, 1996, the FCC announced a temporary cessation in the acceptance of applications for new paging stations, and placed certain restrictions on the extent to which current licensees can expand into new territories on an existing channel. The FCC has initiated an expedited comment period in which it will consider whether these interim processing procedures should be relaxed. The FCC is also considering whether CMRS operators should be obligated to interconnect their systems with others and be prohibited from placing restrictions on the resale of their services.

The FCC recently adopted rules generally revising the classification of the services offered by paging companies. Traditionally, paging companies have been classified either as Private Common Carriers or Private Carrier Paging Operators or as resellers. Pursuant to the FCC's recently adopted rules, which aim to reduce the disparities in the regulatory treatment of similar mobile services, the Company's paging services are or will be classified as CMRS. The Company believes that such parity will remove certain regulatory advantages which private carrier paging competitors have enjoyed under the previous classification scheme, although private carrier paging companies will be subject to a transition period through August 1996 before these new rules are applicable.

The recently enacted Telecommunications Act may affect the Company's paging business. Some aspects of the new statute could have beneficial effect on the Company's paging business. For example, proposed federal guidelines regarding antenna siting issues may remove local and state barriers to the construction of communications facilities, and efforts to increase competition in the local exchange and interexchange industries may reduce the cost to the Company of acquiring necessary communications services and facilities. On the other hand, some provisions relating to common carrier interconnection, telephone number portability, equal access, the assignment of new area codes, resale requirements and auction authority may place additional burdens upon the Company or subject the Company to increased competition.

In addition to regulation by the FCC, paging systems are subject to certain Federal Aviation Administration regulations with respect to the height, location, construction, marking and lighting of towers and antennas.

STATE REGULATION. As a result of the enactment by Congress of the Omnibus Budget Reconciliation Act of 1993, the authority of the states to regulate the Company's paging operations was severely curtailed as of August 1994. At this time the Company is not aware of any proposed state legislation or regulations which would have a material adverse impact on the Company's paging business. There can be no assurance, however, that such legislation or regulations will not be passed in the future.

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EMPLOYEES

As of March 1996, the Company (excluding the Phipps Business) had 740 full-time employees, of which 450 were employees of the Company's stations, 280 were employees of the Company's publications and 10 were corporate and administrative personnel. None of the Company's employees are represented by unions. The Company believes that its relations with its employees are satisfactory.

PROPERTIES

The Company's principal executive offices are located at 126 North Washington Street, Albany, Georgia 31701, which is owned by The Albany Herald Publishing Company, Inc. (the "Albany Herald"). The Albany Herald also owns the adjacent building on the corner of Pine Avenue in Albany. The building located at 126 North Washington Street contains administration, news and advertising offices and the adjacent buildings located on Pine Avenue contain the printing press and production facilities, as well as paper storage and maintenance. These buildings contain approximately 83,000 square feet. In addition, the parking lot for the employees and customers of THE ALBANY HERALD is located immediately across Pine Avenue from the administration offices.

The types of properties required to support television stations include offices, studios, transmitter sites and antenna sites. The types of properties required to support newspaper publishing include offices, facilities for the printing press and production and storage. A station's studios are generally housed with its offices in business districts. The transmitter sites and antenna are generally located in elevated areas to provide optimal signal strength and coverage.

The following table sets forth certain information regarding the Company's properties.

TELEVISION BROADCASTING


                           ----------------------------------------------------------------------------
STATION/APPROXIMATE
PROPERTY                                              OWNED            APPROXIMATE      EXPIRATION
LOCATION                   USE                        OR LEASED        SIZE             OF LEASE
- -------------------------  -------------------------  ---------------  ---------------  ---------------
WKYT
  Lexington, KY            Office, studio and                  Owned   34,500 sq. ft.                 -
                            transmission tower site                     building on 20
                                                                        acres
WYMT
  Hazard, KY               Office and studio                   Owned   21,200 sq. ft.                 -
                                                                        building
  Hazard, KY               Transmission tower site            Leased          -            June 2015
  Hazard, KY               Transmitter building and            Owned   1,248 sq. ft.                  -
                            improvements
WRDW
  North Augusta, SC        Office and studio                   Owned   17,000 sq. ft.                 -
                           Transmission tower site             Owned   143 acres                      -
WALB
  Albany, GA               Office and studio                   Owned   13,700 sq. ft.                 -
  Albany, GA               Transmission tower site             Owned   21 acres                       -
WJHG
  Panama City, FL          Office and studio                   Owned   14,000 sq. ft.                 -
  Youngstown, FL           Transmission tower site             Owned   17 acres                       -
WKXT
  Knoxville, TN            Office and studio                   Owned   18,300 sq. ft.                --
  Knoxville, TN            Transmission tower site            Leased   Tower space         Dec. 1998
WCTV
  Tallahassee, FL          Office and studio                  Leased   22,000 sq. ft.      Dec. 2014
  Metcalf, GA              Transmission tower site             Owned   182 acres                     --

PUBLISHING


                                     ----------------------------------------------------------------------------
                                                                OWNED            APPROXIMATE      EXPIRATION
COMPANY/PROPERTY LOCATION            USE                        OR LEASED        SIZE             OF LEASE
- -----------------------------------  -------------------------  ---------------  ---------------  ---------------
The Albany Herald Publishing         See above                       See above   See above           See above
 Company, Inc.
The Rockdale Citizen Publishing
 Company
  Conyers, GA                        Offices, printing press             Owned   20,000 sq. ft.                 -
                                      and production facility
                                      for THE ROCKDALE CITIZEN
Lawrenceville, GA                    Offices and production             Leased   11,000 sq. ft.      Nov. 1997
                                      facilities of the
                                      GWINNETT DAILY POST
The Southwest Georgia Shoppers Inc.
  Tallahassee, FL                    Offices                             Owned   5,500 sq. ft.                 --


PAGING

                                       ----------------------------------------------------------------------------
                                                                  OWNED            APPROXIMATE      EXPIRATION
  COMPANY/PROPERTY LOCATION            USE                        OR LEASED        SIZE             OF LEASE
  -----------------------------------  -------------------------  ---------------  ---------------  ---------------
   Albany GA                           Office                              Leased      800 sq. ft.       March 1996
  Columbus, GA                         Office                              Leased    1,000 sq. ft.        July 1997
  Dothan, AL                           Office                              Leased      800 sq. ft.        Feb. 1995
  Macon, GA                            Office                              Leased    1,260 sq. ft.        July 1998
  Tallahassee, GA                      Office                              Leased    2,400 sq. ft.   Month to month
  Thomasville, GA                      Office                              Leased      300 sq. ft.   Month to month
  Valdosta, GA                         Office                              Leased      400 sq. ft.         May 1997
  Panama City, FL                      Office                              Leased    1,050 sq. ft.        Jan. 1998

LEGAL PROCEEDINGS


The Company is not party to any legal proceedings in which an adverse outcome would have a material adverse effect, either individually or in the aggregate, upon the Company.

                                   MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

Set forth below is certain information concerning each of the directors and executive officers of the Company and its subsidiaries.

NAME                                  AGE                  TITLE
- -----------------------------------  -----  -----------------------------------
Ralph W. Gabbard*                      50   Director and President of the
                                             Company
William A. Fielder III                 37   Vice President and Chief Financial
                                             Officer
Sabra H. Cowart                        29   Controller, Chief Accounting
                                             Officer and Assistant Secretary
Robert A. Beizer                       56   Vice President for Law and
                                             Development and Secretary
Thomas J. Stultz                       44   Vice President
Joseph A. Carriere                     62   Vice President-Corporate Sales
William E. Mayher III*                 56   Chairman of the Board of Directors
Richard L. Boger*+                     49   Director
Hilton H. Howell, Jr.**                34   Director
Howell W. Newton**                     49   Director
Hugh Norton                            63   Director
Robert S. Prather, Jr.*+               51   Director
J. Mack Robinson*+                     72   Director

- ------------------------
 * Member of the Executive Committee
** Member of the Audit Committee
 + Member of the Management Personnel Committee

MR. GABBARD has been President and director of the Company since December 1, 1995. He served as a Vice President of the Company and as President and Chief Operating Officer of the Company's broadcast operations from September 2, 1994 until his election as President of the Company. He was president and general manager of Kentucky Central Television, Inc., the former owner of WKYT and WYMT, from 1982 to 1994. Mr. Gabbard is Chairman of the National Association of Broadcasters Television Board of Directors and Chairman of the CBS Affiliates Advisory Board.

MR. FIELDER has been a Vice President and the Chief Financial Officer of the Company since August 1993. From April 1991 until his appointment as Chief Financial Officer, he was Controller of the Company. Prior to being appointed controller of the Company in April 1991, he was employed by Ernst & Young LLP, an accounting firm, which are the independent auditors of the Company.

MS. COWART has been Controller and Chief Accounting Officer of the Company since April 1995. In February 1996 Ms. Cowart was appointed Assistant Secretary of the Company. From March 1994 until her appointment as Controller and Chief Accounting Officer, Ms. Cowart was the corporate accounting manager for the Company. Prior to joining the Company, she was employed by Deloitte & Touche LLP, an accounting firm, from 1989 to 1994.

MR. BEIZER has been Vice President for Law and Development and Secretary of the Company since February 1996. From June 1994 to February 1996, he was of counsel to Venable, Baetjer, Howard & Civiletti, a law firm, in its regulatory and legislative practice group. From 1990 to 1994, Mr. Beizer was a partner at the law firm of Sidley & Austin and was head of its communications practice group in Washington, D.C. He has represented newspaper and broadcasting companies, including the Company, before the Federal Communications Commission for over 25 years. He is a past president of the Federal Communications Bar Association and a member of the ABA House of Delegates.

MR. STULTZ has been a Vice President of the Company and the President of the Company's publishing division since February 1996. From 1990 to 1995, he was employed by Multimedia, Inc. as a vice president and from 1988 to 1990, as vice president of marketing.

MR. CARRIERE has been Vice President of Corporate Sales since February 1996. From November 1994 until his appointment as Vice President, he served as President and General Manager of KTVE Inc., a subsidiary of the

Company. Prior to joining the Company in 1994, Mr. Carriere was employed by Withers Broadcasting Company of Colorado as General Manager from 1991 to 1994. He has served as a past chairman of the CBS Advisory Board and the National Association of Broadcasters.

DR. MAYHER has been a surgeon since prior to 1991 and has been a director of the Company since 1990. He has served as Chairman of the Board of Directors since August 1993.

MR. BOGER has been the President and chief executive officer of Export Insurance Services, Inc., an insurance company, and a director of CornerCap Group of Funds, a "Series" investment company since prior to 1991. He has been a director of the Company since 1991.


MR. HOWELL has been President and Chief Executive Officer of Atlantic American Corporation, an insurance holding company, since May 1995. He has been Executive Vice President of Delta Life Insurance Company and Delta Fire and Casualty Insurance Company since 1994, and Executive Vice President of Atlantic American Life Insurance Company, Bankers Fidelity Life Insurance Company and Georgia Casualty & Surety Company since 1992. In addition, since 1994, he has served as a Vice President and Secretary of Bull Run, a designer and manufacturer of dot matrix printers. He is also a director of the following corporations: Bull Run, Atlantic American Corporation, Atlantic American Life Insurance Company, Bankers Fidelity Life Insurance Company, Delta Life Insurance Company, Delta Fire and Casualty Insurance Company, Georgia Casualty & Surety Company, American Southern Insurance Company and American Safety Insurance Company. From 1989 to 1991, Mr. Howell practiced law in Houston, Texas with the law firm of Liddell, Sapp, Zivley, Hill & LaBoon. He has been a director of the Company since 1993. He is the son-in-law of J. Mack Robinson.


MR. NEWTON has been the President and Treasurer of Trio Manufacturing Co., a textile manufacturing company, since prior to 1991 and a director of the Company since 1991.

MR. NORTON has been the President of Norco, Inc., an insurance agency, since prior to 1991 and a director of the Company since 1987.

MR. PRATHER has been the President and chief executive officer of Bull Run since July 1992 and a director of Bull Run since 1992. Prior to that time, he was President and chief executive officer of Phoenix Corporation, a steel service center. Mr. Prather has been a director of the Company since 1993.


MR. ROBINSON has been chairman of the board of Bull Run since March 1994, chairman of the board and President of Delta Life Insurance Company and Delta Fire and Casualty Insurance Company since 1958, President of Atlantic American Corporation, an insurance holding company, from 1988 until 1995 and chairman of the board of Atlantic American Corporation since 1995. He is also a director of the following corporations: Bull Run, Atlantic American Life Insurance Company, Bankers Fidelity Life Insurance Company, Delta Life Insurance Company, Delta Fire and Casualty Insurance Company, Georgia Casualty & Surety Company, American Southern Insurance Company and American Safety Insurance Company and director EMERITUS of Wachovia Corporation. He has been a director of the Company since 1993.


Each director holds office until the Company's next annual meeting of the shareholders and until his successor is elected and qualified. Officers are elected annually by the Board of Directors and hold office at the discretion of the Board.

EXECUTIVE COMPENSATION

GENERAL. The following table sets forth a summary of the compensation of the Company's President, its former chief executive officer and the other executive officers whose total annual compensation exceeded $100,000 during the year ended December 31, 1995 ("named executives"). Mr. John T. Williams resigned as President, Chief Executive Officer and director and was replaced by Mr. Ralph W. Gabbard effective December 1, 1995.

                           SUMMARY COMPENSATION TABLE


                                          -------------------------------------------------------------------------------
                                                                                LONG TERM COMPENSATION
                                                                            ------------------------------
                                                                                        AWARDS
                                                                            ------------------------------
                                                     ANNUAL COMPENSATION                        SECURITIES
                                                                                                UNDERLYING
NAME AND                                            ---------------------     RESTRICTED          OPTIONS/      ALL OTHER
PRINCIPAL POSITION                           YEAR      SALARY       BONUS   STOCK AWARDS           SARS(#)   COMPENSATION
- ----------------------------------------  -------   ---------   ---------   ------------   ---------------  -------------
John T. Williams,                            1995   $ 285,000   $       -   $2,081,250(2)               -   $  606,266(3)
  Former President, Chief Executive          1994     286,867      71,910           -                   -        2,112(4)
  Officer and Director (1)                   1993     258,400     112,500           -                   -        1,950(4)
Ralph W. Gabbard,                            1995(5)   261,000    150,000           -              15,000       12,628(6)
  President, Director                        1994      77,000     118,941           -              30,509    1,200,000(7)
                                             1993(8)         -          -           -                   -            -
William A. Fielder, III,                     1995     105,000      22,050           -               3,000        9,188(9)
  Vice President and Chief Financial         1994      95,000           -           -                   -        6,055(10)
  Officer                                    1993      88,161           -           -               7,500        6,040(11)
Joseph A. Carriere,                          1995     115,000      65,922           -               3,750          878(4)
  Vice President Corporate Sales             1994(12)     6,635         -           -                   -            -
                                             1993(8)         -          -           -                   -            -


- ------------------------------


(1) Mr. Williams resigned his position as President, Chief Executive Officer and director of the Company effective December 1, 1995.


(2) Pursuant to Mr. Williams' employment agreement, Mr. Williams received three restricted stock awards (the "Common Stock Award") from the Company aggregating 150,000 shares of Class A Common Stock in 1995. In connection with Mr. Williams' resignation from the Company, the Company removed the restrictions on the Common Stock Award in December 1995 and the shares subject to such Common Stock Award became fully vested.


(3) Upon Mr. Williams' resignation, the Company entered into a separation agreement dated December 1, 1995 (the "Separation Agreement"), which provided, among other things, for the payment of $596,000 over a two-year period ending November 1997 as consideration for consulting services, his resignation and certain non-compete and confidentiality agreements. $3,415, $2,117 and $4,734 represent payments by the Company for matching contributions to the 401(k) plan, term life insurance premiums and long term disability premiums, respectively. The Company expensed the entire $596,000 in 1995.


(4)  Represents payments by the Company for term life insurance premiums.


(5) Mr. Gabbard was elected President and director of the Company in December 1995. Prior to this election he served as Vice President of the Company and President and Chief Operating Officer of the Company's broadcast operations from September 2, 1994 to December 1995.


(6) $3,750, $2,736 and $6,142 represent payments by the Company for matching contributions to the 401(k) plan, term life insurance premiums and long term disability premiums, respectively.


(7) Mr. Gabbard has an employment agreement with the Company which provides him with 122,034 shares of Class A Common Stock if his employment with the Company continues until September 1999. The Company will recognize approximately $1.2 million of compensation expense for this award over the five-year period. Approximately $80,000 and $240,000 of expense was recorded in 1994 and 1995, respectively.


(8)  Not employed by the Company during this year.



(9) $5,765, $2,406, $378 and $639 represent payments or accruals by the Company for supplemental retirement benefits, matching contributions to the 401(k) plan, term life insurance premiums and long term disability premiums, respectively.


(10) $5,717 and $338 represent payments or accruals by the Company for supplemental retirement benefits and term life insurance premiums, respectively.


(11) $5,700 and $340 represent payments or accruals by the Company for supplemental retirement benefits and term life insurance premiums, respectively.


(12) Mr. Carriere joined the Company in November 1994 as President and General Manager of KTVE.


STOCK OPTIONS GRANTED. The following table contains information on stock options granted to the Company's President and the named executives during the year ended December 31, 1995. Under the Company's 1992 Long Term Incentive Plan (the "Incentive Plan") all officers and key employees are eligible for grants of stock options and other stock-based awards. Options granted are exercisable over a three year period beginning on the second anniversary of the grant date and expire one month after termination of employment. The total number of shares of Class A Common Stock issuable under the Incentive Plan is not to exceed 600,000 shares, subject to adjustment in the event of any change in the outstanding shares of such stock by reason of a stock dividend, stock split, recapitalization, merger, consolidation or other similar changes generally affecting stockholders of the Company.

The Incentive Plan is administered by the members of the Management Personnel Committee of the Board of Directors (the "Committee") who are not eligible for selection as participants under the Incentive Plan. The Incentive Plan is intended to provide additional incentives and motivation for the Company's employees. The Committee, by majority action thereof, is authorized in its sole discretion to determine the individuals to whom the benefits will be granted, the type and amount of such benefits and the terms thereof; and to prescribe, amend and rescind rules and regulations relating to the Incentive Plan, among other things.

                       OPTION GRANTS IN LAST FISCAL YEAR

                             ----------------------------------------------------------------------
                                                                              POTENTIAL REALIZABLE
                                                                                    VALUE AT
                                         % OF TOTAL                           ASSUMED ANNUAL RATES
                                            OPTIONS                                    OF
                              NUMBER OF  GRANTED TO                               STOCK PRICE
                             SECURITIES   EMPLOYEES    EXERCISE                 APPRECIATION FOR
                             UNDERLYING          IN          OR                  OPTION TERM(1)
                                OPTIONS      FISCAL  BASE PRICE  EXPIRATION  ----------------------
NAME                            GRANTED        YEAR   ($/SHARE)        DATE       5%($)      10%($)
- ---------------------------  ----------  ----------  ----------  ----------  ----------  ----------
Ralph W. Gabbard                 15,000       25.8%      $13.33     3/30/00     $55,242    $122,071
William A. Fielder, III           3,000        5.2%      $13.33     3/30/00     $11,048     $24,414
Joseph A. Carriere                3,750        6.5%      $13.33     3/30/00     $13,811     $30,518

- ------------------------
(1) Amounts reported in these columns represent amounts that may be realized upon exercise of options immediately prior to the expiration of their term assuming the specified compounded rates of appreciation (5% and 10%) on the Class A Common Stock over the term of the options. These numbers are calculated based on rules promulgated by the Commission and do not reflect the Company's estimate of future stock price growth. Actual gains, if any, on stock option exercises and Class A Common Stock holdings are dependent on the timing of such exercise and the future performance of the Class A Common Stock. There can be no assurance that the rates of appreciation assumed in this table can be achieved or that the amounts reflected will be received by the option holder.

STOCK OPTIONS EXERCISED. The following table sets forth information about unexercised stock options held by the named executives. No stock options were exercised by such officers during 1995.

              AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND
                         FISCAL YEAR END OPTION VALUES

                                ----------------------------------------------------
                                                            VALUE OF UNEXERCISED IN-
                                    NUMBER OF UNEXERCISED    THE-MONEY OPTIONS AT FY
                                     OPTIONS AT FY END(#)        END($) EXERCISABLE/
NAME                            EXERCISABLE/UNEXERCISABLE           UNEXERCISABLE(1)
- ------------------------------  -------------------------  -------------------------
Ralph W. Gabbard                                 0/45,509                $0/$318,553
William A. Fielder, III                       7,500/3,000            $61,562/$13,625
Joseph A. Carriere                                0/3,750                 $0/$17,031

- ------------------------

(1) Closing price of Class A Common Stock at December 31, 1995 was $17 7/8 per share.

SUPPLEMENTAL PENSION PLAN. The Company has entered into agreements with certain key employees to provide these employees with supplemental retirement benefits. The benefits are disbursed after retirement in contractually predetermined payments of equal monthly amounts over the employee's life, or the life of a surviving eligible spouse for a maximum of 15 years. The Company maintains life insurance coverage on these individuals in adequate amounts to fund the agreements.

RETIREMENT PLAN. The Company sponsors a defined benefit pension plan, intended to be tax qualified, for certain of its employees and the employees of any of its subsidiaries which have been designated as participating companies under the plan. A participating employee who retires on or after attaining age 65 and who has completed five years of service upon retirement may be eligible to receive during his lifetime, in the form of monthly payments, an annual pension equal to
(i) 22% of the employee's average earnings for the highest five consecutive years during the employee's final 10 years of employment multiplied by a factor, the numerator of which is the employee's years of service credited under the plan before 1994, the denominator of which is the greater of 25 or the years of service credited under the plan, plus (ii) .9% of the employee's monthly average earnings for the highest five consecutive years in the employee's final ten years of employment added to .6% of monthly average earnings in excess of Social Security covered compensation, and multiplied by the employee's years of service credited under the plan after 1993, with a maximum of 25 years minus years of service credited under (i) above. For participants as of December 31, 1993, there is a minimum benefit equal to the projected benefit under (i) at that time. For purposes of illustration, pensions estimated to be payable upon retirement of participating employees in specified salary classifications are shown in the following table:

                               PENSION PLAN TABLE

                      ----------------------------------------------------------------------
                                                 YEARS OF SERVICE
                      ----------------------------------------------------------------------
REMUNERATION(1)               10          15          20          25          30          35
- --------------------  ----------  ----------  ----------  ----------  ----------  ----------
$ 15,000                  $1,326      $1,986      $2,646      $3,306      $3,300      $3,300
  25,000                   2,210       3,310       4,410       5,510       5,500       5,500
  50,000                   4,709       6,909       9,109      11,309      11,000      11,000
  75,000                   7,219      10,519      13,819      17,119      16,500      16,500
 100,000                   9,729      14,129      18,529      22,929      22,000      22,000
 150,000                  14,749      21,349      27,949      34,549      33,000      33,000
 200,000                  18,269      27,069      35,869      44,669      41,067      41,486
 250,000 and above        19,622      29,268      38,914      48,560      45,014      45,473

- ------------------------
(1) Five-year average annual compensation

Employees may become participants in the plan, provided that they have attained age 21 and have completed one year of service. Average earnings are based upon the salary paid to a participating employee by a participating company. Pension compensation for a particular year as used for the calculation of retirement benefits includes salaries, overtime pay, commissions and incentive payments received during the year and the employee's contribution to the Capital Accumulation Plan (as defined). Pension compensation for 1995 differs from compensation reported in the Summary Compensation Table in that pension compensation includes any annual incentive awards received in 1995 for services in 1994 rather than the incentive awards paid in 1996 for services in 1995. The maximum annual compensation considered for pension benefits under the plan in 1995 was $150,000.

As of December 31, 1995, full years of actual credited service in this plan are Mr. Williams-3 years; Mr. Fielder-4 years; and Mr. Carriere-1 year. Mr. Gabbard had no full years of credited service under the plan at December 31, 1995.

CAPITAL ACCUMULATION PLAN. Effective October 1, 1994, the Company adopted the Gray Communications Systems, Inc. Capital Accumulation Plan (the "Capital Accumulation Plan") for the purpose of providing additional retirement benefits for substantially all employees. The Capital Accumulation Plan is intended to meet the requirements of section 401(k) of the Code.

Contributions to the Capital Accumulation Plan are made by the employees of the Company. The Company matches a percentage of each employee's contribution which does not exceed 6% of the employee's gross pay. The percentage match is made with a contribution of Class A Common Stock and is declared by the Board of Directors before the beginning of each Capital Accumulation Plan year. The percentage match declared for the year ended December 31, 1995 was 50%. The Company's matching contributions vest based upon the employees' number of years of service, over a period not to exceed five years. The Company has registered 150,000 shares of Class A Common Stock for issuance to the Capital Accumulation Plan.

DIRECTORS' COMPENSATION

Directors who are not employed by the Company receive an annual fee of $6,000. Nonemployee directors are paid $500 for attendance at meetings of the Board of Directors and $500 for attendance at meetings of Committees of the Board. Committee chairmen, not employed by the Company, receive an additional fee of $800 for each meeting they attend. Any outside director who serves as Chairman of the Board receives an annual retainer of $12,000. Outside directors are paid 40% of the usual fee arrangement for attending any special meeting of the Board of Directors or any Committee thereof conducted by telephone.

EMPLOYMENT AGREEMENTS


In 1995, pursuant to Mr. Williams' employment agreement, Mr. Williams received the Common Stock Award. In December 1995, Mr. Williams resigned his position as President, Chief Executive Officer and director of the Company. Upon his resignation, the Company entered into the Separation Agreement with Mr. Williams which provides for the payment of $596,000 over a two-year period ending November 1, 1997 as consideration for Mr. Williams' agreement to (i) resign from the Company and terminate his employment agreement, (ii) be available as a consultant to the Company from December 1, 1995 until November 30, 1997 and
(iii) not compete with the Company's business and to keep all information regarding the Company confidential while he is a consultant. In addition, under the Separation Agreement, Mr. Williams is to receive health and life insurance coverage with premiums paid by the Company while he is available as a consultant. Finally, the Separation Agreement provides that the restrictions on the Common Stock Award were removed and such Common Stock Award became fully vested.



Ralph W. Gabbard and the Company entered into an employment agreement, dated September 3, 1994, for a five year term. The agreement provides for annual compensation of $250,000 during the term of the agreement (subject to yearly inflation adjustment) and entitled Mr. Gabbard to certain fringe benefits. In addition to his annual compensation, Mr. Gabbard was entitled to participate in an annual incentive compensation plan and the Incentive Plan. Under the annual incentive compensation plan, Mr. Gabbard was eligible to receive additional compensation if the operating profits of the broadcasting group of the Company reaches or exceeds certain goals. Under the Incentive Plan, Mr. Gabbard has received non-qualified stock options to purchase 30,509 shares of Class A Common Stock. These options are exercisable over a three year period beginning September 1996. The exercise price for such options is $9.66. Upon the fifth anniversary of Mr. Gabbard's employment with the Company, Mr. Gabbard shall receive 122,034 shares of Class A Common Stock.



In February 1996, the Board of Directors approved an amendment to Mr. Gabbard's employment agreement to increase Mr. Gabbard's base salary from $250,000 to $300,000, effective January 1, 1996 and to establish a new annual compensation plan (the "Annual Compensation Plan") to be based upon the achievement by the Company of a certain operating profit, the amount of which is to be established by the Board of Directors. Under the Annual Compensation Plan, if the Company achieves the targeted amount of operating profit in a given year, Mr. Gabbard shall receive $200,000 as additional compensation. The Annual Compensation Plan further provides that if the Company exceeds the targeted amount of operating profit in a given year, Mr. Gabbard shall be entitled to receive additional compensation in excess of $200,000, as determined by the Board of Directors. Mr. Gabbard has agreed that during the term of his agreement and for two years thereafter, he will be subject to certain non-competition provisions.


William A. Fielder, III, Vice President and Chief Financial Officer of the Company, has an employment agreement with the Company dated April 1991, which was amended March 1993, to provide for the continuation of his annual salary (currently $135,000) for a period of one year in the event of termination without cause.


Robert A. Beizer and the Company entered into an employment agreement dated as of February 12, 1996, for a two-year term which automatically renews for three successive one-year periods, subject to certain termination provisions. The agreement provides that Mr. Beizer shall be employed as Vice President for Law and Development of the Company, with an initial annual base salary of $200,000 and a grant of options to purchase 15,000 shares of Class A Common Stock with an exercise price of $19.375 per share under the Incentive Plan at the inception of his employment. Mr. Beizer's base salary shall be increased yearly, based upon a cost of living index and he will receive non-qualified options to purchase 7,000 shares of Class A Common Stock annually during the term of the agreement at an exercise price per share equal to the fair market value of the Class A Common Stock on the date of the grant. All options granted are exercisable over a three year period upon the second anniversary of the grant date. If there is a "change of control" of the Company, Mr. Beizer will be paid a lump sum amount equal to his then current base salary for the remaining term of the agreement and will be granted any remaining stock options to which he would have been entitled. For purposes of the agreement, "change of control" is defined as any change in the control of the Company that would be required to be reported in response to Item 6(e) of Schedule 14A promulgated under the Exchange Act. Mr. Beizer has agreed that during the term of his agreement and for two years thereafter, he will be subject to certain non-competition provisions.

                         SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT


The following table sets forth certain information with respect to stockholders who are known by the Company to be the beneficial owners of more than 5% of the outstanding Class A Common Stock and the number of shares of Class A Common Stock beneficially owned by directors and named executive officers of the Company, individually, and all directors and executive officers of the Company as a group as of June 15, 1996. Except as indicated below, none of such stockholders own, or have the right to acquire any shares of Class B Common Stock.



NAME AND ADDRESS OF                     SHARES BENEFICIALLY   PERCENT OF
BENEFICIAL OWNER                                      OWNED        CLASS
- ----------------------------------              -----------   ----------
Bull Run Corporation (1)             1,211,590                  27.1%
George H. Nader (2)                    240,899                   5.4%
Ralph W. Gabbard                           918                       *
William A. Fielder III (3)               8,563                       *
Sabra H. Cowart                            195                       *
Robert A. Beizer                            --                       *
Thomas J. Stultz                         1,500                       *
Joseph A. Carriere                         594                       *
William E. Mayher III (3)               16,500                       *
Richard L. Boger (3)                    24,150                       *
Hilton H. Howell, Jr. (3)(4)(5)(6)      69,150                   1.6%
Howell W. Newton (3)                     9,250                       *
Hugh Norton (3)                         16,500                       *
Robert S. Prather, Jr. (3)(4)(7)        30,750                       *
J. Mack Robinson (3)(4)(6)(8)          791,940                  17.7%
John T. Williams (9)                    78,752                   1.8%
All directors and executive          1,048,762(4)-(8),
 officers as a group (14 persons)             (10)              23.2%


- ------------------------------
 *   Less than 1%.


(1) Owned by Bull Run through its wholly-owned subsidiary, Datasouth Computer Corporation. The address of Bull Run is 4370 Peachtree Road, Atlanta, Georgia 30319. Does not include warrants subject to shareholder approval. See "Certain Relationships and Related Transactions."


(2) Mr. Nader's address is P.O. Box 271, 1011 Fifth Avenue, West Point, Georgia 31833.


(3)  Includes 7,500 shares subject to currently exercisable options.


(4) Excludes shares owned by Bull Run. Messrs. Howell, Prather and Robinson are directors and officers of Bull Run. Messrs. Prather and Robinson are principal shareholders of Bull Run.

(5) Includes 39,050 shares owned by Mr. Howell's wife, as to which shares Mr. Howell disclaims beneficial ownership. Excludes 63,000 shares held in trust for Mr. Howell's wife.

(6) Excludes as to Mr. Howell, and includes as to Mr. Robinson, an aggregate of 297,540 shares owned by certain companies of which Mr. Howell is an officer and director and Mr. Robinson is an officer, director and a principal or sole stockholder.

(7) Includes 150 shares owned by Mr. Prather's wife, as to which shares Mr. Prather disclaims beneficial ownership.

(8) Includes an aggregate of 256,650 shares owned by Mr. Robinson's wife directly and as trustee for their daughters, as to which shares Mr. Robinson disclaims beneficial ownership. Mr. Robinson's address is 4370 Peachtree Road, Atlanta, Georgia 30319.

(9) Mr. Williams resigned his position as President and Chief Executive Officer of the Company effective December 1, 1995.


(10) Includes 60,000 shares subject to currently exercisable options.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS


Gray Kentucky Television, Inc., a subsidiary of the Company ("Gray Kentucky") is a party to a joint venture agreement with Host Communications, Inc. ("Host") and certain other parties not affiliated with the Company, pursuant to which the parties formed a joint venture to exploit Host's rights to broadcast and market University of Kentucky football and basketball games and related activities. Pursuant to such agreement, Gray Kentucky is licensed to broadcast University of Kentucky football and basketball games and related activities. Under this agreement, Gray Kentucky also provides Host with production and certain marketing services and Host provides accounting and various marketing services. During the year ended December 31, 1995, the Company received approximately $332,000 from this joint venture.


Bull Run currently owns 51.5% of the outstanding common stock of Capital Sports Properties, Inc. ("CSP"). CSP's assets consist of all of the outstanding preferred stock of Host and warrants to purchase Host common stock. Bull Run also owns approximately 9.4% of Host's currently outstanding common shares directly, thereby giving Bull Run total direct and indirect ownership of Host of approximately 29.7%, assuming conversion of all currently outstanding exercisable stock options and warrants for Host common stock. Messrs. Ralph W. Gabbard and Robert S. Prather, Jr., members of the Company's Board of Directors are also members of the board of directors of both CSP and Host.

The Company's Board of Directors approved payments to Bull Run of finders fees for the acquisition of the GWINNETT DAILY POST, the Augusta Acquisition and the Phipps Acquisition. The Company agreed to pay finders fees of $75,000 and $360,000 for the acquisition of GWINNETT DAILY POST and Augusta Acquisitions, respectively. The Board of Directors has agreed to pay a finders fee of 1% of the proposed purchase price of the Phipps Acquisition for services performed, of which $550,000 was due and included in accounts payable at December 31, 1995.


On January 3, 1996, Bull Run purchased for $10 million from the Company (i) the 8% Note in the principal amount of $10 million due in January 2005, with interest payable quarterly beginning March 31, 1996 and (ii) warrants to purchase 487,500 shares of Class A Common Stock at $17.88 per share, (subject to customary antidilution provisions) 300,000 of which are currently fully vested, with the remaining warrants vesting in five equal annual installments commencing January 3, 1997, provided that the 8% Note is outstanding. On January 3, 1996, the closing price of the Class A Common Stock on the NYSE was $17.75. The warrants (which represent 9.9% of the currently issued and outstanding shares of Class A Common Stock, after giving effect to the exercise of such warrants) expire in January 2006 and may not be exercised unless shareholder approval of the issuance of the warrants is obtained, which is expected to occur at the Company's next annual meeting of shareholders. The Company obtained an opinion from The Robinson-Humphrey Company, Inc., one of the underwriters of this Offering and the Concurrent Offering, stating that the terms and conditions of the 8% Note were fair from a financial point of view to the shareholders of the Company. The proceeds from the sale of the 8% Note and the warrants were used to fund, in part, the Augusta Acquisition.



In connection with the issuance by the Company of the $10 million letter of credit in the Phipps Acquisition, J. Mack Robinson, a director of the Company, executed a put agreement in favor of the letter of credit issuer, for which he received no consideration from the Company. Pursuant to such agreement, in the event that such letter of credit is drawn upon by the sellers of the Phipps Business and the Company defaults on the repayment of such amounts so drawn under the letter of credit, Mr. Robinson has agreed to pay such amounts to the issuer of the letter of credit.


ISSUANCES OF PREFERRED STOCK


As part of the Financing, the 8% Note will be retired and the Company will issue to Bull Run, in exchange therefor, 1,000 shares of Series A Preferred Stock. Subject to certain limitations, holders of the Series A Preferred Stock are entitled to receive, when, as and if declared by the Board of Directors, out of funds of the Company legally available for payment, cash dividends at an annual rate of $800 per share. The Series A Preferred Stock has priority as to dividends over the Common Stock and any other series or class of the Company's stock which ranks junior as to dividends to the Series A Preferred Stock. In case of the voluntary or involuntary liquidation, dissolution or winding up of the Company, holders of the Series A Preferred Stock will be entitled to receive a liquidation price of $10,000 per share, plus an amount equal to any accrued and unpaid dividends to the payment date, before any payment or distribution is made to the holders of Common Stock or any other series or class of the Company's stock which ranks junior as to liquidation rights to the Series A Preferred Stock. The Series A Preferred Stock may be redeemed at the option of the Company, in whole or in part at any time, at $10,000 per share, plus an amount equal to any accrued and unpaid dividends to the redemption date and such redemption price may be paid, at the Company's option, in cash or in shares of Class A Common Stock. The holders of shares of Series A Preferred Stock will not be entitled to vote on any matter except (i) with respect to the authorization or issuance of capital stock ranking senior to the Series A Preferred Stock and with respect to certain amendments to the Company's Articles of Incorporation, (ii) if the Company shall have failed to declare and pay dividends on the Series A Preferred Stock for any six quarterly payment periods, in which event the holders of the Series A Preferred Stock shall be entitled to elect two directors to the Company's Board of Directors until the full dividends accumulated have been declared and paid and (iii) as required by law. In addition, without the affirmative vote of the holders of a majority of the outstanding shares of Series A Preferred Stock, the Company may not authorize or issue a class or series of, or security convertible into, capital stock ranking senior to the Series A Preferred Stock as to the payment of dividends or the distribution of assets upon liquidation, or adversely change the preferences or powers of the Series A Preferred Stock. The warrants issued with the 8% Note will vest in accordance with the schedule described above, provided that the Series A Preferred Stock remains outstanding.



In addition, as part of the Financing, the Company will issue to Bull Run, an affiliate of the Company, for $10 million, 1,000 shares of Series B Preferred Stock. Subject to certain limitations, holders of the Series B Preferred Stock are entitled to receive, when, as and if declared by the Board of Directors, out of funds of the Company legally available for payment, dividends of Series B Preferred Stock at an annual rate of $600 per share, except that the Company at its option may pay such dividends in cash or in additional shares of Series B Preferred Stock valued, for the purpose of determining the number of shares (or fraction thereof) of such Series B Preferred Stock to be issued, at $10,000 per share. The Series B Preferred Stock has priority as to dividends over the Common Stock and any other series or class of the Company's stock which ranks junior as to dividends as the Series B Preferred Stock. In case of the voluntary or involuntary liquidation, dissolution or winding up of the Company, holders of the Series B Preferred Stock will be entitled to receive a liquidation price of $10,000 per share, plus an amount equal to any accrued and unpaid dividends to the payment date, before any payment or distribution is made to the holders of Common Stock or any other series or class of the Company's stock which ranks junior as to liquidation rights to the Series B Preferred Stock. The Series B Preferred Stock may be redeemed at the option of the Company, in whole or in part at any time, at $10,000 per share, plus an amount equal to any accrued and unpaid dividends to the redemption date and such redemption price may be paid, at the Company's option, in cash or in shares of Class A Common Stock. The holders of shares of Series B Preferred Stock will not be entitled to vote on any matter except (i) with respect to the authorization or issuance of capital stock ranking senior to the Series B Preferred Stock and with respect to certain amendments to the Company's Articles of Incorporation, (ii) if the Company shall have failed to declare and pay dividends on the Series B Preferred Stock for any six quarterly payment periods, in which event the holders of the Series B Preferred Stock shall be entitled to elect two directors to the Company's Board of Directors until the full dividends accumulated have been declared and paid and (iii) as required by law. In addition, without the affirmative vote of the holders of a majority of the outstanding shares of Series B Preferred Stock, the Company may not authorize or issue a class or series of, or security convertible into, capital stock ranking senior to the Series B Preferred Stock as to the payment of dividends or the distribution of assets upon liquidation or adversely change the preferences or powers of the Series B Preferred Stock.



In connection with the issuance of the Series B Preferred Stock as part of the Financing, (i) the Company will issue to Bull Run warrants entitling the holder thereof to purchase 500,000 shares of Class A Common Stock at an exercise price of $24.00 per share, (subject to customary antidilution provisions), representing 10.1% of the currently issued and outstanding shares of Class A Common Stock, after giving effect to the exercise of such warrants. Of these warrants, 300,000 will vest upon issuance, with the remaining warrants vesting in five equal installments commencing on the first anniversary of the date of issuance. The issuance of the warrants must be approved by the Company's shareholders, which is expected to occur at the Company's next annual meeting of shareholders. They may not be exercised prior to the second anniversary of the date of issuance and will expire on the tenth anniversary of the date of issuance. The Company expects to obtain a written opinion from The Robinson-Humphrey Company, Inc., one of the underwriters of this Offering and the Concurrent Offering, stating that the terms and conditions of the Series B Preferred Stock and the warrants are fair to the shareholders of the Company from a financial point of view.

                      DESCRIPTION OF CERTAIN INDEBTEDNESS

THE SENIOR CREDIT FACILITY


The Company has executed a commitment letter with respect to the Senior Credit Facility. However, there can be no assurance that the Company will enter into the Senior Credit Facility on the terms described herein or at all.



As of March 31, 1996, approximately $52.6 million of indebtedness (excluding accrued interest) was outstanding under the Old Credit Facility. As part of the Financing, the Company will retire all of the outstanding indebtedness under the Old Credit Facility and will enter into the Senior Credit Facility.



The Senior Credit Facility will provide for borrowings of up to an aggregate of $125.0 million in the form of a seven-year reducing revolving credit facility in the amount of $53.5 million ("Facility A") and a seven-year reducing revolving credit/term facility in the amount of $71.5 million ("Facility B"). The Senior Credit Facility will also provide for the issuance of standby letters of credit in an aggregate amount of up to $15.0 million to the extent that there is borrowing availability under the Senior Credit Facility.



Funds available under the Senior Credit Facility are available to retire indebtedness under the Old Credit Facility and under the Senior Note, to finance certain acquisitions, to fund the optional redemption of the Notes and for capital expenditures and working capital needs. In addition, the Senior Credit Facility may be used to fund, in part, the Phipps Acquisition.



Commitments under Facility A will be reduced in equal quarterly amounts commencing on March 31, 1997 with a final maturity of June 30, 2003. Facility B will convert to a term loan at December 31, 1998, the outstanding balance of which must thereafter be repaid on a quarterly basis with a final maturity of June 30, 2003.



Interest under the Senior Credit Facility will be payable, at the Company's option, at LIBOR or the prime rate, in each case, plus a floating percentage tied to the Company's ratio of total debt to operating cash flow, ranging from LIBOR plus 3.00% or the prime rate plus 0.75%, based upon a 6.25 to 1 ratio, to LIBOR plus 1.50% or the prime rate, based upon a 4 to 1 ratio. Pursuant to the Senior Credit Facility, the Company will be required to enter into interest rate swap agreements for the purpose of interest rate protection covering an amount of borrowings thereunder of no less than 50% of the outstanding principal amount of indebtedness under the Senior Credit Facility.



The Senior Credit Facility will be secured by the pledge of all of the stock of the subsidiaries of the Company and a first lien on all of the assets of the Company and its subsidiaries. Each of the subsidiaries of the Company will guarantee the Company's obligations under the Senior Credit Facility.



The Senior Credit Facility will contain restrictions on the Company's ability to pay dividends and make certain acquisitions. The Senior Credit Facility will also contain provisions requiring the Company to maintain certain financial ratios, including a total debt to operating cash flow ratio, a senior debt to operating cash flow ratio, an operating cash flow to total interest expense ratio and an operating cash flow to pro forma debt service ratio.



The Senior Credit Facility will require the Company to apply at the end of each fiscal year, commencing on December 31, 1997, 50% (if the Company's total debt to operating cash flow ratio at the end of such year is 4.5 to 1 or greater) of its "Excess Cash Flow" to reduce outstanding debt, on a pro rata basis, under Facilities A and B. In addition, the Company will be required to apply from the proceeds of any permitted equity issuance an amount sufficient to reduce the Company's leverage to specified levels. The Senior Credit Facility will require the Company to use the proceeds from certain asset sales to repay indebtedness under the Senior Credit Facility. The Senior Credit Facility will also contain a number of customary covenants including, among others, limitations on investments and advances, mergers and sales of assets, liens on assets, affiliate transactions and changes in business.

                            DESCRIPTION OF THE NOTES

GENERAL


The Notes will be issued under an Indenture (the "Indenture"), to be dated as of
          , 1996, by and among the Company, the Subsidiary Guarantors and Bankers Trust Company, as trustee (the "Trustee"). The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (the "Trust Indenture Act"), as in effect on the date of the Indenture. The Notes are subject to all such terms, and holders of Notes are referred to the Indenture and the Trust Indenture Act for a statement of those terms.



The following is a summary of the material provisions of the Notes and the Indenture. This summary does not purport to be complete and is subject to the detailed provisions of, and is qualified in its entirety by reference to, the Notes and the Indenture. A copy of the proposed form of Indenture has been filed as an exhibit to the Registration Statement of which this Prospectus is a part. The definitions of terms used in the following summary, if not defined in such summary, are set forth below under "-Certain Definitions."


MATURITY AND INTEREST


The Notes will be general unsecured obligations of the Company limited in
aggregate principal amount to $150.0 million and will mature on           ,
2006. Interest on the Notes will accrue at the rate of   % per annum and will be
payable semi-annually in arrears on           and           in each year,
commencing on           , 1996, to holders of record on the immediately
preceding           and           , respectively. Interest on the Notes will
accrue from the most recent date on which interest has been paid or, if no interest has been paid, from the date of the original issuance of the Notes (the "Issue Date"). Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.


Principal of, premium, if any, and interest on the Notes will be payable at the office or agency of the Company maintained for such purpose within the City of New York or, at the option of the Company, payment of interest may be made by check mailed to the holders of the Notes at their respective addresses as set forth in the register of holders of Notes. Until otherwise designated by the Company, the Company's office or agency in the City of New York will be the office of the Trustee maintained for such purpose. The Notes will be issued in fully registered form, without coupons, and in denominations of $1,000 and integral multiples thereof.

SUBORDINATION

The payment of principal of, premium, if any, and interest on the Notes will be subordinated in right of payment, to the extent and in the manner provided in the Indenture, to the prior payment in full in cash, cash equivalents or any other form acceptable to the holders of Senior Debt, of all Senior Debt of the Company, whether outstanding on the Issue Date or incurred thereafter. As of December 31, 1995, after giving pro forma effect to this Offering, the Concurrent Offering and the application of the net proceeds therefrom, and to the Augusta Acquisition, the KTVE Sale, the Financing and the Phipps Acquisition, the Company would have had approximately $39.3 million of Senior Debt outstanding. The Indenture will, subject to certain financial tests, permit the Company and its Subsidiaries to incur additional Indebtedness, including Senior Debt. See "Description of Certain Indebtedness--The Senior Credit Facility" and "-Covenants-Limitation on Incurrence of Indebtedness."

Upon any payment or distribution of cash, securities or other property of the Company to creditors upon any liquidation, dissolution or winding up of the Company, or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to the Company or its property or securities, the holders of any Senior Debt of the Company will be entitled to receive payment in full, in cash, cash equivalents or any other form acceptable to the holders of Senior Debt, of all Obligations due in respect of such Senior Debt before the holders of the Notes will be entitled to receive any payment or distribution with respect to the Notes (excluding certain equity or subordinated debt securities).

The Company also may not make any payment upon or in respect of the Notes (excluding certain equity or subordinated debt securities) if the Trustee has received written notice (a "Payment Blockage Notice") from the representative of any holders of Designated Senior Debt that (x) a default in the payment of any Designated Senior Debt has occurred and is continuing (a "Payment Default") or
(y) a nonpayment default has occurred and is continuing with respect to any Designated Senior Debt (a "Non-Payment Default") that permits the holders of such Designated Senior Debt to accelerate the maturity thereof. Payments on the Notes shall resume (and all past due amounts on the Notes, with interest thereon as specified in the Indenture, shall be paid) (i) in the case of a Payment Default, on the date on which such Payment Default is cured or waived, and (ii) in the case of a Non-Payment Default, on the earliest of (a) the date on which such Non-Payment Default is cured or waived or shall have ceased to exist or the Designated Senior Debt related thereto shall have been discharged or paid in full in cash, cash equivalents or any other manner acceptable to the holders of such Designated Senior Debt, (b) 179 days after the date on which the Payment Blockage Notice with respect to such default was received by the Trustee and (c) the date such Payment Blockage Notice is terminated by written notice to the Trustee from a representative of the holders of the Designated Senior Debt that gave such Payment Blockage Notice. During any consecutive 365-day period, the aggregate number of days in which payments due on the Notes may not be made as a result of Non-Payment Defaults on Designated Senior Debt (a "Payment Blockage Period") shall not exceed 179 days, only one Payment Blockage Period may be commenced and there shall be a period of at least 186 consecutive days in each consecutive 365-day period when such payments are not prohibited. No event or circumstance that creates a default under any Designated Senior Debt that (i) gives rise to the commencement of a Payment Blockage Period or (ii) exists at the commencement of or during any Payment Blockage Period shall be made the basis for the commencement of any subsequent Payment Blockage Period, whether or not within a period of 365 consecutive days, unless such default has been cured or waived for a period of not less than 90 consecutive days following the commencement of the initial Payment Blockage Period.

If the Company fails to make any payment on the Notes when due or within any applicable grace period, whether or not on account of the payment blockage provisions referred to above, such failure will constitute an Event of Default under the Indenture and will enable the holders of the Notes to accelerate the maturity thereof. See "-Events of Default."

As a result of the subordination provisions described above, in the event of liquidation or insolvency of the Company, holders of Notes may recover less ratably than unsubordinated creditors of the Company. In such circumstances, funds which would otherwise be payable to the holders of the Notes will be paid to the holders of the Senior Debt to the extent necessary to pay the Senior Debt in full in cash, cash equivalents or any other manner acceptable to the holders of such Senior Debt, and the Company may be unable to meet its obligations fully with respect to the Notes.

The subordination provisions described above will cease to be applicable to the Notes upon any defeasance or covenant defeasance of the Notes. See "-Defeasance."

SUBSIDIARY GUARANTEES


The Company's payment obligations under the Notes will be guaranteed, jointly and severally and fully and unconditionally, on a senior subordinated basis (the "Subsidiary Guarantees") by the Subsidiary Guarantors. The obligations of each Subsidiary Guarantor under its Subsidiary Guarantee will be unconditional and absolute, irrespective of any invalidity, illegality, unenforceability of any Note or the Indenture or any extension, compromise, waiver or release in respect of any obligation of the Company or any other Subsidiary Guarantor under any Note or the Indenture, or any modification or amendment of or supplement to the Indenture.


The obligations of any Subsidiary Guarantor under its Subsidiary Guarantee will be subordinated, to the same extent as the obligations of the Company in respect of the Notes, to the prior payment in full of all Guarantor Senior Debt of such Subsidiary Guarantor (which will include any guarantee issued by such Subsidiary Guarantor of any Senior Debt, including Indebtedness represented by guarantees under the Senior Credit Facility) in cash, cash equivalents or any other manner acceptable to the holders of such Guarantor Senior Debt. See "-Subordination."

Upon the sale or disposition (whether by merger, stock purchase, asset sale or otherwise) of a Subsidiary Guarantor (or substantially all of its assets) to an entity which is not a Subsidiary of the Company, which sale or other disposition is otherwise in compliance with the Indenture, such Subsidiary Guarantor shall be deemed released from all its obligations under its Subsidiary Guarantee; PROVIDED that any such termination shall occur only to the extent that all obligations of such Subsidiary Guarantor under all of its guarantees of, and under all of its pledges of assets or other security interests which secure, other Indebtedness of the Company shall also terminate upon such release, sale or transfer.

In addition, each Subsidiary Guarantor may consolidate with or merge into or sell its assets to the Company or another Subsidiary Guarantor without limitation. The Indenture will further provide that a Subsidiary Guarantor may consolidate with or merge into or sell its assets to a corporation other than the Company or another Subsidiary Guarantor (whether or not affiliated with such Subsidiary Guarantor, but subject to the provisions described in the immediately preceding paragraph), provided that (a) if the surviving person is not the Subsidiary Guarantor, the surviving person agrees to assume such Subsidiary Guarantor's obligations under its Subsidiary Guarantee and all its obligations under the Indenture and (b) such transaction does not (i) violate any covenants set forth in the Indenture or (ii) result in a Default or Event of Default under the Indenture immediately thereafter that is continuing.

REDEMPTION

SPECIAL REDEMPTION.  If the Phipps Acquisition is not consummated prior to
          , 1996, the Company will be obligated to redeem the Notes (the "Special Redemption") on the Special Redemption Date at a redemption price (the "Special Redemption Price") equal to 101% of the principal amount of the Notes, plus accrued and unpaid interest to the Special Redemption Date. At any time
prior to           , 1996, if the Phipps Acquisition has not been consummated, the Company may, at its option, on at least five business days notice, redeem the Notes, in whole but not in part, at a redemption price equal to 101% of the principal amount thereof plus accrued and unpaid interest to the date fixed for redemption.

Pursuant to the Indenture, on the Issue Date the Company will deposit with the Trustee the net proceeds from the sale of the Notes plus an additional amount of cash in an amount sufficient to consummate the Special Redemption on the Special Redemption Date at the Special Redemption Price. All amounts so deposited with the Trustee (collectively, the "Trust Funds") will be pledged to and held by the Trustee pursuant to the Indenture as security for the Notes. The Indenture will provide that if, prior to the Special Redemption Date, the Company delivers to the Trustee the documentation required under the Indenture, then the Trustee will release the Trust Funds to the Company for application to the concurrent consummation of the Phipps Acquisition. Upon release of the Trust Funds, all of the Notes remaining outstanding immediately thereafter will be unsecured obligations of the Company.

Pending release of the Trust Funds as provided in the Indenture, the Trust Funds will be invested in cash equivalents and any investment income therefrom will be available to the Company following release of the Trust Funds. If redemption of the Notes occurs on or prior to the Special Redemption Date, the Notes will be redeemed with the Trust Funds and any portion of the Trust Funds not required to be used for such redemption will be returned to the Company.

OPTIONAL REDEMPTION. Except as set forth under "-Special Redemption" and as described below, the Notes are not redeemable at the Company's option prior to
          , 2001. Thereafter, the Notes will be subject to redemption at the option of the Company, in whole or in part, at the redemption prices (expressed as percentages of the principal amount of the Notes) set forth below, plus accrued and unpaid interest to the date of redemption, if redeemed during the
twelve-month period beginning on           of the years indicated below.

                                                    -----------
YEAR                                                PERCENTAGE
- --------------------------------------------------  -----------
2001                                                          %
2002                                                          %
2003                                                          %
2004 and thereafter                                      100.0%

Notwithstanding the foregoing, at any time prior to           , 1999, the
Company, at its option, may redeem up to 35% of the aggregate principal amount of the Notes originally issued, with the net proceeds of one or more Public Equity Offerings, other than the Concurrent Offering (including the exercise by the underwriters of the Concurrent Offering of any over-allotment option granted by the Company to such underwriters in connection therewith) at a redemption price equal to % of the principal amount thereof, together with accrued and unpaid interest to the date of redemption; PROVIDED, HOWEVER, that at least $97.5 million in aggregate principal amount of the Notes remains outstanding immediately after any such redemption.

SELECTION AND NOTICE. If less than all of the Notes are to be redeemed at any time, selection of the Notes to be redeemed will be made by the Company in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed or, if the Notes are not listed on a securities exchange, on a pro rata basis, by lot or by any other method as the Trustee shall deem fair and appropriate; PROVIDED that a redemption pursuant to the provisions relating to Public Equity Offerings will be on a pro rata basis. Notes redeemed in part shall only be redeemed in integral multiples of $1,000. Notices of any redemption (other than a redemption pursuant to the provisions described under "-Special Redemption") shall be mailed by first class mail at least 30 but not more than 60 days before the redemption date to each holder of Notes to be redeemed at such holder's registered address. Notices of any redemption pursuant to the provisions described under "-Special Redemption" shall be mailed by first class mail at least five business days before the redemption date to each holder of Notes to be redeemed at such holder's registered address. If any Note is to be redeemed in part only, the notice of redemption that relates to such Note shall state the portion of the principal amount thereof to be redeemed, and the Trustee shall authenticate and mail to the holder of the original Note a new
Note in principal amount equal to the unredeemed portion of the original Note promptly after the original Note has been cancelled. On and after the redemption date, interest will cease to accrue on Notes or portions thereof called for redemption.

CHANGE OF CONTROL

In the event of a Change of Control (as defined herein), the Company will make an offer to purchase all of the then outstanding Notes at a purchase price in cash equal to 101% of the aggregate principal amount thereof, plus accrued and unpaid interest to the date of purchase, in accordance with the terms set forth below (a "Change of Control Offer").

Within 30 days following the occurrence of any Change of Control, the Company shall mail to each holder of Notes at such holder's registered address a notice stating: (i) that a Change of Control has occurred and that such holder has the right to require the Company to purchase all or a portion (equal to $1,000 or an integral multiple thereof) of such holder's Notes at a purchase price in cash equal to 101% of the aggregate principal amount thereof, plus accrued and unpaid interest to the date of purchase (the "Change of Control Purchase Date"), which shall be a business day, specified in such notice, that is not earlier than 30 days or later than 60 days from the date such notice is mailed, (ii) the amount of accrued and unpaid interest as of the Change of Control Purchase Date, (iii) that any Note not tendered will continue to accrue interest, (iv) that, unless the Company defaults in the payment of the purchase price for the Notes payable pursuant to the Change of Control Offer, any Notes accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest on and after the Change of Control Purchase Date, (v) the procedures, consistent with the Indenture, to be followed by a holder of Notes in order to accept a Change of Control Offer or to withdraw such acceptance, and (vi) such other information as may be required by the Indenture and applicable laws and regulations.

On the Change of Control Purchase Date, the Company will (i) accept for payment all Notes or portions thereof tendered pursuant to the Change of Control Offer,
(ii) deposit with the paying agent the aggregate purchase price of all Notes or portions thereof accepted for payment and any accrued and unpaid interest on such Notes as of the Change of Control Purchase Date, and (iii) deliver or cause to be delivered to the Trustee all Notes tendered pursuant to the Change of Control Offer. The paying agent shall promptly mail to each holder of Notes or portions thereof accepted for payment an amount equal to the purchase price for such Notes plus any accrued and unpaid interest thereon, and the Trustee shall promptly authenticate and mail to such holder of Notes accepted for payment in part a new Note equal in principal amount to any unpurchased portion of the Notes, and any Note not accepted for payment in whole or in part for any reason consistent with the Indenture shall be promptly returned to the holder of such Note. On and after a Change of Control Purchase Date, interest will cease to accrue on the Notes or portions thereof accepted for payment, unless the Company defaults in the payment of the purchase price therefor. The Company will announce the results of the Change of Control Offer to holders of the Notes on or as soon as practicable after the Change of Control Purchase Date.

The Company will comply with the applicable tender offer rules, including the requirements of Rule 14e-1 under the Exchange Act, and all other applicable securities laws and regulations in connection with any Change of Control Offer.


None of the provisions relating to a repurchase upon a Change of Control may be waived by the Board of Directors of the Company.

The Change of Control provision will not require the Company to make a Change of Control Offer upon the consummation of any transaction contemplated by clause
(b) of the definition of Change of Control if the party that will own, directly or indirectly, more than 35% of the Voting Stock of the Company as a result of such transaction is J. Mack Robinson, Robert S. Prather, Jr. or certain other persons or entities affiliated with or controlled by either of them. See " - Certain Definitions - Permitted Holders." J. Mack Robinson and Robert S. Prather are directors of the Company. As a result of the definition of Permitted Holders, a concentration of control in the hands of Permitted Holders would not give rise to a situation where holders could have their Notes repurchased pursuant to a Change of Control Offer. As of June 15, 1996, Mr. Robinson was the beneficial owner of approximately 17.7% of the outstanding Class A Common Stock. See "Security Ownership of Certain Beneficial Owners and Management." In addition, the Change of Control provision and the other convenants that limit the ability of the Company to incur debt may not necessarily afford holders protection in the event of a highly leveraged transaction, such as a reorganization, merger or similar transaction involving the Company that may adversely affect holders, because such transactions may not involve a concentration in voting power or beneficial ownership, or, if there were such a concentration, may not involve a concentration of the magnitude required under the definition of Change of Control.


COVENANTS

LIMITATION ON INCURRENCE OF INDEBTEDNESS. The Indenture will provide that the Company will not, and will not permit any of its Subsidiaries to, create, incur, assume or directly or indirectly guarantee or in any other manner become directly or indirectly liable for ("incur") any Indebtedness (including Acquired
Debt) if, at the time of and immediately after giving pro forma effect to such incurrence, the Debt to Operating Cash Flow Ratio of the Company and its Subsidiaries is more than (x) 7.0 to 1.0 if the Indebtedness is incurred prior
to           , 1998 or (y) 6.5 to 1.0 if the Indebtedness is incurred on or
after           , 1998.

The foregoing limitations will not apply to the incurrence of any of the following (collectively, "Permitted Indebtedness"):

      (i) Indebtedness of the Company incurred under the Senior Credit Facility in an aggregate principal amount at any time outstanding not to exceed $30.0 million less (A) the aggregate amount of all principal payments made in respect of any term loans thereunder and (B) the aggregate amount of any other principal payments thereunder constituting permanent reductions of such Indebtedness pursuant to and in accordance with the covenant described under "-Limitation on Asset Sales;"

      (ii) Indebtedness of any Subsidiary Guarantor consisting of a guarantee of Indebtedness of the Company under the Senior Credit Facility;

      (iii) Indebtedness of the Company represented by the Notes and Indebtedness of any Subsidiary Guarantor represented by a Subsidiary Guarantee;

      (iv) Indebtedness owed by any Subsidiary Guarantor to the Company or to another Subsidiary Guarantor, or owed by the Company to any Subsidiary Guarantor; PROVIDED that any such Indebtedness shall be held by a Person which is either the Company or a Subsidiary Guarantor and PROVIDED, FURTHER, that an incurrence of additional Indebtedness of which is not permitted under this clause (iv) shall be deemed to have occurred upon either (a) the transfer or other disposition of any such Indebtedness to a Person other than the Company or another Subsidiary Guarantor or (b) the sale, lease, transfer or other disposition of shares of Capital Stock (including by consolidation or merger) of any such Subsidiary Guarantor to a Person other than the Company or another Subsidiary Guarantor such that such Subsidiary Guarantor ceases to be a Subsidiary Guarantor;

      (v) Indebtedness of any Subsidiary Guarantor consisting of guarantees of any Indebtedness of the Company which Indebtedness of the Company has been incurred in accordance with the provisions of the Indenture;

      (vi) Indebtedness arising with respect to Interest Rate Agreement Obligations incurred for the purpose of fixing or hedging interest rate risk with respect to any floating rate Indebtedness that is permitted by the terms of the Indenture to be outstanding; PROVIDED, HOWEVER, that the notional principal amount of such Interest Rate Agreement Obligation does not exceed the principal amount of the Indebtedness to which such Interest Rate Agreement Obligation relates;

      (vii) any Indebtedness of the Company or a Subsidiary of the Company incurred in connection with or given in exchange for the renewal, extension, substitution, refunding, defeasance, refinancing or replacement of any Indebtedness of the Company or such Subsidiary permitted to be incurred or outstanding under the Indenture other than Indebtedness described in clauses
    (i), (ii), (iv), (v) and (vi) above or clause (viii) below ("Refinancing Indebtedness"); PROVIDED that (a) the principal amount of such Refinancing Indebtedness shall not exceed the principal amount of the Indebtedness so renewed, extended, substituted, refunded, defeased, refinanced or replaced (plus the premiums or other payments paid in connection therewith (which shall not exceed the stated amount of any premium or other payments required to be paid in connection with such a refinancing pursuant to the terms of the Indebtedness being renewed, extended, substituted, refunded, defeased, refinanced or replaced) and the expenses incurred in connection therewith);
    (b) with respect to Refinancing Indebtedness of any Indebtedness other than Senior Debt, the Refinancing Indebtedness shall have a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of the Indebtedness being renewed, extended, substituted, refunded, defeased, refinanced or replaced; and (c) with respect to Refinancing Indebtedness of Indebtedness other than Senior Debt incurred by (1) the Company, such

    Refinancing Indebtedness shall rank no more senior, and shall be at least as subordinated, in right of payment to the Notes as the Indebtedness being renewed, extended, substituted, refunded, defeased, refinanced or replaced, and (2) a Subsidiary Guarantor, such Refinancing Indebtedness shall rank no more senior, and shall be at least as subordinated, in right of payment to the Subsidiary Guarantee as the Indebtedness being renewed, extended, substituted, refunded, defeased, refinanced or replaced; and

      (viii) Indebtedness of the Company and its Subsidiaries in addition to that described in clauses (i) through (vii) above, and any renewals, extensions, substitutions, refundings, refinancings or replacements of such Indebtedness, so long as the aggregate principal amount of all such Indebtedness incurred pursuant to this clause (viii) does not exceed $15.0 million at any one time outstanding.

LIMITATION ON RESTRICTED PAYMENTS. The Indenture will provide that the Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, make any Restricted Payment, unless at the time of and immediately after giving effect to the proposed Restricted Payment (with the value of any such Restricted Payment, if other than cash, to be determined by the Board of Directors of the Company in good faith and which determination shall be conclusive and evidenced by a board resolution), (i) no Default or Event of Default (and no event that, after notice or lapse of time, or both, would become an "event of default" under the terms of any other Indebtedness of the Company or its Subsidiaries) shall have occurred and be continuing or would occur as a consequence thereof, (ii) the Company could incur at least $1.00 of additional Indebtedness pursuant to the first paragraph under "-Covenants-Limitation on Incurrence of Indebtedness" and (iii) the aggregate amount of all Restricted Payments made after the Issue Date shall not exceed the sum of (a) an amount equal to the Company's Cumulative Operating Cash Flow less 1.4 times the Company's Cumulative Consolidated Interest Expense, PLUS (b) the aggregate amount of all net cash proceeds received after the Issue Date by the Company (but excluding the net cash proceeds received by the Company from the Concurrent Offering) from the issuance and sale (other than to a Subsidiary of the Company) of Capital Stock of the Company (other than Disqualified Stock) to the extent that such proceeds are not used to redeem, repurchase, retire or otherwise acquire Capital Stock or any Indebtedness of the Company or any Subsidiary of the Company pursuant to clause (ii) of the next paragraph, PLUS (c) in the case of the disposition or repayment of any Investment for cash, which Investment constituted a Restricted Payment made after the Issue Date, an amount equal to the lesser of the return of capital with respect to such Investment and the cost of such Investment, in either case, reduced (but not below zero) by the excess, if any, of the cost of the disposition of such Investment over the gain, if any, realized by the Company or such Subsidiary in respect of such disposition.

The foregoing provisions will not prohibit, so long as there is no Default or Event of Default continuing, the following actions (collectively, "Permitted Payments"):

      (i) the payment of any dividend within 60 days after the date of declaration thereof, if at such declaration date such payment would have been permitted under the Indenture, and such payment shall be deemed to have been paid on such date of declaration for purposes of clause (iii) of the preceding paragraph;

      (ii) the redemption, repurchase, retirement, defeasance or other acquisition of any Capital Stock or any Indebtedness of the Company in exchange for, or out of the proceeds of, the substantially concurrent sale (other than to a Subsidiary of the Company) of Capital Stock of the Company (other than any Disqualified Stock);

      (iii) the repurchase, redemption or other repayment of any Subordinated Debt of the Company or a Subsidiary Guarantor in exchange for, by conversion into or solely out of the proceeds of the substantially concurrent sale (other than to a Subsidiary of the Company) of Subordinated Debt of the Company or such Subsidiary Guarantor with a Weighted Average Life to Maturity equal to or greater than the then remaining Weighted Average Life to Maturity of the Subordinated Debt repurchased, redeemed or repaid;

      (iv) the payment of ordinary dividends by the Company in respect of its Capital Stock in the ordinary course of business on a basis consistent with past practice in an aggregate amount not exceeding $1.0 million; and

      (v) Restricted Investments received as consideration in connection with an Asset Sale made in compliance with the Indenture.

In computing the amount of Restricted Payments for purposes of clause (iii) of the second preceding paragraph, Restricted Payments made under clauses (iv) and
(v) of the preceding paragraph shall be included and Restricted Payments made under clauses (i), (ii) and (iii) of the preceding paragraph shall not be included.

LIMITATION ON ASSET SALES. The Indenture will provide that the Company will not, and will not permit any of its Subsidiaries to, make any Asset Sale unless
(i) the Company or such Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the fair market value (determined by the Board of Directors of the Company in good faith, which determination shall be evidenced by a board resolution) of the assets or other property sold or disposed of in the Asset Sale, and (ii) at least 75% of such consideration is in the form of cash or Cash Equivalents; PROVIDED that for purposes of this covenant "cash" shall include the amount of any liabilities (other than liabilities that are by their terms subordinated to the Notes or any Subsidiary Guarantee) of the Company or such Subsidiary (as shown on the Company's or such Subsidiary's most recent balance sheet or in the notes thereto) that are assumed by the transferee of any such assets or other property in such Asset Sale (and excluding any liabilities that are incurred in connection with or in anticipation of such Asset Sale), but only to the extent that such assumption is effected on a basis under which there is no further recourse to the Company or any of its Subsidiaries with respect to such liabilities.

Notwithstanding clause (ii) above, all or a portion of the consideration for any such Asset Sale may consist of all or substantially all of the assets or a majority of the Voting Stock of an existing television business, franchise or station (whether existing as a separate entity, subsidiary, division, unit or otherwise) or any business directly related thereto, if after giving effect to any such Asset Sale and related acquisition of assets or Voting Stock, (x) no Default or Event of Default shall have occurred or be continuing; and (y) the Net Proceeds of any such Asset Sale, if any, are applied in accordance with this covenant.

Within 360 days after any Asset Sale, the Company may elect to apply or cause to be applied the Net Proceeds from such Asset Sale to (a) permanently reduce any Senior Debt of the Company or any Guarantor Senior Debt, and/or (b) make an investment in, or acquire assets directly related to, the business of the Company and its Subsidiaries existing on the Issue Date. Pending the final application of any such Net Proceeds, the Company may temporarily reduce Senior Debt of the Company or any Guarantor Senior Debt or temporarily invest such Net Proceeds in any manner permitted by the Indenture. Any Net Proceeds from an Asset Sale not applied or invested as provided in the first sentence of this paragraph within 360 days of such Asset Sale will be deemed to constitute "Excess Proceeds" on the 361st day after such Asset Sale.

As soon as practical, but in no event later than 10 business days after any date (an "Asset Sale Offer Trigger Date") that the aggregate amount of Excess Proceeds exceeds $5.0 million, the Company shall commence an offer to purchase the maximum principal amount of Notes that may be purchased out of all such Excess Proceeds (an "Asset Sale Offer") at a price in cash equal to 100% of the principal amount thereof, plus accrued and unpaid interest to the date of purchase. To the extent that any Excess Proceeds remain after completion of an Asset Sale Offer, the Company may use the remaining amount for general corporate purposes and such amount shall no longer constitute "Excess Proceeds."

Within 30 days following any Asset Sale Offer Trigger Date, the Company shall mail to each holder of Notes at such holder's registered address a notice stating: (i) that an Asset Sale Offer Trigger Date has occurred and that the Company is offering to purchase the maximum principal amount of Notes that may be purchased out of the Excess Proceeds, at an offer price in cash equal to 100% of the principal amount thereof, plus accrued and unpaid interest to the date of purchase (the "Asset Sale Offer Purchase Date"), which shall be a business day, specified in such notice, that is not earlier than 30 days or later than 60 days from the date such notice is mailed, (ii) the amount of accrued and unpaid interest as of the Asset Sale Offer Purchase Date, (iii) that any Note not tendered will continue to accrue interest, (iv) that, unless the Company defaults in the payment of the purchase price for the Notes payable pursuant to the Asset Sale Offer, any Notes accepted for payment pursuant to the Asset Sale Offer shall cease to accrue interest after the Asset Sale Offer Purchase Date,
(v) the procedures, consistent with the Indenture, to be followed by a holder of Notes in order to accept an Asset Sale Offer or to withdraw such acceptance, and
(vi) such other information as may be required by the Indenture and applicable laws and regulations.

On the Asset Sale Offer Purchase Date, the Company will (i) accept for payment the maximum principal amount of Notes or portions thereof tendered pursuant to the Asset Sale Offer that can be purchased out of Excess Proceeds from such Asset Sale, (ii) deposit with the Paying Agent the aggregate purchase price of all Notes or portions thereof accepted for payment and any accrued and unpaid interest on such Notes as of the Asset Sale Offer Purchase Date, and
(iii) deliver or cause to be delivered to the Trustee all Notes tendered pursuant to the Asset Sale Offer. If less than all Notes tendered pursuant to the Asset Sale Offer are accepted for payment by the Company for any reason consistent with the Indenture, selection of the Notes to be purchased by the Company shall be in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed or, if the Notes are not so listed, on a PRO RATA basis, by lot or by such method as the Trustee shall deem fair and appropriate; PROVIDED that Notes accepted for payment in part shall only be purchased in integral multiples of $1,000. The Paying Agent shall promptly mail to each holder of Notes or portions thereof accepted for payment an amount equal to the purchase price for such Notes plus any accrued and unpaid interest thereon, and the Trustee shall promptly authenticate and mail to such holder of Notes accepted for payment in part a new Note equal in principal amount to any unpurchased portion of the Notes, and any Note not accepted for payment in whole or in part shall be promptly returned to the holder of such Note. On and after an Asset Sale Offer Purchase Date, interest will cease to accrue on the Notes or portions thereof accepted for payment, unless the Company defaults in the payment of the purchase price therefor. The Company will announce the results of the Asset Sale Offer to holders of the Notes on or as soon as practicable after the Asset Sale Offer Purchase Date.

The Company will comply with the applicable tender offer rules, including the requirements of Rule 14e-1 under the Exchange Act, and all other applicable securities laws and regulations in connection with any Asset Sale Offer.

LIMITATION ON LIENS. The Indenture will provide that the Company will not, and will not permit any Subsidiary Guarantor to, directly or indirectly, create, incur, assume or suffer to exist any Lien (other than Permitted Liens) on any asset now owned or hereafter acquired, or any income or profits therefrom or assign or convey any right to receive income therefrom to secure any Indebtedness; PROVIDED that in addition to creating Permitted Liens on its properties or assets, (i) the Company may create any Lien upon any of its properties or assets (including, but not limited to, any Capital Stock of its Subsidiaries) if the Notes are equally and ratably secured therewith, and (ii) a Subsidiary Guarantor may create any Lien upon any of its properties or assets (including, but not limited to, any Capital Stock of its Subsidiaries) if its Subsidiary Guarantee is equally and ratably secured therewith; PROVIDED, HOWEVER, that if (a) the Company creates any Lien on its assets to secure any Subordinated Indebtedness of the Company, the Lien securing such Subordinated Indebtedness shall be subordinated and junior to the Lien securing the Notes with the same or lesser priorities as the Subordinated Indebtedness shall have with respect to the Notes, and (b) a Subsidiary Guarantor creates any Lien on its assets to secure any Subordinated Indebtedness of such Subsidiary Guarantor, the Lien securing such Subordinated Indebtedness shall be subordinated and junior to the Lien securing the Subsidiary Guarantee of such Subsidiary Guarantor with the same or lesser priorities as the Subordinated Indebtedness shall have with respect to the Subsidiary Guarantee of such Subsidiary Guarantor.

LIMITATION ON DIVIDENDS AND OTHER PAYMENT RESTRICTIONS AFFECTING
SUBSIDIARIES. The Indenture will provide that the Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any Subsidiary of the Company to (i) pay dividends or make any other distributions to the Company or any other Subsidiary of the Company on its Capital Stock or with respect to any other interest or participation in, or measured by, its profits, or pay any Indebtedness owed to the Company or any other Subsidiary of the Company, (ii) make loans or advances to the Company or any other Subsidiary of the Company, or (iii) transfer any of its properties or assets to the Company or any other Subsidiary of the Company (collectively, "Payment Restrictions"), except for such encumbrances or restrictions existing under or by reason of (a) the Senior Credit Facility as in effect on the Issue Date, and any amendments, restatements, renewals, replacements or refinancings thereof; PROVIDED that such amendments, restatements, renewals, replacements or refinancings are no more restrictive in the aggregate with respect to such dividend and other payment restrictions than those contained in the Senior Credit Facility immediately prior to any such amendment, restatement, renewal, replacement or refinancing, (b) applicable law,
(c) any instrument governing Indebtedness or Capital Stock of an Acquired Person acquired by the Company or any of its Subsidiaries as in effect at the time of such acquisition (except to the extent such Indebtedness was incurred in connection with such acquisition); PROVIDED that such restriction is not applicable to any Person, or the properties or assets of any Person, other than the Acquired Person, (d) customary non-assignment provisions in leases entered into in the ordinary course of business and consistent with past practices, (e) purchase money Indebtedness for property acquired in the ordinary course of business that only impose restrictions on the property so acquired,
(f) an agreement for the sale or disposition of the Capital Stock or assets of such Subsidiary; PROVIDED that such restriction is only applicable to such Subsidiary or assets, as applicable, and such sale or disposition otherwise is permitted under the covenant described under "-- Covenants -- Limitation on Asset Sales"; and PROVIDED, FURTHER, that such restriction or encumbrance shall be effective only for a period from the execution and delivery of such agreement through a termination date not later than 270 days after such execution and delivery, and (g) Refinancing Indebtedness permitted under the Indenture; PROVIDED that the restrictions contained in the agreements governing such Refinancing Indebtedness are not more restrictive in the aggregate than those contained in the agreements governing the Indebtedness being refinanced immediately prior to such refinancing.

LIMITATION ON TRANSACTIONS WITH AFFILIATES. The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, enter into or suffer to exist any transaction or series of related transactions (including, without limitation, the sale, purchase, exchange or lease of assets, property or services) with any Affiliate of the Company or any beneficial owner of ten percent or more of any class of Capital Stock of the Company or any Subsidiary Guarantor unless (i) such transaction or series of transactions is on terms that are no less favorable to the Company or such Subsidiary, as the case may be, than would be available in a comparable transaction in arm's-length dealings with an unrelated third party, and (ii) (a) with respect to any transaction or series of transactions involving aggregate payments in excess of $1.0 million, the Company delivers an officers certificate to the Trustee certifying that such transaction or series of related transactions complies with clause (i) above and such transaction or series of related transactions has been approved by a majority of the members of the Board of Directors of the Company (and approved by a majority of the Independent Directors or, in the event there is only one Independent Director, by such Independent Director), and (b) with respect to any transaction or series of transactions involving aggregate payments in excess of $5.0 million, the Company delivers to the Trustee an opinion to the effect that such transaction or series of transactions is fair to the Company or such Subsidiary from a financial point of view issued by an investment banking firm of national standing. Notwithstanding the foregoing, this provision will not apply to (i) employment agreements or compensation or employee benefit arrangements with any officer, director or employee of the Company entered into in the ordinary course of business (including customary benefits thereunder),
(ii) any transaction entered into by or among the Company or any Subsidiary Guarantor and one or more Subsidiary Guarantors, and (iii) transactions pursuant to agreements existing on the Issue Date.

LIMITATION ON INCURRENCE OF SENIOR SUBORDINATED INDEBTEDNESS. The Indenture will provide that (i) the Company will not, directly or indirectly, incur, create, issue, assume, guarantee or otherwise become liable for any Indebtedness that is subordinated or junior in right of payment to any Indebtedness of the Company and senior in any respect in right of payment to the Notes, and (ii) the Company will not, directly or indirectly, permit any Subsidiary Guarantor to incur, create, issue, assume, guarantee or otherwise become liable for any Indebtedness that is subordinated or junior in right of payment to any Indebtedness of such Subsidiary Guarantor and senior in any respect in right of payment to the Subsidiary Guarantee of such Subsidiary Guarantor.

LIMITATION ON ISSUANCE AND SALE OF CAPITAL STOCK OF SUBSIDIARIES.  The Company
(a) will not, and will not permit any Subsidiary of the Company to, transfer, convey, sell or otherwise dispose of any shares of Capital Stock of such Subsidiary or any other Subsidiary (other than to the Company or a Subsidiary Guarantor) except that the Company and any Subsidiary may, in any single transaction, sell all, but not less than all, of the issued and outstanding Capital Stock of any subsidiary to any Person, subject to complying with the provisions of the Indenture applicable to such sale and (b) will not permit any Subsidiary of the Company to issue shares of its Capital Stock (other than directors' qualifying shares), or securities convertible into, or warrants, rights or options to subscribe for or purchase shares of, its Capital Stock to any Person other than to the Company or a Subsidiary Guarantor.

FUTURE SUBSIDIARY GUARANTORS. The Indenture will provide that the Company shall cause each Subsidiary of the Company formed or acquired after the Issue Date to issue a Subsidiary Guarantee and execute and deliver an indenture supplemental to the Indenture as a Subsidiary Guarantor.

PROVISION OF FINANCIAL STATEMENTS. The Indenture will provide that, whether or not the Company is then subject to Section 13(a) or 15(d) of the Exchange Act, the Company will file with the Commission, so long as the Notes are outstanding, the annual reports, quarterly reports and other periodic reports which the Company would have been required to file with the Commission pursuant to such
Section 13(a) or 15(d) if the Company were so subject, and

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such documents shall be filed with the Commission on or prior to the respective dates (the "Required Filing Dates") by which the Company would have been required so to file such documents if the Company were so subject. The Company will also in any event (i) within 15 days of each Required Filing Date, (a) transmit by mail to all holders of Notes, as their names and addresses appear in the Note register, without cost to such holders and (b) file with the Trustee copies of the annual reports, quarterly reports and other periodic reports which the Company would have been required to file with the Commission pursuant to
Section 13(a) or 15(d) of the Exchange Act if the Company were subject to such Sections and (ii) if filing such documents by the Company with the Commission is prohibited under the Exchange Act, promptly upon written request and payment of the reasonable cost of duplication and delivery, supply copies of such documents to any prospective holder at the Company's cost.

ADDITIONAL COVENANTS. The Indenture also contains covenants with respect to the following matters: (i) payment of principal, premium and interest; (ii) maintenance of an office or agency in the City of New York; (iii) maintenance of corporate existence; (iv) payment of taxes and other claims; (v) maintenance of properties; and (vi) maintenance of insurance.

MERGER, CONSOLIDATION AND SALE OF ASSETS

The Indenture will provide that the Company shall not consolidate or merge with or into (whether or not the Company is the Surviving Person), or, directly or indirectly through one or more Subsidiaries, sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions, to another Person or Persons unless
(i) the Surviving Person is a corporation organized or existing under the laws of the United States, any state thereof or the District of Columbia; (ii) the Surviving Person (if other than the Company) assumes all the obligations of the Company under the Notes and the Indenture pursuant to a supplemental indenture in a form reasonably satisfactory to the Trustee; (iii) at the time of and immediately after such Disposition, no Default or Event of Default shall have occurred and be continuing; and (iv) the Surviving Person will (A) have Consolidated Net Worth (immediately after giving effect to the Disposition on a pro forma basis) equal to or greater than the Consolidated Net Worth of the Company immediately preceding the transaction, and (B) at the time of such Disposition and after giving pro forma effect thereto, the Surviving Person would be permitted to incur at least $1.00 of additional Indebtedness pursuant to the first paragraph of the covenant described under "-- Covenants -- Limitation on Incurrence of Indebtedness."

In the event of any transaction (other than a lease) described in and complying with the conditions listed in the immediately preceding paragraph in which the Company is not the Surviving Person and the Surviving Person is to assume all the obligations of the Company under the Notes and the Indenture pursuant to a supplemental indenture, such Surviving Person shall succeed to, and be substituted for, and may exercise every right and power of, the Company, and the Company would be discharged from its obligations under the Indenture and the Notes; PROVIDED that solely for the purpose of calculating amounts described in clause (iii) under "-- Covenants -- Limitation on Restricted Payments," any such Surviving Person shall only be deemed to have succeeded to and be substituted for the Company with respect to the period subsequent to the effective time of such transaction (and the Company (before giving effect to such transaction) shall be deemed to be the "Company" for such purposes for all prior periods).

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EVENTS OF DEFAULT

The Indenture will provide that each of the following constitutes an Event of
Default:

        (i) a default for 30 days in the payment when due of interest on any Note (whether or not prohibited by the subordination provisions of the Indenture);

        (ii) a default in the payment when due of principal on any Note (whether or not prohibited by the subordination provisions of the Indenture), whether upon maturity, acceleration, optional or mandatory redemption, required repurchase or otherwise;

        (iii) failure to perform or comply with any covenant, agreement or warranty in the Indenture (other than the defaults specified in clauses (i) and (ii) above) which failure continues for 30 days after written notice thereof has been given to the Company by the Trustee or to the Company and the Trustee by the holders of at least 25% in aggregate principal amount of the then outstanding Notes;

        (iv) the occurrence of one or more defaults under any agreements, indentures or instruments under which the Company or any Subsidiary of the Company then has outstanding Indebtedness in excess of $5.0 million in the aggregate and, if not already matured at its final maturity in accordance with its terms, such Indebtedness shall have been accelerated;

        (v) except as permitted by the Indenture, any Subsidiary Guarantee shall for any reason cease to be, or be asserted in writing by any Subsidiary Guarantor or the Company not to be, in full force and effect and enforceable in accordance with its terms;

        (vi) one or more judgments, orders or decrees for the payment of money in excess of $5.0 million, either individually or in the aggregate shall be entered against the Company or any Subsidiary of the Company or any of their respective properties and which judgments, orders or decrees are not paid, discharged, bonded or stayed for a period of 60 days after their entry;

        (vii) any holder or holders of at least $5.0 million in aggregate principal amount of Indebtedness of the Company or any Subsidiary of the Company after a default under such Indebtedness (a) shall notify the Company or the Trustee of the intended sale or disposition of any assets of the Company or any Subsidiary of the Company with an aggregate fair market value (as determined in good faith by the Company's Board of Directors, which determination shall be evidenced by a board resolution), individually or in the aggregate, of at least $5.0 million that have been pledged to or for the benefit of such holder or holders to secure such Indebtedness or (b) shall commence proceedings, or take any action (including by way of set-off), to retain in satisfaction of such Indebtedness, or to collect on, seize, dispose of or apply in satisfaction of such Indebtedness, such assets of the Company or any Subsidiary of the Company (including funds on deposit or held pursuant to lock-box and other similar arrangements);

        (viii) there shall have been the entry by a court of competent jurisdiction of (a) a decree or order for relief in respect of the Company or any Subsidiary of the Company in an involuntary case or proceeding under any applicable Bankruptcy Law or (b) a decree or order adjudging the Company or any Subsidiary of the Company bankrupt or insolvent, or seeking reorganization, arrangement, adjustment or composition of or in respect of the Company or any Subsidiary of the Company under any applicable federal or state law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the Company or any Subsidiary of the Company or of any substantial part of their respective properties, or ordering the winding up or liquidation of their affairs, and any such decree or order for relief shall continue to be in effect, or any such other decree or order shall be unstayed and in effect, for a period of 60 days; or

        (ix) (a) the Company or any Subsidiary of the Company commences a voluntary case or proceeding under any applicable Bankruptcy Law or any other case or proceeding to be adjudicated bankrupt or insolvent, (b) the Company or any Subsidiary of the Company consents to the entry of a decree or order for relief in respect of the Company or such Subsidiary of the Company in an involuntary case or proceeding under any applicable Bankruptcy Law or to the commencement of any bankruptcy or insolvency case or proceeding against it, (c) the Company or any Subsidiary of the Company files a petition or answer or consent seeking reorganization or relief under any applicable federal or state law, (d) the Company or any Subsidiary of the

    Company (x) consents to the filing of such petition or the appointment of or taking possession by, a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or such Subsidiary of the Company or of any substantial part of their respective property, (y) makes an assignment for the benefit of creditors or (z) admits in writing its inability to pay its debts generally as they become due or (e) the Company or any Subsidiary of the Company takes any corporate action in furtherance of any such actions in this paragraph (ix).

If any Event of Default (other than as specified in clause (viii) or (ix) of the preceding paragraph with respect to the Company or any Subsidiary Guarantor) occurs and is continuing, the Trustee or the holders of at least 25% in aggregate principal amount of the then outstanding Notes may, and the Trustee at the request of such holders shall, declare all the Notes to be due and payable immediately. In the case of an Event of Default arising from the events specified in clause (viii) or (ix) of the preceding paragraph with respect to the Company or any Subsidiary Guarantor, the principal of, premium, if any, and any accrued and unpaid interest on all outstanding Notes shall IPSO FACTO become immediately due and payable without further action or notice.

Holders of the Notes may not enforce the Indenture or the Notes except as provided in the Indenture. The holders of a majority in aggregate principal amount of the Notes then outstanding by notice to the Trustee may on behalf of the holders of all the Notes waive any existing Default or Event of Default and its consequences under the Indenture except (i) a continuing Default or Event of Default in the payment of the principal of, or premium, if any, or interest on, the Notes (which may only be waived with the consent of each holder of Notes affected), or (ii) in respect of a covenant or provision which under the Indenture cannot be modified or amended without the consent of the holder of each Note affected. Subject to certain limitations, holders of a majority in principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from holders of the Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal, premium or interest) if it determines that withholding notice is in their interest.

The Company is required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Company is required, upon becoming aware of any Default or Event of Default, to deliver to the Trustee a statement specifying such Default or Event of Default.

DEFEASANCE

The Company may, at its option and at any time, elect to have the obligations of the Company discharged with respect to the outstanding Notes and the Subsidiary Guarantees ("legal defeasance"). Such legal defeasance means that the Company and the Subsidiary Guarantors shall be deemed to have paid and discharged the entire indebtedness represented by the outstanding Notes and the Subsidiary Guarantees and to have satisfied all other obligations under the Notes, the Subsidiary Guarantees and the Indenture, except for (i) the rights of holders of the outstanding Notes to receive, solely from the trust fund described below, payments in respect of the principal of, premium, if any, and interest on such Notes when such payments are due, (ii) the Company's obligations with respect to the Notes concerning issuing temporary Notes, registration of Notes, mutilated, destroyed, lost or stolen Notes, and the maintenance of an office or agency for payment and money for security payments held in trust, (iii) the rights, powers, trusts, duties and immunities of the Trustee under the Indenture and (iv) the defeasance provisions of the Indenture. In addition, the Company may, at its option and at any time, elect to have the obligations of the Company and the Subsidiary Guarantors released with respect to certain covenants that are described in the Indenture ("covenant defeasance") and any omission to comply with such obligations shall not constitute a Default or an Event of Default with respect to the Notes.

In order to exercise either legal defeasance or covenant defeasance, (i) the Company shall irrevocably deposit with the Trustee, as trust funds in trust for the benefit of the holders of the Notes, cash in United States dollars, U.S. Government Obligations, or a combination thereof, maturing as to principal and interest in such amounts as will be sufficient, without consideration of any reinvestment of such interest, in the opinion of a nationally recognized firm of independent public accountants or a nationally recognized investment banking firm, to pay and discharge the principal of, premium, if any, and interest on the outstanding Notes on the stated maturity of such principal or installment of principal or interest; (ii) in the case of legal defeasance, the Company shall have delivered to the Trustee an opinion of counsel in the United States reasonably acceptable to the Trustee confirming that (A) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (B) since the date of the Indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion of counsel shall confirm that, the holders of the Notes will not recognize income, gain or loss for federal income tax purposes as a result of such legal defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such legal defeasance had not occurred; (iii) in the case of covenant defeasance, the Company shall have delivered to the Trustee an opinion of counsel in the United States reasonably acceptable to the Trustee confirming that the holders of the Notes will not recognize income, gain or loss for federal income tax purposes as a result of such covenant defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred; (iv) no Default or Event of Default shall have occurred and be continuing on the date of such deposit or insofar as clauses (viii) and (ix) under the first paragraph under "-Events of Default" are concerned, at any time during the period ending on the 91st day after the date of deposit; (v) such legal defeasance or covenant defeasance shall not result in a breach or violation of, or constitute a Default under, the Indenture or any other material agreement or instrument to which the Company is a party or by which it is bound; (vi) the Company shall have delivered to the Trustee an opinion of counsel to the effect that (A) the trust funds will not be subject to any rights of holders of Senior Debt or Guarantor Senior Debt of any Subsidiary Guarantor, including, without limitation, those arising under the Indenture, after the 91st day following the deposit and (B) after the 91st day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally; (vii) the Company shall have delivered to the Trustee an officers' certificate stating that the deposit was not made by the Company with the intent of preferring the holders of the Notes over the other creditors of the Company with the intent of defeating, hindering, delaying or defrauding creditors of the Company or others; (viii) no event or condition shall exist that would prevent the Company from making payments of the principal of, premium, if any, and interest on the Notes on the date of such deposit or at any time ending on the 91st day after the date of such deposit; (ix) the Company shall have delivered to the Trustee an officers' certificate and an opinion of counsel, each stating that all conditions precedent provided for relating to either the legal defeasance or the covenant defeasance, as the case may be, have been complied with; and (x) such deposit shall not violate the provisions described under "-Subordination."

SATISFACTION AND DISCHARGE

The Indenture will cease to be of further effect (except as to surviving rights of registration, transfer or exchange of the Notes, as expressly provided for in the Indenture) as to all outstanding Notes when (i) either (a) all the Notes theretofore authenticated and delivered (except lost, stolen or destroyed Notes which have been replaced or paid) have been delivered to the Trustee for cancellation or (b) all Notes not theretofore delivered for cancellation have become due and payable and the Company has irrevocably deposited or caused to be deposited with the Trustee an amount in United States dollars sufficient to pay and discharge the entire indebtedness on the Notes not theretofore delivered to the Trustee for cancellation, for the principal of, premium, if any, and interest to the date of payment; (ii) the Company has paid or caused to be paid all other sums payable under the Indenture by the Company; and (iii) the Company has delivered to the Trustee an officers' certificate and an opinion of counsel each stating that all conditions precedent under the Indenture relating to the satisfaction and discharge of the Indenture have been complied with and that such deposit does not violate the provisions described under "-Subordination."

MODIFICATIONS AND AMENDMENTS

Modifications and amendments of the Indenture or the Notes may be made by the Company, the Subsidiary Guarantors and the Trustee with the written consent of the holders of not less than a majority in aggregate principal amount of the then outstanding Notes; PROVIDED, HOWEVER, that no such modification or amendment may, without the consent of the holder of each outstanding Note affected thereby: (i) change the stated maturity of the principal of, or any installment of interest on, any Note, or reduce the principal amount thereof or the rate of interest thereon or any premium payable upon the redemption thereof, or change the coin or currency or the manner in which the principal of any Note or any premium or the interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment after the stated maturity thereof (or, in the case of redemption, on or after the redemption date); (ii) extend the time for payment of interest on the Notes; (iii) alter the redemption provisions in the Notes or the Indenture in a manner adverse to any holder of the Notes; (iv) amend, change or modify the obligation of the Company to make and consummate a Change of Control Offer in the event of a Change of Control

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or modify any of the provisions or definitions with respect thereto; (v) reduce the percentage in principal amount of outstanding Notes, the consent of whose holders is required for any amended or supplemental indenture or the consent of whose holders is required for any waiver of compliance with any provision of the Indenture or any Default thereunder and their consequences provided for in the Indenture; (vi) modify any of the provisions of the Indenture relating to any amended or supplemental indentures requiring the consent of holders or relating to the waiver of past defaults or relating to the waiver of any covenant, except to increase the percentage of outstanding Notes required for such actions or to provide that any other provision of the Indenture cannot be modified or waived without the consent of the holder of each Note affected thereby; (vii) except as otherwise permitted under "-Merger, Consolidation and Sale of Assets," consent to the assignment or transfer by the Company of any of its rights and obligations under the Indenture; (viii) modify any of the provisions of the Indenture relating to the subordination of the Notes or the Subsidiary Guarantees in a manner adverse to the holders of the Notes; (ix) release any Subsidiary Guarantor from any of its obligations under its Subsidiary Guarantee other than in accordance with the terms of the Indenture; or (x) modify certain provisions of the Indenture with respect to the redemption of the Notes on or prior to the Special Redemption Date or, on or prior to the Special Redemption Date, any of the definitions related thereto in a manner adverse to any holder or Notes.

Notwithstanding the foregoing, without the consent of any holder of Notes, the Company, the Subsidiary Guarantors and the Trustee may amend or supplement the Indenture or the Notes to (i) cure any ambiguity, defect or inconsistency, (ii) provide for uncertificated Notes in addition to or in place of certificated Notes, (iii) provide for the assumption of the Company's obligations to the holders of the Notes in the event of any Disposition involving the Company that is permitted under the provisions of "-Merger, Consolidation and Sale of Assets" in which the Company is not the Surviving Person, (iv) make any change that would provide any additional rights or benefits to the holders of the Notes or does not adversely affect the interests of any holder or (v) comply with the requirements of the Commission in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act.

THE TRUSTEE

In the event that the Trustee becomes a creditor of the Company, the Indenture contains certain limitations on the rights of the Trustee to obtain payment of claims in certain cases or to realize on certain property received in respect of any such claim as security or otherwise. The Trustee will be permitted to engage in other transactions; however, if it acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the Commission for permission to continue as Trustee, or resign.

The holders of a majority in aggregate principal amount of the then outstanding Notes will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, subject to certain exceptions. The Indenture provides that, in case an Event of Default has occurred and has not been cured, the Trustee will be required, in the exercise of its power, to use the degree of care of a prudent man in the conduct of his own affairs. The Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request of any holder of Notes, unless such holder shall have offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.

CERTAIN DEFINITIONS

Set forth below are certain defined terms used in the Indenture. Reference is made to the Indenture for the definition of all other terms used in the Indenture.

"ACQUIRED DEBT" means, with respect to any specified Person, Indebtedness of any other Person (the "Acquired Person") existing at the time the Acquired Person merges with or into, or becomes a Subsidiary of, such specified Person, including Indebtedness incurred in connection with, or in contemplation of, the Acquired Person merging with or into, or becoming a Subsidiary of, such specified Person.

"AFFILIATE" means, with respect to any specified Person, any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with") of any Person means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise.

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"ASSET SALE" means (i) any sale, lease, conveyance or other disposition by the
Company or any Subsidiary of the Company of any assets (including by way of a sale-and-leaseback) other than in the ordinary course of business (provided that the sale, lease, conveyance or other disposition of all or substantially all of the assets of the Company shall not be an "Asset Sale" but instead shall be governed by the provisions of the Indenture described under "-Merger, Consolidation and Sale of Assets") or (ii) the issuance or sale of Capital Stock of any Subsidiary of the Company, in each case, whether in a single transaction or a series of related transactions, to any Person (other than to the Company or a Subsidiary Guarantor); PROVIDED that the term "Asset Sale" shall not include any disposition or dispositions during any twelve-month period of assets or property having a fair market value of less than $250,000 in the aggregate.

"BANKRUPTCY LAW" means Title 11, United States Bankruptcy Code of 1978, as amended, or any similar United States federal or state law relating to bankruptcy, insolvency, receivership, winding up, liquidation, reorganization or relief of debtors, or any amendment to, succession to or change in any such law.

"CAPITAL LEASE OBLIGATIONS" of any Person means the obligations to pay rent or other amounts under a lease of (or other Indebtedness arrangements conveying the right to use) real or personal property of such Person which are required to be classified and accounted for as a capital lease or liability on the face of a balance sheet of such Person in accordance with GAAP. The amount of such obligations shall be the capitalized amount thereof in accordance with GAAP and the stated maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty.

"CAPITAL STOCK" of any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) corporate stock or other equity participations, including partnership interests, whether general or limited, of such Person, including any Preferred Stock.

"CASH EQUIVALENTS" means (i) marketable direct obligations issued or guaranteed by the United States of America, or any governmental entity or agency or political subdivision thereof (PROVIDED, that the full faith and credit of the United States of America is pledged in support thereof) maturing within one year of the date of purchase; (ii) commercial paper issued by corporations, each of which shall have a consolidated net worth of at least
$500 million, maturing within 180 days from the date of the original issue thereof, and rated "P-1" or better by Moody's Investors Service or "A-1" or better by Standard & Poor's Corporation or an equivalent rating or better by any other nationally recognized securities rating agency; and (iii) certificates of deposit issued or acceptances accepted by or guaranteed by any bank or trust company organized under the laws of the United States of America or any state thereof or the District of Columbia, in each case having capital, surplus and undivided profits totalling more than $500 million, maturing within one year of the date of purchase.

"CHANGE OF CONTROL" means the occurrence of any of the following events:

        (a) any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), disregarding the Permitted Holders, becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a person or group shall be deemed to have beneficial ownership of all shares of Capital Stock that such person or group has the right to acquire regardless of when such right is first exercisable), directly or indirectly, of more than 35% of the total voting power represented by the outstanding Voting Stock of the Company;

        (b) the Company merges with or into another Person or sells, assigns, conveys, transfers, leases or otherwise disposes of all or substantially all of its assets to any Person, or any Person merges with or into the Company, in any such event pursuant to a transaction in which the outstanding Voting Stock of the Company is converted into or exchanged for cash, securities or other property, other than any such transaction where (x) the outstanding Voting Stock of the Company is converted into or exchanged for Voting Stock (other than Disqualified Stock) of the surviving or transferee corporation and (y) immediately after such transaction no "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), disregarding the Permitted Holders, is the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a person or group shall be deemed to have beneficial ownership of all shares of Capital Stock that such person or group has the right to acquire regardless of when such right is first exercisable), directly or indirectly, of more than 35% of the total voting power represented by the outstanding Voting Stock of the surviving or transferee corporation;

        (c) during any consecutive two-year period, individuals who at the beginning of such period constituted the Board of Directors of the Company (together with any new directors whose election by the Board of Directors of the Company or whose nomination for election by the stockholders of the Company was approved by (x) a vote of at least a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved (as described in this clause (x) or in the following clause (y)) or
    (y) Permitted Holders that are "beneficial owners" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act) of a majority of the total voting power represented by the outstanding Voting Stock of the Company) cease for any reason to constitute a majority of the Board then in office; or

        (d) the Company is liquidated or dissolved or adopts a plan of liquidation.

"CONSOLIDATED INTEREST EXPENSE" means, with respect to any period, the sum of
(i) the interest expense of the Company and its Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP consistently applied, including, without limitation, (a) amortization of debt discount, (b) the net payments, if any, under interest rate contracts (including amortization of discounts), (c) the interest portion of any deferred payment obligation and (d) accrued interest, plus (ii) the interest component of the Capital Lease Obligations paid, accrued and/or scheduled to be paid or accrued by the Company during such period, and all capitalized interest of the Company and its Subsidiaries plus (iii) cash dividends declared or paid in respect of any Preferred Stock of the Company and its Subsidiaries during such period, in each case as determined on a consolidated basis in accordance with GAAP consistently applied. For purposes of this definition, the amount of any cash dividends declared or paid will be deemed to be equal to the amount of such dividends multiplied by a fraction, the numerator of which is one and the denominator of which is one minus the maximum statutory combined Federal, state, local and foreign income tax rate then applicable to the Company and its Subsidiaries (expressed as a decimal between one and zero) on a consolidated basis.

"CONSOLIDATED NET INCOME" means, with respect to any period, the net income (or loss) of the Company and its Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP consistently applied, adjusted, to the extent included in calculating such net income (or loss), by excluding, without duplication, (i) all extraordinary gains but not losses, (ii) the portion of net income (or loss) of the Company and its Subsidiaries allocable to interests in unconsolidated Persons, except to the extent of the amount of dividends or distributions actually paid to the Company or its Subsidiaries by such other Person during such period, (iii) net income (or loss) of any Person combined with the Company or any of its Subsidiaries on a "pooling of interests" basis attributable to any period prior to the date of combination, (iv) net gain but not losses in respect of Asset Sales, or (v) the net income of any Subsidiary to the extent that the declaration of dividends or similar distributions by that Subsidiary of that income to the Company is not at the time permitted, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary or its stockholders.

"CONSOLIDATED NET WORTH" means, with respect to any Person on any date, the equity of the common and preferred stockholders of such Person and its Subsidiaries as of such date, determined on a consolidated basis in accordance with GAAP consistently applied.

"CUMULATIVE CONSOLIDATED INTEREST EXPENSE" means, as of any date of determination, Consolidated Interest Expense from the last day of the month immediately preceding the Issue Date to the last day of the most recently ended month prior to such date, taken as a single accounting period.

"CUMULATIVE OPERATING CASH FLOW" means, as of any date of determination, Operating Cash Flow from the last day of the month immediately preceding the Issue Date to the last day of the most recently ended month prior to such date, taken as a single accounting period.

"DEBT TO OPERATING CASH FLOW RATIO" means, with respect to any date of determination, the ratio of (i) the aggregate principal amount of all outstanding Indebtedness of the Company and its Subsidiaries as of such date on a consolidated basis to (ii) Operating Cash Flow of the Company and its Subsidiaries on a consolidated basis for the four most recent full fiscal quarters ending on or immediately prior to such date, determined on a pro forma basis after giving pro forma effect to (i) the incurrence of all Indebtedness to be incurred on such date and (if applicable) the application of the net proceeds therefrom, including to refinance other Indebtedness, as if such Indebtedness was incurred, and the application of such proceeds occurred, at the beginning of such four-quarter period; (ii) the incurrence, repayment or retirement of any other Indebtedness by the Company and its Subsidiaries since the first day of such four-quarter period as if such Indebtedness was incurred, repaid or retired at the beginning of such four-quarter period (except that, in making such computation, the amount of Indebtedness under any revolving credit facility shall be computed based upon the average balance of such Indebtedness at the end of each month during such four-quarter period); (iii) in the case of Acquired Debt, the related acquisition as if such acquisition had occurred at the beginning of such four-quarter period; and (iv) any acquisition or disposition by the Company and its Subsidiaries of any company or any business or any assets out of the ordinary course of business, or any related repayment of Indebtedness, in each case since the first day of such four-quarter period, assuming such acquisition or disposition had been consummated on the first day of such four-quarter period. In addition, the consolidated net income of a Person with outstanding Indebtedness or Capital Stock providing for a Payment Restriction which is permitted to exist by reason of clause (c) of the covenant described under "-Covenants-Limitation on Dividends and Other Payment Restrictions Affecting Subsidiaries" shall not be taken into account in determining whether any Indebtedness is permitted to be incurred under the Indenture.

"DEFAULT" means any event that is, or after the giving of notice or passage of time or both would be, an Event of Default.

"DESIGNATED SENIOR DEBT" means (i) any Senior Debt outstanding under the Senior Credit Facility and (ii) if no Senior Debt is outstanding under the Senior Credit Facility, any other Senior Debt of the Company permitted to be incurred under the Indenture the principal amount of which is $50.0 million or more at the time of the designation of such Senior Debt as "Designated Senior Debt" by the Company in a written instrument delivered to the Trustee.

"DISPOSITION" means, with respect to any Person, any merger, consolidation or other business combination involving such Person (whether or not such Person is the Surviving Person) or the sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of such Person's assets.

"DISQUALIFIED STOCK" means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof, in whole or in part on or prior to the stated maturity of the Notes.

"EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

"FILM CONTRACTS" means contracts with suppliers that convey the right to broadcast specified films, videotape motion pictures, syndicated television programs or sports or other programming.

"GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect on the Issue Date.

"GUARANTEE" by any Person means any obligation, contingent or otherwise, of such Person guaranteeing any Indebtedness of any other Person (the "primary obligor") in any manner, whether directly or indirectly, and including, without limitation, any obligation of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or to purchase (or to advance or supply funds for the purchase of) any security for the payment of such Indebtedness, (ii) to purchase property, securities or services for the purpose of assuring the holder of such Indebtedness of the payment of such Indebtedness, or (iii) to maintain working capital, equity capital or other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness (and "guaranteed," "guaranteeing" and "guarantor" shall have meanings correlative to the foregoing); PROVIDED, HOWEVER, that the guarantee by any Person shall not include endorsements by such Person for collection or deposit, in either case, in the ordinary course of business.

"GUARANTOR SENIOR DEBT" means, with respect to any Subsidiary Guarantor, (i) the principal of, premium, if any, and interest on and all other monetary Obligations of every kind or nature due on or in connection with any Indebtedness of such Subsidiary Guarantor outstanding under or in respect of the Senior Credit Facility that is permitted to be incurred under the Indenture,
(ii) principal of and premium, if any, and interest on and all other monetary Obligations of every kind or nature due on or in connection with all Indebtedness of such Subsidiary Guarantor that is permitted to be incurred under the Indenture that is not by its terms PARI PASSU with or subordinated to the Subsidiary Guarantee of such Subsidiary Guarantor, (iii) all Obligations of such Subsidiary Guarantor with respect to the Indebtedness referred to in the foregoing classes (i) and (ii), including, in the case of Indebtedness outstanding under the Senior Credit Facility, Post-Petition Interest, and (iv) all (including all subsequent) renewals, extensions, amendments, refinancings, repurchases or redemptions, modifications, supplements, replacements, increases or refundings thereof (whether or not coincident therewith), in whole or in part under one or more agreements or instruments, that are not prohibited by the Indenture. Notwithstanding the foregoing, Guarantor Senior Debt shall not include (a) any Indebtedness for federal, state, local or other taxes, (b) any Indebtedness among or between the Company, any Subsidiary and/or their Affiliates, (c) any accounts payable or other liability to trade creditors arising in the ordinary course of business, (d) any Indebtedness that is incurred in violation of the Indenture, (e) Indebtedness evidenced by the Subsidiary Guarantee of such Subsidiary Guarantor, (f) Indebtedness of a Subsidiary Guarantor that is expressly subordinate or junior in right of payment to any other Indebtedness of such Subsidiary Guarantor or (g) Indebtedness of such Subsidiary Guarantor representing a guarantee of Subordinated Debt or Pari Passu Indebtedness.

"INDEBTEDNESS" means, with respect to any Person, without duplication, and whether or not contingent, (i) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services or which is evidenced by a note, bond, debenture or similar instrument, (ii) all Capital Lease Obligations of such Person, (iii) all obligations of such Person in respect of letters of credit or bankers' acceptances issued or created for the account of such Person, (iv) all Interest Rate Agreement Obligations of such Person, (v) all liabilities secured by any Lien on any property owned by such Person even if such Person has not assumed or otherwise become liable for the payment thereof to the extent of the lesser of (x) the amount of the Obligation so secured and (y) the fair market value of the property subject to such Lien,
(vi) all obligations to purchase, redeem, retire, or otherwise acquire for value any Capital Stock of such Person, or any warrants, rights or options to acquire such Capital Stock, now or hereafter outstanding, (vii) to the extent not included in (vi), all Disqualified Stock issued by such Person, valued at the greater of its voluntary or involuntary maximum fixed repurchase price plus accrued and unpaid dividends thereon, and (viii) to the extent not otherwise included, any guarantee by such Person of any other Person's indebtedness or other obligations described in clauses (i) through (vii) above. "Indebtedness" of the Company and its Subsidiaries shall not include current trade payables incurred in the ordinary course of business and payable in accordance with customary practices, and non-interest bearing installment obligations and accrued liabilities incurred in the ordinary course of business which are not more than 90 days past due. For purposes hereof, the "maximum fixed repurchase price" of any Disqualified Stock which does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Stock as if such Disqualified Stock were purchased on any date on which Indebtedness shall be required to be determined pursuant to the Indenture, and if such price is based upon, or measured by the fair market value of, such Disqualified Stock, such fair market value is to be determined in good faith by the board of directors of the issuer of such Disqualified Stock.

"INDEPENDENT DIRECTOR" means a director of the Company other than a director (i) who (apart from being a director of the Company or any Subsidiary) is an employee, associate or Affiliate of the Company or a Subsidiary or has held any such position during the previous five years, or (ii) who is a director, employee, associate or Affiliate of another party to the transaction in question.

"INSOLVENCY OR LIQUIDATION PROCEEDING" means, with respect to any Person, any liquidation, dissolution or winding up of such Person, or any bankruptcy, reorganization, insolvency, receivership or similar proceeding with respect to such Person, whether voluntary or involuntary.

"INTEREST RATE AGREEMENT OBLIGATIONS" means, with respect to any Person, the Obligations of such Person under (i) interest rate swap agreements, interest rate cap agreements and interest rate collar agreements, and (ii) other agreements or arrangements designed to protect such Person against fluctuations in interest rates.

"INVESTMENTS" means, with respect to any Person, all investments by such Person in other Persons (including Affiliates of such Person) in the form of loans, guarantees, advances or capital contributions (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business) purchases or other acquisitions for consideration of Indebtedness, Capital Stock or other securities and all other items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP. "Investments" shall exclude extensions of trade credit (including extensions of credit in respect of equipment leases) by the Company and its Subsidiaries in the ordinary course of business in accordance with normal trade practices of the Company or such Subsidiary, as the case may be.

"LIEN" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in any asset and any filing of, or agreement to give, any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction).

"NET PROCEEDS" means, with respect to any Asset Sale by any Person, the aggregate cash proceeds received by such Person and/or its Affiliates in respect of such Asset Sale, which amount is equal to the excess, if any, of (i) the cash received by such Person and/or its Affiliates (including any cash payments received by way of deferred payment pursuant to, or monetization of, a note or installment receivable or otherwise, but only as and when received) in connection with such Asset Sale, over (ii) the sum of (a) the amount of any Indebtedness that is secured by such asset and which is required to be repaid by such Person in connection with such Asset Sale, plus (b) all fees, commissions and other expenses incurred by such Person in connection with such Asset Sale, plus (c) provision for taxes, including income taxes, attributable to the Asset Sale or attributable to required prepayments or repayments of Indebtedness with the proceeds of such Asset Sale, plus (d) a reasonable reserve for the after-tax cost of any indemnification payments (fixed or contingent) attributable to seller's indemnities to purchaser in respect of such Asset Sale undertaken by the Company or any of its Subsidiaries in connection with such Asset Sale plus
(e) if such Person is a Subsidiary of the Company, any dividends or distributions payable to holders of minority interests in such Subsidiary from the proceeds of such Asset Sale.

"OBLIGATIONS" means any principal, interest (including, without limitation, in the case of Senior Debt under the Senior Credit Facility, Post-Petition Interest), penalties, fees, indemnifications, reimbursement obligations, damages and other liabilities payable under the documentation governing any Indebtedness.


"OPERATING CASH FLOW" means, with respect to any period, the Consolidated Net Income of the Company and its Subsidiaries for such period, plus (i) extraordinary net losses and net losses realized on any sale of assets during such period, to the extent such losses were deducted in computing Consolidated Net Income, plus (ii) provision for taxes based on income or profits, to the extent such provision for taxes was included in computing such Consolidated Net Income, and any provision for taxes utilized in computing the net losses under clause (i) hereof, plus (iii) Consolidated Interest Expense of the Company and its Subsidiaries for such period, to the extent deducted in computing such Consolidated Net Income, plus (iv) depreciation, amortization and all other non-cash charges, to the extent such depreciation, amortization and other non-cash charges were deducted in computing such Consolidated Net Income (including amortization of goodwill and other intangibles, including Film Contracts and write-downs of Film Contracts), but excluding any such charges which represent any accrual of, or a reserve for, cash charges for a future period, minus (v) any cash payments contractually required to be made with respect to Film Contracts (to the extent not previously included in computing such Consolidated Net Income), minus (vi) non-cash items increasing Consolidated Net Income (to the extent included in computing such Consolidated Net Income).


"PARI PASSU INDEBTEDNESS" means any Indebtedness of the Company or a Subsidiary Guarantor which ranks PARI PASSU in right of payment with the Notes or the Subsidiary Guarantee of such Subsidiary Guarantor, as the case may be (whether or not such Indebtedness is secured by any Lien).

"PERMITTED HOLDERS" means (i) each of J. Mack Robinson and Robert S. Prather, Jr.; (ii) their spouses and lineal descendants; (iii) in the event of the incompetence or death of any of the Persons described in clauses (i) and (ii), such Person's estate, executor, administrator, committee or other personal representative; (iv) any trusts created for the benefit of the Persons described in clause (i) or (ii); or (v) any Person controlled by any of the Persons described in clause (i), (ii), or (iv). For purposes of this definition, "control," as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through ownership of voting securities or by agreement or otherwise.


"PERMITTED INVESTMENTS" means (i) any Investment in the Company or any Subsidiary Guarantor; (ii) any Investments in Cash Equivalents; (iii) any Investment in a Person (an "Acquired Person") if, as a result of such Investment, (a) the Acquired Person becomes a Subsidiary Guarantor, or (b) the Acquired Person either (1) is merged, consolidated or amalgamated with or into the Company or a Subsidiary Guarantor and the Company or such Subsidiary Guarantor is the Surviving Person, or (2) transfers or conveys substantially all of its assets to, or is liquidated into, the Company or a Subsidiary Guarantor;
(iv) Investments in accounts and notes receivable acquired in the ordinary course of business; and (v) Interest Rate Agreement Obligations permitted pursuant to the second paragraph of the covenant described under "-Covenants-LIMITATION ON INCURRENCE OF INDEBTEDNESS".

"PERMITTED LIENS" means (i) Liens on assets or property of the Company that secure Senior Debt of the Company, either existing on the Issue Date or which such Senior Debt is permitted to be incurred under the Indenture, and Liens on assets or property of a Subsidiary Guarantor that secure Guarantor Senior Debt of such Subsidiary Guarantor, either existing on the Issue Date or which such Guarantor Senior Debt is permitted to be incurred under the Indenture; (ii) Liens securing Indebtedness of a Person existing at the time that such Person is merged into or consolidated with the Company or a Subsidiary of the Company, PROVIDED that such Liens were in existence prior to the contemplation of such merger or consolidation and do not extend to any assets other than those of such Person; (iii) Liens on property acquired by the Company or a Restricted Subsidiary, PROVIDED that such Liens were in existence prior to the contemplation of such acquisition and do not extend to any other property; (iv) Liens in favor of the Company or any Subsidiary of the Company; (v) Liens incurred, or pledges and deposits in connection with, workers' compensation, unemployment insurance and other social security benefits, and leases, appeal bonds and other obligations of like nature incurred by the Company or any Subsidiary of the Company in the ordinary course of business; (vi) Liens imposed by law, including, without limitation, mechanics', carriers', warehousemen's, materialmen's, suppliers' and vendors' Liens, incurred by the Company or any Subsidiary of the Company in the ordinary course of business; (vii) Liens for ad valorem, income or property taxes or assessments and similar charges which either are not delinquent or are being contested in good faith by appropriate proceedings for which the Company has set aside on its books reserves to the extent required by GAAP; (viii) Liens securing Senior Debt or Guarantor Senior Debt under the Senior Credit Facility; and (ix) Liens created under the Indenture.

"PERSON" means any individual, corporation, partnership, joint venture, association, joint-stock company, limited liability company, trust, unincorporated organization or government or any agency or political subdivision thereof.

"POST-PETITION INTEREST" means, with respect to any Indebtedness of any Person, all interest accrued or accruing on such Indebtedness after the commencement of any Insolvency or Liquidation Proceeding against such Person in accordance with and at the contract rate (including, without limitation, any rate applicable upon default) specified in the agreement or instrument creating, evidencing or governing such Indebtedness to the extent the claim for such interest is allowed as a claim in such Insolvency or Liquidation Proceeding.

"PREFERRED STOCK" as applied to the Capital Stock of any Person, means Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends or distributions, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over Capital Stock of any other class of such Person.

"PUBLIC EQUITY OFFERING" means an underwritten public offering of Capital Stock (other than Disqualified Stock) of the Company subsequent to the Issue Date (excluding Capital Stock which may be issued upon exercise of any over-allotment option exercisable after the Issue Date and granted to in connection with the Concurrent Offering), pursuant to an effective registration statement filed under the Securities Act, the net proceeds of which to the Company (after deducting any underwriting discounts and commissions) exceed $25.0 million.

"RESTRICTED INVESTMENT" means an Investment other than a Permitted Investment.

"RESTRICTED PAYMENT" means (i) any dividend or other distribution declared or paid on any Capital Stock of the Company or any of its Subsidiaries (other than dividends or distributions payable solely in Capital Stock (other than Disqualified Stock) of the Company or such Subsidiary or dividends or distributions payable to the Company or any

Subsidiary Guarantor); (ii) any payment to purchase, redeem or otherwise acquire or retire for value any Capital Stock of the Company or any Subsidiary of the Company or other Affiliate of the Company (other than any Capital Stock owned by the Company or any Subsidiary Guarantor); (iii) any payment to purchase, redeem, defease or otherwise acquire or retire for value any Subordinated Indebtedness prior to the scheduled maturity thereof; or (iv) any Restricted Investment.

"SENIOR CREDIT FACILITY" means the credit agreement, entered into as of
          , 1996, among the Company, the Subsidiaries of the Company named
therein, the lenders named therein and                 , as Agent, as the same
may be amended, modified, renewed, refunded, replaced or refinanced from time to time, including (i) any related notes, letters of credit, guarantees, collateral documents, instruments and agreements executed in connection therewith, and in each case as amended, modified, renewed, refunded, replaced or refinanced from time to time, and (ii) any notes, guarantees, collateral documents, instruments and agreements executed in connection with any such amendment, modification, renewal, refunding, replacement or refinancing.


"SENIOR DEBT" means (i) the principal of, premium, if any, and interest on and all other monetary Obligations of every kind or nature due on or in connection with any Indebtedness outstanding under the Senior Credit Facility that is permitted to be incurred under the Indenture, (ii) principal of and premium, if any, and interest on and all other monetary Obligations of every kind or nature due on or in connection with all Indebtedness that is permitted to be incurred under the Indenture that is not by its terms PARI PASSU with or subordinated to the Notes, (iii) all Obligations of the Company with respect to Indebtedness referred to in the foregoing clauses (i) and (ii), including, in the case of Indebtedness outstanding under the Senior Credit Facility, Post-Petition Interest, and (iv) all (including all subsequent) renewals, extensions, amendments, refinancings, repurchases or redemptions, modifications, supplements, replacements, increases or refundings thereof (whether or not coincident therewith), in whole or in part under one or more agreements or instruments, that are not prohibited by the Indenture. Notwithstanding the foregoing, Senior Debt shall not include (a) any Indebtedness for federal, state, local or other taxes, (b) any Indebtedness among or between the Company, any Subsidiary of the Company and/or their Affiliates, (c) any accounts payable or other liability to trade creditors arising in the ordinary course of business, (d) any Indebtedness that is incurred in violation of the Indenture, (e) Indebtedness evidenced by the Notes or (f) Indebtedness of the Company that is expressly subordinate or junior in right of payment to any other Indebtedness of the Company.


"SUBORDINATED INDEBTEDNESS" means any Indebtedness of the Company or a Subsidiary Guarantor if the instrument creating or evidencing such Indebtedness or pursuant to which such Indebtedness is outstanding expressly provides that such Indebtedness is subordinated in right of payment to the Notes or the Subsidiary Guarantee of such Subsidiary Guarantor, as the case may be.

"SUBSIDIARY" of any Person means (i) any corporation more than 50% of the outstanding Voting Stock of which is owned or controlled, directly or indirectly, by such Person or by one or more other Subsidiaries of such Person, or by such Person and one or more other Subsidiaries thereof, or (ii) any limited partnership of which such Person or any Subsidiary of such Person is a general partner, or (iii) any other Person (other than a corporation or limited partnership) in which such Person, or one or more other Subsidiaries of such Person, or such Person and one or more other Subsidiaries thereof, directly or indirectly, has more than 50% of the outstanding partnership or similar interests or has the power, by contract or otherwise, to direct or cause the direction of the policies, management and affairs thereof.

"SUBSIDIARY GUARANTOR" means (i) each Subsidiary of the Company existing on the Issue Date, (ii) each of the Company's Subsidiaries which becomes a guarantor of the Notes in compliance with the provisions set forth under "-Covenants-Future Subsidiary Guarantors," and (iii) each of the Company's Subsidiaries executing a supplemental indenture in which such Subsidiary agrees to be bound by the terms of the Indenture.

"VOTING STOCK" means, with respect to any Person, Capital Stock of such Person of the class or classes pursuant to which the holders thereof have the general voting power under ordinary circumstances to elect at least a majority of the board of directors, managers or trustees of such Person (irrespective of whether or not at the time stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency).

"WEIGHTED AVERAGE LIFE TO MATURITY" means, with respect to any Indebtedness at any date, the number of years obtained by dividing (i) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required scheduled payment of principal, including payment as final maturity, in respect thereof, with (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment, by (ii) the then outstanding aggregate principal amount of such Indebtedness.

                                  UNDERWRITING

Under the terms and subject to the conditions contained in an underwriting
agreement dated            , 1996 (the "Underwriting Agreement"), J.P. Morgan
Securities Inc. ("J.P. Morgan"), Allen & Company Incorporated ("Allen & Company"), and The Robinson-Humphrey Company, Inc. ("Robinson-Humphrey," and collectively with J.P. Morgan and Allen & Company, the "Underwriters") have severally agreed to purchase from the Company, and the Company has agreed to sell to them, severally, the principal amount of Notes set forth opposite their names below. Under the terms and conditions of the Underwriting Agreement, the Underwriters are obligated to take and pay for the entire principal amount of the Notes if any Notes are purchased.

                                                                       ------------------
                                                                         PRINCIPAL AMOUNT
                                                                       ------------------
J.P. Morgan Securities Inc.                                            $
Allen & Company Incorporated
The Robinson-Humphrey Company, Inc.
                                                                       ------------------
    Total                                                                    $150,000,000
                                                                       ------------------
                                                                       ------------------

The Underwriters propose initially to offer the Notes directly to the public at the price set forth on the cover page of this Prospectus and to certain dealers at such price less a concession not in excess of % of the principal amount of the Notes. The Underwriters may allow, and such dealers may reallow, a concession not in excess of % of the principal amount of the Notes to certain other dealers. After the initial public offering of the Notes, the offering price and such concession may be changed.

Each of the Company and the Subsidiary Guarantors has agreed, jointly and severally, to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act.

There is currently no trading market for the Notes. The Company does not intend to list the Notes on any securities exchange. The Company has been advised by the Underwriters that the Underwriters currently intend to make a market in the Notes, however, the Underwriters are not obligated to do so and may discontinue any such market making activities at any time without notice. No assurance can be given as to the development or liquidity of any trading market for the Notes.

J.P. Morgan, Allen & Company and Robinson-Humphrey are acting as underwriters in connection with the Concurrent Offering and will receive customary fees in connection therewith. Robinson-Humphrey will be rendering investment banking services with regard to the conversion of the 8% Note to the Series A Preferred Stock and the Company's sale of the Series B Preferred Stock and warrants and will receive customary fees in connection therewith. In addition, Robinson-Humphrey has previously rendered investment banking services to the Company and certain of its affiliates and received customary fees in connection therewith.

                                 LEGAL MATTERS

The validity of the Notes offered hereby will be passed upon for the Company by Proskauer Rose Goetz & Mendelsohn LLP, New York, New York. Certain legal matters in connection with the offering made hereby will be passed upon for the Underwriters by Cahill Gordon & Reindel (a partnership including a professional corporation), New York, New York.

                                    EXPERTS

The consolidated financial statements and schedule of Gray Communications Systems, Inc. at December 31, 1995 and 1994, and for each of the three years in the period ended December 31, 1995, appearing in this Prospectus and Registration Statement have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon appearing elsewhere herein, and are included in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

The financial statements of WRDW-TV at December 31, 1995 and for the year then ended appearing in this Prospectus and Registration Statement have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon appearing elsewhere herein, and are included in reliance upon such report given upon the authority of such firm as experts in accounting and auditing. The financial statements of WRDW-TV (an operating station of Television Station Partners, L.P.) at December 31, 1994 and for the years ended December 31, 1993 and 1994 included in this Prospectus and Registration Statement have been audited by Deloitte & Touche LLP, independent auditors, and are included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

The financial statements and schedule of the Broadcasting and Paging Operations of John H. Phipps, Inc. at December 31, 1995 and 1994, and for each of the three years in the period ended December 31, 1995, appearing in this Prospectus and Registration Statement have been audited by Ernst & Young LLP, independent auditors, as set forth in their reports thereon appearing elsewhere herein, and are included in reliance upon such reports given upon the authority of such firm as experts in accounting and auditing.

                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS


GRAY COMMUNICATIONS SYSTEMS, INC. (THE "COMPANY")
Interim Condensed Consolidated Financial Statements (unaudited):
  Condensed Consolidated Balance Sheets at December 31, 1995 and March 31, 1996.......        F-2
  Condensed Consolidated Statements of Income for the three months ended March 31,
   1995 and 1996......................................................................        F-3
  Condensed Consolidated Statement of Stockholders' Equity for the three months ended
   March 31, 1996.....................................................................        F-4
  Condensed Consolidated Statements of Cash Flows for the three months ended March 31,
   1995 and 1996......................................................................        F-5
  Notes to Condensed Consolidated Financial Statements................................        F-6
Audited Consolidated Financial Statements:
  Report of Independent Auditors......................................................       F-11
  Consolidated Balance Sheets at December 31, 1994 and 1995...........................       F-12
  Consolidated Statements of Income for the years ended December 31, 1993, 1994 and
   1995...............................................................................       F-13
  Consolidated Statements of Stockholders' Equity for the years ended December 31,
   1993, 1994 and 1995................................................................       F-14
  Consolidated Statements of Cash Flows for the years ended December 31, 1993, 1994
   and 1995...........................................................................       F-15
  Notes to Consolidated Financial Statements..........................................       F-16

WRDW-TV (THE "AUGUSTA BUSINESS")
AUDITED FINANCIAL STATEMENTS:
  Report of Independent Auditors......................................................       F-32
  Balance Sheet at December 31, 1995..................................................       F-33
  Statement of Income for the year ended December 31, 1995............................       F-34
  Statement of Partnership's Equity for the year ended December 31, 1995..............       F-35
  Statement of Cash Flows for the year ended December 31, 1995........................       F-36
  Notes to Financial Statements.......................................................       F-37
  Independent Auditors' Report........................................................       F-40
  Balance Sheet at December 31, 1994..................................................       F-41
  Statements of Income for the years ended December 31, 1993 and 1994.................       F-42
  Statements of Partnership's Equity for the years ended December 31, 1993 and 1994...       F-43
  Statements of Cash Flows for the years ended December 31, 1993 and 1994.............       F-44
  Notes to Financial Statements.......................................................       F-45

BROADCASTING AND PAGING OPERATIONS OF JOHN H. PHIPPS, INC. (THE "PHIPPS BUSINESS")
Interim Condensed Financial Statements (unaudited):
  Condensed Balance Sheets at December 31, 1995 and March 31, 1996....................       F-49
  Condensed Statements of Income for the three months ended March 31, 1995 and 1996...       F-50
  Condensed Statements of Cash Flows for the three months ended March 31, 1995 and
   1996...............................................................................       F-51
  Notes to Condensed Financial Statements.............................................       F-52
Audited Financial Statements:
  Report of Independent Auditors......................................................       F-53
  Balance Sheets at December 31, 1994 and 1995........................................       F-54
  Statements of Income for the years ended December 31, 1993, 1994 and 1995...........       F-55
  Statements of Cash Flows for the years ended December 31, 1993, 1994 and 1995.......       F-56
  Notes to Financial Statements.......................................................       F-57

                       GRAY COMMUNICATIONS SYSTEMS, INC.
               CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)



                                                    --------------------------------
                                                       DECEMBER 31,        MARCH 31,
                                                               1995             1996
                                                    ---------------  ---------------
Current Assets
  Cash and cash equivalents                                $559,991       $2,081,627
  Trade accounts receivable, less allowance for
   doubtful accounts of $450,000 and $623,000,
   respectively                                           9,560,274       10,145,128
  Recoverable income taxes                                1,347,007          957,246
  Inventories                                               553,032          231,964
  Current portion of program broadcast rights             1,153,058        1,326,825
  Other current assets                                      263,600          651,407
                                                    ---------------  ---------------
                                                         13,436,962       15,394,197
Property and equipment                                   37,618,893       40,505,148
  Less allowance for depreciation                       (20,601,819)     (21,406,793)
                                                    ---------------  ---------------
                                                         17,017,074       19,098,355
Other assets
  Deferred acquisition costs (includes $910,000
   and $1,050,000 to Bull Run Corporation at
   December 31, 1995 and March 31, 1996,
   respectively) (NOTE C)                                 3,330,481        1,951,164
  Deferred loan costs (NOTE C)                            1,232,261        1,939,173
  Goodwill and other intangibles (NOTE C)                42,004,050       73,938,623
  Other                                                   1,219,650        1,195,139
                                                    ---------------  ---------------
                                                         47,786,442       79,024,099
                                                    ---------------  ---------------
                                                        $78,240,478     $113,516,651
                                                    ---------------  ---------------
                                                    ---------------  ---------------

Current liabilities:
  Trade accounts payable (includes $670,000 and
   $1,050,000 payable to Bull Run Corporation at
   December 31, 1995 and March 31, 1996,
   respectively)                                         $3,752,742       $3,372,917
  Accrued expenses                                        5,839,007        6,226,119
  Current portion of program broadcast obligations        1,205,784        1,222,983
  Current portion of long-term debt                       2,861,672        1,516,325
                                                    ---------------  ---------------
                                                         13,659,205       12,338,344
Long-term debt (including a $10,000,000 8% Note to
 Bull Run Corporation at March 31, 1996)                 51,462,645       86,924,415
Non-current liabilities                                   4,133,030        4,535,319
Commitments and Contingencies (NOTE D)
Stockholders' Equity (NOTE B)
  Class A Common Stock, no par value; authorized
   10,000,000 shares; issued 5,082,756 and
   5,126,012 shares, respectively                         6,795,976        7,262,594
  Retained earnings                                       8,827,906        9,094,263
                                                    ---------------  ---------------
                                                         15,623,882       16,356,857
  Treasury stock, 663,180 shares at cost                 (6,638,284)      (6,638,284)
                                                    ---------------  ---------------
                                                          8,985,598        9,718,573
                                                    ---------------  ---------------
                                                        $78,240,478     $113,516,651
                                                    ---------------  ---------------
                                                    ---------------  ---------------



           See notes to condensed consolidated financial statements.

                       GRAY COMMUNICATIONS SYSTEMS, INC.
            CONDENSED CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)



                                                    --------------------------------
                                                           THREE MONTHS ENDED
                                                               MARCH 31,
                                                               1995             1996
                                                    ---------------  ---------------
Operating revenues:
  Broadcasting (net of agency commissions)               $8,349,661      $11,449,645
  Publishing                                              4,800,644        5,576,934
                                                    ---------------  ---------------
                                                         13,150,305       17,026,579
Expenses:
  Broadcasting                                            5,589,776        7,309,865
  Publishing                                              3,961,563        4,808,062
  Corporate and administrative                              492,951          775,586
  Depreciation and amortization                             878,749        1,395,254
  Non-cash compensation paid in Class A common
   stock (NOTE B)                                           236,158           60,000
                                                    ---------------  ---------------
                                                         11,159,197       14,348,767
                                                    ---------------  ---------------
                                                          1,991,108        2,677,812
Miscellaneous income                                         43,313           63,514
                                                    ---------------  ---------------
                                                          2,034,421        2,741,326
Interest expense                                          1,376,464        2,156,893
                                                    ---------------  ---------------
    INCOME BEFORE INCOME TAXES                              657,957          584,433
Income tax expense                                          254,000          229,000
                                                    ---------------  ---------------
    NET EARNINGS                                           $403,957         $355,433
                                                    ---------------  ---------------
                                                    ---------------  ---------------
Average outstanding common shares                         4,307,595        4,606,773
                                                    ---------------  ---------------
                                                    ---------------  ---------------
    NET EARNINGS
     PER COMMON SHARE                                          $.09             $.08
                                                    ---------------  ---------------
                                                    ---------------  ---------------



           See notes to condensed consolidated financial statements.

                       GRAY COMMUNICATIONS SYSTEMS, INC.
     CONDENSED CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY (UNAUDITED)



                                ----------------------------------------------------------------------------------
                                   CLASS A COMMON STOCK           TREASURY STOCK
                                --------------------------  --------------------------      RETAINED
                                      SHARES        AMOUNT        SHARES        AMOUNT      EARNINGS         TOTAL
                                ------------  ------------  ------------  ------------  ------------  ------------
Balance at December 31, 1995       5,082,756    $6,795,976      (663,180)  $(6,638,284)   $8,827,906    $8,985,598
Net income for the three
 months ended
 March 31, 1996                          -0-           -0-           -0-           -0-       355,433       355,433
Cash dividends ($.02 per
 share)                                  -0-           -0-           -0-           -0-       (89,076)      (89,076)
Issuance of Class A Common
 Stock:
  401(k) Plan                          4,256        78,369           -0-           -0-           -0-        78,369
  Directors stock plan                22,500       228,749           -0-           -0-           -0-       228,749
  Non-qualified stock plan            16,500       159,500           -0-           -0-           -0-       159,500
                                ------------  ------------  ------------  ------------  ------------  ------------
Balance at March 31, 1996          5,126,012    $7,262,594      (663,180)  $(6,638,284)   $9,094,263    $9,718,573
                                ------------  ------------  ------------  ------------  ------------  ------------
                                ------------  ------------  ------------  ------------  ------------  ------------



           See notes to condensed consolidated financial statements.

                       GRAY COMMUNICATIONS SYSTEMS, INC.
          CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)



                                          --------------------------------
                                            THREE MONTHS ENDED MARCH 31,
                                                     1995             1996
                                          ---------------  ---------------
OPERATING ACTIVITIES
  Net income                                     $403,957         $355,433
  Items which did not use (provide)
   cash:
    Depreciation                                  584,988          848,427
    Amortization of intangible assets             293,761          546,827
    Amortization of program broadcast
     rights                                       401,838          646,820
    Payments for program broadcast
     rights                                      (481,311)        (661,603)
    Compensation paid in Class A Common
     Stock                                        236,158           60,000
    Supplemental employee benefits                (76,643)        (135,755)
    Class A Common Stock contributed to
     401(k) Plan                                   70,417           78,369
    Deferred income taxes                          91,000          343,850
    (Gain) loss on disposal of assets                (725)         (20,406)
    Changes in operating assets and
     liabilities:
      Receivables, inventories, and
      other current assets                        687,323        1,578,389
      Accounts payable and other current
      liabilities                                (690,692)        (521,496)
                                          ---------------  ---------------
Net cash provided by operating
 activities                                     1,520,071        3,118,855

INVESTING ACTIVITIES
  Acquisition of newspaper business            (1,232,509)             -0-
  Acquisition of television business                  -0-      (34,300,713)
  Purchases of property and equipment            (973,437)        (813,588)
  Deferred acquisition costs                          -0-         (931,623)
  Proceeds from asset sales                         1,293          113,297
  Other                                          (164,563)         (80,188)
                                          ---------------  ---------------
Net cash used in investing activities          (2,369,216)     (36,012,815)

FINANCING ACTIVITIES
    Dividends paid                                (84,496)         (89,076)
    Class A Common Stock transactions                 -0-          388,249
    Proceeds from borrowings of
     long-term debt                               700,000       36,725,000
    Payments on long-term debt                    (33,652)      (2,608,577)
                                          ---------------  ---------------
  Net cash provided by financing
   activities                                     581,852       34,415,596
                                          ---------------  ---------------
  Increase (decrease) in cash and cash
   equivalents                                   (267,293)       1,521,636
  Cash and cash equivalents at beginning
   of period                                      558,520          559,991
                                          ---------------  ---------------
  Cash and cash equivalents at end of
   period                                        $291,227       $2,081,627
                                          ---------------  ---------------
                                          ---------------  ---------------



           See notes to condensed consolidated financial statements.

                       GRAY COMMUNICATIONS SYSTEMS, INC.
        NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)



NOTE A -- BASIS OF PRESENTATION


    The accompanying unaudited consolidated financial statements of Gray Communications Systems, Inc. (the "Company") have been prepared in accordance with generally accepted accounting principles for interim financial information and instructions to Form 10-Q and Article 10 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. Operating results for the three month period ended March 31, 1996, are not necessarily indicative of the results that may be expected for the year ending December 31, 1996. For further information, refer to the consolidated financial statements and footnotes thereto included herein.



Certain amounts in the accompanying unaudited consolidated financial statements have been reclassified to conform to the 1996 format.



NOTE B -- EMPLOYMENT AGREEMENTS



During the quarter ended March 31, 1995, the Company awarded 150,000 shares of its Class A Common Stock to its former president and chief executive officer under his employment agreement. Compensation expense of approximately $176,000 was recognized for these awards in the quarter ended March 31, 1995.



The Company has an employment agreement with its current President which provides for an award of 122,034 shares of Class A Common Stock if his employment with the Company continues until September 1999. Approximately $60,000 of expense was recognized in the first quarter of each of 1995 and 1996 relating to this award and approximately $1.2 million of expense will be recognized over the five-year period ending in 1999.



NOTE C -- BUSINESS ACQUISITIONS



The Company's acquisitions in 1995 and 1996 have been accounted for under the purchase method of accounting. Under the purchase method of accounting, the results of operations of the acquired businesses are included in the accompanying unaudited consolidated financial statements as of their respective acquisition dates. The assets and liabilities of acquired businesses are included based on an allocation of the purchase price.



PENDING ACQUISITIONS



In December 1995, as amended in March 1996, the Company entered into an asset purchase agreement to acquire (the "Phipps Acquisition") two CBS-affiliated stations, WCTV-TV ("WCTV") serving Tallahassee, Florida/Thomasville, Georgia and WKXT-TV ("WKXT") in Knoxville, Tennessee, a satellite broadcasting business and a paging business (collectively, the "Phipps Business"). The purchase price is estimated at approximately $185.0 million. The Company's Board of Directors has agreed to pay Bull Run Corporation ("Bull Run"), a principal stockholder of the Company, a finder's fee equal to 1% of the proposed purchase price for services performed, of which $1.05 million was due and included in accounts payable at March 31, 1996.



The consummation of the Phipps Acquisition, which is expected to occur by September 1996, is subject to approval by the appropriate regulatory agencies. In connection with the Phipps Acquisition, the Company is seeking approval from the Federal Communications Commission ("FCC") of the assignment of the television broadcast licenses for WCTV and WKXT. Current FCC regulations will require the Company to divest itself of WALB-TV ("WALB") in Albany, Georgia and WJHG-TV ("WJHG") in Panama City, Florida due to common ownership restrictions on stations with overlapping signals. In order to satisfy applicable FCC requirements, the Company, subject to FCC approval, intends to swap such assets for assets of one or more television stations of comparable value and with comparable broadcast cash flow in a transaction qualifying for deferred capital gains treatment under the "like-kind exchange" provision of Section 1033 of the Internal Revenue Code of 1986, as amended (the "Code"). If the Company is unable to effect such a swap on satisfactory terms within the time period granted by the FCC, the Company may transfer such assets to a trust with a view towards the trustee effecting a swap or sale of such assets. Any such trust arrangement would be subject to the approval of the FCC.

                       GRAY COMMUNICATIONS SYSTEMS, INC.
  NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED) (CONTINUED)



NOTE C -- BUSINESS ACQUISITIONS (CONTINUED)


Condensed balance sheets of WALB and WJHG are as follows (in thousands):



                                                    --------------------------------
                                                             MARCH 31, 1996
                                                    --------------------------------
                                                               WALB             WJHG
                                                    ---------------  ---------------
Current assets                                               $1,667             $855
Property and equipment                                        1,769            1,078
Other assets                                                     76                3
                                                    ---------------  ---------------
Total assets                                                 $3,512           $1,936
                                                    ---------------  ---------------
                                                    ---------------  ---------------
Current liabilities                                          $1,127             $428
Other liabilities                                               228                0
Stockholders' equity                                          2,157            1,508
                                                    ---------------  ---------------
Total liabilities and stockholders' equity                   $3,512           $1,936
                                                    ---------------  ---------------
                                                    ---------------  ---------------



Condensed income statement data of WALB and WJHG are as follows (in thousands):



                                                    ------------------------------------------------------------------
                                                                  WALB                              WJHG
                                                              THREE MONTHS                      THREE MONTHS
                                                            ENDED MARCH 31,                   ENDED MARCH 31,
                                                    --------------------------------  --------------------------------
                                                               1995             1996             1995             1996
                                                    ---------------  ---------------  ---------------  ---------------
Broadcasting revenues                                        $2,182           $2,340             $851           $1,099
Expenses                                                      1,190            1,242              802              949
                                                    ---------------  ---------------  ---------------  ---------------
Operating income                                                992            1,098               49              150
Other income                                                      4                9               15               16
                                                    ---------------  ---------------  ---------------  ---------------
Income before income taxes                                      996            1,107               64              166
                                                    ---------------  ---------------  ---------------  ---------------
                                                    ---------------  ---------------  ---------------  ---------------
Net income                                                     $618             $686              $40             $103
                                                    ---------------  ---------------  ---------------  ---------------
                                                    ---------------  ---------------  ---------------  ---------------



The Phipps Acquisition will be funded with a portion of the anticipated net proceeds of proposed public offerings by the Company of $150.0 million principal amount of the Company's senior subordinated notes and 3.5 million shares of the Company's Class B Common Stock, the sale of 1,000 shares of the Company's Series B Preferred Stock ($10.0 million) and warrants to Bull Run and the sale of KTVE Inc., the Company's broadcast station in Monroe, Louisiana/El Dorado, Arkansas. Additionally, the Company plans to retire its existing bank credit facility and other senior indebtedness (See Notes D and E) and enter into a new bank credit facility.



In connection with the Phipps Acquisition, a bank has provided a $10.0 million stand-by letter of credit to the seller of the Phipps Business on behalf of the Company. The letter of credit will be payable under certain conditions if the Phipps Acquisition is not completed. In connection with the issuance of the letter of credit, a stockholder of the Company has executed a put agreement which the bank can exercise if the Company defaults on repayment of any amounts that might be paid in accordance with the terms of the letter of credit.



1996 ACQUISITIONS



On January 4, 1996, the Company purchased substantially all of the assets of WRDW-TV, a CBS television affiliate serving the Augusta, Georgia television market (the "Augusta Acquisition"). The purchase price of approximately $35.9 million, excluding assumed liabilities of approximately $1.3 million, was financed primarily through long-term borrowings. The assets acquired consisted of office equipment and broadcasting operations located in North Augusta,

                       GRAY COMMUNICATIONS SYSTEMS, INC.
  NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED) (CONTINUED)



NOTE C -- BUSINESS ACQUISITIONS (CONTINUED)


South Carolina. Based on a preliminary allocation of the purchase price, the excess of the purchase price over the fair value of net tangible assets acquired was approximately $32.5 million. In connection with the Augusta Acquisition, the Company's Board of Directors approved the payment of a $360,000 finders fee to Bull Run.



Funds for the Augusta Acquisition were obtained from the modification of the Company's existing bank debt to a variable rate reducing revolving credit facility (the "Senior Credit Facility") and the sale to Bull Run of an 8% subordinated note due January 3, 2005 in the principal amount of $10.0 million (the "8% Note"). In connection with the sale of the 8% Note, the Company also issued warrants to Bull Run to purchase 487,500 shares of Class A Common Stock at $17.88 per share, 300,000 shares of which are currently vested, with the remainder vesting in five equal annual installments commencing in 1997 provided that the 8% Note is outstanding. The Senior Credit Facility provides for a credit line up to $55.0 million, of which $52.6 million was outstanding at March 31, 1996. This transaction also required a modification of the interest rate of the Company's $25.0 million senior secured note with an institutional investor from 10.08% to 10.7%.



As part of the financing arrangements for the Phipps Acquisition, the 8% Note will be retired and the Company will issue to Bull Run, in exchange for the 8% Note, 1,000 shares of Series A Preferred Stock. The warrants issued with the 8% Note will vest in accordance with the schedule described above provided the Series A Preferred Stock remains outstanding.



An unaudited pro forma statement of income for the three months ended March 31, 1995, is presented below and assumes that the Augusta Acquisition occurred on January 1, 1995.



This pro forma unaudited statement of income does not purport to represent the Company's actual results of operations had the Augusta Acquisition occurred on January 1, 1995, and should not serve as a forecast of the Company's operating results for any future periods. The pro forma adjustments are based solely upon certain assumptions that management believes are reasonable under the circumstances at this time. Subsequent adjustments are expected upon final determination of the allocation of the purchase price. An unaudited pro form statement of income for the three months ended March 31, 1995 is as follows (in thousands, except per share data):



Operating revenues                                       $15,106
Operating expenses                                        12,906
                                                    ------------
                                                           2,200
Miscellaneous income (expense), net                           45
Interest expense                                           2,197
                                                    ------------
Pro forma income before income taxes                          48
Income tax expense                                            21
                                                    ------------
Pro forma net income                                         $27
                                                    ------------
                                                    ------------
Pro forma average shares outstanding                       4,308
                                                    ------------
                                                    ------------
Pro forma earnings per share                                $.01
                                                    ------------
                                                    ------------



1995 ACQUISITION



On January 6, 1995, the Company purchased substantially all of the assets of the GWINNET POST-TRIBUNE and assumed certain liabilities (the "Gwinnett Acquisition"). The assets consist of office equipment and publishing operations located in Lawrenceville, Georgia. The purchase price of $3.7 million, including assumed liabilities of approximately $370,000, was paid by approximately $1.2 million in cash (financed through long-term borrowings and cash from operations), the issuance of 44,117 shares of Class A Common Stock (having fair value of $500,000), and $1.5

                       GRAY COMMUNICATIONS SYSTEMS, INC.
  NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED) (CONTINUED)



NOTE C -- BUSINESS ACQUISITIONS (CONTINUED)


million payable to the sellers pursuant to non-compete agreements. The excess of the purchase price over the fair value of net tangible assets acquired was approximately $3.4 million. In connection with the Gwinnett Acquisition the Company's Board of Directors approved the payment of a $75,000 finders fee to Bull Run.



NOTE D -- COMMITMENTS AND CONTINGENCIES



The Company entered into an interest rate swap agreement on June 2, 1995, to effectively convert a portion of its floating rate debt to a fixed rate basis. The interest rate swap is effective for five years. Approximately $25.0 million of the Company's outstanding long-term debt was subject to this interest rate swap agreement at March 31, 1996. The effective rate of the Senior Credit Facility and interest rate swap at March 31, 1996, was approximately 8.95% and 9.61%, respectively. The unrealized gain for the interest rate swap was approximately $109,000 at March 31, 1996, based upon comparison to treasury bond yields for bonds with similar maturity dates as the interest rate swap.



The Company has entered into an agreement to sell KTVE Inc., the Company's NBC-affiliated station serving Monroe, Louisiana/El Dorado, Arkansas, for approximately $9.5 million in cash plus the amount of the accounts receivable on the date of closing (estimated to be approximately $750,000) to the extent collected by the buyer, to be paid to the Company 150 days following the date of closing. The sale agreement regarding KTVE includes a number of closing conditions, including final FCC approval, and there can be no assurance that such closing conditions can be satisfied or waived. The closing of the KTVE sale is expected to occur by September 1996.



A condensed balance sheet of KTVE is as follows (in thousands):



                                                    ---------------
                                                     MARCH 31, 1996
                                                    ---------------
Current assets                                                 $893
Property and equipment                                        1,647
Other assets                                                    557
                                                    ---------------
Total assets                                                 $3,097
                                                    ---------------
                                                    ---------------
Current liabilities                                            $298
Other liabilities                                               476
Stockholders' equity                                          2,323
                                                    ---------------
Total liabilities and stockholders' equity                   $3,097
                                                    ---------------
                                                    ---------------



Condensed statement of operations data of KTVE is as follows (in thousands):



                                              ----------------------
                                                THREE MONTHS ENDED
                                                    MARCH 31,
                                              ----------------------
                                                    1995        1996
                                              ----------  ----------

Broadcasting revenues                               $919      $1,066
Expenses                                             931         970
                                              ----------  ----------
Operating income (loss)                              (12)         96
Other income                                           4           3
                                              ----------  ----------
Income (loss) before income taxes                     (8)         99
                                              ----------  ----------
                                              ----------  ----------
Net income (loss)                                    $(5)        $59
                                              ----------  ----------
                                              ----------  ----------

                       GRAY COMMUNICATIONS SYSTEMS, INC.
  NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED) (CONTINUED)



NOTE E -- SUBSEQUENT EVENTS



On May 2, 1996, the Company filed two registration statements with the Securities and Exchange Commission for a public offering of $150.0 million principal amount of its senior subordinated notes due 2006 and 3.5 million shares of its Class B Common Stock. The Company intends to use the net proceeds from these offerings in part to fund the Phipps Acquisition and to repay indebtedness under the Senior Credit Facility. The remainder thereof will be used for working capital and general corporate purposes.

                         REPORT OF INDEPENDENT AUDITORS

Board of Directors and Stockholders
Gray Communications Systems, Inc.

We have audited the accompanying consolidated balance sheets of Gray Communications Systems, Inc. as of December 31, 1994 and 1995 and the related consolidated statements of income, stockholders' equity and cash flows for each of the three years in the period ended December 31, 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Gray Communications Systems, Inc. at December 31, 1994 and 1995, and the consolidated results of its operations and its cash flows for each of the three years in the period ended December 31, 1995, in conformity with generally accepted accounting principles.

                                             ERNST & YOUNG LLP
Columbus, Georgia
February 14, 1996

                       GRAY COMMUNICATIONS SYSTEMS, INC.
                          CONSOLIDATED BALANCE SHEETS


                                                    --------------------------------
                                                              DECEMBER 31,
                                                               1994             1995
                                                    ---------------  ---------------
                                       ASSETS
Current assets (NOTE C):
  Cash and cash equivalents                                $558,520         $559,991
  Trade accounts receivable, less allowance for
   doubtful accounts of $694,000 and $450,000,
   respectively                                           8,448,366        9,560,274
  Recoverable income taxes                                      -0-        1,347,007
  Inventories                                               368,202          553,032
  Current portion of program broadcast rights             1,195,633        1,153,058
  Other current assets                                      247,687          263,600
                                                    ---------------  ---------------
      Total current assets                               10,818,408       13,436,962
Property and equipment (NOTES B AND C):
  Land                                                      646,562          758,944
  Buildings and improvements                              8,594,343        8,630,694
  Equipment                                              24,781,964       28,229,255
                                                    ---------------  ---------------
                                                         34,022,869       37,618,893
  Allowance for depreciation                            (17,999,752)     (20,601,819)
                                                    ---------------  ---------------
                                                         16,023,117       17,017,074
Other assets (NOTE C):
  Deferred acquisition costs (including $860,000
   to Bull Run Corporation) (NOTE B)                            -0-        3,330,481
  Deferred loan costs                                     1,381,908        1,232,261
  Goodwill and other intangibles (NOTE B)                38,538,413       42,004,050
  Other                                                   2,026,938        1,219,650
                                                    ---------------  ---------------
                                                         41,947,259       47,786,442
                                                    ---------------  ---------------
                                                        $68,788,784      $78,240,478
                                                    ---------------  ---------------
                                                    ---------------  ---------------

                        LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Trade accounts payable (including $670,000
   payable to Bull Run Corporation at December 31,
   1995)                                                 $2,114,008       $3,752,742
  Employee compensation and benefits                      3,150,154        4,213,639
  Accrued expenses                                          512,483          560,877
  Accrued interest                                          985,955        1,064,491
  Current portion of program broadcast obligations        1,687,481        1,205,784
  Current portion of long term debt                       1,293,481        2,861,672
                                                    ---------------  ---------------
      Total current liabilities                           9,743,562       13,659,205
Long-term debt (NOTE C)                                  51,646,265       51,462,645
Other long-term liabilities:
  Program broadcast obligations, less current
   portion                                                   54,489          109,971
  Supplemental employee benefits (NOTE D)                 2,343,379        2,212,685
  Deferred income taxes (NOTE F)                                -0-          201,348
  Other acquisition related liabilities (NOTES B
   AND C)                                                       -0-        1,609,026
                                                    ---------------  ---------------
                                                          2,397,868        4,133,030
Commitments and contingencies (NOTES B, C AND H)
Stockholders' equity (NOTES B, C AND E)
  Class A Common Stock, no par value; authorized
   10,000,000 shares; issued 4,841,785 and
   5,082,756 shares, respectively                         3,393,747        6,795,976
  Retained earnings                                       8,245,626        8,827,906
                                                    ---------------  ---------------
                                                         11,639,373       15,623,882
  Treasury Stock, 663,180 shares, at cost                (6,638,284)      (6,638,284)
                                                    ---------------  ---------------
                                                          5,001,089        8,985,598
                                                    ---------------  ---------------
                                                        $68,788,784      $78,240,478
                                                    ---------------  ---------------
                                                    ---------------  ---------------


                            See accompanying notes.

                       GRAY COMMUNICATIONS SYSTEMS, INC.
                       CONSOLIDATED STATEMENTS OF INCOME


                                                    -------------------------------------------------
                                                                 YEAR ENDED DECEMBER 31,
                                                               1993             1994             1995
                                                    ---------------  ---------------  ---------------
Operating revenues:
  Broadcasting (less agency commissions)                $15,003,752      $22,826,392      $36,750,035
  Publishing                                             10,109,368       13,692,073       21,866,220
                                                    ---------------  ---------------  ---------------
                                                         25,113,120       36,518,465       58,616,255
Expenses:
  Broadcasting                                           10,028,837       14,864,011       23,201,990
  Publishing                                              7,662,127       11,198,011       20,016,137
  Corporate and administrative                            2,326,691        1,958,449        2,258,261
  Depreciation                                            1,387,698        1,745,293        2,633,360
  Amortization of intangible assets                         177,063          396,342        1,325,526
  Non-cash compensation paid in common stock (NOTE
   D)                                                           -0-           80,000        2,321,250
                                                    ---------------  ---------------  ---------------
                                                         21,582,416       30,242,106       51,756,524
                                                    ---------------  ---------------  ---------------
                                                          3,530,704        6,276,359        6,859,731
Miscellaneous income, net                                   202,465          188,307          143,612
                                                    ---------------  ---------------  ---------------
                                                          3,733,169        6,464,666        7,003,343
Interest expense                                            984,706        1,922,965        5,438,374
                                                    ---------------  ---------------  ---------------
Income from continuing operations before income
 taxes                                                    2,748,463        4,541,701        1,564,969
Federal and state income taxes (NOTE F)                   1,068,000        1,776,000          634,000
                                                    ---------------  ---------------  ---------------
    INCOME FROM CONTINUING OPERATIONS                     1,680,463        2,765,701          930,969
Discontinued business (NOTE I):
 Income from operations of discontinued business,
 net of applicable income tax expense
  of $30,000                                                 48,174              -0-              -0-
Gain on disposal of discontinued business, net of
 applicable income tax expense of
  $501,000                                                  817,717              -0-              -0-
                                                    ---------------  ---------------  ---------------
    NET EARNINGS                                         $2,546,354       $2,765,701         $930,969
                                                    ---------------  ---------------  ---------------
                                                    ---------------  ---------------  ---------------
Average outstanding common shares                         4,610,625        4,689,453        4,481,317
                                                    ---------------  ---------------  ---------------
                                                    ---------------  ---------------  ---------------
Earnings per common share
  Continuing operations                                        $.36             $.59             $.21
  Discontinued operations                                       .01              -0-              -0-
  Gain on disposal of discontinued operations                   .18              -0-              -0-
                                                    ---------------  ---------------  ---------------
    NET EARNINGS
     PER COMMON SHARE                                          $.55             $.59             $.21
                                                    ---------------  ---------------  ---------------
                                                    ---------------  ---------------  ---------------


                            See accompanying notes.

                       GRAY COMMUNICATIONS SYSTEMS, INC.
                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY

                                ------------------------------------------------------------------------------------------------
                                   CLASS A COMMON STOCK       RESTRICTED        TREASURY STOCK
                                --------------------------         STOCK  --------------------------      RETAINED
                                      SHARES        AMOUNT     DEFERRALS        SHARES        AMOUNT      EARNINGS         TOTAL
                                ------------  ------------  ------------  ------------  ------------  ------------  ------------
Balance at December 31, 1992       4,610,625    $1,307,071          $-0-           -0-          $-0-    $3,542,901    $4,849,972
Net income                               -0-           -0-           -0-           -0-           -0-     2,546,354     2,546,354
Cash dividends ($.07 per
 share)                                  -0-           -0-           -0-           -0-           -0-      (307,376)     (307,376)
Issuance of Common Stock-
 Directors Stock Plan (NOTE E)         3,000        29,000           -0-           -0-           -0-           -0-        29,000
                                ------------  ------------  ------------  ------------  ------------  ------------  ------------
Balance at December 31, 1993       4,613,625     1,336,071           -0-           -0-           -0-     5,781,879     7,117,950
Net income                               -0-           -0-           -0-           -0-           -0-     2,765,701     2,765,701
Cash dividends ($.07 share)              -0-           -0-           -0-           -0-           -0-      (301,954)     (301,954)
Purchase of Common Stock (NOTE
 E)                                      -0-           -0-           -0-      (663,180)   (6,638,284)          -0-    (6,638,284)
Issuance of Common Stock
 (NOTES B AND G):
  401(k) Plan                          3,160        32,676           -0-           -0-           -0-           -0-        32,676
  Rockdale Acquisition               225,000     2,025,000           -0-           -0-           -0-           -0-     2,025,000
                                ------------  ------------  ------------  ------------  ------------  ------------  ------------
Balance at December 31, 1994       4,841,785     3,393,747           -0-      (663,180)   (6,638,284)    8,245,626     5,001,089
Net income                               -0-           -0-           -0-           -0-           -0-       930,969       930,969
Cash dividends ($.08 share)              -0-           -0-           -0-           -0-           -0-      (348,689)     (348,689)
Issuance of Common Stock
 (NOTES B, D, E, AND G):
  401(k) Plan                         18,354       298,725           -0-           -0-           -0-           -0-       298,725
  Directors' Stock Plan               23,500       238,919           -0-           -0-           -0-           -0-       238,919
  Non-qualified Stock Plan             5,000        48,335           -0-           -0-           -0-           -0-        48,335
  Gwinnett Acquisition                44,117       500,000           -0-           -0-           -0-           -0-       500,000
  Restricted Stock Plan              150,000     2,081,250    (2,081,250)          -0-           -0-           -0-           -0-
Amortization of Restricted
 Stock Plan deferrals                    -0-           -0-     2,081,250           -0-           -0-           -0-     2,081,250
Income tax benefits relating
 to stock plans                          -0-       235,000           -0-           -0-           -0-           -0-       235,000
                                ------------  ------------  ------------  ------------  ------------  ------------  ------------
Balance at December 31, 1995       5,082,756    $6,795,976          $-0-      (663,180)  $(6,638,284)   $8,827,906    $8,985,598
                                ------------  ------------  ------------  ------------  ------------  ------------  ------------
                                ------------  ------------  ------------  ------------  ------------  ------------  ------------

                            See accompanying notes.

                       GRAY COMMUNICATIONS SYSTEMS, INC.
                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                          -------------------------------------------------
                                                       YEAR ENDED DECEMBER 31,
                                                     1993             1994             1995
                                          ---------------  ---------------  ---------------
OPERATING ACTIVITIES
  Net income                                   $2,546,354       $2,765,701         $930,969
  Items which did not use (provide)
   cash:
    Depreciation                                1,612,040        1,745,293        2,633,360
    Amortization of intangible assets             177,063          396,342        1,325,526
    Amortization of program broadcast
     rights                                       924,878        1,217,976        1,647,035
    Payments for program broadcast
     rights                                      (976,150)      (1,181,598)      (1,776,796)
    Compensation paid in Common Stock                 -0-           80,000        2,321,250
    Supplemental employee benefits               (608,729)        (454,703)        (370,694)
    Common Stock contributed to 401(k)
     Plan                                             -0-           32,676          298,725
    Deferred income taxes                         196,000          523,000          863,000
    (Gain) loss on asset sales                    (52,819)         (21,419)           1,652
    Changes in operating assets and
     liabilities:
      Trade accounts receivable                  (116,526)      (1,444,159)        (852,965)
      Recoverable income taxes                 (1,066,422)         589,942       (1,347,007)
      Inventories                                 (92,526)        (179,930)        (181,034)
      Other current assets                       (352,174)         (24,361)         (11,208)
      Trade accounts payable                      701,556         (306,493)       1,441,745
      Employee compensation and benefits           10,755        1,246,726        1,011,667
      Accrued expenses                           (163,458)         (45,335)        (414,087)
      Accrued interest                            (97,419)         858,164           78,536
    Reduction in value of net assets of
     discontinued business                      1,135,394              -0-              -0-
    Gain on disposal of warehouse
     operations                                (2,454,111)             -0-              -0-
                                          ---------------  ---------------  ---------------
Net cash provided by operating
 activities                                     1,323,706        5,797,822        7,599,674

INVESTING ACTIVITIES
  Acquisitions of newspaper businesses                -0-       (3,442,836)      (2,084,621)
  Acquisition of television business           (1,505,655)     (37,492,643)             -0-
  Purchases of property and equipment          (2,582,225)      (1,767,800)      (3,279,721)
  Proceeds from asset sales                     3,076,764          103,434            2,475
  Deferred acquisition costs                          -0-              -0-       (3,330,481)
  Deferred loan costs                                 -0-       (1,251,287)             -0-
  Proceeds from disposals of operating
   units                                        2,922,893        1,222,697              -0-
  Other                                         1,150,104         (141,767)        (236,904)
                                          ---------------  ---------------  ---------------
Net cash provided by (used in) investing
 activities                                     3,061,881      (42,770,202)      (8,929,252)

FINANCING ACTIVITIES
  Proceeds from borrowings:
    Short-term debt                               650,000              -0-        1,200,000
    Long-term debt                                    -0-       55,826,260        2,950,000
  Repayments of borrowings:
    Short-term debt                              (170,000)        (480,000)      (1,200,000)
    Long-term debt                             (5,133,349)     (11,206,281)      (1,792,516)
    Dividends paid                               (307,376)        (301,954)        (348,689)
    Common Stock transactions                      29,000       (6,638,284)         522,254
                                          ---------------  ---------------  ---------------
  Net cash provided by (used in)
   financing activities                        (4,931,725)      37,199,741        1,331,049
                                          ---------------  ---------------  ---------------
  Increase (decrease) in cash and cash
   equivalents                                   (546,138)         227,361            1,471
  Cash and cash equivalents at beginning
   of year                                        877,297          331,159          558,520
                                          ---------------  ---------------  ---------------
  Cash and cash equivalents at end of
   year                                          $331,159         $558,520         $559,991
                                          ---------------  ---------------  ---------------
                                          ---------------  ---------------  ---------------

                            See accompanying notes.

                       GRAY COMMUNICATIONS SYSTEMS, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               DECEMBER 31, 1995

A.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

DESCRIPTION OF BUSINESS

The Company's operations, which are located in six southeastern states, include six television stations, three daily newspapers, and six area weekly advertising only direct mail publications.

PRINCIPLES OF CONSOLIDATION

The consolidated financial statements include the accounts of the Company and its subsidiaries. All significant intercompany accounts and transactions have been eliminated.

REVENUE RECOGNITION

The Company recognizes revenues as services are performed.

USE OF ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

CASH AND CASH EQUIVALENTS

Cash and cash equivalents include cash on deposit with a bank. Deposits with the bank are generally insured in limited amounts.

INVENTORIES

Inventories, principally newsprint and supplies, are stated at the lower of cost or market. The Company uses the last-in, first-out ("LIFO") method of determining costs for substantially all of its inventories. Current cost exceeded the LIFO value of inventories by approximately $36,000 and $170,000 at December 31, 1994 and 1995, respectively.

PROGRAM BROADCAST RIGHTS

Rights to programs available for broadcast are initially recorded at the amounts of total license fees payable under the license agreements and are charged to operating expense on the basis of total programs available for use on the straight-line method. The portion of the unamortized balance expected to be charged to operating expense in the succeeding year is classified as a current asset, with the remainder classified as a non-current asset. The liability for program broadcast rights is classified as current or long-term, in accordance with the payment terms of the various licenses. The liability is not discounted for imputation of interest.

PROPERTY AND EQUIPMENT

Property and equipment are carried at cost. Depreciation is computed principally by the straight-line method for financial reporting purposes and by accelerated methods for income tax purposes.

INTANGIBLE ASSETS

Intangible assets are stated at cost, and with the exception of goodwill acquired prior to November 1, 1970 (approximately $2.47 million at December 31, 1994 and 1995), are amortized using the straight-line method. Goodwill is amortized over 40 years. Loan acquisition fees are amortized over the life of the applicable indebtedness. Non-compete agreements are amortized over the life of the specific agreement. Accumulated amortization of intangible assets resulting from business acquisitions was $0.4 million and $1.7 million as of December 31, 1994 and 1995, respectively.

If facts and circumstances indicate that the goodwill may be impaired, an evaluation of continuing value would be performed. If an evaluation is required, the estimated future undiscounted cash flows associated with this asset would be compared to its carrying amount to determine if a write down to fair market value or discounted cash flow value is required.

                       GRAY COMMUNICATIONS SYSTEMS, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

A.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
INCOME TAXES

Deferred income taxes are provided on the differences between the financial statement and income tax basis of assets and liabilities. The Company and its subsidiaries file a consolidated federal income tax return and separate state and local tax returns.

CAPITAL STOCK

The Company has authorized 10 million shares of Class B Common Stock and 20 million shares of Preferred Stock, none of which have been issued at December 31, 1995. All references made to Common Stock in the December 31, 1995 Audited Consolidated Financial Statements of the Company and the Notes thereto refer to the Company's Class A Common Stock.

On August 17, 1995, the Board of Directors declared a 50% stock dividend on the Company's Common Stock payable October 2, 1995 to stockholders of record on September 8, 1995 to effect a three for two stock split. All applicable share and per share data have been adjusted to give effect to the stock split.

EARNINGS PER COMMON SHARE

Earnings per common share are based on the weighted average common and common equivalent shares outstanding during the period determined using the treasury stock method. Common equivalent shares are attributable to a Common Stock award to be paid in 1999 and outstanding stock options (SEE NOTES D AND E).

STOCK OPTION PLAN

The Company has elected to follow Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" ("APB 25") and related interpretations in accounting for its stock options. Under APB 25, if the exercise price of the stock options granted by the Company equals the market price of the underlying stock on the date of the grant, no compensation expense is recognized.

CONCENTRATION OF CREDIT RISK

The Company provides advertising air time to national, regional and local advertisers within the geographic areas in which the Company operates. Credit is extended based on an evaluation of the customer's financial condition, and generally advance payment is not required. Credit losses are provided for in the financial statements and consistently have been within management's expectations.

INTEREST SWAP

The Company has entered into an interest rate swap agreement to modify the interest characteristics of a portion of its outstanding debt (see Note C). The agreement involves the exchange of amounts based on a fixed interest rate for amounts based on variable interest rates over the life of the agreement without an exchange of the notional amount upon which the payments are based. The differential to be paid or received as interest rates change is accrued and recognized as an adjustment of interest expense related to the debt (the accrual accounting method). The related amount payable to or receivable from counter-parties is included in other liabilities or assets. The fair value of the swap agreement is not recognized in the financial statements. In the event of the early extinguishment of a designated debt obligation, any realized or unrealized gain or loss from the swap would be recognized in income coincident with the extinguishment.

FAIR VALUE OF FINANCIAL INSTRUMENTS

The Company has adopted FASB Statement No. 107, DISCLOSURE ABOUT FAIR VALUE OF FINANCIAL INSTRUMENTS, which requires disclosure of fair value, to the extent practical, of certain of the Company's financial instruments. The fair value amounts do not necessarily represent the amount that could be realized in a sale or settlement. The Company's financial instruments are comprised principally of an interest rate swap and long-term debt.

The estimated fair value of long-term bank debt at December 31, 1995 approximated book value since, in management's opinion, such obligations are subject to fluctuating market rates of interest and can be settled at their

                       GRAY COMMUNICATIONS SYSTEMS, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

A. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED) face amounts. The fair value of the Senior Note at December 31, 1995 was estimated by management to be its carrying value at that date. The Company amended its Senior Note at January 4, 1996 and among other things, changed its effective interest rate. The Company does not anticipate settlement of long-term debt at other than book value.

The fair value of other financial instruments classified as current assets or liabilities approximates their carrying values due to the short-term maturities of these instruments.

IMPACT OF RECENTLY ISSUED ACCOUNTING STANDARDS

In March 1995, the FASB issued Statement No. 121, ACCOUNTING FOR THE IMPAIRMENT OF LONG-LIVED ASSETS AND FOR LONG-LIVED ASSETS TO BE DISPOSED OF ("Statement 121"), which requires impairment losses to be recorded on long-lived assets used in operations when indicators of impairment are present and the undiscounted cash flows estimated to be generated by those assets are less than the asset's carrying amount. Statement 121 also addresses the accounting for long-lived assets which are expected to be disposed. The Company does not believe that the adoption of Statement 121 will have a material impact on the Company's financial position.

RECLASSIFICATIONS

Certain amounts in the accompanying consolidated financial statements have been reclassified to conform to the 1995 format.

B.  BUSINESS ACQUISITIONS
The Company's acquisitions have been accounted for under the purchase method of accounting. Under the purchase method of accounting, the results of operations of the acquired businesses are included in the accompanying consolidated financial statements as of their respective acquisition dates. The assets and liabilities of acquired businesses are included based on an allocation of the purchase price.

PENDING ACQUISITIONS

In December 1995, the Company agreed to acquire certain assets owned by John H. Phipps, Inc. ("Phipps"). The assets include WCTV-TV, the CBS network affiliate serving the Tallahassee, Florida and Thomasville, Georgia television market, WKXT-TV, the CBS network affiliate in Knoxville, Tennessee, and a communications and paging business located in three southeastern states. The purchase price is estimated at approximately $185.0 million. The transaction, which is expected to close in 1996, is subject to approval by the appropriate regulatory agencies. If approved, the Company will be required to divest of certain of its broadcasting operations due to a signal overlap with WCTV, unless the rules of the Federal Communications Commission are modified to permit common ownership of television stations with overlapping signals.

The Company plans to fund the costs of this acquisition through the issuance of debt and equity securities. Additionally, the Company will amend or replace its existing bank credit facilities.

In connection with this acquisition, a bank has provided a $10.0 million letter of credit to Phipps on behalf of the Company. The letter of credit will be payable under certain conditions if this acquisition is not completed. In connection with the issuance of the letter of credit, a stockholder of the Company has executed a put agreement which the bank can exercise if the Company defaults on repayment of any amounts that might be paid in accordance with the terms of the letter of credit.

In connection with the proposed acquisition of assets owned by Phipps, the Company's Board of Directors has agreed to pay Bull Run Corporation ("Bull Run"), a stockholder, a finder's fee equal to 1% of the proposed purchase price for services performed, of which $550,000 was due and included in accounts payable at December 31, 1995.

On January 4, 1996, the Company purchased substantially all of the assets of WRDW-TV, a CBS television affiliate serving the Augusta, Georgia television market (the "Augusta Acquisition"). The purchase price of approximately $35.9 million, excluding assumed liabilities of approximately $4.0 million, was financed primarily through long-term

                       GRAY COMMUNICATIONS SYSTEMS, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

B.  BUSINESS ACQUISITIONS (CONTINUED)
borrowings. The assets acquired consisted of office equipment and broadcasting operations located in North Augusta, South Carolina. Based on a preliminary allocation of the purchase price, the excess of the purchase price over the fair value of net tangible assets acquired was approximately $32.4 million. In connection with the Augusta Acquisition, the Company's Board of Directors approved the payment of a $360,000 finders fee to Bull Run.

Funds for the Augusta Acquisition were obtained from the sale to Bull Run of an 8% subordinated note due January 3, 2005 in principal amount of $10.0 million (the "Subordinated Note"). In connection with the sale of the Subordinated Note, the Company also issued warrants to Bull Run to purchase 487,500 shares of Common Stock at $17.88 per share, 300,000 of which are currently vested, with the remaining warrants vesting in five equal installments commencing in 1997 provided that the Subordinated Note is outstanding. The warrants may not be exercised prior to January 3, 1998 and expire in January 2006. The Company modified its existing bank debt to a variable rate reducing revolving credit facility providing a credit line of $55.0 million (see Note C). The outstanding credit facility balance subsequent to the Augusta Acquisition was approximately $54.0 million; including $28.4 million, which was outstanding under the credit facility at December 31, 1995, $25.2 million used for the Augusta Acquisition, and $425,000 used for the Company's working capital. The transaction also required a modification of the interest rate of the Company's $25.0 million senior secured note with an institutional investor (the "Senior Note") from 10.08% to 10.7%.

An unaudited pro forma balance sheet as of December 31, 1995 and income statements for the years ended December 31, 1994 and 1995 are presented below giving effect to the Augusta Acquisition as though it had occurred on January 1, 1994.

Pro forma December 31, 1995 balance sheet (in 000's):

                                                    ------------------------------------------------------------------
                                                                             AUGUSTA        PRO FORMA         ADJUSTED
                                                               GRAY      ACQUISITION      ADJUSTMENTS        PRO FORMA
                                                    ---------------  ---------------  ---------------  ---------------
                                                                                                (Unaudited)
Current assets                                              $13,437           $3,061            $(594)         $15,904
Property and equipment                                       17,017            1,778              402           19,197
Goodwill and other intangibles                               46,566            4,129           26,152           76,847
Other long-term assets                                        1,220            2,571           (2,518)           1,273
                                                    ---------------  ---------------  ---------------  ---------------
                                                            $78,240          $11,539          $23,442         $113,221
                                                    ---------------  ---------------  ---------------  ---------------
                                                    ---------------  ---------------  ---------------  ---------------
Current liabilities                                         $13,659           $1,131             $(41)         $14,749
Long-term debt                                               51,462              -0-           33,729           85,191
Other long-term liabilities                                   4,133            2,680           (2,518)           4,295
Stockholders' equity                                          8,986            7,728           (7,728)           8,986
                                                    ---------------  ---------------  ---------------  ---------------
                                                            $78,240          $11,539          $23,442         $113,221
                                                    ---------------  ---------------  ---------------  ---------------
                                                    ---------------  ---------------  ---------------  ---------------

These pro forma unaudited results of operations do not purport to represent what the Company's actual results of operations would have been if the Augusta Acquisition had occurred on January 1, 1994, and should not serve as a forecast of the Company's operating results for any future periods. The pro forma adjustments are based solely upon

                       GRAY COMMUNICATIONS SYSTEMS, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

B.  BUSINESS ACQUISITIONS (CONTINUED)
certain assumptions that management believes are reasonable under the circumstances at this time. Subsequent adjustments are expected upon final determination of the allocation of the purchase price. Pro forma statement of operations for the year ended December 31, 1994 are as follows (in 000's, except per share data):

                                                    ------------------------------------------------------------------
                                                                             AUGUSTA        PRO FORMA         ADJUSTED
                                                               GRAY      ACQUISITION      ADJUSTMENTS        PRO FORMA
                                                    ---------------  ---------------  ---------------  ---------------
                                                                                                (Unaudited)
Revenues, net                                               $36,518           $8,046             $255          $44,819
Expenses                                                     30,242            5,854              935           37,031
                                                    ---------------  ---------------  ---------------  ---------------
                                                              6,276            2,192             (680)           7,788
Miscellaneous income (expense), net                             189              (55)              90              224
Interest expense                                              1,923              -0-            3,156            5,079
                                                    ---------------  ---------------  ---------------  ---------------
                                                              4,542            2,137           (3,746)           2,933
Income tax expense (benefit)                                  1,776              -0-             (603)           1,173
                                                    ---------------  ---------------  ---------------  ---------------
    NET EARNINGS                                             $2,766           $2,137          $(3,143)          $1,760
                                                    ---------------  ---------------  ---------------  ---------------
                                                    ---------------  ---------------  ---------------  ---------------
Average shares outstanding                                    4,689                                              4,689
                                                    ---------------                                    ---------------
                                                    ---------------                                    ---------------
Earnings per share                                             $.59                                               $.38
                                                    ---------------                                    ---------------
                                                    ---------------                                    ---------------

Pro forma statement of operations for the year ended December 31, 1995 are as follows (in 000's, except per share data):

                                                    ------------------------------------------------------------------
                                                                             AUGUSTA        PRO FORMA         ADJUSTED
                                                               GRAY      ACQUISITION      ADJUSTMENTS        PRO FORMA
                                                    ---------------  ---------------  ---------------  ---------------
                                                                                                (Unaudited)
Revenues, net                                               $58,616           $8,660             $227          $67,503
Expenses                                                     51,756            6,198              944           58,898
                                                    ---------------  ---------------  ---------------  ---------------
                                                              6,860            2,462             (717)           8,605
Miscellaneous income (expense), net                             143             (220)             128               51
Interest expense                                              5,438              -0-            3,355            8,793
                                                    ---------------  ---------------  ---------------  ---------------
                                                              1,565            2,242           (3,944)            (137)
Income tax expense (benefit)                                    634              -0-             (675)             (41)
                                                    ---------------  ---------------  ---------------  ---------------
    NET EARNINGS (LOSS)                                        $931           $2,242          $(3,269)            $(96)
                                                    ---------------  ---------------  ---------------  ---------------
                                                    ---------------  ---------------  ---------------  ---------------
Average shares outstanding                                    4,481                                              4,354
                                                    ---------------                                    ---------------
                                                    ---------------                                    ---------------
Earnings (loss) per share                                      $.21                                              $(.02)
                                                    ---------------                                    ---------------
                                                    ---------------                                    ---------------

The pro forma results presented above include adjustments to reflect (i) the reclassification of national representative commissions as an expense consistent with the presentation of the Company, (ii) the incurrence of interest expense to fund the Augusta Acquisition, (iii) depreciation and amortization of assets acquired, and (iv) the income tax effect of such pro forma adjustments and income taxes on the earnings of the Augusta Acquisition. With respect to the Augusta Acquisition, the pro forma adjustments are based upon a preliminary allocation of the purchase price.

1995 ACQUISITIONS

On January 6, 1995, the Company purchased substantially all of the assets of The Gwinnett Post-Tribune and assumed certain liabilities (the "Gwinnett Acquisition"). The assets consisted of office equipment and publishing operations located in Lawrenceville, Georgia. The purchase price of approximately $3.7 million, including assumed liabilities of approximately $370,000, was paid by approximately $1.2 million in cash (financed through long-term

                       GRAY COMMUNICATIONS SYSTEMS, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

B.  BUSINESS ACQUISITIONS (CONTINUED)
borrowings and cash from operations), issuance of 44,117 shares of the Company's Common Stock (having fair value of $500,000), and $1.5 million payable to the sellers pursuant to non-compete agreements. The excess of the purchase price over the fair value of net tangible assets acquired was approximately $3.4 million. In connection with the Gwinnett Acquisition, the Company's Board of Directors approved the payment of a $75,000 finders fee to Bull Run. Pro forma results of the Gwinnett Acquisition have not been presented as the effect on prior periods is not significant.

On September 1, 1995, the Company purchased substantially all of the assets of three area weekly advertising only direct mail publications, and assumed certain liabilities (the "Tallahassee Acquisition"). The tangible assets acquired consist of land and office buildings, office equipment, mechanical equipment and automobiles used in operations located in southwest Georgia and north Florida. The purchase price of approximately $1.4 million consisted of $833,000 in cash and approximately $583,000 in assumed liabilities. The excess of the purchase price over the fair value of net tangible assets acquired was approximately $934,000. Pro forma results giving effect to the Tallahassee Acquisition have not been presented as the effect on prior periods is not significant.

1994 ACQUISITIONS

On September 2, 1994, the Company purchased substantially all of the assets of Kentucky Central Television, Inc. ("Kentucky Central") and assumed certain of its liabilities (the "Kentucky Acquisition"). Kentucky Central operated two television stations, WKYT located in Lexington, Kentucky and WYMT located in Hazard, Kentucky, both of which are affiliates of the CBS television network. The purchase price of approximately $38.1 million, excluding acquisition costs of approximately $2.1 million and assumed liabilities of approximately $2.3 million, was financed primarily through long-term borrowings. The excess of the purchase price over the fair value of net tangible assets acquired was approximately $31.4 million.

On May 31, 1994, the Company purchased substantially all of the assets of Citizens Publishing Company, Inc. and assumed certain of its liabilities (the "Rockdale Acquisition"). The acquired assets consist of land and an office building located in Conyers, Georgia, containing The Rockdale Citizen newspaper and other assets relating to the newspaper publishing business. The purchase price of approximately $4.8 million consisted of a $2.8 million cash payment financed through long-term bank borrowings, and 225,000 shares of the Company's Common Stock (with a fair value of $2.0 million at the closing date). The excess of the purchase price over the fair value of net tangible assets acquired was approximately $4.0 million.

On October 18, 1994, the Company purchased substantially all of the assets of four area weekly advertising only direct mail publications and assumed certain of their liabilities. The assets consist of land and an office building, office equipment, automobiles, and publishing operations located in southwest Georgia. The purchase price of approximately $1.5 million consisted of a $545,000 cash payment and approximately $1.0 million financed by the sellers. The excess of the purchase price over the fair value of net tangible assets acquired was approximately $1.2 million. Pro forma results giving effect to this acquisition have not been presented below as the effect on prior periods is not significant.

Unaudited pro forma statements of income from continuing operations for the years ended December 31, 1993 and 1994, are presented below, giving effect to the Rockdale Acquisition and the Kentucky Acquisition (collectively the "1994 Acquisitions") as though they had occurred on January 1, 1993.

These pro forma unaudited results of operations do not purport to represent what the Company's actual results of operations would have been if the 1994 Acquisitions had occurred on January 1, 1993, and should not serve as a

                       GRAY COMMUNICATIONS SYSTEMS, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

B.  BUSINESS ACQUISITIONS (CONTINUED)
forecast of the Company's operating results for any future periods. The pro forma adjustments are based upon certain assumptions that management believes are reasonable under the circumstances. The unaudited pro forma results of continuing operations are as follows (in 000's, except per share data):

                                                    --------------------------------------------------------------------
                                                                        YEAR ENDED DECEMBER 31, 1993
                                                                      KENTUCKY      ROCKDALE     PRO FORMA      ADJUSTED
                                                            GRAY   ACQUISITION   ACQUISITION   ADJUSTMENTS     PRO FORMA
                                                    ------------  ------------  ------------  ------------  ------------
                                                                                (UNAUDITED)
Operating revenues                                       $25,113       $14,526        $2,660          $-0-       $42,299
Operating expenses                                        21,582        10,827         2,646           877        35,932
                                                    ------------  ------------  ------------  ------------  ------------
  Operating income                                         3,531         3,699            14          (877)        6,367
Miscellaneous income, net                                    202           219           -0-           -0-           421
                                                    ------------  ------------  ------------  ------------  ------------
                                                           3,733         3,918            14          (877)        6,788
Interest expense                                             985             4             9         3,187         4,185
                                                    ------------  ------------  ------------  ------------  ------------
  Income from continuing operations before income
   taxes                                                   2,748         3,914             5        (4,064)        2,603
Income tax expense (benefit)                               1,068         1,326           -0-        (1,405)          989
                                                    ------------  ------------  ------------  ------------  ------------
Income from continuing operations                         $1,680        $2,588            $5        $2,659        $1,614
                                                    ------------  ------------  ------------  ------------  ------------
                                                    ------------  ------------  ------------  ------------  ------------
Average shares outstanding                                 4,611                                                   4,836
                                                    ------------                                            ------------
                                                    ------------                                            ------------
Earnings per common share from continuing
 operations                                                 $.36                                                    $.33
                                                    ------------                                            ------------
                                                    ------------                                            ------------

                                                    --------------------------------------------------------------------
                                                                        YEAR ENDED DECEMBER 31, 1994
                                                                      KENTUCKY      ROCKDALE     PRO FORMA      ADJUSTED
                                                            GRAY   ACQUISITION   ACQUISITION   ADJUSTMENTS     PRO FORMA
                                                    ------------  ------------  ------------  ------------  ------------
                                                                                (UNAUDITED)
Operating revenues                                       $36,518       $10,237          $980          $-0-       $47,735
Operating expenses                                        30,242         7,382           930           559        39,113
                                                    ------------  ------------  ------------  ------------  ------------
  Operating income                                         6,276         2,855            50          (559)        8,622
Miscellaneous income, net                                    189            19           -0-           -0-           208
                                                    ------------  ------------  ------------  ------------  ------------
                                                           6,465         2,874            50          (559)        8,830
Interest expense                                           1,923           -0-             4         2,412         4,339
                                                    ------------  ------------  ------------  ------------  ------------
  Income from continuing operations before income
   taxes                                                   4,542         2,874            46        (2,971)        4,491
Income tax expense (benefit)                               1,776           237           -0-          (208)        1,805
                                                    ------------  ------------  ------------  ------------  ------------
  Net income from continuing operations                   $2,766        $2,637           $46       $(2,763)       $2,686
                                                    ------------  ------------  ------------  ------------  ------------
                                                    ------------  ------------  ------------  ------------  ------------
Average shares outstanding                                 4,689                                                   4,780
                                                    ------------                                            ------------
                                                    ------------                                            ------------
Earnings per common share from continuing
 operations                                                 $.59                                                    $.56
                                                    ------------                                            ------------
                                                    ------------                                            ------------

The pro forma results presented above include adjustments to reflect (i) the incurrence of interest expense to fund the 1994 Acquisitions, (ii) depreciation and amortization of assets acquired, and (iii) the income tax effect of such pro forma adjustments. Average outstanding shares used to calculate earnings per share from continuing operations for 1994 and 1993 include the 225,000 shares issued in connection with the Rockdale Acquisition.

                       GRAY COMMUNICATIONS SYSTEMS, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

C.  LONG-TERM DEBT
Long-term debt consists of the following (in 000's):

                                                    --------------------------------
                                                              DECEMBER 31,
                                                               1994             1995
                                                    ---------------  ---------------
Senior Note                                                 $25,000          $25,000
Bank Loan                                                    26,926           28,375
Other                                                         1,013              950
                                                    ---------------  ---------------
                                                             52,939           54,325
Less current portion                                         (1,293)          (2,862)
                                                    ---------------  ---------------
                                                            $51,646          $51,463
                                                    ---------------  ---------------
                                                    ---------------  ---------------

On September 2, 1994, the Company issued through a private placement with an institutional investor, a $25.0 million 9.33% note (the "Senior Note"). The Senior Note provides for semi-annual principal payments of $2.5 million beginning March 1999. Interest is payable semi-annually in arrears and the Senior Note, as amended on January 4, 1996, bears interest at 10.7% (see Note
B). The agreement pursuant to which the Senior Note was issued contains certain restrictive provisions, which, among other things, limit capital expenditures and additional indebtedness, and require minimum levels of net worth and cash flows.

On September 2, 1994, the Company entered into a bank term loan agreement (the "Bank Loan") which provided for borrowings of approximately $21.4 million. On November 30, 1994, the Bank Loan was amended to provide for additional borrowings of $6.7 million which were used to purchase 663,180 shares of the Company's Common Stock (SEE NOTE E). The Bank Loan, as amended on January 4, 1996, bears interest, at the Company's option, at a spread over LIBOR, or at a spread over the bank's prime rate (8.96% at January 4, 1996) (see Note B). The Bank Loan is due in varying, quarterly principal payments of $750,000 to $2.0 million through September 2002 with two quarterly installments of $7 million payable starting December 2002. The Bank Loan provides for an annual loan prepayment based on the Company's cash flow as defined by the Bank Loan. Additionally, the effective interest rate of the Bank Loan can be changed based upon the Company's maintenance of certain operating ratios as defined by the Bank Loan, not to exceed the bank's prime rate plus 1.25% or LIBOR plus 3.5%. The Bank Loan contains restrictive provisions similar to the provisions of the Senior Note.

The Senior Note and the Bank Loan are secured by substantially all of the Company's existing and hereafter acquired assets.

The Company entered into a five year interest rate swap agreement on June 2, 1995, to effectively convert a portion of its floating rate debt to a fixed rate basis. Approximately $25.0 million of the Company's outstanding debt under the Bank Loan was subject to this interest rate swap agreement at December 31, 1995. The effective rate of the Bank Loan and interest rate swap at December 31, 1995, was approximately 8.64% and 9.10%, respectively. The unrealized loss for the interest rate swap was approximately $565,000 at December 31, 1995, based upon comparison to treasury bond yields for bonds with similar maturity dates as the interest rate swap.

At December 31, 1995, retained earnings of approximately $500,000 were available for dividends.

                       GRAY COMMUNICATIONS SYSTEMS, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

C.  LONG-TERM DEBT (CONTINUED)
Aggregate minimum principal maturities on long-term debt as of December 31, 1995, were as follows (in 000's):

1996                                                          $2,862
1997                                                           5,039
1998                                                           6,634
1999                                                          12,615
2000                                                          11,303
Thereafter                                                    15,872
                                                          ----------
                                                             $54,325
                                                          ----------
                                                          ----------

The Company made interest payments of approximately $902,000, $1.2 million, and $5.4 million during 1993, 1994 and 1995, respectively.

D.  SUPPLEMENTAL EMPLOYEE BENEFITS AND OTHER AGREEMENTS
The Company has an employment agreement with its President which provides him 122,034 shares of the Company's Common Stock if his employment with the Company continues until September 1999. The Company will recognize approximately $1.2 million of compensation expense for this award over the five year period ending in 1999 ($80,000 and $240,000 of expense was recorded in 1994 and 1995, respectively).

In December 1995, the Company amended an existing employment agreement to pay consulting fees to its former chief executive officer. The Company has recorded approximately $596,000 of corporate and administrative expenses during the year ended December 31, 1995 in accordance with the terms of the employment agreement. Additionally, in December 1995 the Company issued 150,000 shares of Common Stock to this former chief executive officer in accordance with his employment agreement which was amended to remove certain restrictions, including, among others, a time requirement for continued employment. Compensation expense of approximately $2.1 million (including $865,000 during the quarter ended December 31, 1995), was recognized in 1995 for the 150,000 shares of Common Stock issued pursuant to this agreement.


The Company has entered into supplemental retirement benefit agreements with certain key employees. These benefits are to be paid in equal monthly amounts over the employees' life for a period not to exceed 15 years after retirement. The Company charges against operations amounts sufficient to fund the present value of the estimated lifetime supplemental benefit over each employee's anticipated remaining period of employment. The Company maintains life insurance coverage on these individuals (with a cash surrender value of approximately $280,000 at December 31, 1995) in adequate amounts to fund the agreements.


The following summarizes activity relative to certain officers' agreements and the supplemental employee benefits (in 000's):

                                                    -------------------------------------------------
                                                                      DECEMBER 31,
                                                               1993             1994             1995
                                                    ---------------  ---------------  ---------------
Beginning liability                                          $3,495           $2,960           $2,518
                                                    ---------------  ---------------  ---------------
  Provision                                                     166              184              976
  Forfeitures                                                  (399)            (266)            (169)
                                                    ---------------  ---------------  ---------------
  Net (income) expense                                         (233)             (82)             807
  Payments                                                     (302)            (360)            (387)
                                                    ---------------  ---------------  ---------------
    Net change                                                 (535)            (442)             420
                                                    ---------------  ---------------  ---------------
Ending liability                                              2,960            2,518            2,938
Less current portion                                           (162)            (175)            (725)
                                                    ---------------  ---------------  ---------------
                                                             $2,798           $2,343           $2,213
                                                    ---------------  ---------------  ---------------
                                                    ---------------  ---------------  ---------------

                       GRAY COMMUNICATIONS SYSTEMS, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

E.  STOCKHOLDERS' EQUITY
The Company has a Stock Purchase Plan which allows outside directors to purchase up to 7,500 shares of the Company's Common Stock directly from the Company before the end of January following each calendar year. The purchase price per share approximates the market price of the Common Stock at the time of the grant. During 1993, 1994 and 1995, certain directors purchased an aggregate of 3,000, -0- and 23,500 shares of Common Stock, respectively, under this plan.

The Company has a long-term incentive plan (the "Incentive Plan") under which 600,000 shares of the Company's Common Stock are reserved for grants to key personnel for (i) incentive stock options, (ii) non-qualified stock options,
(iii) stock appreciation rights, (iv) restricted stock and (v) performance awards, as defined by the Incentive Plan. Stock underlying outstanding options or performance awards are counted against the Incentive Plan's maximum shares while such options or awards are outstanding. Under the Incentive Plan, the options granted vest after a two year period and expire three years after full vesting. Options granted through December 31, 1995, have been granted at a price which approximates fair market value on the date of the grant.

                                                    --------------------------------
                                                        EXERCISE PRICE PER SHARE
                                                    --------------------------------
                                                              $9.67           $13.33
Stock options granted on November 18, 1993                   92,250              -0-
Forfeitures                                                  (3,000)             -0-
                                                    ---------------  ---------------
Stock options outstanding at
  December 31, 1993                                          89,250              -0-
  Options granted                                            73,559              -0-
  Forfeitures                                               (16,500)             -0-
                                                    ---------------  ---------------
Stock options outstanding at
  December 31, 1994                                         146,309              -0-
  Options granted                                               -0-           58,050
  Options exercised                                          (5,000)             -0-
  Forfeitures                                               (14,250)          (3,900)
                                                    ---------------  ---------------
Stock options outstanding at December 31, 1995              127,059           54,150
                                                    ---------------  ---------------
                                                    ---------------  ---------------

At December 31, 1995, 56,500 of the $9.67 options issued in 1993 were exercisable.

On December 1, 1994, the Company repurchased 663,180 shares of its Common Stock at a price of $10.00 per share for a total purchase price before expenses, of $6.63 million. The trading value of the Common Stock on the NASDAQ Small Cap Issues Market was $10.83 on December 1, 1994. The Common Stock was purchased from The Prudential Insurance Company of America and Sandler Associates (420,000 and 243,180 shares, respectively). The purchase was funded by a bank loan (SEE NOTE C).

F.  INCOME TAXES
The Company uses the liability method in accounting for income taxes. Under this method, deferred tax assets and liabilities are determined based on differences between financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse.

                       GRAY COMMUNICATIONS SYSTEMS, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

F.  INCOME TAXES (CONTINUED)
Federal and state income tax expense (benefit) included in the consolidated financial statements are summarized as follows (in 000's):

                                                    -------------------------------------------------
                                                                 YEAR ENDED DECEMBER 31,
                                                               1993             1994             1995
                                                    ---------------  ---------------  ---------------
Current
  Federal                                                      $982           $1,093            $(253)
  State                                                         181              160               24
Deferred                                                        436              523              863
                                                    ---------------  ---------------  ---------------
                                                             $1,599           $1,776             $634
                                                    ---------------  ---------------  ---------------
                                                    ---------------  ---------------  ---------------

The total provision for income taxes for 1993 included $531,000 for discontinued operations.

The components of deferred income tax expense for federal and state and local income taxes resulted from the following (in 000's):

                                                    -------------------------------------------------
                                                                 YEAR ENDED DECEMBER 31,
                                                               1993             1994             1995
                                                    ---------------  ---------------  ---------------
Accelerated depreciation for tax purposes                       $50              $19             $349
Accelerated amortization for tax purposes                       -0-              164              726
Employee benefits and other agreements                          181               96             (150)
Temporary difference related to loss on sales of
 assets                                                         174              248              -0-
Excess of book over tax deductions for lease                      7               91              -0-
Other                                                            24              (95)             (62)
                                                    ---------------  ---------------  ---------------
                                                               $436             $523             $863
                                                    ---------------  ---------------  ---------------
                                                    ---------------  ---------------  ---------------

Significant components of the Company's deferred tax liabilities and assets are as follows (in 000's):

                                                    -------------------------------------------------
                                                                      DECEMBER 31,
                                                               1993             1994             1995
                                                    ---------------  ---------------  ---------------
Deferred tax liabilities:
  Net book value of property and equipment                     $704             $723           $1,069
  Goodwill                                                      -0-              164              890
  Other                                                         120              120              120
                                                    ---------------  ---------------  ---------------
    Total deferred tax liabilities                              824            1,007            2,079
Deferred tax assets:
  Liability under supplemental retirement plan                1,125            1,029            1,127
  Allowance for doubtful accounts                               168              335              195
  Difference in basis of assets held for sale                 1,189              941              941
  Other                                                         135              117              368
                                                    ---------------  ---------------  ---------------
    Total deferred tax assets                                 2,617            2,422            2,631
  Valuation allowance for deferred tax assets                  (753)            (753)            (753)
                                                    ---------------  ---------------  ---------------
    Net deferred tax assets                                   1,864            1,669            1,878
                                                    ---------------  ---------------  ---------------
  Deferred tax assets (liabilities)                          $1,040             $662            $(201)
                                                    ---------------  ---------------  ---------------
                                                    ---------------  ---------------  ---------------

                       GRAY COMMUNICATIONS SYSTEMS, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

F.  INCOME TAXES (CONTINUED)
A reconciliation of income tax expense at the statutory federal income tax rate and income taxes as reflected in the consolidated financial statements is as follows (in 000's):

                                                    -------------------------------------------------
                                                                 YEAR ENDED DECEMBER 31,
                                                               1993             1994             1995
                                                    ---------------  ---------------  ---------------
Statutory rate applied to income                             $1,409           $1,544             $532
State and local taxes, net of federal tax benefits              164              195               91
Other items, net                                                 26               37               11
                                                    ---------------  ---------------  ---------------
                                                             $1,599           $1,776             $634
                                                    ---------------  ---------------  ---------------
                                                    ---------------  ---------------  ---------------

The Company made income tax payments of approximately $2.1 million, $1.5 million and $742,000 during 1993, 1994 and 1995, respectively. At December 31, 1995, the Company had current recoverable income taxes of approximately $1.3 million.

G.  RETIREMENT PLANS

PENSION PLAN

The Company has a retirement plan covering substantially all full-time employees. Retirement benefits are based on years of service and the employees' highest average compensation for five consecutive years during the last ten years of employment. The Company's funding policy is to contribute annually the minimum amounts deductible for federal income tax purposes.

The net pension expense includes the following (in 000's):

                                                    -------------------------------------------------
                                                                 YEAR ENDED DECEMBER 31,
                                                               1993             1994             1995
                                                    ---------------  ---------------  ---------------
Service costs-benefits earned during the year                  $224             $204             $221
Interest cost on projected benefit obligation                   374              359              384
Actual return on plan assets                                   (377)             (91)            (655)
Net amortization and deferral                                   (63)            (338)             187
                                                    ---------------  ---------------  ---------------
Net pension expense                                            $158             $134             $137
                                                    ---------------  ---------------  ---------------
                                                    ---------------  ---------------  ---------------
Assumptions:
  Discount rate                                                8.0%             7.0%             8.0%
  Expected long-term rate of return on assets                  8.0%             7.0%             8.0%
  Estimated rate of increase in compensation
   levels                                                      6.0%             5.0%             6.0%

                       GRAY COMMUNICATIONS SYSTEMS, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

G.  RETIREMENT PLANS (CONTINUED)
The following summarizes the plan's funded status and related assumptions (in 000's):

                                                    --------------------------------
                                                              DECEMBER 31,
                                                               1994             1995
                                                    ---------------  ---------------
Actuarial present value of accumulated benefit
 obligation is as follows:
  Vested                                                     $4,452           $5,308
  Other                                                          66              135
                                                    ---------------  ---------------
                                                             $4,518           $5,443
                                                    ---------------  ---------------
                                                    ---------------  ---------------
Plan assets at fair value, primarily mutual funds
 and an unallocated insurance contract                       $5,307           $5,680
Projected benefit obligation                                 (5,015)          (5,904)
                                                    ---------------  ---------------
Plan assets in excess of (less than) projected
 benefit obligation                                             292             (224)
Unrecognized net (gain) loss                                   (135)             190
Unrecognized net asset                                         (409)            (355)
                                                    ---------------  ---------------
Pension liability included in consolidated balance
 sheet                                                        $(252)           $(389)
                                                    ---------------  ---------------
                                                    ---------------  ---------------
Assumptions:
  Discount rate                                                8.0%             7.0%
  Estimated rate of increase in compensation
   levels                                                      6.0%             5.0%

Effective December 31, 1995, the Company changed certain assumptions utilized in the actuarially computed costs and liabilities. The effect of such changes was to increase the present value of the projected benefit obligations by approximately $613,000.

CAPITAL ACCUMULATION PLAN

Effective October 1, 1994, the Company adopted the Gray Communications Systems, Inc. Capital Accumulation Plan (the "Capital Accumulation Plan") for the purpose of providing additional retirement benefits for substantially all employees. The Capital Accumulation Plan is intended to meet the requirements of section 401(k) of the Internal Revenue Code.

Employee contributions to the Capital Accumulation Plan, not to exceed 6% of the employees' gross pay, are matched by Company contributions. The Company's percentage match is made by a contribution of the Company's Common Stock, in an amount declared by the Company's Board of Directors before the beginning of each plan year. The Company's percentage match was 50% for both the year ended December 31, 1995 and the three months ended December 31, 1994. The Company contributions vest, based upon each employee's number of years of service, over a period not to exceed five years. The Company has reserved 150,000 shares of its Common Stock for issuance under the Capital Accumulation Plan.

Company matching contributions aggregating $32,676 and $298,725 were charged to expense for 1994 and 1995, respectively, for the issuance of 3,160 and 18,354 shares, respectively of the Company's Common Stock.

H.  COMMITMENTS AND CONTINGENCIES
The Company has various operating lease commitments for equipment, land and office space which expire through the year 2027. Future minimum payments under operating leases with initial or remaining non-cancelable lease terms in excess of one year are not material.

                       GRAY COMMUNICATIONS SYSTEMS, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

H.  COMMITMENTS AND CONTINGENCIES (CONTINUED)
The Company has entered into commitments for various television film exhibition rights for which the license periods have not yet commenced. Obligations under these commitments are payable in the following years:

1996                                                       $491,360
1997                                                      1,431,983
1998                                                      1,351,273
1999                                                      1,133,860
2000                                                        456,733
                                                    ---------------
                                                         $4,865,209
                                                    ---------------
                                                    ---------------

The Company is subject to legal proceedings and claims which arise in the normal course of its business. In the opinion of management, the amount of ultimate liability, if any, with respect to these actions will not materially affect the Company's financial position.

I.  DISCONTINUED OPERATIONS
On April 13, 1994, the Company completed the sale of the assets of Gray Air Service (an operation discontinued in 1993) for approximately $1.2 million, and used the proceeds to reduce the Company's outstanding debt. During the year ended December 31, 1993, the Company sold its investment in undeveloped farmland, another asset held for sale, for approximately $2.0 million.

On March 31, 1993, the Company completed the sale of its warehouse operations to Gray Distribution Services, Inc., a Georgia corporation, owned by a former director and officer of the Company. The net sales price of approximately $2.9 million was paid in cash at the date of closing. The Company recognized a gain of approximately $1.5 million, net of income tax expense of approximately $932,000, relative to the disposal of the warehouse operations. A special independent committee of the Company's Board of Directors approved the terms and conditions of the sale.

The following summarizes information relative to the discontinued business segment for the year ended December 31, 1993 (in 000's):

Operating revenues                                           $1,695
                                                    ---------------
                                                    ---------------
Operating earnings                                             $100
                                                    ---------------
                                                    ---------------
Net earnings                                                    $48
                                                    ---------------
                                                    ---------------

J.  INFORMATION ON BUSINESS SEGMENTS
The Company operates in two business segments: broadcasting and publishing. A transportation segment was discontinued in 1993 (see Note I). The broadcasting segment operates five television stations at December 31, 1995. The Publishing segment operates three daily newspapers in three different markets, and six area weekly advertising only direct mail publications in southwest Georgia and north Florida. The following tables present certain financial information concerning the Company's two operating segments and its discontinued segment (in 000's).

                                                    -------------------------------------------------
                                                                 YEAR ENDED DECEMBER 31,
                                                               1993             1994             1995
                                                    ---------------  ---------------  ---------------
OPERATING REVENUE
  Broadcasting                                              $15,004          $22,826          $36,750
  Publishing                                                 10,109           13,692           21,866
                                                    ---------------  ---------------  ---------------
                                                            $25,113          $36,518          $58,616
                                                    ---------------  ---------------  ---------------
                                                    ---------------  ---------------  ---------------

                       GRAY COMMUNICATIONS SYSTEMS, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

J.  INFORMATION ON BUSINESS SEGMENTS (CONTINUED)

                                                    -------------------------------------------------
                                                                 YEAR ENDED DECEMBER 31,
                                                               1993             1994             1995
                                                    ---------------  ---------------  ---------------
OPERATING PROFIT (LOSS) FROM CONTINUING OPERATIONS
  Broadcasting                                               $2,491           $5,241           $7,822
  Publishing                                                  1,040            1,036             (962)
                                                    ---------------  ---------------  ---------------
Total operating profit from continuing operations             3,531            6,277            6,860
Miscellaneous income and expense, net                           202              188              144
Interest expense                                               (985)          (1,923)          (5,439)
                                                    ---------------  ---------------  ---------------
Income from continuing operations before income
 taxes                                                       $2,748           $4,542           $1,565
                                                    ---------------  ---------------  ---------------
                                                    ---------------  ---------------  ---------------

Operating profit is total operating revenue less operating expenses, excluding miscellaneous income and expense (net) and interest. Corporate administrative expenses are allocated to operating profit based on net segment revenues.

                                                    -------------------------------------------------
                                                                 YEAR ENDED DECEMBER 31,
                                                               1993             1994             1995
                                                    ---------------  ---------------  ---------------
DEPRECIATION AND AMORTIZATION EXPENSE
  Broadcasting                                                 $904           $1,326           $2,723
  Publishing                                                    438              690            1,190
                                                    ---------------  ---------------  ---------------
                                                              1,342            2,016            3,913
  Corporate                                                     223              126               46
                                                    ---------------  ---------------  ---------------
                                                              1,565            2,142            3,959
  Discontinued operations                                       224              -0-              -0-
                                                    ---------------  ---------------  ---------------
Total depreciation and amortization expense                  $1,789           $2,142           $3,959
                                                    ---------------  ---------------  ---------------
                                                    ---------------  ---------------  ---------------
CAPITAL EXPENDITURES
  Broadcasting                                                 $787           $1,330           $2,285
  Publishing                                                    755              366              973
                                                    ---------------  ---------------  ---------------
                                                              1,542            1,696            3,258
  Corporate                                                     124               72               22
                                                    ---------------  ---------------  ---------------
                                                              1,666            1,768            3,280
  Discontinued operations                                       916              -0-              -0-
                                                    ---------------  ---------------  ---------------
Total capital expenditures                                   $2,582           $1,768           $3,280
                                                    ---------------  ---------------  ---------------
                                                    ---------------  ---------------  ---------------

                       GRAY COMMUNICATIONS SYSTEMS, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

J.  INFORMATION ON BUSINESS SEGMENTS (CONTINUED)

                                                    -------------------------------------------------
                                                                      DECEMBER 31,
                                                               1993             1994             1995
                                                    ---------------  ---------------  ---------------
IDENTIFIABLE ASSETS
  Broadcasting                                               $9,984          $53,173          $54,022
  Publishing                                                  4,753           11,878           18,170
                                                    ---------------  ---------------  ---------------
                                                             14,737           65,051           72,192
  Corporate                                                   5,699            3,738            6,048
                                                    ---------------  ---------------  ---------------
                                                             20,436           68,789           78,240
  Discontinued operations                                       936              -0-              -0-
                                                    ---------------  ---------------  ---------------
Total identifiable assets                                   $21,372          $68,789          $78,240
                                                    ---------------  ---------------  ---------------
                                                    ---------------  ---------------  ---------------

                         REPORT OF INDEPENDENT AUDITORS

Partners of Television Station Partners, L.P.

We have audited the accompanying balance sheet of WRDW-TV, an operating station of Television Station Partners, L.P., as of December 31, 1995, and the related statements of income, partnership's equity, and cash flows for the year then ended. These financial statements are the responsibility of the Partnership's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of WRDW-TV at December 31, 1995, and the results of its operations and its cash flows for the year then ended in conformity with the generally accepted accounting principles.

                                          ERNST & YOUNG LLP
Atlanta, Georgia
January 26, 1996

                                    WRDW-TV
                             (THE AUGUSTA BUSINESS)
                                 BALANCE SHEETS
                               DECEMBER 31, 1995

ASSETS

Current assets:
  Cash                                                                                                   $333,658
  Accounts receivable, net of allowance for doubtful accounts of approximately $117,380                 1,748,208
  Television film exhibition rights                                                                       924,107
  Prepaid and other current assets                                                                         55,342
                                                                                                     ------------
      Total current assets                                                                              3,061,315
Property, buildings and equipment-net (NOTE 3):                                                         1,778,429
Television film exhibition rights                                                                       2,570,850
Intangible assets-net                                                                                   4,128,730
                                                                                                     ------------
      Total                                                                                           $11,539,324
                                                                                                     ------------
                                                                                                     ------------

LIABILITIES AND PARTNERSHIP'S EQUITY

Current liabilities:
  Accounts payable and accrued expenses (NOTE 4)                                                         $233,197
  Obligations for television film exhibition rights                                                       898,251
                                                                                                     ------------
      Total current liabilities                                                                         1,131,448
Obligations for television film exhibition rights                                                       2,680,267
Commitments and contingencies (NOTE 5)
Partnership's equity (NOTES 1 AND 7)                                                                    7,727,609
                                                                                                     ------------
      Total                                                                                           $11,539,324
                                                                                                     ------------
                                                                                                     ------------

SEE ACCOMPANYING NOTES.

                                    WRDW-TV
                             (THE AUGUSTA BUSINESS)
                              STATEMENT OF INCOME
                          YEAR ENDED DECEMBER 31, 1995


REVENUES:
  Broadcasting revenues                                                                               $10,059,555
  Less:
    Advertising agency commissions                                                                      1,171,595
    National sales representative commissions                                                             227,368
                                                                                                     ------------
  Total advertising agency and national sales representative commissions                                1,398,963
                                                                                                     ------------
Net operating revenues                                                                                  8,660,592
                                                                                                     ------------
OPERATING EXPENSES:
  Operating, technical and programming costs                                                            3,142,280
  Selling, general and administrative                                                                   2,631,952
  Depreciation                                                                                            272,298
  Amortization of intangible assets                                                                       151,620
                                                                                                     ------------
Total operating expenses                                                                                6,198,150
                                                                                                     ------------

INCOME BEFORE OTHER EXPENSES                                                                            2,462,442
Other-expenses, net                                                                                       220,211
                                                                                                     ------------
Net income                                                                                             $2,242,231
                                                                                                     ------------
                                                                                                     ------------


SEE ACCOMPANYING NOTES.

                                    WRDW-TV
                             (THE AUGUSTA BUSINESS)
                       STATEMENT OF PARTNERSHIP'S EQUITY
                          YEAR ENDED DECEMBER 31, 1995

Balance at December 31, 1994                                                                           $7,410,422
  Net income                                                                                            2,242,231
  Distribution to Television Station Partners, L.P.                                                    (1,925,044)
                                                                                                     ------------
Balance at December 31, 1995                                                                           $7,727,609
                                                                                                     ------------
                                                                                                     ------------

SEE ACCOMPANYING NOTES.

                                    WRDW-TV
                             (THE AUGUSTA BUSINESS)
                            STATEMENT OF CASH FLOWS
                          YEAR ENDED DECEMBER 31, 1995

CASH FLOW FROM OPERATING ACTIVITIES
Net income                                                                                             $2,242,231
Adjustments to reconcile net income to net cash provided by operating activities:
    Depreciation and amortization                                                                       1,359,415
    Provision for bad debt (recoveries)                                                                   (14,000)
    Net trade barter revenue                                                                              (59,356)
    Gain on sale of property and equipment                                                                (12,868)
    Changes in operating assets and liabilities:
    Accounts receivable                                                                                   (60,155)
    Prepaid and other assets                                                                              102,937
    Accounts payable and accrued expenses                                                                (359,296)
    Payments of obligations for television film exhibition rights                                      (1,017,754)
    Other                                                                                                 274,956
                                                                                                     ------------
Net cash provided by operating activities                                                               2,456,110

CASH FLOWS FROM INVESTING ACTIVITIES
Proceeds from sale of property and equipment                                                               12,868
Capital expenditures                                                                                     (121,987)
                                                                                                     ------------
Net cash used in investing activities                                                                    (109,119)

CASH FLOWS FROM FINANCING ACTIVITIES
Cash transferred to Partnership                                                                        (2,200,000)
                                                                                                     ------------
Net cash used in financing activities                                                                  (2,200,000)

NET INCREASE IN CASH                                                                                      146,991
CASH AT BEGINNING OF YEAR                                                                                 186,667
                                                                                                     ------------
CASH AT END OF YEAR                                                                                      $333,658
                                                                                                     ------------
                                                                                                     ------------

SUPPLEMENTAL DISCLOSURE OF NONCASH OPERATING, INVESTING AND FINANCIAL ACTIVITIES
  Television film exhibition obligations were incurred when the Station entered into contracts for
   film exhibition rights totaling:                                                                      $387,450
                                                                                                     ------------
                                                                                                     ------------
  Property and equipment was acquired in exchange for advertising time totaling:                          $59,356
                                                                                                     ------------
                                                                                                     ------------

SEE ACCOMPANYING NOTES.

                                    WRDW-TV
                             (THE AUGUSTA BUSINESS)
                         NOTES TO FINANCIAL STATEMENTS
                               DECEMBER 31, 1995

1.  STATION ORGANIZATION AND BASIS OF PRESENTATION
    WRDW-TV (the "Station") is a commercial television station located in North Augusta, South Carolina. The Station was owned and operated by Television Station Partners, L.P. (the "Partnership") from July 7, 1989 to January 4, 1996-See Note 8. The Partnership is a Delaware limited partnership which was organized on May 24, 1989 for the sole purpose of acquiring, owning, operating and, at such time as GP Station Partners (the "general partner" of the Partnership) determines is appropriate, reselling or otherwise disposing of its television stations.

The Station was acquired by the Partnership on July 7, 1989 pursuant to an Exchange Agreement dated May 24, 1989 between the Partnership and Television Station Partners, a New York partnership ("TSP"). The Exchange Agreement provided for the transfer to the partnership of all of TSP's assets in exchange for all of the units of partnership interest in the Partnership, followed by the liquidation and distribution of those units to the partners of TSP. For tax and accounting purposes, the Partnership has been treated as a continuation of TSP. The Station had been operated by TSP since March 23, 1983.

The financial statements of the Station are prepared on the accrual basis of accounting, and include only those assets, liabilities, and results of operations that relate to the business of the Station.

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

TELEVISION FILM EXHIBITION RIGHTS

Television film exhibition rights are recorded at the amount of the license fees payable when purchased and amortized using the straight-line method based on the license period or usage, whichever yields the greater accumulated amortization. Television film exhibition rights are classified based upon the portion of the unamortized balance expected to be broadcast within the current year.

PROPERTY, BUILDINGS AND EQUIPMENT

Property, buildings and equipment is stated at cost less accumulated depreciation. Depreciation is provided principally by the straight-line method over the estimated useful lives of the assets. Any gains or losses realized on disposition are reflected in operations. Maintenance and repairs, as well as minor renewals and betterments, are charged to operating expenses directly as incurred.

INTANGIBLE ASSETS

Intangible assets are comprised principally of Federal Communications Commission licenses and network affiliation agreements and are amortized on the straight-line basis, primarily over 40 years. Intangible assets are periodically evaluated for impairments using a measurement of fair value, calculated at the current market multiple times operating income. If this review indicates that the intangible assets will not be recoverable, the Company's carrying value of the intangible assets would be reduced to its estimated fair value.

TRADE/BARTER TRANSACTIONS

Trade/barter transactions involve the exchange of advertising time for products and/or services and are recorded based on the fair market value of the products and/or services received. Revenue is recorded when advertising schedules air, and expense is recognized when products and/or services are used.

                                    WRDW-TV
                             (THE AUGUSTA BUSINESS)
                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)
                               DECEMBER 31, 1995

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
INCOME TAXES

No income tax provision has been included in the financial statements since income or loss of the Station is required to be reported by the partners of the Partnership on their respective income tax returns.

3.  PROPERTY, BUILDINGS, AND EQUIPMENT
    The major classes of property, buildings and equipment at December 31, 1995 are as follows:

Land                                                                $190,000
Buildings and tower                                                2,062,613
Automobiles                                                          136,245
Furniture and fixtures                                             5,999,846
Machinery and equipment                                            1,769,175
                                                                  ----------
                                                                  10,157,879
Less accumulated depreciation                                      8,379,450
                                                                  ----------
                                                                  $1,778,429
                                                                  ----------
                                                                  ----------

4.  ACCOUNTS PAYABLE AND ACCRUED EXPENSES
    Accounts payable and accrued expenses at December 31, 1995 consist of the following:

Accounts payable                                                     $10,275
Accrued state taxes                                                    9,096
Accrued payroll, commissions, and bonuses                            152,201
Other accrued expenses                                                61,625
                                                                  ----------
                                                                    $233,197
                                                                  ----------
                                                                  ----------

5.  COMMITMENTS AND CONTINGENCIES

FILM EXHIBITION RIGHTS

The obligations for television film exhibition rights are payable in the following years:

YEAR ENDING DECEMBER 31                                               AMOUNT
- ----------------------------------------------------------------  ----------
  1996                                                              $898,251
  1997                                                               875,838
  1998                                                               838,254
  1999                                                               672,724
  2000                                                               293,451
                                                                  ----------
                                                                  $3,578,518
                                                                  ----------
                                                                  ----------

LITIGATION

The Station is subject to legal proceedings and claims which arise in the ordinary course of its business. In the opinion of management, the amount of ultimate liability with respect to these actions will not materially affect the financial statements of the Station.

                                    WRDW-TV
                             (THE AUGUSTA BUSINESS)
                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)
                               DECEMBER 31, 1995

5.  COMMITMENTS AND CONTINGENCIES (CONTINUED)
DEBT

The Partnership had indebtedness outstanding under an Amended and Restated Credit Agreement (the "Agreement"). The Agreement is secured by a first lien on substantially all the assets of the Partnership. The Agreement required the Partnership to enter into one or more binding sales contracts for the assets of each station, satisfactory to the Banks, on or before June 30, 1995. During the latter part of 1994, the Partnership contracted the services of Media Venture Partners for the purpose of marketing the stations. On January 4, 1996, the Partnership sold the assets of the Station. (Note 8).

6.  TRANSACTIONS WITH RELATED PARTIES
    The Partnership pays various operating and non-operation expenses on behalf of the Station. These expenses have been allocated for the year ended December 31, 1995. The Station is allocated a portion of management fees and expenses in the amount of approximately $90,000 to RP Television for financial support services such as accounting. Additionally, the Station transfers excess cash to the Partnership's headquarters. Excess cash transferred was $2,200,000 for the year ended December 31, 1995. This money is primarily used for principal and interest payments on the Partnership's debt obligations.

7.  PENSION PLAN
    Effective January 1, 1993, the defined contribution pension plan was converted to a 401(k) salaried deferral plan, covering substantially all employees, with a Partnership profit sharing contribution of 3 1/2 percent of the participants' salary per annum. Annual contributions aggregating approximately $53,803 were made to the Plan during 1995.

8.  SUBSEQUENT EVENT
    On January 4, 1996, the Partnership sold the assets of WRDW-TV to Gray Communication Systems, Inc., for approximately $34 million plus an amount equal to the excess of the current assets over the current liabilities assumed by the buyer, as defined in the Asset Purchase Agreement.

INDEPENDENT AUDITORS' REPORT

To the Partners' of
 Television Station Partners, L.P.:

We have audited the accompanying balance sheets of WRDW-TV (an operating station of Television Station Partners, L.P.), (the "Station") as of December 31, 1994 and the related statements of income, partnership's equity, and cash flows for the years ended December 31, 1993 and 1994. These financial statements are the responsibility of the Partnership's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such financial statements present fairly, in all material respects, the financial position of the Station as of December 31, 1994, and the results of their operations and their cash flows for the years ended December 31, 1993 and 1994 in conformity with generally accepted accounting principles.

DELOITTE & TOUCHE LLP
New York, New York
May 12, 1995

WRDW-TV
(AN OPERATING STATION OF TELEVISION STATION PARTNERS, L.P.)
BALANCE SHEET
DECEMBER 31, 1994

                                                                                                         1994
                                                                                                     ------------

ASSETS
CURRENT ASSETS:

  Cash                                                                                                   $186,667
  Accounts receivable, net of allowance for doubtful accounts of approximately $131,000                 1,674,053
  Television film exhibition rights                                                                       874,495
  Prepaid and other current assets                                                                        158,279
                                                                                                     ------------
      Total current assets                                                                              2,893,494
PROPERTY, BUILDINGS AND EQUIPMENT-Net (NOTE 3):                                                         1,869,384
TELEVISION FILM EXHIBITION RIGHTS                                                                       3,168,509
INTANGIBLE ASSETS-Net                                                                                   4,280,350
                                                                                                     ------------
      TOTAL                                                                                           $12,211,737
                                                                                                     ------------
                                                                                                     ------------

LIABILITIES AND PARTNERSHIP'S EQUITY

CURRENT LIABILITIES:
  Accounts payable and accrued expenses (NOTE 4)                                                         $592,493
  Obligations for television film exhibition rights (NOTE 5)                                              908,652
                                                                                                     ------------
      Total current liabilities                                                                         1,501,145
OBLIGATIONS FOR TELEVISION FILM EXHIBITION RIGHTS (NOTE 5)                                              3,300,170
COMMITMENTS AND CONTINGENCIES (NOTE 6)
PARTNERSHIP'S EQUITY (NOTES 1 AND 8)                                                                    7,410,422
                                                                                                     ------------
      Total                                                                                           $12,211,737
                                                                                                     ------------
                                                                                                     ------------

SEE NOTES TO FINANCIAL STATEMENTS.

WRDW-TV
(AN OPERATING STATION OF TELEVISION STATION PARTNERS, L.P.)
STATEMENTS OF INCOME
YEARS ENDED DECEMBER 31, 1993 AND 1994


                                                                                          1993          1994
                                                                                      ------------  ------------
REVENUES:
  Broadcasting revenues                                                                 $7,933,825    $9,460,307
  Less:
    Advertising agency commissions                                                         943,174     1,158,952
    National sales representative commissions                                              194,516       255,379
                                                                                      ------------  ------------
      Total advertising agency and national sales representative commissions             1,137,690     1,414,331
                                                                                      ------------  ------------
      Net operating revenues                                                             6,796,135     8,045,976
                                                                                      ------------  ------------

OPERATING EXPENSES:
  Operating, technical and programming costs                                             2,555,795     2,958,364
  Selling, general and administrative                                                    2,126,770     2,434,477
  Depreciation                                                                             290,730       309,949
  Amortization of intangible assets                                                        151,620       151,620
                                                                                      ------------  ------------
      Total operating expenses                                                           5,124,915     5,854,410
                                                                                      ------------  ------------
INCOME BEFORE OTHER EXPENSES                                                             1,671,220     2,191,566
Other-expenses, net                                                                         77,408        54,570
                                                                                      ------------  ------------
NET INCOME                                                                              $1,593,812    $2,136,996
                                                                                      ------------  ------------
                                                                                      ------------  ------------


SEE NOTES TO FINANCIAL STATEMENTS.

WRDW-TV
(AN OPERATING STATION OF TELEVISION STATION PARTNERS, L.P.)
STATEMENTS OF PARTNERSHIP'S EQUITY
YEARS ENDED DECEMBER 31, 1993 AND 1994

                                                     PARTNERSHIP'S
                                                        EQUITY
                                                    ---------------
BALANCE, JANUARY 1, 1993                                 $7,829,582
  Net income                                              1,593,812
  Transfer to Television Station Partners, L.P.          (1,909,588)
                                                    ---------------
BALANCE, DECEMBER 31, 1993                                7,513,806
  Net income                                              2,136,996
  Transfer to Television Station Partners, L.P.          (2,240,380)
                                                    ---------------
BALANCE, DECEMBER 31, 1994                               $7,410,422
                                                    ---------------
                                                    ---------------

SEE NOTES TO FINANCIAL STATEMENTS.

WRDW-TV
(AN OPERATING STATION OF TELEVISION STATION PARTNERS, L.P.)
STATEMENTS OF CASH FLOWS
YEARS ENDED DECEMBER 31, 1993 AND 1994

                                                                                          1993          1994
                                                                                      ------------  ------------
CASH FLOW FROM OPERATING ACTIVITIES
  Net income                                                                            $1,593,812    $2,136,996
  Adjustments to reconcile net income to net cash provided by operating activities:
    Depreciation and amortization                                                        1,355,485     1,345,658
    Provision for bad debt                                                                  24,800        62,000
    Net trade barter revenue                                                               (15,850)      (30,105)
    Gain on sale of property and equipment                                                  (1,137)         (400)
    Changes in operating assets and liabilities:
      Accounts receivable                                                                 (413,414)     (173,216)
      Prepaid and other assets                                                             (51,535)      (34,480)
      Accounts payable and accrued expenses                                                155,264         2,443
      Payments of obligations for television film exhibition rights                     (2,645,344)   (3,048,878)
                                                                                      ------------  ------------
      Net cash provided by operating activities                                              2,081       260,018
                                                                                      ------------  ------------

CASH FLOWS FROM INVESTING ACTIVITIES:
  Proceeds from sale of property and equipment                                               9,470           400
  Capital expenditures                                                                    (230,718)     (176,374)
                                                                                      ------------  ------------
      Net cash used in investing activities                                               (221,248)     (175,974)
                                                                                      ------------  ------------
NET INCREASE (DECREASE) IN CASH                                                           (219,167)       84,044

CASH, BEGINNING OF YEAR                                                                    321,790       102,623
                                                                                      ------------  ------------

CASH, END OF YEAR                                                                         $102,623      $186,667
                                                                                      ------------  ------------
                                                                                      ------------  ------------

SUPPLEMENTAL INFORMATION:
  Cash transferred to Television Station Partners, L.P.                                 $2,075,000    $2,417,500
                                                                                      ------------  ------------
                                                                                      ------------  ------------
SUPPLEMENTAL DISCLOSURE OF NONCASH OPERATING, INVESTING AND FINANCIAL ACTIVITIES:
  Television film exhibition obligations of $1,969,210 and 3,112,615 in 1993 and
   1994, respectively, were incurred when the Station entered into contracts for film exhibition rights.
  Property and equipment totaling $15,850 and $30,105 was acquired in 1993 and 1994, respectively, in exchange for advertising time.

SEE NOTES TO FINANCIAL STATEMENTS.

WRDW-TV
(AN OPERATING STATION OF TELEVISION STATION PARTNERS, L.P.)
NOTES TO FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 1993 AND 1994

1.  STATION ORGANIZATION AND BASIS OF PRESENTATION

    WRDW-TV (the "Station") is a commercial television station located in North Augusta, South Carolina. The Station is owned and operated by Television Station Partners, L.P. (the "Partnership") since July 7, 1989, as one of four commercial television stations owned by the Partnership. The Partnership is a Delaware limited partnership which was organized on May 24, 1989 for the sole purpose of acquiring, owning, operating and, at such time as GP Station Partners (the "general partner" of the Partnership) determines is appropriate, reselling or otherwise disposing of its television stations.

    The Station was acquired by the Partnership on July 7, 1989 pursuant to an Exchange Agreement dated May 24, 1989 between the Partnership and Television Station Partners, a New York partnership ("TSP"). The Exchange Agreement provided for the transfer to the partnership of all of TSP's assets in exchange for all of the units of partnership interest in the Partnership, followed by the liquidation and distribution of those units to the partners of TSP. For tax and accounting purposes, the Partnership has been treated as a continuation of TSP. The Station has been operated by TSP since March 23, 1983.

    The financial statements of the Station are prepared on the accrual basis of accounting, and include only those assets, liabilities, and results of operations that relate to the business of the Station.

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    TELEVISION FILM EXHIBITION RIGHTS -- Television film exhibition rights relating to films which are currently available for telecasting are recorded at the gross cost method when purchased and amortized using the straight-line method over the greater of the license period or usage. Television film exhibition rights are classified based upon the portion of the unamortized balance expected to be broadcast within the current year.

    PROPERTY, BUILDINGS AND EQUIPMENT -- Property, buildings and equipment are stated at cost less accumulated depreciation. Depreciation is provided principally by the straight-line method over the estimated useful lives of the assets. Any gains or losses realized on disposition are reflected in operations. Maintenance and repairs, as well as minor renewals and betterments, are charged to operating expenses directly as incurred.

    INTANGIBLE ASSETS -- Intangible assets are comprised principally of Federal Communications Commission licenses and network affiliation agreements and are amortized on the straight-line basis, primarily over 40 years. Intangible assets are periodically evaluated for impairments using a measurement of fair value, calculated at the current market multiple times operating income. The current market value multiple used at December 31, 1994 was 8.5 times.

    TRADE/BARTER TRANSACTIONS -- Trade/barter transactions involve the exchange of advertising time for products and/or services and are recorded based on the fair market value of the products and/or services received. Revenue is recorded when advertising schedules air, and expense is recognized when products and/or services are used.

    INCOME TAXES -- No income tax provision has been included in the financial statements since income or loss of the Station is required to be reported by the partners of the Partnership on their respective income tax returns.

WRDW-TV
(AN OPERATING STATION OF TELEVISION STATION PARTNERS, L.P.)
NOTES TO FINANCIAL STATEMENTS (CONTINUED)
YEARS ENDED DECEMBER 31, 1993 AND 1994

3.  PROPERTY, BUILDINGS AND EQUIPMENT
    The major classes of property, buildings and equipment are as follows:

                                                                                         DECEMBER 31,
                                                                                             1994
                                                                                        ---------------
Land                                                                                           $190,000
Buildings and Tower                                                                           2,043,123
Automobiles                                                                                     153,378
Furniture and fixtures                                                                        5,994,475
Machinery and equipment                                                                       1,637,285
                                                                                        ---------------
                                                                                             10,018,261
Less accumulated depreciation                                                                 8,148,877
                                                                                        ---------------
                                                                                             $1,869,384
                                                                                        ---------------
                                                                                        ---------------

4.  ACCOUNTS PAYABLE AND ACCRUED EXPENSES
    Accounts payable and accrued expenses consist of the following:

                                                                                         DECEMBER 31,
                                                                                             1994
                                                                                        ---------------
Accounts payable                                                                                $99,042
Accrued state taxes                                                                              25,126
Accrued payroll, commissions, and bonuses                                                       133,473
Other accrued expenses                                                                          334,852
                                                                                        ---------------
                                                                                               $592,493
                                                                                        ---------------
                                                                                        ---------------

5.  OBLIGATIONS FOR TELEVISION FILM EXHIBITION RIGHTS
    Obligation for television film exhibition rights at December 31, 1994 are as follows:

YEAR ENDING DECEMBER 31                                                                       AMOUNT
- -----------------------------------------------------------------------------------------  ------------
1995                                                                                           $908,652
1996                                                                                            907,886
1997                                                                                            822,655
1998                                                                                            736,849
1999                                                                                            539,332
Thereafter                                                                                      293,448
                                                                                           ------------
                                                                                              4,208,822
Current portion                                                                                 908,652
                                                                                           ------------
Long-term obligations                                                                        $3,300,170
                                                                                           ------------
                                                                                           ------------

6.  COMMITMENTS AND CONTINGENCIES

    LITIGATION -- In March 1990, a suit was commenced in the Superior Court of California, County of Alameda, against the Partnership, GP Station Partners, and certain individuals, in connection with the July 1989 transaction in which the assets of TSP were transferred to the Partnership and the Partnership distributed to the partners a major portion of the proceeds of a $72 million borrowing. The plaintiffs in the suit sought rescission

WRDW-TV
(AN OPERATING STATION OF TELEVISION STATION PARTNERS, L.P.)
NOTES TO FINANCIAL STATEMENTS (CONTINUED)
YEARS ENDED DECEMBER 31, 1993 AND 1994

6. COMMITMENTS AND CONTINGENCIES (CONTINUED) of the asset transfer, the return by the general partner of all cash distributions made from the $72 million borrowing, damages and other relief. The suit was subsequently dismissed on the grounds that the California courts were an inconvenient forum.

    On April 8, 1992, the plaintiffs in the California suit and another plaintiff commenced an action in the United States District Court for the Southern District of New York against GP Station Partners and each of its general partners. The action, which the plaintiffs purported to bring individually and as representatives of the limited partners, sought damages and other relief. The Partnership Agreement contains exculpation and indemnification provisions relating to claims against GP Station Partners and its affiliates. In November 1992 the action was settled and discontinued following the court's denial of the plaintiff's motion for class certification. The settlement agreement provided for an exchange of general releases and for payment to the original plaintiffs of an amount equal to their share of the July 1989 distribution to partners (which the original Television Station Partners had been escrowing pending the outcome of the litigation), plus accrued interest, and those plaintiffs also agreed to waive all rights to any further distribution and to relinquish their interest in the Partnership without further consideration. No amount will be payable to the other plaintiff in the action. The agreement also provides for payment of $75,000 to the plaintiffs' counsel as partial reimbursement of legal fees and expenses incurred in prosecuting the action. As part of the settlement, the limited partners' original investment of $203,000, plus interest of approximately $63,000 was paid. As a result of the litigation, the Partnership incurred legal fees of approximately $579,000.

    The Station is subject to legal proceedings and claims which arise in the ordinary course of its business. In the opinion of management, the amount of ultimate liability with respect to these actions will not materially affect the financial statements of the Station.

    DEBT -- At December 31, 1994 the Partnership had $71,900,000 of principal indebtedness outstanding under an Amended and Restated Credit Agreement (the "Agreement"). The Agreement is secured by a first lien on substantially all the assets of the Partnership. The Agreement requires the Partnership to enter into one or more binding sales contracts for the assets of each station, satisfactory to the Banks, on or before June 30, 1995. During the latter part of 1994, the Partnership contracted the services of Media Venture Partners for the purpose of marketing the stations. In February 1995, the Partnership signed letters of intent for the sale of the assets of each station. (Note 9)

7.  TRANSACTIONS WITH RELATED PARTIES

    The Partnership pays various operating and non-operating expenses on behalf of the Station. These expenses totaled approximately $165,000 and $177,000 for the years ended December 31, 1993 and 1994, respectively. Additionally, the Station transfers excess cash to the Partnership's headquarters. Excess cash transferred was $1,909,588 and $2,240,380 for the years ended December 31, 1993 and 1994, respectively. This money is primarily used for principal and interest payments on the Partnership's debt obligations.

8.  PENSION PLAN
    Effective January 1, 1993, the defined contribution pension plan was converted to a 401(k) salaried deferral plan with a Partnership profit sharing contribution of 3 1/2 percent of the participants' salary per annum. Annual contributions aggregating approximately $40,585 and $57,314 were made to the Plan during 1993 and 1994, respectively.

WRDW-TV
(AN OPERATING STATION OF TELEVISION STATION PARTNERS, L.P.)
NOTES TO FINANCIAL STATEMENTS (CONTINUED)
YEARS ENDED DECEMBER 31, 1993 AND 1994

9.  SUBSEQUENT EVENT
    On February 10, 1995, the Partnership signed a letter of intent for the sale of the assets of WRDW-TV for approximately $34 million, plus an amount equal to the excess of the current assets over the current liabilities assumed by the buyer, as defined in the Asset Purchase Agreement, if applicable, to be paid in cash at the closing of the sale.

                       BROADCASTING AND PAGING OPERATIONS
                                       OF
                              JOHN H. PHIPPS, INC.
                             (THE PHIPPS BUSINESS)
                      CONDENSED BALANCE SHEETS (UNAUDITED)



                                                    --------------------------------
                                                       DECEMBER 31,
                                                               1995   MARCH 31, 1996
                                                    ---------------  ---------------
                                       ASSETS
Current assets:
  Cash and cash equivalents                                $620,015         $186,719
  Accounts receivable, less allowance for doubtful
   accounts of $49,000 and $52,000, respectively          5,152,778        4,611,222
  Program broadcast rights, current portion                 919,281          926,781
  Other current assets                                      347,785          265,976
                                                    ---------------  ---------------
                                                          7,039,859        5,990,698
Property and equiment, net                               10,492,583       10,155,764
Goodwill and other intangibles                            9,454,775        9,279,119
Program broadcast rights, less current portion              575,111          343,165
                                                    ---------------  ---------------
                                                         10,029,886        9,622,284
                                                    ---------------  ---------------
                                                        $27,562,328      $25,768,746
                                                    ---------------  ---------------
                                                    ---------------  ---------------

                           LIABILITIES AND OWNER'S EQUITY

Current liabilities:
  Accounts payable and accrued expenses                    $365,468          461,144
  Program broadcast obligations, current portion            921,579          804,477
  Deferred paging service income                            833,264          909,268
  Current portion of long-term debt                       1,389,931        1,431,806
  Other current liabilities                                 907,345          856,214
                                                    ---------------  ---------------
                                                          4,417,587        4,462,909
Long-term debt                                            3,419,918        2,638,623
Program broadcast obligations, less current
 portion                                                    345,140          213,906
Minority interest                                           585,768          438,299
Commitments and contingencies
Owner's equity                                           18,793,915       18,015,009
                                                    ---------------  ---------------
                                                        $27,562,328      $25,768,746
                                                    ---------------  ---------------
                                                    ---------------  ---------------



           See accompanying notes to condensed financial statements.

                       BROADCASTING AND PAGING OPERATIONS
                                       OF
                              JOHN H. PHIPPS, INC.
                             (THE PHIPPS BUSINESS)
                   CONDENSED STATEMENTS OF INCOME (UNAUDITED)


                                                    --------------------------------
                                                           THREE MONTHS ENDED
                                                               MARCH 31,
                                                               1995             1996
                                                    ---------------  ---------------
  Revenues:
    Broadcast revenues, net                              $4,442,534       $4,693,371
    Paging operations                                     1,238,394        1,338,766
    Production and other revenues                           358,809          514,437
                                                    ---------------  ---------------
                                                          6,039,737        6,546,574
                                                    ---------------  ---------------
  Expenses:
    Operating, technical and programming                  1,256,758        1,447,337
    Selling, general and administrative                   1,789,947        1,963,261
    Amortization of program broadcast rights                211,204          231,945
    Depreciation and amortization                           700,331          758,773
    Pension credit (NOTE 2)                                (112,250)        (113,000)
    Management fees                                         769,360          371,185
                                                    ---------------  ---------------
                                                          4,615,350        4,659,501
                                                    ---------------  ---------------
                                                          1,424,387        1,887,073
  Interest                                                  113,637           92,342
  Other (income) expense, net                                 4,862          (10,803)
                                                    ---------------  ---------------
  Income before minority interests                        1,305,888        1,805,534
  Minority interests                                        (58,040)         (79,767)
                                                    ---------------  ---------------
  Net income                                             $1,247,848       $1,725,767
                                                    ---------------  ---------------
                                                    ---------------  ---------------
  Supplemental pro-forma net income
    Net income, as above                                 $1,247,848       $1,725,767
    Pro-forma provision for income tax expense             (474,200)        (655,800)
                                                    ---------------  ---------------
  Pro-forma net income                                     $773,648       $1,069,967
                                                    ---------------  ---------------
                                                    ---------------  ---------------



           See accompanying notes to condensed financial statements.

                       BROADCASTING AND PAGING OPERATIONS
                                       OF
                              JOHN H. PHIPPS, INC.
                             (THE PHIPPS BUSINESS)
                 CONDENSED STATEMENTS OF CASH FLOWS (UNAUDITED)


                                                    --------------------------------
                                                           THREE MONTHS ENDED
                                                               MARCH 31,
                                                               1995             1996
                                                    ---------------  ---------------
OPERATING ACTIVITIES:
Net income                                               $1,247,848       $1,725,767
Adjustments to reconcile net income to net cash
 provided by operating activities:
  Depreciation and amortization                             700,331          758,773
  Gain (loss) on disposition of fixed assets                (18,192)          53,081
  Amortization of program broadcast rights                  211,204          231,945
  Payments of program broadcast rights obligations         (229,024)        (248,336)
  Minority interests                                         58,040           79,767
Changes in operating assets and liabilities:
  Accounts receivable                                       386,008          541,556
  Other current assets                                     (168,767)          74,309
  Accounts payable and accrued expenses                       8,780           95,676
  Other current liabilities                                (165,597)         (51,131)
  Deferred paging income                                     63,539           76,004
                                                    ---------------  ---------------
Net cash provided by operating activities                 2,094,170        3,337,411
Investing activities:
  Purchases of property and equipment                    (1,239,028)        (710,169)
  Proceeds from disposition of property and
   equipment                                                274,279          415,165
                                                    ---------------  ---------------
  Net cash used in investing activities                    (964,749)        (295,004)
                                                    ---------------  ---------------
Financing activities:
  Indebtedness:
    Borrowings                                              931,440           66,576
    Repayments                                           (1,265,694)        (805,996)
  Distributions to minority interests                      (114,894)        (227,236)
  Other                                                      (1,235)          (4,375)
  Payments to J.H. Phipps, Inc., net                       (641,971)      (2,504,672)
                                                    ---------------  ---------------
Net cash used in financing activities                    (1,092,354)      (3,475,703)
                                                    ---------------  ---------------
Increase (decrease) in cash and cash equivalents             37,067         (433,296)
  Cash and cash equivalents at beginning of period           95,210          620,015
                                                    ---------------  ---------------
  Cash and cash equivalents at end of period               $132,277         $186,719
                                                    ---------------  ---------------
                                                    ---------------  ---------------



           See accompanying notes to condensed financial statements.

           BROADCASTING AND PAGING OPERATIONS OF JOHN H. PHIPPS, INC.
                             (THE PHIPPS BUSINESS)
              NOTES TO CONDENSED FINANCIAL STATEMENTS (UNAUDITED)


NOTE 1 -- BASIS OF PRESENTATION

    The accompanying unaudited condensed consolidated financial statements of the Broadcasting and Paging Operations of John H. Phipps, Inc. (the "Phipps Business") have been prepared in accordance with generally accepted accounting principles for interim financial information and with the instructions to Form 10-Q and Article 10 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. Operating results for the three month period ended March 31, 1996, are not necessarily indicative of the results that may be expected for the year ending December 31, 1996. For further information, refer to the annual financial statements and footnotes thereto of the Phipps Business included herein.


NOTE 2 -- EMPLOYEE BENEFIT PLANS

Management of J.H. Phipps, Inc. has elected to terminate the defined benefit pension plan effective March 31, 1996 subject to obtaining approval from the appropriate regulatory agencies.

NOTE 3 -- SALE OF PHIPPS BUSINESS


Pursuant to an agreement dated December 15, 1995 as amended March 15, 1996, Gray Communications Systems, Inc. ("Gray") agreed to purchase substantially all of the assets and assume certain liabilities and commitments of certain operations owned by J.H. Phipps, Inc. ("Phipps"). The operations include (i) two CBS affiliates-a VHF television station (WCTV-TV located in Tallahassee, Florida), and 74.5% interest in a UHF television station (WKXT-TV located in Knoxville, Tennessee), (the "Broadcast Operations"); and (ii) a portable communications and paging service business (the "Paging Operations"), with operations in three southeastern states (collectively referred to as the "Broadcasting and Paging Operations"). The purchase is subject to regulatory approval.


At March 31, 1996, a Phipps subsidiary held the 74.5% interest in the partnership that owns WKXT-TV (the "Knoxville Partnership"). The Knoxville Partnership's remaining 25.5% interest is owned by four limited partners and their ownership is shown as "minority interests" in the accompanying financial statements. Gray, in separate agreements, has also agreed to purchase the limited partners' interests.


Phipps also owns and operates other businesses which are not being purchased by Gray. The condensed financial statements are intended to present the Broadcasting and Paging Operations which are to be acquired by Gray pursuant to the letter of intent described above and do not include the other operations of Phipps.



The condensed financial statements are derived from the historical books and records of Phipps and do not give effect to any purchase accounting adjustments which Gray may record as a result of its acquisition. Certain current liabilities and long-term debt on the accompanying balance sheets will not be assumed by Gray. Such liabilities will be retained by Phipps or retired at the closing date of the acquisition by Gray.

                         REPORT OF INDEPENDENT AUDITORS

The Board of Directors
John H. Phipps, Inc.

We have audited the accompanying balance sheets of the Broadcasting and Paging Operations of John H. Phipps, Inc. (see Note 1) as of December 31, 1994 and 1995 and the related statements of operations and cash flows for each of the three years in the period ended December 31, 1995. These financial statements are the responsibility of the management of John H. Phipps, Inc. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Broadcasting and Paging Operations of John H. Phipps, Inc. at December 31, 1994 and 1995 and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1995 in conformity with generally accepted accounting principles.

                                          ERNST & YOUNG LLP

Atlanta,Georgia
February 19, 1996

                       BROADCASTING AND PAGING OPERATIONS
                                       OF
                              JOHN H. PHIPPS, INC.
                             (THE PHIPPS BUSINESS)
                                 BALANCE SHEETS

                                                    --------------------------------
                                                              DECEMBER 31,
                                                               1994             1995
                                                    ---------------  ---------------
                                       ASSETS
Current assets:
  Cash and cash equivalents                                 $95,210         $620,015
  Accounts receivable, less allowance of $49,000
   for each year                                          4,474,754        5,152,778
  Program broadcast rights, current portion                 521,921          919,281
  Other current assets                                      329,343          347,785
                                                    ---------------  ---------------
      Total current assets                                5,421,228        7,039,859
Program broadcast rights, excluding current
 portion                                                    579,561          575,111
Property and equipment, net (NOTE 3)                     10,720,196       10,492,583
Goodwill and other intangibles (NOTE 3)                   8,576,721        9,454,775
                                                    ---------------  ---------------
      Total assets                                      $25,297,706      $27,562,328
                                                    ---------------  ---------------
                                                    ---------------  ---------------

                           LIABILITIES AND OWNER'S EQUITY

Current liabilities:
  Accounts payable and accrued expenses                    $467,300         $365,468
  Program broadcast obligations, current portion            722,676          921,579
  Deferred paging service income                            579,109          833,264
  Current portion of long-term debt (NOTE 4)              1,206,483        1,389,931
  Other current liabilities                               1,025,042          907,345
                                                    ---------------  ---------------
    Total current liabilities                             4,000,610        4,417,587
Long-term debt, less current portion (NOTE 4)             4,858,433        3,419,918
Program broadcast obligations, less current
 portion                                                    245,421          345,140
Commitment and contingencies (NOTES 9 AND 10)
Minority interests                                          728,293          585,768
Owner's equity                                           15,464,949       18,793,915
                                                    ---------------  ---------------
      Total liabilities and owner's equity              $25,297,706      $27,562,328
                                                    ---------------  ---------------
                                                    ---------------  ---------------

                            See accompanying notes.

                       BROADCASTING AND PAGING OPERATIONS
                                       OF
                              JOHN H. PHIPPS, INC.
                             (THE PHIPPS BUSINESS)
                              STATEMENTS OF INCOME

                                                    -------------------------------------------------
                                                                 YEAR ENDED DECEMBER 31,
                                                               1993             1994             1995
                                                    ---------------  ---------------  ---------------
  Revenues:
    Broadcast revenues, net (NOTE 3)                    $17,963,667      $20,209,523      $20,768,121
    Paging operations                                     3,787,946        4,276,640        4,897,522
    Production and other revenues                         1,496,417        1,314,779        1,655,940
                                                    ---------------  ---------------  ---------------
                                                         23,248,030       25,800,942       27,321,583
                                                    ---------------  ---------------  ---------------
  Expenses:
    Operating, technical and programming                  5,221,729        5,306,801        5,449,435
    Selling, general and administrative                   6,919,769        7,056,510        7,693,715
    Amortization of program broadcast rights              1,552,438        1,021,395          844,815
    Depreciation and amortization                         2,835,966        2,672,209        3,120,442
    Pension credit (NOTE 5)                                (431,000)        (409,000)        (449,000)
    Management fees (NOTE 7)                              2,462,195        2,485,423        3,280,354
                                                    ---------------  ---------------  ---------------
                                                         18,561,097       18,133,338       19,939,761
                                                    ---------------  ---------------  ---------------
                                                          4,686,933        7,667,604        7,381,822
  Interest                                                  631,333          479,852          498,714
  Other (income) expense, net                               (15,765)        (666,657)         (12,526)
                                                    ---------------  ---------------  ---------------
  Income before minority interests                        4,071,365        7,854,409        6,895,634
  Minority interests                                       (140,586)        (635,302)        (547,045)
                                                    ---------------  ---------------  ---------------
  Net income                                             $3,930,779       $7,219,107       $6,348,589
                                                    ---------------  ---------------  ---------------
                                                    ---------------  ---------------  ---------------
  Supplemental unaudited pro-forma information
   (NOTE 6):
    Net income, as above                                 $3,930,779       $7,219,107       $6,348,589
    Pro-forma provision for income tax expense           (1,500,300)      (2,743,300)      (2,412,500)
                                                    ---------------  ---------------  ---------------
  Pro-forma net income                                   $2,430,479       $4,475,807       $3,936,089
                                                    ---------------  ---------------  ---------------
                                                    ---------------  ---------------  ---------------

                            See accompanying notes.

                       BROADCASTING AND PAGING OPERATIONS
                                       OF
                              JOHN H. PHIPPS, INC.
                             (THE PHIPPS BUSINESS)
                            STATEMENTS OF CASH FLOWS

                                                    -------------------------------------------------
                                                                 YEAR ENDED DECEMBER 31,
                                                               1993             1994             1995
                                                    ---------------  ---------------  ---------------
OPERATING ACTIVITIES:
Net income                                               $3,930,779       $7,219,107       $6,348,589
Adjustments to reconcile net income to net cash
 provided by operating activities:
  Depreciation and amortization                           2,835,966        2,672,209        3,120,442
  Gain on disposition of fixed assets                       (13,408)        (665,047)          (9,023)
  Amortization of program broadcast rights                1,552,438        1,021,395          844,815
  Payments of program broadcast rights obligations       (1,072,008)        (863,344)        (931,004)
  Minority interests                                        140,586          635,302          547,045
Changes in operating assets and liabilities:
  Accounts receivable                                        40,092         (396,373)        (678,024)
  Other current assets                                      (12,091)         (90,846)         (18,442)
  Accounts payable and accrued expenses                    (292,863)        (206,137)        (101,832)
  Other current liabilities                                 219,336          277,681         (117,697)
  Deferred paging income                                     68,136          204,356          254,155
                                                    ---------------  ---------------  ---------------
  Net cash provided by operating activities               7,396,963        9,808,303        9,259,024
                                                    ---------------  ---------------  ---------------
INVESTING ACTIVITIES:
  Purchases of minority interests                               -0-         (818,000)      (1,780,794)
  Purchases of property and equipment                    (3,537,592)      (3,353,068)      (3,187,596)
  Proceeds from disposition of property and
   equipment                                                584,187        1,665,504        1,140,520
                                                    ---------------  ---------------  ---------------
  Net cash used in investing activities                  (2,953,405)      (2,505,564)      (3,827,870)
                                                    ---------------  ---------------  ---------------
FINANCING ACTIVITIES:
Indebtedness:
  Borrowings                                              6,266,780        5,761,977        3,422,586
  Repayments                                             (7,421,873)      (6,239,305)      (4,677,653)
  Distributions to minority interests                      (495,150)        (539,596)        (505,532)
  Other                                                     134,536         (156,475)        (126,128)
  Payments to J.H. Phipps, Inc., net                     (2,901,945)      (6,060,036)      (3,019,622)
                                                    ---------------  ---------------  ---------------
  Net cash used in financing activities                  (4,417,652)      (7,233,435)      (4,906,349)
                                                    ---------------  ---------------  ---------------
  Increase in cash and cash equivalents                      25,906           69,304          524,805
  Cash and cash equivalents at beginning of year                -0-           25,906           95,210
                                                    ---------------  ---------------  ---------------
  Cash and cash equivalents at end of year                  $25,906          $95,210         $620,015
                                                    ---------------  ---------------  ---------------
                                                    ---------------  ---------------  ---------------

                            See accompanying notes.

           BROADCASTING AND PAGING OPERATIONS OF JOHN H. PHIPPS, INC.
                             (THE PHIPPS BUSINESS)
                         NOTES TO FINANCIAL STATEMENTS
                               DECEMBER 31, 1995

1.  BASIS OF PRESENTATION
Pursuant to a letter of intent dated December 15, 1995, Gray Communications Systems, Inc. ("Gray") agreed to purchase substantially all of the assets and assume certain liabilities and commitments of certain operations owned by J.H. Phipps, Inc. ("Phipps"). The operations include (i) two CBS affiliates-a VHF television station (WCTV-TV located in Tallahassee, Florida), and 74.5% interest in a VHF television station (WKXT-TV located in Knoxville, Tennessee), (the "Broadcast Operations"); and (ii) a portable communications and paging service business (the "Paging Operations"), with operations in three southeastern states (collectively referred to as the "Broadcasting and Paging Operations"). The purchase is subject to regulatory approval.

At December 31, 1995, a Phipps subsidiary held the 74.5% interest in the partnership that owns WKXT-TV (the "Knoxville Partnership"). The Knoxville Partnership's remaining 25.5% interest is owned by four limited partners and their ownership is shown as "minority interests" in the accompanying financial statements. Gray, in separate agreements, has also agreed to purchase the limited partners' interests. Phipps' ownership of the Knoxville Partnership has increased, from 65.8% during 1993 to the 74.5% ownership interest at December 31, 1995, through purchases of certain minority interests for approximately $818,000 in 1994 and approximately $1.78 million in 1995. Goodwill recorded related to these acquisitions of minority interests was approximately $200,000 and $1.78 million in 1994 and 1995, respectively.

Phipps also owns and operates other businesses which are not being purchased by Gray. The accompanying financial statements are intended to present the Broadcasting and Paging Operations which are to be acquired by Gray pursuant to the letter of intent described above and do not include the other operations of Phipps.

The accompanying financial statements are derived from the historical books and records of Phipps and do not give effect to any purchase accounting adjustments which Gray may record as a result of its acquisition. Certain current liabilities and long-term debt on the accompanying balance sheets will not be assumed by Gray. Such liabilities will be retained by Phipps or retired at the closing date of the acquisition by Gray.

2.  ACCOUNTING POLICIES

USE OF ESTIMATES

The preparation of the financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amount reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

REVENUE RECOGNITION

Broadcasting revenues are recognized as the related advertising broadcast services are rendered. Agency commissions are deducted from gross revenue, reflecting the net amount due for broadcast services. Revenues from paging and communications services are recognized over the applicable service period. Revenues from mobile broadcasting contracts are recognized as services are provided.

CONCENTRATION OF CREDIT RISK

The Broadcast Operations provide advertising air time to national, regional and local advertisers within the geographic areas in which the Broadcast Operations operate. Credit is extended based on an evaluation of the customer's financial condition, and generally advance payment is not required. The Paging Operations provide services to individuals and corporate customers in three southeastern states. Such services are generally billed in advance. Credit losses for the Broadcasting and Paging Operations are provided for in the financial statements and consistently have been within management's expectations.

           BROADCASTING AND PAGING OPERATIONS OF JOHN H. PHIPPS, INC.
                             (THE PHIPPS BUSINESS)
                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

2.  ACCOUNTING POLICIES (CONTINUED)
BARTER ARRANGEMENTS

The Broadcasting and Paging Operations, in the ordinary course of business, provide services and advertising air time to certain customers in exchange for products or services. In addition, the Broadcasting Operations provide air time to certain program syndicators in exchange for program licenses or reductions in program license fees. Barter transactions are recorded on the basis of the estimated fair market value of the products or services received. Revenue is recognized as the related advertising is broadcast and expenses are recognized when the merchandise or services are received or utilized.

CASH AND CASH EQUIVALENTS

Cash and cash equivalents include cash on deposit with banks. Deposits with banks are generally insured in limited amounts. All liquid investments with an original maturity of three months or less when purchased are considered to be cash equivalents.

PROGRAM BROADCAST RIGHTS

Rights to programs available for broadcast are initially recorded at the amounts of total license fees payable under the license agreements and are charged to operating expense on the basis of total programs available for use on the straight-line method. The portion of the unamortized balance expected to be charged to operating expense in the succeeding year is classified as a current asset, with the remainder classified as a noncurrent asset. The liability for program broadcast rights is classified as current or long-term, in accordance with the payment terms of the various licenses. The liability is not discounted for imputation of interest.

PROPERTY AND EQUIPMENT

Property and equipment are stated at cost, less accumulated depreciation. Depreciation is computed by the straight-line method over the estimated useful life of the assets for financial reporting purposes and by accelerated methods for income tax purposes.

INTANGIBLE ASSETS

Intangible assets are stated at cost and are amortized using the straight-line method. Goodwill is amortized over 15 to 40 years. Intangible assets other than goodwill, which include broadcasting licenses, network affiliation agreements, and other intangibles carried at an allocated cost based on appraisals are amortized over 15 years. Loan acquisition fees are amortized over the life of the specific agreement.

In the event that facts and circumstances indicate that the goodwill or other intangibles may be impaired, an evaluation of continuing value would be performed. If an evaluation is required, the estimated future undiscounted cash flows associated with this asset would be compared to its carrying amount to determine if a write down to fair market value or discounted cash flow value is required.

INTEREST SWAP

The Knoxville Partnership had an interest rate swap agreement to modify the interest characteristics of a portion of its outstanding debt (see Note 4. INDEBTEDNESS). The agreement, which expired during 1995, involved the exchange of amounts based on a fixed interest rate for amounts based on variable interest rates over the life of the agreement without an exchange of the notional amount upon which the payments are based. The differential to be paid or received as interest rates changed was accrued and recognized as an adjustment of interest expense related to the debt (the accrual accounting method). Interest expense (income) adjustments resulting from the interest rate swap were $44,385 in 1993, $(986) in 1994 and $(2,805) in 1995.

STOCK BASED COMPENSATION

Phipps accounted for its stock Appreciation Rights Plan (see Note 7. PHIPPS' CORPORATE ALLOCATIONS) in accordance with APB Opinion No 25, Accounting for Stock Issued to Employees and related interpretations.

           BROADCASTING AND PAGING OPERATIONS OF JOHN H. PHIPPS, INC.
                             (THE PHIPPS BUSINESS)
                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

2.  ACCOUNTING POLICIES (CONTINUED)
INCOME TAXES

Phipps and its subsidiaries file a consolidated federal income tax return and separate state tax returns. The operating results of the Knoxville Partnership are included in the income tax returns of Phipps based on their percentage ownership. All states where the Broadcast and Paging Operations are located have taxes based on income. Income tax expense for the Broadcasting and Paging Operations are not presented in the accompanying financial statements as such amounts are computed and paid by Phipps. Pro-forma federal and state income taxes for the Broadcast and Paging Operations are calculated on a pro-forma, separate return basis (see Note 6. PRO-FORMA INCOME TAXES).

FAIR VALUES OF FINANCIAL INSTRUMENTS

Phipps has adopted FASB Statement No. 107, "Disclosure about Fair Value of Financial Instruments", which requires disclosure of fair value, to the extent practical, of certain of Phipps' financial instruments. The fair value amounts do not necessarily represent the amount that could be realized in a sale or settlement. Phipps' financial instruments are comprised principally of an interest rate swap and long-term debt.

The estimated fair value of long-term bank debt at December 31, 1995 approximates book value since, in management's opinion, such obligations are subject to fluctuating market rates of interest and can be settled at their face amounts. The Company does not anticipate settlement of long-term debt at other than book value and currently intends to hold such financial instruments through maturity.

The fair value of other financial instruments classified as current assets or liabilities approximate their carrying values due to the short-term maturities of these instruments.

IMPACT OF RECENTLY ISSUED ACCOUNTING STANDARDS

In March 1995, the FASB issued Statement No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of" ("Statement 121"), which requires impairment losses to be recorded on long-lived assets used in operations when indicators of impairments are present and the undiscounted cash flows estimated to be generated by those assets are less than the asset's carrying amount. Statement 121 also addresses the accounting for long-lived assets that are expected to be disposed of. Phipps does not believe that the adoption of Statement 121 will have a material impact on Phipps' financial position.

3.  SUPPLEMENTAL FINANCIAL STATEMENT INFORMATION
Major classifications of property and equipment and their estimated useful lives are summarized as follows (in 000's):

                                                    -------------------------------------------------
                                                          ESTIMATED
                                                       USEFUL LIVES            DECEMBER 31,
CLASSIFICATION                                              (YEARS)             1994             1995
- --------------------------------------------------  ---------------  ---------------  ---------------
Land                                                                            $593             $593
Buildings and improvements                                       40            2,630            3,104
Broadcasting equipment and furniture                           5-20           15,440           14,567
Communications and paging equipment                             5-7            4,561            4,739
                                                                     ---------------  ---------------
                                                                              23,224           23,003
Less accumulated depreciation                                                (12,504)         (12,510)
                                                                     ---------------  ---------------
                                                                             $10,720          $10,493
                                                                     ---------------  ---------------
                                                                     ---------------  ---------------

           BROADCASTING AND PAGING OPERATIONS OF JOHN H. PHIPPS, INC.
                             (THE PHIPPS BUSINESS)
                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

3.  SUPPLEMENTAL FINANCIAL STATEMENT INFORMATION (CONTINUED)
The composition of intangible assets was as follows (in 000's):

                                                    --------------------------------
                                                              DECEMBER 31,
                                                               1994             1995
                                                    ---------------  ---------------
Goodwill                                                     $3,050           $4,663
Broadcast licenses and network affiliation
 agreements                                                   6,162            6,162
Other                                                           812              812
Accumulated amortization                                     (1,447)          (2,182)
                                                    ---------------  ---------------
                                                             $8,577           $9,455
                                                    ---------------  ---------------
                                                    ---------------  ---------------

The composition of other current liabilities is as follows (in 000's):

                                                    --------------------------------
                                                              DECEMBER 31,
                                                               1994             1995
                                                    ---------------  ---------------
Customer deposits                                               $63              $85
Accrued bonuses                                                 163              265
Other compensation related accruals                             404              439
Other                                                           395              118
                                                    ---------------  ---------------
                                                             $1,025             $907
                                                    ---------------  ---------------
                                                    ---------------  ---------------

The Broadcast Operations' revenues are presented net of agency commissions as follows (in 000's):

                                                    -------------------------------------------------
                                                                 YEAR ENDED DECEMBER 31,
                                                               1993             1994             1995
                                                    ---------------  ---------------  ---------------
Broadcast revenues, gross                                   $20,523          $23,131          $23,767
Agency commissions                                           (2,559)          (2,921)          (2,999)
                                                    ---------------  ---------------  ---------------
Broadcast revenues, net                                     $17,964          $20,210          $20,768
                                                    ---------------  ---------------  ---------------
                                                    ---------------  ---------------  ---------------

Components of "Other (income) expense, net" are as follows (in 000's):

                                                    -------------------------------------------------
                                                                 YEAR ENDED DECEMBER 31,
                                                               1993             1994             1995
                                                    ---------------  ---------------  ---------------
Interest income                                                 $(2)             $(2)             $(4)
Gain on sale of assets                                          (14)            (665)              (9)
                                                    ---------------  ---------------  ---------------
                                                               $(16)           $(667)            $(13)
                                                    ---------------  ---------------  ---------------
                                                    ---------------  ---------------  ---------------

           BROADCASTING AND PAGING OPERATIONS OF JOHN H. PHIPPS, INC.
                             (THE PHIPPS BUSINESS)
                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

4.  INDEBTEDNESS
A summary of indebtedness is as follows (in 000's):

                                                    --------------------------------
                                                              DECEMBER 31,
                                                               1994             1995
                                                    ---------------  ---------------
Bank Credit Agreement:
  Revolving credit loan                                        $302             $498
  Term loan                                                   4,500            3,202
Partnership Note Payable                                        744              725
PortaPhone Acquisition Debt                                     518              385
                                                    ---------------  ---------------
                                                              6,064            4,810
Less current portion                                         (1,206)          (1,390)
                                                    ---------------  ---------------
                                                             $4,858           $3,420
                                                    ---------------  ---------------
                                                    ---------------  ---------------

BANK CREDIT AGREEMENT

The Knoxville Partnership has a bank credit agreement (the "Bank Credit Agreement") which provides a term loan and a revolving credit facility. The loan has provisions which, among other things, requires that the loan be redeemed in the event of a change in control.

Under the terms of the Bank Credit Agreement, the Knoxville Partnership may, at its option, have a Base Rate Advance or LIBOR (London Interbank Official Rate) Advance, as specified by the bank in the notice of borrowing. Base Rate Advances and LIBOR Advances may be outstanding at the same time with Base Rate Advances bearing interest at the bank's index rate (8.5% at December 31, 1995), plus .25% or .50% as applicable based on the Partnership's leverage ratio. LIBOR Advances bear interest at the LIBOR (5.88% at December 31, 1995), plus 1.25% or 1.5% as applicable based on the Knoxville Partnership's leverage ratio. Base Rate Advances and LIBOR Advances totaled $0 and $3.7 million, respectively, at December 31, 1995.

The Bank Credit Agreement contains numerous financial covenants and other affirmative covenants with regard to payment of distributions to partners, operating and capitalized leases, and acquisition of property. The advances are guaranteed by Phipps and collateralized by substantially all the Knoxville Partnership's assets. In connection with the Phipps guarantee, Phipps charged the Knoxville Partnership guaranty fees, classified as interest expense in the accompanying financial statements, of approximately $55,000 in 1993, $54,000 in 1994 and $42,000 in 1995.

PARTNERSHIP NOTE PAYABLE

On September 30, 1994, Phipps acquired approximately 4.2% additional ownership interest in the Knoxville Partnership from a limited partner. The total amount to be paid to the former limited partner by the remaining partners is $2 million and is payable over 20 years at $100,000 a year. The payment of this amount is guaranteed by the Knoxville Partnership. The first payment of $100,000 was made at the time the assignment was executed. Subsequent payments are due annually at September 30. The present value of the total purchase price at September 30, 1994 was $1,098,841 based on an interest factor of 7.46% compounded annually. Phipps Tennessee has recorded a liability of approximately $725,000 at December 31, 1995 for its portion of the outstanding balance.

PORTAPHONE ACQUISITION DEBT

In connection with a 1988 asset acquisition, PortaPhone is required to pay the seller a consulting fee of $15,000 monthly for ten years. The liability for the monthly payments required under the agreement are recorded at a discounted present value in the accompanying financial statements.

           BROADCASTING AND PAGING OPERATIONS OF JOHN H. PHIPPS, INC.
                             (THE PHIPPS BUSINESS)
                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

4.  INDEBTEDNESS (CONTINUED)
Future scheduled reductions of principal for indebtedness are as follows (in 000's):

Year Ended December 31
  1996                                              $         1,390
  1997                                                        1,155
  1998                                                        1,557
  1999                                                           81
  2000 and thereafter                                           627
                                                             ------
                                                    $         4,810
                                                             ------
                                                             ------

Cash payments of net interest expense were approximately $339,000 in 1993, $449,000 in 1994 and $564,000 in 1995.

5.  EMPLOYEE BENEFIT PLANS

DEFINED BENEFIT PENSION PLAN

Phipps has a defined benefit pension plan that covers substantially all its full-time employees. Benefits are based on years of service and each employee's compensation during the last ten years of employment (average final pay) up to a maximum of 50% of average final pay.

Benefits become vested upon completion of five years of service. No vesting occurs until the employee has completed five years of service. Phipps' funding policy is to make the maximum contribution allowable by applicable regulations.

Total pension credit for the Broadcasting and Paging Operations was ($431,000), ($409,000) and ($449,000) for 1993, 1994 and 1995, respectively.

The following summarizes information for all Phipps operations including the plan's funded status as of the plan's September 30 year end and assumptions used to develop the net periodic pension expense credit (in 000's).


                                                    -------------------------------
                                                             DECEMBER 31,
                                                         1993       1994       1995
                                                    ---------  ---------  ---------
Actuarial present value of accumulated benefit
 obligation is as follows:
  Vested                                               $3,691     $3,451     $4,348
  Other                                                   382        284        358
                                                    ---------  ---------  ---------
                                                       $4,073     $3,735     $4,706
                                                    ---------  ---------  ---------
                                                    ---------  ---------  ---------
Plan assets at fair value, primarily common stocks
 and bonds                                             $9,582     $9,367    $10,206
Projected benefit obligation                           (4,993)    (4,419)    (5,568)
                                                    ---------  ---------  ---------
Plan assets in excess of projected benefit
 obligation                                             4,589      4,948      4,638
Unrecognized net loss                                     804        688      1,288
Unrecognized net asset                                 (3,394)    (3,149)    (2,904)
                                                    ---------  ---------  ---------
Pension asset                                          $1,999     $2,487     $3,022
                                                    ---------  ---------  ---------
                                                    ---------  ---------  ---------

           BROADCASTING AND PAGING OPERATIONS OF JOHN H. PHIPPS, INC.
                             (THE PHIPPS BUSINESS)
                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

5.  EMPLOYEE BENEFIT PLANS (CONTINUED)
The net pension credit included in the accompanying financial statements is calculated as follows (in 000's):

                                                    -------------------------------
                                                        YEAR ENDED DECEMBER 31,
                                                         1993       1994       1995
                                                    ---------  ---------  ---------
Service costs-benefits earned during the year            $168       $207       $144
Interest cost on projected benefit obligation             280        306        303
Actual return on plan assets                             (670)      (713)      (687)
Net amortization and deferral                            (209)      (209)      (209)
                                                    ---------  ---------  ---------
Net pension credit                                      $(431)     $(409)     $(449)
                                                    ---------  ---------  ---------
                                                    ---------  ---------  ---------

The assumptions used to develop the plan's funded status and expenses were as follows:

Assumptions:
  Discount rate                                           7.5%       8.5%       7.5%
  Expected long-term rate of return on assets             9.0%       9.0%       9.0%
  Estimated rate of increase in compensation
   levels                                                 4.5%       4.5%       4.5%

401(K) PLAN

The Company also sponsors two 401(k) plans which provide for discretionary employer contributions equal to 25% of the first 4% of an employee's contribution. Contributions by Phipps to the plans are not material.

MANAGEMENT INCENTIVE BONUS PLAN

Phipps maintains an incentive bonus plan in which managers participate in the performance of the division of Phipps which they manage. Eligible employees are selected by the Board of Directors, and the bonus formula is established and reviewed annually by the Board of Directors and key members of management. Bonuses are calculated in the year following the year earned, at which time one-half of the calculated bonus is paid as compensation. The remaining portion is deferred and earned by the employee over five years based on a vesting schedule adopted by the Board. Employees become eligible to receive payment of deferred amounts upon full vesting. Deferred amounts are recognized as an expense in the year earned. Expenses under this plan were approximately $128,000 in 1993, $170,000 in 1994 and $233,000 in 1995.

Cumulative amounts vested for the Broadcasting and Paging Operations since the inception of the plan in 1990, total approximately $303,000 at December 31, 1995 and are included as a current liability in the accompanying financial statements.

6.  PRO-FORMA INCOME TAXES
Pro-forma income tax expense differed from the amounts computed by applying the statutory federal income tax rate of 34% as a result of the following (in 000's):

                                                       -------------------------------
                                                           YEAR ENDED DECEMBER 31,
                                                            1993       1994       1995
                                                       ---------  ---------  ---------
Computed "expected" tax rate                           $   1,342  $   2,454  $   2,159
Increase resulting from:
  State income taxes                                         158        289        253
                                                       ---------  ---------  ---------
                                                       $   1,500  $   2,743  $   2,412
                                                       ---------  ---------  ---------
                                                       ---------  ---------  ---------

           BROADCASTING AND PAGING OPERATIONS OF JOHN H. PHIPPS, INC.
                             (THE PHIPPS BUSINESS)
                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

7.  PHIPPS' CORPORATE ALLOCATIONS
Interest expense incurred by Phipps is allocated to the Broadcasting and Paging Operations based on specific borrowings. Such allocated interest expense totaled approximately $134,700 in 1993, $44,000 in 1994 and $64,500 in 1995. Pension
expense (credit) is allocated based on an actuarial calculation (see Note 5. EMPLOYEE BENEFITS PLANS)

The corporate operations and employees of Phipps provide certain services to the Broadcasting and Paging Operations including executive management, cash management, accounting, tax and other corporate services which are allocated to the operating units of Phipps. Corporate expenses of Phipps, including corporate officers salaries and related employee benefits (see Stock Appreciation Rights and Performance Incentive Agreement below), travel costs, and related support staff and operations, are allocated to the operating units of Phipps. The Broadcasting and Paging Operations were charged $2,462,195, $2,485,423, and $3,280,354 for these services during 1993, 1994 and 1995, respectively. In the opinion of Phipps management, these charges have been made on a basis which is reasonable, however, they are not necessarily indicative of the level of expenses which might have been incurred by the Broadcasting and Paging Operations on a stand-alone basis.

Phipps maintains a Stock Appreciation Rights Plan and Performance Incentive Agreement for certain key corporate officers identified by the Board of Directors. The expenses incurred for these plans are allocated to the Broadcasting and Paging Operations as part of the management fee allocation for Phipps' corporate expenses as discussed above. All amounts due under these plans were paid in December 1995. Compensation expense recorded for these plans in 1993, 1994 and 1995 was approximately $2,828,000, $2,458,000 and $2,861,000, respectively.

8.  SUMMARY ACTIVITY IN OWNER'S EQUITY
Phipps provides centralized cash management for the Broadcasting and Paging Operations. Substantially all cash receipts are remitted to Phipps and substantially all disbursements are made by Phipps. There are no terms of settlement for interest charges on these intercompany accounts. The amounts due to/from Phipps are included as a part of owner's equity as the Broadcasting and Paging operations are not required to settle these amounts on a current basis.

An analysis of the net transactions in the owner's equity accounts for each of the three years in the period ended December 31 is as follows (in 000's):

                                                    -------------------------------------------------
                                                               1993             1994             1995
                                                    ---------------  ---------------  ---------------
Balance of the beginning of year                            $13,276          $14,306          $15,465
  Payments to Phipps                                         (5,067)          (8,181)          (7,696)
  Phipps' purchase of minority interests                        -0-              -0-            1,781
  Phipps allocations                                          2,166            2,121            2,895
  Net earnings                                                3,931            7,219            6,349
                                                    ---------------  ---------------  ---------------
Balance at the end of year                                  $14,306          $15,465          $18,794
                                                    ---------------  ---------------  ---------------
                                                    ---------------  ---------------  ---------------

9.  LITIGATION
At December 31, 1995, the Broadcast and Paging Operations are involved in various lawsuits arising in the normal course of their business. However, management believes that any potential losses that may occur from such lawsuits would be covered by insurance and the final outcome of these lawsuits will not have a material effect to the accompanying combined financial statements.

           BROADCASTING AND PAGING OPERATIONS OF JOHN H. PHIPPS, INC.
                             (THE PHIPPS BUSINESS)
                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

10. COMMITMENTS AND CONTINGENCIES
Program rights payable for films and syndicated series, which are noninterest bearing, are due as follows at December 31, 1995 (in 000's):

1996                                                     $922
1997                                                      171
1998 and later                                            174
                                                    ---------
                                                       $1,267
                                                    ---------
                                                    ---------

Payments related to commitments for films and syndicated series, rights which are not yet available for broadcast at December 31, 1995 are due as follows (in 000's):

1996                                                    $106
1997                                                     631
1998                                                     515
1999                                                     440
2000                                                     283
                                                  ----------
                                                      $1,975
                                                  ----------
                                                  ----------

The Paging Operations lease office space, office equipment and paging network towers. The Broadcasting Operations lease land and broadcast towers. The operating leases with unaffiliated entities have various renewal options. Certain of the towers used in the Paging Operations are leased from Phipps. Written contracts do not exist for such leases but management has established that the leases are for five years and are renewable at the end of five years. Rental expense for operating leases was as follows (in 000's):

                                          ----------------------------------
                                                           OTHER
                                              PHIPPS     LESSORS       TOTAL
                                          ----------  ----------  ----------
Year Ended December 31
  1993                                           $58        $384        $442
  1994                                            64         316         380
  1995                                            83         385         468

The minimum aggregate rentals under noncancelable operating leases are payable the lessors as follows (in 000's):

                                          ----------------------------------
                                                           OTHER
                                              PHIPPS     LESSORS       TOTAL
                                          ----------  ----------  ----------
Year Ended December 31
  1996                                          $118        $329        $447
  1997                                           122         240         362
  1998                                           125         190         315
  1999                                           129          61         190
  2000 and thereafter                            133          59         192
                                          ----------  ----------  ----------
                                                $627        $879      $1,506
                                          ----------  ----------  ----------
                                          ----------  ----------  ----------

           BROADCASTING AND PAGING OPERATIONS OF JOHN H. PHIPPS, INC.
                             (THE PHIPPS BUSINESS)
                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

11. INFORMATION ON BUSINESS SEGMENTS (IN 000'S):


                                          ----------------------------------
                                               YEAR ENDED DECEMBER 31,
                                                1993        1994        1995
                                          ----------  ----------  ----------
REVENUES
  Broadcasting Operations                    $19,460     $21,524     $22,424
  Paging Operations                            3,788       4,277       4,898
                                          ----------  ----------  ----------
Total revenues                               $23,248     $25,801     $27,322
                                          ----------  ----------  ----------
                                          ----------  ----------  ----------
OPERATING PROFIT:
  Broadcasting Operations                     $4,631      $7,287      $7,040
  Paging Operations                               56         381         342
                                          ----------  ----------  ----------
Total operating profit                        $4,687      $7,668      $7,382
                                          ----------  ----------  ----------
                                          ----------  ----------  ----------
DEPRECIATION AND AMORTIZATION EXPENSE:
  Broadcasting Operations                     $2,089      $2,015      $2,302
  Paging Operations                              747         657         818
                                          ----------  ----------  ----------
Total depreciation and amortization
 expense                                      $2,836      $2,672      $3,120
                                          ----------  ----------  ----------
                                          ----------  ----------  ----------
CAPITAL EXPENDITURES:
  Broadcasting Operations                     $2,429      $1,515      $1,216
  Paging Operations                            1,109       1,838       1,972
                                          ----------  ----------  ----------
Total capital expenditures                    $3,538      $3,353      $3,188
                                          ----------  ----------  ----------
                                          ----------  ----------  ----------
IDENTIFIABLE ASSETS (AT END OF YEAR):
  Broadcasting Operations                    $21,003     $21,059     $23,036
  Paging Operations                            3,816       4,239       4,526
                                          ----------  ----------  ----------
Total identifiable assets                    $24,819     $25,298     $27,562
                                          ----------  ----------  ----------
                                          ----------  ----------  ----------


Operating profit is total operating revenue less expenses and before miscellaneous income and expense (net), interest expense and minority interests.

                                    PART II
                   INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 13  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth the estimated expenses and costs (other than underwriting discounts and commissions) expected to be incurred by the Company in connection with the issuance and distribution of the Notes. Except for the SEC and NASD filing fees, all expenses have been estimated and are subject to future contingencies.

SEC registration fee                                                 $51,724
NASD fee                                                              15,500
Legal fees and expenses                                               *
Printing and engraving expenses                                       *
Accounting fees and expenses                                          *
Blue sky fees and expenses                                            *
Trustee fees and expenses                                             *
Miscellaneous                                                         *
                                                                  ----------
    Total                                                             $*
                                                                  ----------
                                                                  ----------

- ------------------------
* to be filed by amendment

ITEM 14  INDEMNIFICATION OF DIRECTORS AND OFFICERS

The Business Corporation Code of the State of Georgia and the Business Corporation Act of the State of Arkansas grant corporations incorporated thereunder (such as the Company and certain of the co-registrants) the power to indemnify its officers and directors against liability for certain of their acts.

The Articles of Incorporation of the Company and certain of the co-registrants eliminate the liability of directors to stockholders or the Company and certain of the co-registrants for monetary damages arising out of the directors' breach of their fiduciary duty of care. The By-laws of the Company and certain of the co-registrants authorize indemnification of their directors, officers, incorporators, employees and agents with respect to certain costs, expenses and amounts incurred in connection with an action, suit or proceeding by reason of the fact that such person was serving as a director, officer, incorporator, employee or agent of the Company or certain of the co-registrants.

The Underwriting Agreement provides for reciprocal indemnification between the Company, the co-registrants, and their controlling persons, on the one hand, and the Underwriters and their controlling persons, on the other hand, against certain liabilities in connection with this offering, including liabilities under the Securities Act.

ITEM 15  RECENT SALES OF UNREGISTERED SECURITIES


On January 3, 1996, Bull Run purchased for $10 million from the Company (i) an 8% subordinated note in the principal amount of $10 million due in January 2005
(ii) warrants to purchase 487,500 shares of Class A Common Stock at $17.88 per share. On September 2, 1994, the Company sold to one institutional investor its note in the principal amount of $25 million due 2003 and received $25 million in cash. The Company believes that the foregoing transactions were exempt from the registration provisions of the Securities Act of 1933 pursuant to Section 4(2) of such Act.

ITEM 16  EXHIBITS


1**        Form of Underwriting Agreement
3.1        Articles of Incorporation of Gray Communications Systems, Inc., as amended
            (incorporated by references to Exhibit 3 to the Company's Form 10 dated October
            7, 1991, as amended on January 29, 1992 and March 2, 1992, and Exhibit 3(i) to
            the Company's Form 10-K for the fiscal year ended June 30, 1993).
3.2        By-Laws of Gray Communications Systems, Inc., as amended (incorporated by references to Exhibit 3(i) to the Company's Form 10 dated October 7, 1991, as amended on January 29, 1992 and March 2, 1992, Exhibit 3(i) to the Company's 10-K
            for the period ended June 30, 1993 and Exhibit 3(d) of the Company's 10-K for the
            transition period from July 1, 1993 to December 31, 1993).
3.3***     Articles of Incorporation of The Albany Herald Publishing Company, Inc.
3.4***     By-Laws of The Albany Herald Publishing Company, Inc.
3.5***     Articles of Incorporation of The Rockdale Citizen Publishing Company
3.6***     Bylaws of The Rockdale Citizen Publishing Company
3.7***     Articles of Incorporation of WALB-TV, Inc.
3.8***     By-Laws of WALB-TV, Inc.
3.9***     Articles of Incorporation of WJHG-TV, Inc.
3.10***    By-Laws of WJHG-TV, Inc.
3.11***    Articles of Incorporation of Gray Real Estate and Development Company
3.12***    By-Laws of Gray Real Estate and Development Company
3.13***    Articles of Incorporation of Gray Kentucky Television, Inc.
3.14***    By-Laws of Gray Kentucky Television, Inc.
3.15***    Articles of Incorporation of Southwest Georgia Shoppers, Inc.
3.16***    By-Laws of Southwest Georgia Shoppers, Inc.
3.17***    Articles of Incorporation of KTVE, Inc.
3.18***    By-Laws of KTVE, Inc.
3.19***    Articles of Incorporation of WRDW-TV, Inc.
3.20***    By-Laws of WRDW-TV, Inc.
3.21*      Articles of Incorporation of Gray Transportation Company, Inc.
3.21**     By-Laws of Gray Transportation Company, Inc.
3.23**     Form of Certificate of Incorporation of WKXT Licensee Corp.
3.24**     By-Laws of WKXT Licensee Corp.
3.25**     Form of Articles of Incorporation of WCTV Operating Corp.
3.26**     By-Laws of WCTV Operating Corp.
3.27**     Form of Articles of Incorporation of WKXT-TV, Inc.
3.28**     By-Laws of WKXT-TV, Inc.
3.29**     Form of Certificate of Incorporation of Gray Television Management, Inc.
3.30**     By-Laws of Gray Television Management, Inc.
3.31**     Form of Certificate of Incorporation of WALB Licensee Corp.
3.32**     By-Laws of WALB Licensee Corp.
3.33**     Form of Certificate of Incorporation of WJHG Licensee Corp.
3.34**     By-Laws of WJHG Licensee Corp.
3.35**     Form of Certificate of Incorporation of WKYT Licensee Corp.
3.36**     By-Laws of WKYT Licensee Corp.
3.37**     Form of Certificate of Incorporation of WRDW Licensee Corp.

3.38**     By-Laws of WRDW Licensee Corp.
3.39**     Form of Certificate of Incorporation of WYMT Licensee Corp.
3.40**     By-Laws of WYMT Licensee Corp.
4.1**      Indenture for the Notes
4.2        Credit Agreement and first modification of Credit Agreement, dated as of April 22,
            1994, between the Company and Bank South, N.A., and Deposit Guaranty National
            Bank (incorporated by reference to Exhibit 4(i) to the Company's Form 8-K, dated
            September 2, 1994).
4.3        Note Purchase Agreement and first modification of Note Purchase Agreement between the Company and Teachers Insurance and Annuity Association of America
            (incorporated by reference to Exhibit 4(ii) to the Company's Form 8-K, dated
            September 2, 1994).
4.4        Second modification of Credit Agreement, dated November 30, 1994, between the
            Company and Bank South, N.A. and Deposit Guaranty National Bank (incorporated by reference to Exhibit 4(c) to the Company's Form 10-K for the year ended December
            31, 1994 (the "1994 Form 10-K")).
4.5        Second modification of Note Purchase Agreement, dated November 30, 1994, between the Company and Teachers Insurance and Annuity Association (incorporated by reference to Exhibit 4(d) to the 1994 Form 10-K).
4.6        Third modification of Credit Agreement, dated January 6, 1995, between the Company and Bank South, N.A. and Deposit Guaranty National Bank (incorporated by reference to Exhibit 4(e) to the 1994 Form 10-K).
4.7        Fourth modification of Credit Agreement, dated January 27, 1995, between the
            Company and Bank South, N.A. and Deposit Guaranty National Bank (incorporated by reference to Exhibit 4(f) to the 1994 Form 10-K).
4.8        Third Modification of Note Purchase Agreement, dated June 15, 1995, between the
            Company and Teachers Insurance and Annuity Association (incorporated by reference to Exhibit 4(a) to the Company's Form 10-Q for the quarter ended June 30, 1995).
4.9***     Form of Master Agreement, dated as of June 13, 1995, between the Company and
            Society National Bank.
4.10       Amendment to Intercreditor Agreement, dated June 15, 1995, by and among the
            Company, Bank South, N.A., Deposit Guaranty National Bank and Teachers Insurance
            and Annuity Association (incorporated by reference to Exhibit 4(b) to the
            Company's form 10-Q for the quarter ended June 30, 1995).
4.11       Fourth Modification of Note Purchase Agreement, dated as of January 3, 1996, between the Company and Teachers Insurance Annuity Association (incorporated by reference to Exhibit 4(h) to the Company's Form 10-K for the year ended December
            31, 1995 (the "1995 10-K")).
4.12       First Consolidated Modification of Credit Agreement, dated as of January 3, 1996, among the Company, Bank South, Deposit Guaranty National Bank and Society
            National Bank (incorporated by reference to Exhibit 4(i) to the Company's Form
            8-K, dated January 18, 1996).
4.13       Note Purchase between the Company and Bull Run, dated as of January 3, 1996
            (incorporated by reference to Exhibit 4(ii) to the Company's Form 8-K, dated
            January 18, 1996).
5*         Opinion of Proskauer Rose Goetz & Mendelsohn LLP re: validity of securities
10.1       Supplemental pension plan (incorporated by reference to Exhibit 10(a) to the
            Company's Form 10 filed October 7, 1991, as amended January 29, 1992 and March 2,
            1992).
10.2       Employment Agreement, between the Company and John T. Williams (incorporated by reference to Exhibit 19 to the Company's Form 10-Q for the quarter ended March
            31, 1992).
10.3       Amendment to employment agreement, between the Company and John T. Williams
            (incorporated by reference to Exhibit 19(b) to the Company's Form 10-Q for the
            quarter ended March 31, 1992).
10.4       Restricted stock agreement between the Company and John T. Williams (incorporated by reference to Exhibit 19(c) to the Company's Form 10-Q for the quarter ended
            March 31, 1992).
10.5       Long Term Incentive Plan (incorporated by reference to Exhibit 10(e) to the
            Company's Form 10-K for the fiscal year ended June 30, 1993).

10.6       Asset Purchase Agreement between the Company and The Citizen Publishing Company,
            Inc. (incorporated by reference to Exhibit 10 to the Company's Form 8-K, dated
            May 31, 1994).
10.7       Asset Purchase Agreement between the Company and Kentucky Central Television, Inc.
            (incorporated by reference to Exhibit 10 to the Company's Form 8-K, dated
            September 2, 1994).
10.8       Asset Purchase Agreement, dated January 6, 1995, between the Company and Still
            Publishing, Inc. (incorporated by reference to Exhibit 10(h) to the 1994 Form
            10-K).
10.9       Asset Purchase Agreement, dated April 11, 1995, between the Company, Television
            Station Partners, L.P. and WRDW Associates (incorporated by reference to Exhibit
            10(a) to the Company's 10-Q for the quarter ended June 30, 1995).
10.10      Capital Accumulation Plan, effective October 1, 1994 (incorporated by reference to
            Exhibit 10(i) to the 1994 Form 10-K).
10.11      Employment Agreement, dated September 3, 1994, between the Company and Ralph W.
            Gabbard (incorporated by reference to Exhibit 10(j) to the 1994 Form 10-K).
10.12      Asset Purchase Agreement, dated March 15, 1996, by and between the Company and
            Media Acquisition Partners, L.P. (incorporated by reference to Exhibit 10(l) to the 1995 Form 10-K).
10.13***   Warrant, dated January 4, 1996, to purchase 487,500 shares of Common Stock.
10.14      Form of amendment to employment agreement between the Company and Ralph W.
            Gabbard, dated January 1, 1996 (incorporated by reference to the Exhibit 10(m)
            1995 Form 10-K).
10.15***   Employment Agreement, dated February 12, 1996 between the Company and Robert A.
            Beizer
10.16**    Separation Agreement between the Company and John T. Williams.
12**       Statement re computation of ratios
21**       List of Subsidiaries
23.1**     Consent of Ernst & Young LLP for the financial statements for Gray Communications
            Systems, Inc.
23.2*      Consent of Proskauer Rose Goetz & Mendelsohn LLP (contained in opinion filed as
            Exhibit 5)
23.3**     Consent of Ernst & Young LLP for certain financial statements of WRDW-TV.
23.4**     Consent of Ernst & Young LLP for the financial statements of the Broadcasting and
            Paging Operations of John H. Phipps, Inc.
23.5**     Consent of Deloitte & Touche LLP for certain financial statements of WRDW-TV.
24.1       Power of Attorney (see signature page)
25**       Statement of eligibility of trustee


- ------------------------
  * To be filed by amendment
 ** Filed herewith

*** Previously filed


(b) The financial statement schedules filed as a part of this Registration Statement are as follows:

        Gray Communications Systems, Inc.:

             Report of Independent Auditors
             Schedule II - Valuation and Qualifying Accounts

             All other schedules are omitted as the required information is inapplicable or is presented in the financial statements or related notes.

        Broadcasting and Paging Operations of John H. Phipps, Inc.:

             Report of Independent Auditors
             Schedule II - Valuation and Qualifying Accounts

             All other schedules are omitted as the required information is inapplicable or its presented in the financial statements or related notes.

ITEM 17  UNDERTAKINGS

Each of the undersigned registrants hereby undertakes that:

    (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

    (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of a registrant pursuant to the provisions described in Item 15, or otherwise, each registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by a registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, each registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES


Pursuant to the requirements of the Securities Act of 1933, the undersigned registrant certifies that it has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 3rd day of July, 1996.


                                          GRAY COMMUNICATIONS SYSTEMS, INC.

                                          By:        /s/ RALPH W. GABBARD

                                             -----------------------------------
                                                      Ralph W. Gabbard
                                                          PRESIDENT

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


                      SIGNATURE                                           TITLE                         DATE
- ------------------------------------------------------  -----------------------------------------  --------------

                 /s/ RALPH W. GABBARD
     -------------------------------------------        President and Director (principal           July 3, 1996
                   Ralph W. Gabbard                      executive officer)

              /s/ WILLIAM A. FIELDER III
     -------------------------------------------        Vice President and Chief Financial          July 3, 1996
                William A. Fielder III                   Officer (principal financial officer)

                 /s/ SABRA H. COWART                    Controller and Chief Accounting
     -------------------------------------------         Officer (principal accounting              July 3, 1996
                   Sabra H. Cowart                       officer)

                          *
     -------------------------------------------        Director                                    July 3, 1996
                   Richard L. Boger

                          *
     -------------------------------------------        Director                                    July 3, 1996
                Hilton H. Howell, Jr.

                          *
     -------------------------------------------        Director                                    July 3, 1996
                William E. Mayher III

                          *
     -------------------------------------------        Director                                    July 3, 1996
                   Howell W. Newton

                      SIGNATURE                                           TITLE                         DATE
- ------------------------------------------------------  -----------------------------------------  --------------

                          *
     -------------------------------------------        Director                                    July 3, 1996
                Robert S. Prather, Jr.

                          *
     -------------------------------------------        Director                                    July 3, 1996
                   J. Mack Robinson

              /s/ WILLIAM A. FIELDER III
     -------------------------------------------
                William A. Fielder III                                                              July 3, 1996
                  *Attorney-in-fact

                                   SIGNATURES


Pursuant to the requirements of the Securities Act of 1933, the undersigned registrant certifies that it has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 3rd day of July, 1996.


                                          THE  ALBANY HERALD PUBLISHING COMPANY,
                                          INC.

                                          By:        /s/ RALPH W. GABBARD

                                             -----------------------------------
                                                      Ralph W. Gabbard
                                                    CHAIRMAN OF THE BOARD

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


                      SIGNATURE                                           TITLE                         DATE
- ------------------------------------------------------  -----------------------------------------  --------------

                 /s/ RALPH W. GABBARD
     -------------------------------------------        Chairman of the Board                       July 3, 1996
                   Ralph W. Gabbard                      (principal executive officer)

              /s/ WILLIAM A. FIELDER III                Vice President and Chief Financial
     -------------------------------------------         Officer (principal financial and           July 3, 1996
                William A. Fielder III                   accounting officer)

                          *
     -------------------------------------------        Director                                    July 3, 1996
                   Richard L. Boger

                          *
     -------------------------------------------        Director                                    July 3, 1996
                Hilton H. Howell, Jr.

                          *
     -------------------------------------------        Director                                    July 3, 1996
                William E. Mayher III

                          *
     -------------------------------------------        Director                                    July 3, 1996
                   Howell W. Newton

                          *
     -------------------------------------------        Director                                    July 3, 1996
                Robert S. Prather, Jr.

                      SIGNATURE                                           TITLE                         DATE
- ------------------------------------------------------  -----------------------------------------  --------------

                          *
     -------------------------------------------        Director                                    July 3, 1996
                   J. Mack Robinson

              /s/ WILLIAM A. FIELDER III
     -------------------------------------------
                William A. Fielder III                                                              July 3, 1996
                  *Attorney-in-fact

                                   SIGNATURES


Pursuant to the requirements of the Securities Act of 1933, the undersigned registrant certifies that it has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 3rd day of July, 1996.


                                          THE   ROCKDALE   CITIZEN    PUBLISHING
                                          COMPANY

                                          By         /s/ RALPH W. GABBARD

                                            ------------------------------------
                                                      Ralph W. Gabbard
                                                   CHAIRMAN OF THE BOARD

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


                 SIGNATURE                                  TITLE                   DATE
- --------------------------------------------  ---------------------------------  -----------

            /s/ RALPH W. GABBARD
- -------------------------------------------   Chairman of the Board                July 3,
              Ralph W. Gabbard                 (principal executive officer)        1996

                                              Vice President and Chief
         /s/ WILLIAM A. FIELDER III            Financial Officer (principal        July 3,
- -------------------------------------------    financial and accounting             1996
           William A. Fielder III              officer)

                     *
- -------------------------------------------   Director                             July 3,
              Richard L. Boger                                                      1996

                     *
- -------------------------------------------   Director                             July 3,
           Hilton H. Howell, Jr.                                                    1996

                     *
- -------------------------------------------   Director                             July 3,
           William E. Mayher III                                                    1996

                     *
- -------------------------------------------   Director                             July 3,
              Howell W. Newton                                                      1996

                     *
- -------------------------------------------   Director                             July 3,
           Robert S. Prather, Jr.                                                   1996

                 SIGNATURE                                  TITLE                   DATE
- --------------------------------------------  ---------------------------------  -----------

                     *
- -------------------------------------------   Director                             July 3,
              J. Mack Robinson                                                      1996

         /s/ WILLIAM A. FIELDER III
- -------------------------------------------                                        July 3,
           William A. Fielder III                                                   1996
             *Attorney-in-fact

                                   SIGNATURES


Pursuant to the requirements of the Securities Act of 1933, the undersigned registrant certifies that it has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 3rd day of July, 1996.


                                          WALB-TV, INC.

                                          By:        /s/ RALPH W. GABBARD

                                             -----------------------------------
                                                      Ralph W. Gabbard
                                                    CHAIRMAN OF THE BOARD

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


                 SIGNATURE                               TITLE                    DATE
- --------------------------------------------  ----------------------------  ----------------

            /s/ RALPH W. GABBARD              Chairman of the Board
- -------------------------------------------    (principal executive           July 3, 1996
              Ralph W. Gabbard                 officer)

                                              Vice President and Chief
         /s/ WILLIAM A. FIELDER III            Financial Officer
- -------------------------------------------    (principal financial and       July 3, 1996
           William A. Fielder III              accounting officer)

                     *
- -------------------------------------------   Director                        July 3, 1996
              Richard L. Boger

                     *
- -------------------------------------------   Director                        July 3, 1996
           Hilton H. Howell, Jr.

                     *
- -------------------------------------------   Director                        July 3, 1996
           William E. Mayher III

                     *
- -------------------------------------------   Director                        July 3, 1996
              Howell W. Newton

                     *
- -------------------------------------------   Director                        July 3, 1996
           Robert S. Prather, Jr.

                 SIGNATURE                               TITLE                    DATE
- --------------------------------------------  ----------------------------  ----------------

                     *
- -------------------------------------------   Director                        July 3, 1996
              J. Mack Robinson

         /s/ WILLIAM A. FIELDER III
- -------------------------------------------
           William A. Fielder III                                             July 3, 1996
             *Attorney-in-fact

                                   SIGNATURES


Pursuant to the requirements of the Securities Act of 1933, the undersigned registrant certifies that it has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 3rd day of July, 1996.


                                          WJHG-TV, INC.

                                          By         /s/ RALPH W. GABBARD

                                            ------------------------------------
                                                      Ralph W. Gabbard
                                                   CHAIRMAN OF THE BOARD

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


                      SIGNATURE                                           TITLE                         DATE
- ------------------------------------------------------  -----------------------------------------  --------------

                 /s/ RALPH W. GABBARD
     -------------------------------------------        Chairman of the Board                       July 3, 1996
                   Ralph W. Gabbard                      (principal executive officer)

              /s/ WILLIAM A. FIELDER III                Vice President and Chief Financial
     -------------------------------------------         Officer (principal financial and           July 3, 1996
                William A. Fielder III                   accounting officer)

                          *
     -------------------------------------------        Director                                    July 3, 1996
                   Richard L. Boger

                          *
     -------------------------------------------        Director                                    July 3, 1996
                Hilton H. Howell, Jr.

                          *
     -------------------------------------------        Director                                    July 3, 1996
                William E. Mayher III

                          *
     -------------------------------------------        Director                                    July 3, 1996
                   Howell W. Newton

                          *
     -------------------------------------------        Director                                    July 3, 1996
                Robert S. Prather, Jr.

                      SIGNATURE                                           TITLE                         DATE
- ------------------------------------------------------  -----------------------------------------  --------------

                          *
     -------------------------------------------        Director                                    July 3, 1996
                   J. Mack Robinson

              /s/ WILLIAM A. FIELDER III
     -------------------------------------------
                William A. Fielder III                                                              July 3, 1996
                  *Attorney-in-fact

                                   SIGNATURES


Pursuant to the requirements of the Securities Act of 1933, the undersigned registrant certifies that it has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 3rd day of July, 1996.


                                          GRAY REAL ESTATE &
                                            DEVELOPMENT COMPANY

                                          By         /s/ RALPH W. GABBARD

                                            ------------------------------------
                                                      Ralph W. Gabbard
                                                   CHAIRMAN OF THE BOARD

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


                      SIGNATURE                                           TITLE                         DATE
- ------------------------------------------------------  -----------------------------------------  --------------

                 /s/ RALPH W. GABBARD
     -------------------------------------------        Chairman of the Board                       July 3, 1996
                   Ralph W. Gabbard                      (principal executive officer)

              /s/ WILLIAM A. FIELDER III                Vice President and Chief Financial
     -------------------------------------------         Officer (principal financial and           July 3, 1996
                William A. Fielder III                   accounting officer)

                          *
     -------------------------------------------        Director                                    July 3, 1996
                   Richard L. Boger

                          *
     -------------------------------------------        Director                                    July 3, 1996
                Hilton H. Howell, Jr.

                          *
     -------------------------------------------        Director                                    July 3, 1996
                William E. Mayher III

                          *
     -------------------------------------------        Director                                    July 3, 1996
                   Howell W. Newton

                      SIGNATURE                                           TITLE                         DATE
- ------------------------------------------------------  -----------------------------------------  --------------

                          *
     -------------------------------------------        Director                                    July 3, 1996
                Robert S. Prather, Jr.

                          *
     -------------------------------------------        Director                                    July 3, 1996
                   J. Mack Robinson

              /s/ WILLIAM A. FIELDER III
     -------------------------------------------
                William A. Fielder III                                                              July 3, 1996
                  *Attorney-in-fact

                                   SIGNATURES


Pursuant to the requirements of the Securities Act of 1933, the undersigned registrant certifies that it has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 3rd day of July, 1996.


                                          GRAY KENTUCKY TELEVISION, INC.

                                          By         /s/ RALPH W. GABBARD

                                            ------------------------------------
                                                      Ralph W. Gabbard
                                                   CHAIRMAN OF THE BOARD

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


                      SIGNATURE                                        TITLE                         DATE
- ------------------------------------------------------  -----------------------------------  --------------------

                 /s/ RALPH W. GABBARD
     -------------------------------------------        Chairman of the Board                    July 3, 1996
                   Ralph W. Gabbard                      (principal executive officer)

              /s/ WILLIAM A. FIELDER III                Vice President and Chief Financial
     -------------------------------------------         Officer (principal financial and        July 3, 1996
                William A. Fielder III                   accounting officer)

                          *
     -------------------------------------------        Director                                 July 3, 1996
                   Richard L. Boger

                          *
     -------------------------------------------        Director                                 July 3, 1996
                Hilton H. Howell, Jr.

                          *
     -------------------------------------------        Director                                 July 3, 1996
                William E. Mayher III

                          *
     -------------------------------------------        Director                                 July 3, 1996
                   Howell W. Newton

                          *
     -------------------------------------------        Director                                 July 3, 1996
                Robert S. Prather, Jr.

                      SIGNATURE                                        TITLE                         DATE
- ------------------------------------------------------  -----------------------------------  --------------------

                          *
     -------------------------------------------        Director                                 July 3, 1996
                   J. Mack Robinson

              /s/ WILLIAM A. FIELDER III
     -------------------------------------------
                William A. Fielder III                                                           July 3, 1996
                  * Attorney-in-fact

                                   SIGNATURES


Pursuant to the requirements of the Securities Act of 1933, the undersigned registrant certifies that it has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 3rd day of July, 1996.


                                          THE SOUTHWEST GEORGIA SHOPPER, INC.

                                          By         /s/ RALPH W. GABBARD

                                            ------------------------------------
                                                      Ralph W. Gabbard
                                                   CHAIRMAN OF THE BOARD

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


                      SIGNATURE                                        TITLE                         DATE
- ------------------------------------------------------  -----------------------------------  --------------------

                 /s/ RALPH W. GABBARD
     -------------------------------------------        Chairman of the Board                    July 3, 1996
                   Ralph W. Gabbard                      (principal executive officer)

              /s/ WILLIAM A. FIELDER III                Vice President and Chief Financial
     -------------------------------------------         Officer (principal financial and        July 3, 1996
                William A. Fielder III                   accounting officer)

                          *
     -------------------------------------------        Director                                 July 3, 1996
                   Richard L. Boger

                          *
     -------------------------------------------        Director                                 July 3, 1996
                Hilton H. Howell, Jr.

                          *
     -------------------------------------------        Director                                 July 3, 1996
                William E. Mayher III

                          *
     -------------------------------------------        Director                                 July 3, 1996
                   Howell W. Newton

                          *
     -------------------------------------------        Director                                 July 3, 1996
                Robert S. Prather, Jr.

                      SIGNATURE                                        TITLE                         DATE
- ------------------------------------------------------  -----------------------------------  --------------------

                          *
     -------------------------------------------        Director                                 July 3, 1996
                   J. Mack Robinson

              /s/ WILLIAM A. FIELDER III
     -------------------------------------------
                William A. Fielder III                                                           July 3, 1996
                  * Attorney-in-fact

                                   SIGNATURES


Pursuant to the requirements of the Securities Act of 1933, the undersigned registrant certifies that it has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 3rd day of July, 1996.


                                          WRDW-TV, INC.

                                          By         /s/ RALPH W. GABBARD

                                            ------------------------------------
                                                      Ralph W. Gabbard
                                                   CHAIRMAN OF THE BOARD

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


                      SIGNATURE                                        TITLE                         DATE
- ------------------------------------------------------  -----------------------------------  --------------------

                 /s/ RALPH W. GABBARD
     -------------------------------------------        Chairman of the Board                    July 3, 1996
                   Ralph W. Gabbard                      (principal executive officer)

              /s/ WILLIAM A. FIELDER III                Vice President and Chief Financial
     -------------------------------------------         Officer (principal financial and        July 3, 1996
                William A. Fielder III                   accounting officer)

                          *
     -------------------------------------------        Director                                 July 3, 1996
                   Richard L. Boger

                          *
     -------------------------------------------        Director                                 July 3, 1996
                Hilton H. Howell, Jr.

                          *
     -------------------------------------------        Director                                 July 3, 1996
                William E. Mayher III

                          *
     -------------------------------------------        Director                                 July 3, 1996
                   Howell W. Newton

                          *
     -------------------------------------------        Director                                 July 3, 1996
                Robert S. Prather, Jr.

                      SIGNATURE                                        TITLE                         DATE
- ------------------------------------------------------  -----------------------------------  --------------------

                          *
     -------------------------------------------        Director                                 July 3, 1996
                   J. Mack Robinson

              /s/ WILLIAM A. FIELDER III
     -------------------------------------------
                William A. Fielder III                                                           July 3, 1996
                  * Attorney-in-fact

                                   SIGNATURES


Pursuant to the requirements of the Securities Act of 1933, the undersigned registrant certifies that it has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 3rd day of July, 1996.


                                          KTVE, INC.

                                          By         /s/ RALPH W. GABBARD

                                            ------------------------------------
                                                      Ralph W. Gabbard
                                                   CHAIRMAN OF THE BOARD

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


                      SIGNATURE                                        TITLE                         DATE
- ------------------------------------------------------  -----------------------------------  --------------------

                 /s/ RALPH W. GABBARD
     -------------------------------------------        Chairman of the Board                    July 3, 1996
                   Ralph W. Gabbard                      (principal executive officer)

              /s/ WILLIAM A. FIELDER III                Vice President and Chief Financial
     -------------------------------------------         Officer (principal financial and        July 3, 1996
                William A. Fielder III                   accounting officer)

                          *
     -------------------------------------------        Director                                 July 3, 1996
                   Richard L. Boger

                          *
     -------------------------------------------        Director                                 July 3, 1996
                Hilton H. Howell, Jr.

                          *
     -------------------------------------------        Director                                 July 3, 1996
                William E. Mayher III

                          *
     -------------------------------------------        Director                                 July 3, 1996
                   Howell W. Newton

                          *
     -------------------------------------------        Director                                 July 3, 1996
                Robert S. Prather, Jr.

                      SIGNATURE                                        TITLE                         DATE
- ------------------------------------------------------  -----------------------------------  --------------------

                          *
     -------------------------------------------        Director                                 July 3, 1996
                   J. Mack Robinson

                /s/ WILLIAM A. FIELDER
     -------------------------------------------
                William A. Fielder III                                                           July 3, 1996
                  * Attorney-in-fact

                                   SIGNATURES



    Pursuant to the requirements of the Securities Act of 1933, the undersigned registrant certifies that it has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 3rd day of July, 1996.



                                          WKXT LICENSEE CORP.



                                          By:        /s/ RALPH W. GABBARD


                                             -----------------------------------

                                                      Ralph W. Gabbard


                                                          PRESIDENT



                        SIGNATURES AND POWER OF ATTORNEY



    KNOW ALL MEN BY THESE PRESENTS, that each director and officer whose signature appears below hereby constitutes and appoints Ralph W. Gabbard and William A. Fielder III, or either of them, as his true and lawful attorney-in-fact and agent, with full power of substitution, to sign on his behalf individually and in any and all capacities any and all amendments (including post-effective amendments) to a Registration Statement on Form S-1 and to file the same with all exhibits thereto and all other documents in connection therewith with the Securities and Exchange Commission, granting to such attorney-in-fact and agents, and each of them, full power and authority to do all such other acts and things requisite or necessary to be done, and to execute all such other documents as they, or either of them, may deem necessary or desirable in connection with the foregoing, as fully as the undersigned might or could do in person, hereby ratifying and confirming all that such attorney-in-fact and agents, or either of them, may lawfully do or cause to be done by virtue hereof.



    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



                      SIGNATURE                                           TITLE                         DATE
- ------------------------------------------------------  ------------------------------------------  -------------

                 /s/ RALPH W. GABBARD
     -------------------------------------------        President and Director                      July 3, 1996
                   Ralph W. Gabbard                      (principal executive officer)

              /s/ WILLIAM A. FIELDER III                Vice President and Chief
     -------------------------------------------         Financial Officer (principal financial     July 3, 1996
                William A. Fielder III                   officer)

                 /s/ SABRA H. COWART                    Controller and Chief
     -------------------------------------------         Accounting Officer (principal              July 3, 1996
                   Sabra H. Cowart                       accounting officer)

                                   SIGNATURES



    Pursuant to the requirements of the Securities Act of 1933, the undersigned registrant certifies that it has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 3rd day of July, 1996.



                                          WCTV OPERATING CORP.



                                          By:        /s/ RALPH W. GABBARD


                                             -----------------------------------

                                                      Ralph W. Gabbard


                                                          PRESIDENT



                        SIGNATURES AND POWER OF ATTORNEY



    KNOW ALL MEN BY THESE PRESENTS, that each director and officer whose signature appears below hereby constitutes and appoints Ralph W. Gabbard and William A. Fielder III, or either of them, as his true and lawful attorney-in-fact and agent, with full power of substitution, to sign on his behalf individually and in any and all capacities any and all amendments (including post-effective amendments) to a Registration Statement on Form S-1 and to file the same with all exhibits thereto and all other documents in connection therewith with the Securities and Exchange Commission, granting to such attorney-in-fact and agents, and each of them, full power and authority to do all such other acts and things requisite or necessary to be done, and to execute all such other documents as they, or either of them, may deem necessary or desirable in connection with the foregoing, as fully as the undersigned might or could do in person, hereby ratifying and confirming all that such attorney-in-fact and agents, or either of them, may lawfully do or cause to be done by virtue hereof.



    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



                      SIGNATURE                                           TITLE                         DATE
- ------------------------------------------------------  ------------------------------------------  -------------

                 /s/ RALPH W. GABBARD
     -------------------------------------------        President and Director                      July 3, 1996
                   Ralph W. Gabbard                      (principal executive officer)

              /s/ WILLIAM A. FIELDER III                Vice President and Chief
     -------------------------------------------         Financial Officer (principal financial     July 3, 1996
                William A. Fielder III                   officer)

                 /s/ SABRA H. COWART                    Controller and Chief
     -------------------------------------------         Accounting Officer (principal              July 3, 1996
                   Sabra H. Cowart                       accounting officer)

                                   SIGNATURES



    Pursuant to the requirements of the Securities Act of 1933, the undersigned registrant certifies that it has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 3rd day of July, 1996.



                                          WKXT-TV, INC.



                                          By:        /s/ RALPH W. GABBARD


                                             -----------------------------------

                                                      Ralph W. Gabbard


                                                          PRESIDENT



                        SIGNATURES AND POWER OF ATTORNEY



    KNOW ALL MEN BY THESE PRESENTS, that each director and officer whose signature appears below hereby constitutes and appoints Ralph W. Gabbard and William A. Fielder III, or either of them, as his true and lawful attorney-in-fact and agent, with full power of substitution, to sign on his behalf individually and in any and all capacities any and all amendments (including post-effective amendments) to a Registration Statement on Form S-1 and to file the same with all exhibits thereto and all other documents in connection therewith with the Securities and Exchange Commission, granting to such attorney-in-fact and agents, and each of them, full power and authority to do all such other acts and things requisite or necessary to be done, and to execute all such other documents as they, or either of them, may deem necessary or desirable in connection with the foregoing, as fully as the undersigned might or could do in person, hereby ratifying and confirming all that such attorney-in-fact and agents, or either of them, may lawfully do or cause to be done by virtue hereof.



    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



                      SIGNATURE                                           TITLE                         DATE
- ------------------------------------------------------  ------------------------------------------  -------------

                 /s/ RALPH W. GABBARD
     -------------------------------------------        President and Director                      July 3, 1996
                   Ralph W. Gabbard                      (principal executive officer)

              /s/ WILLIAM A. FIELDER III                Vice President and Chief
     -------------------------------------------         Financial Officer (principal financial     July 3, 1996
                William A. Fielder III                   officer)

                 /s/ SABRA H. COWART                    Controller and Chief
     -------------------------------------------         Accounting Officer (principal              July 3, 1996
                   Sabra H. Cowart                       accounting officer)

                                   SIGNATURES



    Pursuant to the requirements of the Securities Act of 1933, the undersigned registrant certifies that it has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 3rd day of July, 1996.



                                          GRAY TELEVISION MANAGEMENT, INC.



                                          By:        /s/ RALPH W. GABBARD


                                             -----------------------------------

                                                      Ralph W. Gabbard


                                                          PRESIDENT



                        SIGNATURES AND POWER OF ATTORNEY



    KNOW ALL MEN BY THESE PRESENTS, that each director and officer whose signature appears below hereby constitutes and appoints Ralph W. Gabbard and William A. Fielder III, or either of them, as his true and lawful attorney-in-fact and agent, with full power of substitution, to sign on his behalf individually and in any and all capacities any and all amendments (including post-effective amendments) to a Registration Statement on Form S-1 and to file the same with all exhibits thereto and all other documents in connection therewith with the Securities and Exchange Commission, granting to such attorney-in-fact and agents, and each of them, full power and authority to do all such other acts and things requisite or necessary to be done, and to execute all such other documents as they, or either of them, may deem necessary or desirable in connection with the foregoing, as fully as the undersigned might or could do in person, hereby ratifying and confirming all that such attorney-in-fact and agents, or either of them, may lawfully do or cause to be done by virtue hereof.



    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



                      SIGNATURE                                           TITLE                         DATE
- ------------------------------------------------------  ------------------------------------------  -------------

                 /s/ RALPH W. GABBARD
     -------------------------------------------        President and Director                      July 3, 1996
                   Ralph W. Gabbard                      (principal executive officer)

              /s/ WILLIAM A. FIELDER III                Vice President and Chief
     -------------------------------------------         Financial Officer (principal financial     July 3, 1996
                William A. Fielder III                   officer)

                 /s/ SABRA H. COWART                    Controller and Chief
     -------------------------------------------         Accounting Officer (principal              July 3, 1996
                   Sabra H. Cowart                       accounting officer)

                                   SIGNATURES



    Pursuant to the requirements of the Securities Act of 1933, the undersigned registrant certifies that it has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 3rd day of July, 1996.



                                          WALB LICENSEE CORP.



                                          By:        /s/ RALPH W. GABBARD


                                             -----------------------------------

                                                      Ralph W. Gabbard


                                                          PRESIDENT



                        SIGNATURES AND POWER OF ATTORNEY



    KNOW ALL MEN BY THESE PRESENTS, that each director and officer whose signature appears below hereby constitutes and appoints Ralph W. Gabbard and William A. Fielder III, or either of them, as his true and lawful attorney-in-fact and agent, with full power of substitution, to sign on his behalf individually and in any and all capacities any and all amendments (including post-effective amendments) to a Registration Statement on Form S-1 and to file the same with all exhibits thereto and all other documents in connection therewith with the Securities and Exchange Commission, granting to such attorney-in-fact and agents, and each of them, full power and authority to do all such other acts and things requisite or necessary to be done, and to execute all such other documents as they, or either of them, may deem necessary or desirable in connection with the foregoing, as fully as the undersigned might or could do in person, hereby ratifying and confirming all that such attorney-in-fact and agents, or either of them, may lawfully do or cause to be done by virtue hereof.



    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



                      SIGNATURE                                           TITLE                         DATE
- ------------------------------------------------------  ------------------------------------------  -------------

                 /s/ RALPH W. GABBARD
     -------------------------------------------        President and Director                      July 3, 1996
                   Ralph W. Gabbard                      (principal executive officer)

              /s/ WILLIAM A. FIELDER III                Vice President and Chief
     -------------------------------------------         Financial Officer (principal financial     July 3, 1996
                William A. Fielder III                   officer)

                 /s/ SABRA H. COWART                    Controller and Chief
     -------------------------------------------         Accounting Officer (principal              July 3, 1996
                   Sabra H. Cowart                       accounting officer)

                                   SIGNATURES



    Pursuant to the requirements of the Securities Act of 1933, the undersigned registrant certifies that it has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 3rd day of July, 1996.



                                          WJHG LICENSEE CORP.



                                          By:        /s/ RALPH W. GABBARD


                                             -----------------------------------

                                                      Ralph W. Gabbard


                                                          PRESIDENT



                        SIGNATURES AND POWER OF ATTORNEY



    KNOW ALL MEN BY THESE PRESENTS, that each director and officer whose signature appears below hereby constitutes and appoints Ralph W. Gabbard and William A. Fielder III, or either of them, as his true and lawful attorney-in-fact and agent, with full power of substitution, to sign on his behalf individually and in any and all capacities any and all amendments (including post-effective amendments) to a Registration Statement on Form S-1 and to file the same with all exhibits thereto and all other documents in connection therewith with the Securities and Exchange Commission, granting to such attorney-in-fact and agents, and each of them, full power and authority to do all such other acts and things requisite or necessary to be done, and to execute all such other documents as they, or either of them, may deem necessary or desirable in connection with the foregoing, as fully as the undersigned might or could do in person, hereby ratifying and confirming all that such attorney-in-fact and agents, or either of them, may lawfully do or cause to be done by virtue hereof.



    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



                      SIGNATURE                                           TITLE                         DATE
- ------------------------------------------------------  ------------------------------------------  -------------

                 /s/ RALPH W. GABBARD
     -------------------------------------------        President and Director                      July 3, 1996
                   Ralph W. Gabbard                      (principal executive officer)

              /s/ WILLIAM A. FIELDER III                Vice President and Chief
     -------------------------------------------         Financial Officer (principal financial     July 3, 1996
                William A. Fielder III                   officer)

                 /s/ SABRA H. COWART                    Controller and Chief
     -------------------------------------------         Accounting Officer (principal              July 3, 1996
                   Sabra H. Cowart                       accounting officer)

                                   SIGNATURES



    Pursuant to the requirements of the Securities Act of 1933, the undersigned registrant certifies that it has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 3rd day of July, 1996.



                                          WKYT LICENSEE CORP.



                                          By:        /s/ RALPH W. GABBARD


                                             -----------------------------------

                                                      Ralph W. Gabbard


                                                          PRESIDENT



                        SIGNATURES AND POWER OF ATTORNEY



    KNOW ALL MEN BY THESE PRESENTS, that each director and officer whose signature appears below hereby constitutes and appoints Ralph W. Gabbard and William A. Fielder III, or either of them, as his true and lawful attorney-in-fact and agent, with full power of substitution, to sign on his behalf individually and in any and all capacities any and all amendments (including post-effective amendments) to a Registration Statement on Form S-1 and to file the same with all exhibits thereto and all other documents in connection therewith with the Securities and Exchange Commission, granting to such attorney-in-fact and agents, and each of them, full power and authority to do all such other acts and things requisite or necessary to be done, and to execute all such other documents as they, or either of them, may deem necessary or desirable in connection with the foregoing, as fully as the undersigned might or could do in person, hereby ratifying and confirming all that such attorney-in-fact and agents, or either of them, may lawfully do or cause to be done by virtue hereof.



    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



                      SIGNATURE                                           TITLE                         DATE
- ------------------------------------------------------  ------------------------------------------  -------------

                 /s/ RALPH W. GABBARD
     -------------------------------------------        President and Director                      July 3, 1996
                   Ralph W. Gabbard                      (principal executive officer)

              /s/ WILLIAM A. FIELDER III                Vice President and Chief
     -------------------------------------------         Financial Officer (principal financial     July 3, 1996
                William A. Fielder III                   officer)

                 /s/ SABRA H. COWART                    Controller and Chief
     -------------------------------------------         Accounting Officer (principal              July 3, 1996
                   Sabra H. Cowart                       accounting officer)

                                   SIGNATURES



    Pursuant to the requirements of the Securities Act of 1933, the undersigned registrant certifies that it has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 3rd day of July, 1996.



                                          WRDW LICENSEE CORP.



                                          By:        /s/ RALPH W. GABBARD


                                             -----------------------------------

                                                      Ralph W. Gabbard


                                                          PRESIDENT



                        SIGNATURES AND POWER OF ATTORNEY



    KNOW ALL MEN BY THESE PRESENTS, that each director and officer whose signature appears below hereby constitutes and appoints Ralph W. Gabbard and William A. Fielder III, or either of them, as his true and lawful attorney-in-fact and agent, with full power of substitution, to sign on his behalf individually and in any and all capacities any and all amendments (including post-effective amendments) to a Registration Statement on Form S-1 and to file the same with all exhibits thereto and all other documents in connection therewith with the Securities and Exchange Commission, granting to such attorney-in-fact and agents, and each of them, full power and authority to do all such other acts and things requisite or necessary to be done, and to execute all such other documents as they, or either of them, may deem necessary or desirable in connection with the foregoing, as fully as the undersigned might or could do in person, hereby ratifying and confirming all that such attorney-in-fact and agents, or either of them, may lawfully do or cause to be done by virtue hereof.



    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



                      SIGNATURE                                           TITLE                         DATE
- ------------------------------------------------------  ------------------------------------------  -------------

                 /s/ RALPH W. GABBARD
     -------------------------------------------        President and Director                      July 3, 1996
                   Ralph W. Gabbard                      (principal executive officer)

              /s/ WILLIAM A. FIELDER III                Vice President and Chief
     -------------------------------------------         Financial Officer (principal financial     July 3, 1996
                William A. Fielder III                   officer)

                 /s/ SABRA H. COWART                    Controller and Chief
     -------------------------------------------         Accounting Officer (principal              July 3, 1996
                   Sabra H. Cowart                       accounting officer)

                                   SIGNATURES



    Pursuant to the requirements of the Securities Act of 1933, the undersigned registrant certifies that it has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 3rd day of July, 1996.



                                          WYMT LICENSEE CORP.



                                          By:        /s/ RALPH W. GABBARD


                                             -----------------------------------

                                                      Ralph W. Gabbard


                                                          PRESIDENT



                        SIGNATURES AND POWER OF ATTORNEY



    KNOW ALL MEN BY THESE PRESENTS, that each director and officer whose signature appears below hereby constitutes and appoints Ralph W. Gabbard and William A. Fielder III, or either of them, as his true and lawful attorney-in-fact and agent, with full power of substitution, to sign on his behalf individually and in any and all capacities any and all amendments (including post-effective amendments) to a Registration Statement on Form S-1 and to file the same with all exhibits thereto and all other documents in connection therewith with the Securities and Exchange Commission, granting to such attorney-in-fact and agents, and each of them, full power and authority to do all such other acts and things requisite or necessary to be done, and to execute all such other documents as they, or either of them, may deem necessary or desirable in connection with the foregoing, as fully as the undersigned might or could do in person, hereby ratifying and confirming all that such attorney-in-fact and agents, or either of them, may lawfully do or cause to be done by virtue hereof.



    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



                      SIGNATURE                                           TITLE                         DATE
- ------------------------------------------------------  ------------------------------------------  -------------

                 /s/ RALPH W. GABBARD
     -------------------------------------------        President and Director                      July 3, 1996
                   Ralph W. Gabbard                      (principal executive officer)

              /s/ WILLIAM A. FIELDER III                Vice President and Chief
     -------------------------------------------         Financial Officer (principal financial     July 3, 1996
                William A. Fielder III                   officer)

                 /s/ SABRA H. COWART                    Controller and Chief
     -------------------------------------------         Accounting Officer (principal              July 3, 1996
                   Sabra H. Cowart                       accounting officer)

                                   SIGNATURES



    Pursuant to the requirements of the Securities Act of 1933, the undersigned registrant certifies that it has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 3rd day of July, 1996.



                                          Gray Transportation Company, Inc.



                                          By:        /s/ RALPH W. GABBARD


                                             -----------------------------------

                                                      Ralph W. Gabbard


                                                          PRESIDENT



                        SIGNATURES AND POWER OF ATTORNEY



    KNOW ALL MEN BY THESE PRESENTS, that each director and officer whose signature appears below hereby constitutes and appoints Ralph W. Gabbard and William A. Fielder III, or either of them, as his true and lawful attorney-in-fact and agent, with full power of substitution, to sign on his behalf individually and in any and all capacities any and all amendments (including post-effective amendments) to a Registration Statement on Form S-1 and to file the same with all exhibits thereto and all other documents in connection therewith with the Securities and Exchange Commission, granting to such attorney-in-fact and agents, and each of them, full power and authority to do all such other acts and things requisite or necessary to be done, and to execute all such other documents as they, or either of them, may deem necessary or desirable in connection with the foregoing, as fully as the undersigned might or could do in person, hereby ratifying and confirming all that such attorney-in-fact and agents, or either of them, may lawfully do or cause to be done by virtue hereof.



    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



                      SIGNATURE                                           TITLE                         DATE
- ------------------------------------------------------  ------------------------------------------  -------------

                 /s/ RALPH W. GABBARD
     -------------------------------------------        President and Director                      July 3, 1996
                   Ralph W. Gabbard                      (principal executive officer)

              /s/ WILLIAM A. FIELDER III                Vice President and Chief
     -------------------------------------------         Financial Officer (principal financial     July 3, 1996
                William A. Fielder III                   officer)

                 /s/ SABRA H. COWART                    Controller and Chief
     -------------------------------------------         Accounting Officer (principal              July 3, 1996
                   Sabra H. Cowart                       accounting officer)

                                 EXHIBIT INDEX


 EXHIBIT
   NO.                                     DESCRIPTION                                      PAGE
- ---------  ----------------------------------------------------------------------------      ---
1**        Form of Underwriting Agreement..............................................
3.1        Articles of Incorporation of Gray Communications Systems, Inc., as amended
            (incorporated by references to Exhibit 3 to the Company's Form 10 dated
            October 7, 1991, as amended on January 29, 1992 and March 2, 1992, and
            Exhibit 3(i) to the Company's Form 10-K for the fiscal year ended June 30,
            1993)......................................................................
3.2        By-Laws of Gray Communications Systems, Inc., as amended (incorporated by references to Exhibit 3(i) to the Company's Form 10 dated October 7, 1991, as amended on January 29, 1992 and March 2, 1992, Exhibit 3(i) to the
            Company's 10-K for the period ended June 30, 1993 and Exhibit 3(d) of the
            Company's 10-K for the transition period from July 1, 1993 to December 31,
            1993)......................................................................
3.3***     Articles of Incorporation of The Albany Herald Publishing Company, Inc......
3.4***     By-Laws of The Albany Herald Publishing Company, Inc........................
3.5***     Articles of Incorporation of The Rockdale Citizen Publishing Company........
3.6***     Bylaws of The Rockdale Citizen Publishing Company...........................
3.7***     Articles of Incorporation of WALB-TV, Inc...................................
3.8***     By-Laws of WALB-TV, Inc.....................................................
3.9***     Articles of Incorporation of WJHG-TV, Inc...................................
3.10***    By-Laws of WJHG-TV, Inc.....................................................
3.11***    Articles of Incorporation of Gray Real Estate and Development Company.......
3.12***    By-Laws of Gray Real Estate and Development Company.........................
3.13***    Articles of Incorporation of Gray Kentucky Television, Inc..................
3.14***    By-Laws of Gray Kentucky Television, Inc....................................
3.15***    Articles of Incorporation of Southwest Georgia Shoppers, Inc................
3.16***    By-Laws of Southwest Georgia Shoppers, Inc..................................
3.17***    Articles of Incorporation of KTVE, Inc......................................
3.18***    By-Laws of KTVE, Inc........................................................
3.19***    Articles of Incorporation of WRDW-TV, Inc...................................
3.20***    By-Laws of WRDW-TV, Inc.....................................................
3.21*      Articles of Incorporation of Gray Transportation Company, Inc...............
3.22**     By-Laws of Gray Transportation Company, Inc.................................
3.23**     Form of Certificate of Incorporation of WKXT Licensee Corp..................
3.24**     By-Laws of WKXT Licensee Corp...............................................
3.25**     Form of Articles of Incorporation of WCTV Operating Corp....................
3.26**     By-Laws of WCTV Operating Corp..............................................
3.27**     Form of Articles of Incorporation of WKXT-TV, Inc...........................
3.28**     By-Laws of WKXT-TV, Inc.....................................................
3.29**     Form of Certificate of Incorporation of Gray Television Management, Inc.....
3.30**     By-Laws of Gray Television Management, Inc..................................
3.31**     Form of Certificate of Incorporation of WALB Licensee Corp..................
3.32**     By-Laws of WALB Licensee Corp...............................................
3.33**     Form of Certificate of Incorporation of WJHG Licensee Corp..................
3.34**     By-Laws of WJHG Licensee Corp...............................................
3.35**     Form of Certificate of Incorporation of WKYT Licensee Corp..................
3.36**     By-Laws of WKYT Licensee Corp...............................................

 EXHIBIT
   NO.                                     DESCRIPTION                                      PAGE
- ---------  ----------------------------------------------------------------------------      ---
3.37**     Form of Certificate of Incorporation of WRDW Licensee Corp..................
3.38**     By-Laws of WRDW Licensee Corp...............................................
3.39**     Form of Certificate of Incorporation of WYMT Licensee Corp..................
3.40**     By-Laws of WYMT Licensee Corp...............................................
4.1**      Indenture for the Notes.....................................................
4.2        Credit Agreement and first modification of Credit Agreement, dated as of
            April 22, 1994, between the Company and Bank South, N.A., and Deposit
            Guaranty National Bank (incorporated by reference to Exhibit 4(i) to the
            Company's Form 8-K, dated September 2, 1994)...............................
4.3        Note Purchase Agreement and first modification of Note Purchase Agreement between the Company and Teachers Insurance and Annuity Association of
            America (incorporated by reference to Exhibit 4(ii) to the Company's Form
            8-K, dated September 2, 1994)..............................................
4.4        Second modification of Credit Agreement, dated November 30, 1994, between the Company and Bank South, N.A. and Deposit Guaranty National Bank
            (incorporated by reference to Exhibit 4(c) to the Company's Form 10-K for the year ended December 31, 1994 (the "1994 Form 10-K"))...................
4.5        Second modification of Note Purchase Agreement, dated November 30, 1994, between the Company and Teachers Insurance and Annuity Association
            (incorporated by reference to Exhibit 4(d) to the 1994 Form 10-K)..........
4.6        Third modification of Credit Agreement, dated January 6, 1995, between the
            Company and Bank South, N.A. and Deposit Guaranty National Bank
            (incorporated by reference to Exhibit 4(e) to the 1994 Form 10-K)..........
4.7        Fourth modification of Credit Agreement, dated January 27, 1995, between the
            Company and Bank South, N.A. and Deposit Guaranty National Bank
            (incorporated by reference to Exhibit 4(f) to the 1994 Form 10-K)..........
4.8        Third Modification of Note Purchase Agreement, dated June 15, 1995, between the Company and Teachers Insurance and Annuity Association (incorporated by reference to Exhibit 4(a) to the Company's Form 10-Q for the quarter ended
            June 30, 1995).............................................................
4.9***     Form of Master Agreement, dated as of June 13, 1995, between the Company and
            Society National Bank......................................................
4.10       Amendment to Intercreditor Agreement, dated June 15, 1995, by and among the
            Company, Bank South, N.A., Deposit Guaranty National Bank and Teachers
            Insurance and Annuity Association (incorporated by reference to Exhibit
            4(b) to the Company's form 10-Q for the quarter ended June 30, 1995).......
4.11       Fourth Modification of Note Purchase Agreement, dated as of January 3, 1996, between the Company and Teachers Insurance Annuity Association
            (incorporated by reference to Exhibit 4(h) to the Company's Form 10-K for the year ended December 31, 1995 (the "1995 10-K"))........................
4.12       First Consolidated Modification of Credit Agreement, dated as of January 3,
            1996, among the Company, Bank South, Deposit Guaranty National Bank and
            Society National Bank (incorporated by reference to Exhibit 4(i) to the
            Company's Form 8-K, dated January 18, 1996)................................
4.13       Note Purchase between the Company and Bull Run, dated as of January 3, 1996
            (incorporated by reference to Exhibit 4(ii) to the Company's Form 8-K, dated January 18, 1996)....................................................
5*         Opinion of Proskauer Rose Goetz & Mendelsohn LLP re: validity of securities.................................................................
10.1       Supplemental pension plan (incorporated by reference to Exhibit 10(a) to the
            Company's Form 10 filed October 7, 1991, as amended January 29, 1992 and
            March 2, 1992).............................................................
10.2       Employment Agreement, between the Company and John T. Williams (incorporated by reference to Exhibit 19 to the Company's Form 10-Q for the quarter ended
            March 31, 1992)............................................................
10.3       Amendment to employment agreement, between the Company and John T. Williams
            (incorporated by reference to Exhibit 19(b) to the Company's Form 10-Q for the quarter ended March 31, 1992)..........................................

 EXHIBIT
   NO.                                     DESCRIPTION                                      PAGE
- ---------  ----------------------------------------------------------------------------      ---
10.4       Restricted stock agreement between the Company and John T. Williams
            (incorporated by reference to Exhibit 19(c) to the Company's Form 10-Q for the quarter ended March 31, 1992)..........................................
10.5       Long Term Incentive Plan (incorporated by reference to Exhibit 10(e) to the
            Company's Form 10-K for the fiscal year ended June 30, 1993)...............
10.6       Asset Purchase Agreement between the Company and The Citizen Publishing
            Company, Inc. (incorporated by reference to Exhibit 10 to the Company's
            Form 8-K, dated May 31, 1994)..............................................
10.7       Asset Purchase Agreement between the Company and Kentucky Central
            Television, Inc. (incorporated by reference to Exhibit 10 to the Company's
            Form 8-K, dated September 2, 1994).........................................
10.8       Asset Purchase Agreement, dated January 6, 1995, between the Company and
            Still Publishing, Inc. (incorporated by reference to Exhibit 10(h) to the
            1994 Form 10-K)............................................................
10.9       Asset Purchase Agreement, dated April 11, 1995, between the Company,
            Television Station Partners, L.P. and WRDW Associates (incorporated by reference to Exhibit 10(a) to the Company's 10-Q for the quarter ended June
            30, 1995)..................................................................
10.10      Capital Accumulation Plan, effective October 1, 1994 (incorporated by reference to Exhibit 10(i) to the 1994 Form 10-K)..........................
10.11      Employment Agreement, dated September 3, 1994, between the Company and Ralph
            W. Gabbard (incorporated by reference to Exhibit 10(j) to the 1994 Form
            10-K)......................................................................
10.12      Asset Purchase Agreement, dated March 15, 1996, by and between the Company and Media Acquisition Partners, L.P. (incorporated by reference to Exhibit
            10(l) to the 1995 Form 10-K)...............................................
10.13***   Warrant, dated January 4, 1996, to purchase 487,500 shares of Common
            Stock......................................................................
10.14      Form of amendment to employment agreement between the Company and Ralph W.
            Gabbard, dated January 1, 1996 (incorporated by reference to the Exhibit
            10(m) 1995 Form 10-K)......................................................
10.15***   Employment Agreement, dated February 12, 1996 between the Company and Robert
            A. Beizer..................................................................
10.16**    Separation Agreement between the Company and John T. Williams.
12**       Statement re computation of ratios..........................................
21**       List of Subsidiaries........................................................
23.1**     Consent of Ernst & Young LLP for the financial statements for Gray
            Communications Systems, Inc................................................
23.2*      Consent of Proskauer Rose Goetz & Mendelsohn LLP (contained in opinion filed as Exhibit 5)..............................................................
23.3**     Consent of Ernst & Young LLP for certain financial statements of WRDW-TV....
23.4**     Consent of Ernst & Young LLP for the financial statements of the
            Broadcasting and Paging Operations of John H. Phipps, Inc..................
23.5**     Consent of Deloitte & Touche LLP for certain financial statements of
            WRDW-TV....................................................................
24.1       Power of Attorney (see signature page)......................................
25**       Statement of eligibility of trustee.........................................


- ------------------------
  * To be filed by amendment
 ** Filed herewith

*** Previously filed